    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1996


                                                      REGISTRATION NO. 333-13969

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1



                                       TO


                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            BRANDYWINE REALTY TRUST
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                              16 CAMPUS BOULEVARD
                       NEWTOWN SQUARE, PENNSYLVANIA 19073
                                 (610) 325-5600
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               GERARD H. SWEENEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              16 CAMPUS BOULEVARD
                       NEWTOWN SQUARE, PENNSYLVANIA 19073
                                 (610) 325-5600
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:


             MICHAEL H. FRIEDMAN, ESQ.                         STEVEN L. LICHTENFELD, ESQ.
            PEPPER, HAMILTON & SCHEETZ                              BATTLE FOWLER LLP
               3000 TWO LOGAN SQUARE                                PARK AVENUE TOWER
                18TH & ARCH STREETS                                75 EAST 55TH STREET
       PHILADELPHIA, PENNSYLVANIA 19103-2799                    NEW YORK, NEW YORK 10022
                  (215) 981-4563                                     (212) 856-7000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 7, 1996

PROSPECTUS

                                3,700,000 SHARES


                            BRANDYWINE REALTY TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                               ------------------


     Brandywine Realty Trust (the "Company") is a self-administered, self-managed and fully integrated real estate investment trust ("REIT") that owns a portfolio of 23 office buildings and one industrial facility (the "Initial Properties") containing an aggregate of approximately 1.3 million net rentable square feet located primarily in the Suburban Philadelphia Office and Industrial Market (as defined in the "Glossary" and also referred to as the "Market"). In addition, the Company has entered into agreements to purchase 11 additional office buildings and two industrial facilities (the "Acquisition Properties" and, together with the Initial Properties, the "Properties") that contain an aggregate of approximately 700,000 net rentable square feet located primarily in the Market. The Company also owns an interest in and operates a commercial real estate management services company that as of September 30, 1996 managed approximately 2.0 million net rentable square feet (including 23 of the Initial Properties). As of September 30, 1996, the Properties were approximately 94.3% leased.



     All of the common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") offered hereby are being sold by the Company. The Company pays regular distributions to its shareholders and expects to increase its quarterly distributions to shareholders following the closing of the offering contemplated hereby (the "Offering") to $0.35 per share, beginning with a pro rata distribution with respect to the quarter ending December 31, 1996. See "Distribution Policy."



     Concurrent with the Offering and subject to certain conditions, the Company is directly placing with: (i) a voting trust (the "SERS Voting Trust") established for the benefit of the Commonwealth of Pennsylvania State Employees' Retirement System ("SERS"), as advised by Radnor Advisors Inc. ("RAI"), $10.5 million of Common Shares at the price per Common Share sold in the Offering (the "SERS Private Placement"); and (ii) two investment funds advised by Morgan Stanley Asset Management Inc. $11.7 million of Common Shares at a price per Common Share of $16.50 (the "Morgan Stanley Private Placement" and together with the SERS Private Placement, the "Concurrent Investments"). The Underwriters will not receive a discount or commission on the sale of Common Shares in the Concurrent Investments. See "The Company -- The SERS Private Placement and -- The Morgan Stanley Private Placement" and "Principal Shareholders." Nine of the Acquisition Properties will be acquired from the SERS Voting Trust in exchange for, among certain other consideration, $26.5 million of convertible preferred shares which represents, assuming conversion of all such preferred shares into Common Shares, an effective price per Common Share of $16.50. See "The Company -- The SERS Transaction."



     The Common Shares are traded on the American Stock Exchange (the "AMEX") under the symbol "BDN." On November 6, 1996, the last reported sale price of the Common Shares was $16.50 (adjusted to give effect to a one-for-three reverse share split that will become effective immediately prior to the closing of the Offering). See "Price Range of Common Shares and Distribution History." The Company qualified as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1986. To assist the Company in complying with certain qualification requirements applicable to REITs, the Company's Declaration of Trust will provide that no shareholder or group of affiliated shareholders may actually or constructively own more than 9.8% in value of the outstanding Common Shares, subject to certain exceptions. See "Description of Shares of Beneficial Interest -- Restrictions on Transfer."



     SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.

---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                                             UNDERWRITING
                                    PRICE TO                DISCOUNTS AND               PROCEEDS TO
                                     PUBLIC                 COMMISSIONS(1)              COMPANY(2)
---------------------------------------------------------------------------------------------------------
PER SHARE....................            $                        $                          $
---------------------------------------------------------------------------------------------------------
TOTAL(3).....................            $                        $                          $
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

  (1) The Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


  (2) Before deducting expenses payable by the Company estimated at $3,000,000.



  (3) The Company has granted the Underwriters a 30-day option to purchase up to 555,000 additional Common Shares solely to cover over-allotments, if any. See "Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company
      will be $         , $         and $         , respectively.

                               ------------------

     The Common Shares are being offered by the several Underwriters named herein, subject to prior sale, when, as and if delivered to and accepted by them, and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that certificates for the Common Shares offered hereby will be
available for delivery on or about                , 1996, at the offices of
Smith Barney Inc., 333 West 34th Street, New York, NY 10001.
                               ------------------

SMITH BARNEY INC.                                LEGG MASON WOOD WALKER
                                                       INCORPORATED
               , 1996

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS

                                         PAGE
                                         ---
PROSPECTUS SUMMARY.....................    1
  The Company..........................    1
  Risk Factors.........................    3
  Business and Growth Strategies.......    5
  Recent Developments..................    8
  Business and Properties..............   10
  Structure of the Company.............   13
  Benefits of the Offering to
     Affiliates of the Company.........   13
  The Offering and Concurrent
     Investments.......................   14
  Distribution Policy..................   14
  Tax Status of the Company............   15
  Summary Selected Financial Data......   15
RISK FACTORS...........................   20
  Limited Geographic Concentration.....   20
  Redemption of Preferred Shares.......   20
  Risks Associated with the Recent
     Acquisition of Many of the
     Company's Properties; Lack of
     Operating History.................   20
  Lack of Appraisals...................   21
  Risks Relating to Distributions......   21
  Conflicts of Interests...............   21
  Real Estate Investment
     Considerations....................   22
  Risks Associated with Indebtedness...   24
  Historical Losses....................   25
  Risk of Acquisition, Development, and
     Renovation Activities.............   25
  Tax Risks............................   25
  ERISA................................   27
  Possible Environmental Liabilities...   28
  Uninsured Losses.....................   28
  Risk of Third-Party Management,
     Leasing, and Related Service
     Business..........................   29
  Changes in Policies Without
     Shareholder Approval..............   29
  Influence of Executive Officers,
     Trustees and Principal
     Shareholders......................   29
  Dependence on Key Personnel..........   30
  Limits on Changes in Control.........   30
  Effect on Price of Shares Available
     for Future Sale...................   31
  Immediate Dilution...................   32
  Effect on Holders of Common Shares
     of an Issuance of Preferred
     Shares............................   32
  Effect of Market Interest Rates on
     Price of Common Shares............   32
THE COMPANY............................   33
  General..............................   33
  The SSI/TNC Transaction..............   35

                                         PAGE
                                         ---
  The SERS Transaction.................   36
  Other Pending Acquisitions...........   37
  SERS Private Placement...............   37
  Morgan Stanley Private Placement.....   37
  The Management Company...............   37
BUSINESS AND GROWTH STRATEGIES.........   39
  General..............................   39
  Management and Operating
     Strategies........................   39
  Acquisition Strategies...............   40
  Corporate Service Activities.........   41
  Financing Policies...................   41
USE OF PROCEEDS........................   42
DISTRIBUTION POLICY....................   43
PRICE RANGE OF COMMON SHARES AND
  DISTRIBUTION HISTORY.................   43
CAPITALIZATION.........................   44
DILUTION...............................   45
SELECTED FINANCIAL DATA................   46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................   51
  Overview.............................   51
  Results of Operations................   51
  Liquidity and Capital Resources......   54
  Cash Flows...........................   56
  Inflation............................   56
  Funds from Operations................   57
SUBURBAN PHILADELPHIA ECONOMY AND
  OFFICE
  MARKETS..............................   58
  General..............................   58
  Suburban Philadelphia Office and
     Industrial Market.................   60
BUSINESS AND PROPERTIES................   64
  General..............................   64
  Properties...........................   66
  Tenants..............................   68
  Lease Expirations....................   71
  Historical Tenant Improvements and
     Leasing Commissions...............   83
  Historical Capital Expenditures......   84
  Potential Revenue Increase at
     Replacement Cost Rents............   84
  Historical Occupancy.................   85
  Submarkets and Property
     Information.......................   90
  Competition..........................  100

                                         PAGE
                                         ---
  Environmental Matters................  100
  Insurance............................  102
  Certain Property Tax Information.....  102
  Employees............................  102
  Legal Proceedings....................  102
  Mortgage Debt and Credit Facility....  102
  Credit Facility......................  104
  Option Properties....................  105
  C&W Mid-Year Report and C&W Market
     Analyses..........................  107
STRUCTURE OF THE COMPANY...............  107
  Operating Partnership................  107
  BRP..................................  108
  Ownership............................  108
  Management Company...................  109
POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES...........................  109
  Investment Policies..................  109
  Dispositions.........................  110
  Financing Policies...................  110
  Working Capital Reserves.............  111
  Conflict of Interests Policies.......  111
  Policies with Respect to Other
     Activities........................  111
MANAGEMENT.............................  113
  Trustees and Executive Officers......  113
  Trustees of the Company..............  113
  Executive Officers...................  114
  Other Key Officers...................  115
  Committees of the Board of
     Trustees..........................  115
  Compensation Committee Interlocks and
     Insider Participation.............  115
  Compensation of Trustees.............  115
  Executive Compensation...............  116
  Employment Agreements................  116
  Stock Options Granted to Executive
     Officers During Last Fiscal
     Year..............................  117
  Stock Options held by Certain
     Executive
     Officer at December 31, 1995......  117
  401(k) Plan..........................  118
  Indemnification......................  118
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.........................  118
  SSI/TNC Transaction..................  118
  Partnership Agreement; Redemption
     Rights............................  119
  Repayment of Certain Advances to
     SSI...............................  119
  Indemnification of Certain Limited
     Partners..........................  119
  Partnership Agreement; General
     Indemnity.........................  119
                                         PAGE
                                         ---
  Termination of Standstill
     Agreements........................  120
  Option Properties....................  120
  SSI Right of First Refusal on
     Additional Financings.............  120
  Lease with SSI Affiliate.............  120
  Environmental Indemnity..............  120
  Employment Agreements; Award of
     Warrants..........................  120
  Prior Involvement of Legg Mason......  121
  Investment by RMO Fund...............  121
  Prior Involvement of LCOR............  121
PRINCIPAL SHAREHOLDERS.................  122
DESCRIPTION OF SHARES OF BENEFICIAL
  INTEREST.............................  124
  General..............................  124
  Transfer Agent and Registrar.........  124
  Shares...............................  124
  Preferred Shares.....................  125
  Reverse Share Split; Treatment of
     Fractional Shares.................  126
  Restrictions on Transfer.............  127
CERTAIN PROVISIONS OF MARYLAND LAW AND
  OF THE COMPANY'S DECLARATION OF TRUST
  AND BYLAWS...........................  129
  Duration.............................  129
  Board of Trustees....................  129
  Meetings of Shareholders.............  129
  Preferred Shares.....................  129
  Business Combinations................  130
  Control Share Acquisitions...........  130
  Amendment to the Declaration of
     Trust.............................  131
  Termination of the Company and REIT
     Status............................  131
  Transactions Between the Company and
     its Trustees or Officers..........  131
  Limitation of Liability and
     Indemnification...................  132
  Maryland Asset Requirements..........  132
FEDERAL INCOME TAX CONSIDERATIONS......  133
  General..............................  133
  Taxation of the Company as a REIT....  133
  Qualification of the Company as a
     REIT..............................  134
  Income Tests.........................  135
  Asset Tests..........................  136
  Annual Distribution Requirements.....  137
  Failure to Qualify...................  138
  Income Taxation of the Operating
     Partnership, the Title Holding
     Partnerships and Their Partners...  138

                                         PAGE
                                         ---
  Classification of the Operating
     Partnership and Title Holding
     Partnerships as Partnerships......  138
  Partnership Allocations..............  139
  Tax Allocations With Respect to
     Contributed Properties............  139
  Depreciation.........................  140
  Basis in Operating Partnership
     Interest..........................  140
  Sale of Partnership Property.........  141
  Taxation of Taxable Domestic
     Shareholders......................  141
  Backup Withholding...................  142
  Taxation of Tax-Exempt
     Shareholders......................  142
  Taxation of Foreign Shareholders.....  143
  Statement of Stock Ownership.........  144
  Other Tax Consequences...............  144
  Possible Federal Tax Developments....  144
  Real Estate Transfer Taxes...........  144
OPERATING PARTNERSHIP AGREEMENT........  144
  Management...........................  145
  Classes of Partnership Interests;
     Distributions to Partners.........  145
  Tax Allocation.......................  145
  Capital Contributions................  146
  Number, Class and Owner of Units.....  146
  Additional Issuances of Class A
     Units.............................  146
  Cancellation of Class A Units........  147
  Redemption Rights....................  147
                                         PAGE
                                         ---
  Business Operations..................  147
  Registration Rights..................  148
  Amendments...........................  148
  Tax Matters..........................  148
  Representations and Warranties.......  148
  Term.................................  148
  Indemnification......................  148
BRP GENERAL PARTNERSHIP AGREEMENT......  149
  General..............................  149
  Management...........................  149
  Amendments...........................  149
ERISA CONSIDERATIONS...................  149
  Employee Benefit Plans, Tax-Qualified
     Retirement Plans and IRAs.........  150
  Status of the Company Under ERISA....  150
SHARES AVAILABLE FOR FUTURE SALE.......  152
  Registration Rights..................  153
UNDERWRITING...........................  154
EXPERTS................................  155
LEGAL MATTERS..........................  155
TAX MATTERS............................  155
AVAILABLE INFORMATION..................  155
GLOSSARY...............................  157
INDEX TO FINANCIAL STATEMENTS..........  F-1


                              CAUTIONARY STATEMENT

     WHEN USED IN THIS PROSPECTUS, THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. STATEMENTS LOOKING FORWARD IN TIME ARE INCLUDED IN THIS PROSPECTUS PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH IN "RISK FACTORS" AND IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that: (i) the Underwriters' over-allotment option is not exercised; (ii) no outstanding options or warrants are exercised; (iii) the Company has combined its Common Shares by means of a one-for-three reverse share split immediately prior to the closing of the Offering (the "Reverse Split"); and (iv) the Company will acquire all of the Acquisition Properties on or prior to the closing of the Offering. Unless the context otherwise requires, all references in this Prospectus to the "Company" shall mean Brandywine Realty Trust and its subsidiaries and affiliated entities, including Brandywine Operating Partnership, L.P. (the "Operating Partnership") and Brandywine Realty Services Corporation (the "Management Company"), and, with respect to the period prior to the Company's acquisition of the business of The Nichols Company ("TNC"), the term "Company" shall also include the management and development operations of TNC. See "Glossary" for the definitions of certain capitalized terms used in this Prospectus.


                                  THE COMPANY


     The Company is a self-administered, self-managed and fully integrated real estate investment trust ("REIT") engaged in the ownership, management, leasing, acquisition and development of primarily suburban office properties. The Initial Properties consist of 23 suburban office buildings and one industrial facility containing an aggregate of approximately 1.3 million net rentable square feet located primarily in the Suburban Philadelphia Office and Industrial Market. In addition, the Company has entered into agreements to purchase, on or prior to the closing of the Offering, the 13 Acquisition Properties, which contain an aggregate of approximately 700,000 net rentable square feet located primarily in the Market. Nine of the Acquisition Properties (the "SERS Properties") will be acquired for an aggregate purchase price of approximately $30.3 million, payable as follows: (i) by issuing preferred shares (the "Preferred Shares") that, subject to certain conditions, are convertible into 1,606,060 Common Shares;
(ii) by making deferred payments aggregating $3.8 million in cash or Preferred Shares; and (iii) by issuing two-year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share. See "The Company -- The SERS Transaction." The purchase prices for the four remaining Acquisition Properties aggregate $22.8 million in cash. The Company developed 19 of the Initial Properties and will manage 36 of the Properties upon the closing of the Offering. In addition, the Company manages approximately 575,000 net rentable square feet at office properties on behalf of third parties and approximately 159,000 net rentable square feet at four other properties that are subject to a purchase option held by the Company (the "Option Properties"). As of September 30, 1996, the Properties were approximately 94.3% leased to 222 tenants.



     The Properties consist primarily of suburban office and industrial buildings (36 of which are Class A properties). The Company considers Class A suburban office and industrial properties to be those that have desirable locations, are well maintained and professionally managed and have the potential of achieving rental and occupancy rates that are typically at or above those prevailing in their respective markets. The average age of the Properties is approximately 10.8 years. The Company's 10 largest tenants (based on pro forma annualized base rent at September 30, 1996) aggregate approximately 29.8% of the Company's total base rent and approximately 27.5% of the Company's net rentable square feet, and have a weighted average remaining lease term of approximately
7.8 years. As of September 30, 1996, no single tenant accounted for more than 8.7% of the Company's pro forma aggregate annualized base rent and only 30 tenants individually represented more than 1.0% of such aggregate annualized base rent.

     Leases representing approximately 58.5% of the net rentable square footage at the Properties were signed during the period January 1, 1993 through December 31, 1995, a time when management believes market rental rates were at or below current market rental rates. This belief is supported by the fact that for the nine months ended September 30, 1996: (i) renewal leases at the Initial Properties were signed covering approximately 154,000 net rentable square feet of office space at a weighted average rental rate of $13.25 per square foot, compared to leases that expired for that space during such period with a weighted average rental rate of $12.66 per square foot (representing a 4.7% increase); and (ii) new leases at the Initial Properties were signed covering approximately 264,000 net rentable square feet of office space at a weighted average rental rate of $15.96 per square foot, compared to leases that expired for that space during such period with a weighted average rental rate of $14.52 per square foot (representing a 9.9% increase). In all cases, weighted average rental rates include expense recoveries, free rent and scheduled rent increases that would be taken into account under generally accepted accounting principles. The Company believes that the strength of its leasing department and tenant retention capabilities should enable it to continue to capitalize on rental rate differentials as the Company's leases expire.


     The Company expects to focus its office and industrial building ownership in submarkets located within the Suburban Philadelphia Office and Industrial Market where it believes it can accumulate a critical mass of properties in order to enhance operating efficiencies and, in turn, cash flow. The Company's primary business objective is to realize and maximize growth in cash flow per share and to increase shareholder value by:


     - optimizing cash flow from the Properties through continued active property management and prudent operating strategies;



     - acquiring Class A suburban office and industrial properties and/or portfolios of such properties located in the Market and surrounding areas at prices that are below replacement cost and at yields which exceed the Company's cost of capital;


     - redeveloping and improving acquired properties and, to a lesser extent, developing build-to-suit properties as opportunities arise;

     - generating third party fee-related revenues; and

     - operating within a conservative capital structure with financing policies that allow for continued growth.


     According to the Mid-Year 1996 Philadelphia Office Market Report and Philadelphia Industrial Market Report (together, the "C&W Mid-Year Report") prepared by Cushman & Wakefield of Pennsylvania, Inc. ("C&W"), the office and industrial market located in the Philadelphia metropolitan area, which includes the Suburban Philadelphia Office and Industrial Market, contains an aggregate of approximately 383.3 million net rentable square feet. The Company believes that the Suburban Philadelphia Office and Industrial Market has significant rental growth potential due to declining vacancy rates, limited new construction, and steady employment growth. Furthermore, the Company believes that the Market contains opportunities to acquire Class A suburban office and industrial properties at attractive yields and at prices which are significantly below replacement costs. The Company's confidence in the Market is bolstered by the fact that the Class A office direct vacancy rate in the six Pennsylvania counties within the Market (Bucks, Chester, Delaware, Lehigh, Montgomery, and Northampton) fell from approximately 16.4% at June 30, 1995 to approximately 9.1% at June 30, 1996, and the Class A office direct vacancy rate in the two New Jersey counties within the Market (Burlington and Camden) fell from approximately 18.4% at June 30, 1995 to approximately 11.3% at June 30, 1996, according to the C&W Mid-Year Report. The overall vacancy rates within the Market of 12.4% also compare favorably with the overall average national office vacancy rate of 14.2% at June 30, 1996. In addition, the net absorption (i.e., the net change in occupied space for a given period of time, excluding sublet space and preleasing) of office space for the Market was approximately 1.3 million net rentable square feet for the six-month period ended June 30, 1996 compared to negative net absorption of 80,000 net rentable square feet for the six-month period ended June 30, 1995, according to the C&W Mid-Year Report.



     The Company commenced its operations in 1986 as a finite life REIT that owned eight properties. In October 1994, the Company's shareholders approved amendments to the Company's Declaration of Trust that eliminated the Company's finite life status and increased the Company's authorized capital. Since that time, the Company has sought to enhance the value of its portfolio by: (i) actively managing its Properties; (ii) exploring acquisitions of individual and portfolio properties in its submarkets; and (iii) seeking financing transactions that could be used to fund future growth. These efforts culminated in the August 1996 acquisition of substantially all of the real estate holdings of Safeguard Scientifics, Inc. ("SSI") and SSI's real estate affiliate, The Nichols Company ("TNC"), a private real estate development and management services company operating in the Market (the "SSI/TNC Transaction").



     The SSI/TNC Transaction included the acquisition by the Company of 19 office and industrial properties containing approximately 958,000 net rentable square feet with an occupancy rate of approximately 93.8% as of September 30, 1996 (the "SSI/TNC Properties") and an option to acquire the four Option Properties, each of which is located within the Market. The SSI/TNC Transaction also included the combination of the real estate management, marketing and development functions of TNC with those of the Company. The Company believes that the SSI/TNC Transaction has significantly enhanced its position as an owner and operator of office and industrial properties in the Market.



     Since 1982, TNC has operated exclusively in the Suburban Philadelphia Office and Industrial Market and has been responsible for the development of approximately 3.2 million net rentable square feet of office and industrial properties in this Market, including the development of build-to-suit facilities for GMAC (Mortgage Division former headquarters), Penn Mutual Life Insurance Company (headquarters), Advanta Corp. (former headquarters), Sartomer Company, Inc. (a U.S. subsidiary of TOTAL) (headquarters), General Accident Group, General Electric, Ford Motor Company, and ARCO Chemical. In addition, TNC acquired, developed, marketed, and managed nine corporate campuses.



     The Company is led by an experienced management team, the senior members of which include Anthony A. Nichols, Sr., Chairman of the Board and former President of TNC, and Gerard H. Sweeney, President and Chief Executive Officer. The Company's four senior executives have an average of approximately 22 years of real estate experience. In aggregate, the Company's management team has been responsible for the management of approximately 7.5 million net rentable square feet and the development of approximately 3.2 million net rentable square feet of office and industrial properties primarily within the Market.


                                  RISK FACTORS

     An investment in the Common Shares involves various risks, and investors should carefully consider the matters discussed under "Risk Factors." Such risks include, among others:

     - the limited geographic concentration of the Properties, which increases the risk of the Company being adversely affected by a downturn in the Philadelphia economy;


     - the possibility that the Preferred Shares to be issued in connection with the acquisition of the SERS Properties (which will be convertible, subject to certain conditions, into an aggregate of 1,606,060 Common Shares) will become (i) entitled to receive distributions after July 1, 1997 equal to 120% of the distributions payable in respect to the number of Common Shares into which such Preferred Shares are convertible and
       (ii) subject to redemption after July 1, 1998 at the greater of: (a) the fair market value of the number of the Common Shares into which the Preferred Shares may be converted and (b) an amount equal to $16.50 multiplied by the number of Common Shares into which the Preferred Shares may be converted plus an 8.0% return thereon, if prior to such respective dates the shareholders do not approve the conversion of the Preferred Shares into Common Shares, an event that would materially and adversely effect the financial condition of the Company;



     - risks associated with the acquisition of new properties, generally, and with the Company's recent acquisition of many of the Properties and contemplated acquisition of the Acquisition Properties, including risks of acquiring properties over which the Company has had no control and which may have characteristics or deficiencies unknown to the Company affecting the value or revenue potential thereof; the risk that recently acquired Properties or newly acquired properties will fail to perform as expected; risks associated with integrating such acquisitions into the Company's existing management structure; risks associated with the Company's lack of operating history with regard to the most recently acquired Properties and the Acquisition Properties; risks that certain types of losses could exceed the Company's insurance coverage and the potential costs of compliance with the Americans With Disabilities Act of 1990 (the "ADA");



     - the lack of appraisals for the Properties, giving rise to the risk that the combined value of the Common Shares, the Preferred Shares, and Units in the Operating Partnership that are redeemable for Common Shares may be greater than the aggregate fair market value of the Company's equity in the Properties;


     - the risk that the actual amount of Cash Available for Distribution will be substantially below the Company's expectations, including the risk that the actual Cash Available for Distribution will be insufficient to permit the Company to sustain its expected increased quarterly distribution rate;


     - conflicts of interest between the Company and certain of its executive officers and members of the Board of Trustees, all of which could lead to decisions that do not reflect solely the interests of shareholders, including: (i) conflicts associated with sales of, or prepayment of debt secured by, the Properties that may arise due to the more adverse tax consequences of such sales or prepayment to certain members of management and of the Board of Trustees as holders of Units; and (ii) the possible failure by the Company to enforce the material terms of its acquisition agreements with SSI and TNC, particularly the indemnification provisions for breaches of representations and warranties, even when such enforcement would be in the best interests of the Company;


     - risks generally associated with real estate investment and property management, such as: (i) the need to renew leases or relet space upon lease expirations on equal or more favorable terms and, at times, to pay renovation and reletting costs in connection therewith; (ii) the effect of economic and other conditions on office property cash flows and values; (iii) the ability of tenants to make lease payments; (iv) the ability of a property to generate revenue sufficient to meet operating expenses, including future debt service; and (v) the illiquidity of real estate investments, all of which may adversely affect the Company's ability to make expected distributions to shareholders and its ability to qualify as a REIT;


     - risks associated with borrowing, including the uncertainty associated with the ability of the Company to refinance mortgage indebtedness at maturity dates ranging from June 1997 to April 2001, that indebtedness might be refinanced at higher interest rates or otherwise on terms less favorable to the Company, that interest rates might increase on variable rate indebtedness (which is expected to equal approximately $4.1 million upon completion of the Offering) and on any borrowings under the Company's expected two-year $80.0 million secured revolving credit facility (the "Credit Facility") (none of which is expected to be outstanding as of the closing of the Offering), all of which could adversely affect the Company's ability to make expected distributions to shareholders and its ability to qualify as a REIT;



     - the absence of any provision in the organizational documents of the Company limiting the amount of indebtedness the Company may incur;


     - the possibility that the Company will incur net losses in the future;


     - taxation of the Company as a corporation if it fails to qualify as a REIT, treatment of the Operating Partnership as an association taxable as a corporation if it fails to qualify as a partnership for federal income tax purposes (and the resulting failure of the Company to qualify as a REIT), the Company's liability for federal, state and local income taxes in such event and the resulting decrease in the Cash Available for Distribution;


     - possible environmental liabilities in connection with the Company's ownership and/or operation of the Properties;


     - risks associated with the business and ownership of the Company's property management business (the "Management Company"), including potential tax liabilities, lack of control over the Management Company and the risk that most property management contracts are cancelable by the property owners with 30 days' notice or upon a sale of the property under management;

     - the possibility that the Board may in the future amend or revise the investment, financing, borrowing and distribution policies of the Company without a vote of shareholders;

     - dependence on key personnel;


     - anti-takeover effect of limiting actual or constructive ownership of Common Shares by a single person to 9.8% of the outstanding shares, subject to certain specified exceptions, and of certain other provisions contained in the organizational documents of the Company, including the authority of the Board to designate and issue one or more series of preferred shares, without shareholder approval, which may discourage a change in control and limit the opportunity for shareholders to receive a premium over the then-current market price for their Common Shares;


     - the immediate and substantial dilution in the net book value of the Common Shares to be experienced by the purchasers of Common Shares in the Offering;


     - the preferential rights as to distributions, liquidation, and voting that the Board has the authority to establish for the benefit of holders of preferred shares including preferential liquidation distribution and redemption rights that the Board will establish for the benefit of the holders of the Preferred Shares to be issued in connection with the SERS Transaction; and



     - possible increase in market interest rates, which may lead prospective purchasers of the Common Shares to expect a higher anticipated annual yield from future distributions, and the possible issuance of additional Common Shares, all of which may adversely affect the market price of Common Shares.


                         BUSINESS AND GROWTH STRATEGIES

     The Company's strategy is to focus its growth in the Suburban Philadelphia Office and Industrial Market. The Company believes that certain economic fundamentals in the Market provide an attractive environment for owning, acquiring and operating Class A office and industrial properties. This belief is supported by the following:


     - The recent decline in vacancy rates within the Market: the Class A office direct vacancy rate in the six Pennsylvania counties within the Market fell from approximately 16.4% at June 30, 1995 to approximately 9.1% at June 30, 1996, and the Class A office direct vacancy rate in the two New Jersey counties within the Market fell from approximately 18.4% at June 30, 1995 to approximately 11.3% at June 30, 1996, according to the C&W Mid-Year Report;



     - The net absorption of office space within the Market during the six-month period ended June 30, 1996 was approximately 1.3 million net rentable square feet compared to a negative net absorption of 80,000 net rentable square feet within the Market during the six-month period ended June 30, 1995, according to the C&W Mid-Year Report;



     - The weighted average Class A office rental asking rate of $18.94 per square foot within the Market as identified in the C&W Mid-Year Report, compared to an average annualized rental rate of $15.15 per square foot at the office Properties as of September 30, 1996; and



     - The limited new construction of office buildings within the Market during the 1990's, with construction primarily on a build-to-suit basis. As reported by C&W, office development from January 1, 1995 through June 30, 1996 was limited to approximately 254,000 net rentable square feet in the Market, which contained a total office inventory of approximately 43.7 million net rentable square feet as of June 30, 1996.


     The Company further believes that, based on its evaluation of market conditions, the growth rates attainable within the Suburban Philadelphia Office and Industrial Market will improve overall occupancy levels and rental rates and reduce owner leasing concessions.


     The Company believes that the foundation of its growth will consist of: (i) the quality and strategic location of the Properties; (ii) the strengthening regional economy and real estate fundamentals of the

Market; (iii) the knowledge and experience of its senior management team; (iv) the limited new construction of office space in the Market; (v) the presence of distressed sellers and inadvertent owners (through foreclosure or otherwise); and (vi) the limited capital available to many of the Company's competitors for acquisitions and capital improvements. The Company expects to focus its office building ownership in submarkets located within the Market where it believes it can accumulate a critical mass of properties in order to enhance operating efficiencies and, in turn, cash flow.



     The Company's primary business objective is to realize and maximize growth in cash flow per share and to increase shareholder value by: (i) optimizing cash flow from the Properties through continued active property management and prudent operating strategies; (ii) acquiring quality suburban office and industrial properties and/or portfolios of such properties located in the Market and surrounding areas at prices that are below replacement cost and at yields which exceed the Company's cost of capital; (iii) redeveloping and improving acquired properties and, to a lesser extent, developing build-to-suit properties as opportunities arise; (iv) generating third party fee-related revenues; and
(v) operating within a conservative capital structure with financing policies that allow for continued growth.


MANAGEMENT AND OPERATING STRATEGIES

     The Company expects to realize and maximize cash flow growth due to the strength and experience of its management team through:


     - Contractual Rental Rate Increases: As of September 30, 1996, 100 leases, representing approximately 43.1% of the total leases at the Properties and approximately 52.6% of the net rentable square feet at the Properties, included built-in contractual rental rate increases. Between September 30, 1996 and June 30, 2011, the contractual base rents received by the Company under such leases are expected to increase by an aggregate of approximately $11.8 million (not including increases attributable to the transition from free or partial rent to full rent or rent increases that are tied to indices such as the consumer price index (the "CPI"));



     - Leasing Expiring/Vacant Space: The Company expects to experience cash flow growth through the releasing of approximately 324,000 net rentable square feet of space under 89 leases that expire at the Properties between October 1, 1996 and December 31, 1997 and that have a weighted average annual rental rate as of their expiration dates of $14.14 per square foot. The Company believes that the majority of such leases are currently at or below market rental rates. In addition, the Company expects to realize additional cash flow through the potential leasing of approximately 115,000 net rentable square feet of vacant space at the Properties as of September 30, 1996 (approximately 5.7% of the Company's total net rentable square feet). There can be no assurance, however, that the Company will meet any of the foregoing expectations; and



     - Tenant Services: The Company believes it has been able to provide tenants with a high level of service as evidenced by the tenant retention rates of the Initial Properties in 1993, 1994 and 1995 and the nine-month period ended September 30, 1996 of 71.4%, 56.7%, 75.1% and 93.5%, respectively, based on net rentable square footage renewed as a percentage of the square footage of leases expiring during each period.


ACQUISITION STRATEGIES


     The Company believes that it will be able to identify and capitalize on acquisition opportunities through: (i) management's and the Board's significant local market expertise; (ii) management's and the Board's relationships with private and institutional real estate owners, potential sellers of individual and portfolio properties, area real estate brokers and tenants; (iii) its current market penetration in the Suburban Philadelphia Office and Industrial Market; (iv) its access to capital as a public company, including, but not limited to, proceeds available under the Company's $80 million Credit Facility and the Operating Partnership's ability to exchange Units for interests in properties, thereby permitting certain sellers to defer the tax gain associated with the sale of such properties; and (v) its fully integrated real estate operations, which allow the Company to respond quickly to acquisition opportunities and enable it to provide real estate management services to third parties as a means of identifying such opportunities. The Company's acquisition program will focus on both portfolio and individual acquisitions. See "Business and Properties -- Credit Facility."



     The Company will seek to acquire additional office and industrial properties that meet one or more of the following investment criteria: (i) the property is well designed, well constructed and well located within the Suburban Philadelphia Office and Industrial Market; (ii) the property offers attractive current yield and long-term growth potential based on its occupancy characteristics, including lease structure, tenant credit and occupancy history;
(iii) the property can be acquired at a substantial discount to replacement cost; and (iv) the property is located in a submarket that contains barriers to entry and repositioning opportunities.



     LibertyView Acquisition. As an example of these strategies, in July 1996, the Company acquired the LibertyView Building, a 121,737 net rentable square foot suburban office building built in 1990 and located in Cherry Hill, New Jersey, for $10.6 million. This represents a purchase price of $87.07 per square foot versus management's estimate of this Property's replacement cost of approximately $150 per square foot. As of September 30, 1996, the LibertyView Building was approximately 82.8% leased (up from 66.7% at the date of acquisition). The LibertyView Building was acquired by the Company at a capitalization rate of approximately 11.0% (calculated by dividing (a) the expected net operating income (including the effect of straight line rents) generated by the property based on annualized revenues from signed leases in place and lease commitments at the date of acquisition by (b) the consideration paid for the property after adjusting for the additional capital costs of new leases). The Company estimates that the capitalization rate for this Property would be approximately 12.9% upon the establishment of an occupancy level greater than or equal to 95%, given current market rental rates, and after adjusting for the anticipated additional capital costs required to achieve such occupancy levels. There can be no assurance that the Company will achieve such occupancy levels at prevailing market rates. In addition, there can be no assurance that the Company will be successful in making acquisitions on comparable terms in the future. The Company believes it could add, in addition to the Acquisition Properties, a number of office properties to its existing portfolio without requiring a material increase in management personnel due to the Company's expertise, depth of current management, financial reporting systems and the efficiencies created by its centralized management structure.



     The Company also holds an option from an affiliate of TNC to purchase the Option Properties containing approximately 159,000 net rentable square feet. The Option Properties are located in the Market, are managed by the Company, and were approximately 95.5% leased to 16 tenants as of September 30, 1996. There can be no assurance that the Company will exercise its option to acquire any of the Option Properties or, if it does, that it will be able to satisfy the conditions relating to the exercise of such option. See "Business and Properties -- Option Properties."


CORPORATE SERVICE ACTIVITIES


     The Company, through the Management Company, managed, as of September 30, 1996, approximately 2.0 million net rentable square feet, including 575,000 net rentable square feet of office properties on behalf of third parties and approximately 159,000 net rentable square feet at the Option Properties. The Company's services for such third parties include corporate tenant representations, property management, leasing and brokerage and construction management services. The Company typically provides a full range of real estate services to companies that do not maintain in-house real estate departments. The Company believes that these corporate service activities will help it to expand its base of national tenants, further enhance property management economies of scale and increase its market penetration. The Company also believes it will benefit from the increasing tendency of institutional owners of real estate to engage established real estate companies to handle their property and asset management requirements. Third party clients of the Company include BetzDearborn Inc., CompuCom Systems, Inc., Cambridge Technology Partners (Massachusetts), Inc., Coherent Communications Systems Corporation, Integrated Systems Consulting Group, Inc., Premier Solutions, Inc., and Sanchez Computer Associates, Inc., four of which are publicly-traded companies in which SSI maintains an ownership interest. For the nine months ended September 30, 1996, the real estate management services business had revenues of approximately $943,000. The Company's management expects to continue its relationships with its corporate clientele as well as to selectively market its services to corporate users of commercial real estate and building owners.

FINANCING POLICIES


     As a general policy, following the closing of the Offering and the Concurrent Investments, the Company intends, but is not obligated, to adhere to a policy of maintaining a debt-to-total market capitalization ratio of no more than 50%. This policy is intended to provide the Company with financial flexibility to select the optimal source of capital (whether debt or equity) with which to finance external growth. The Company's debt-to-total market capitalization ratio immediately following the closing of the Offering and the Concurrent Investments and the application of the net proceeds therefrom, will be approximately 21.6% (approximately 20.5% if the Underwriters' over-allotment option is exercised in full). Because such ratio is based upon the market values of equity, it will fluctuate with changes in the price of Common Shares. See "Policies with Respect to Certain Activities."


                              RECENT DEVELOPMENTS

RECENTLY COMPLETED ACQUISITIONS


     - On August 22, 1996, the Company consummated the SSI/TNC Transaction in which it acquired 19 of the Initial Properties in exchange for 258,333 Common Shares, warrants to purchase 258,333 Common Shares at an exercise price of $19.50 per share and 540,159 Units (including Units which the Operating Partnership is required to issue by no later than September
       1999) that are convertible into 540,159 Common Shares. Such Units will be subsequently reduced to 509,856 in connection with the repayment of debt upon the closing of the Offering. See "Use of Proceeds." The 19 Initial Properties were acquired subject to mortgage indebtedness aggregating approximately $64.0 million as of the date of acquisition, a portion of which will be repaid from the net proceeds of the Offering and the Concurrent Investments. See "Use of Proceeds" and "The Company -- The SSI/TNC Transaction." The Company completed the SSI/TNC Transaction for the following reasons: (i) to increase the size and diversity of the Company's asset base, providing for a more stable entity with which to generate cash flow; (ii) to increase the Company's market capitalization, which the Company believes enhances its access to the capital markets; and (iii) to combine the real estate expertise of the Company and TNC, resulting in an increase in the Company's senior management depth from three to seven executives and total employees from six to 26.



     - On July 19, 1996, the Company completed the acquisition of the LibertyView Building, a 121,737 net rentable square foot suburban office building located in Cherry Hill, New Jersey, for a purchase price of approximately $10.6 million. See "-- Acquisition Strategies."


PENDING ACQUISITIONS


     - The Company has entered into an agreement to purchase the SERS Properties. The SERS Properties aggregate approximately 418,000 net rentable square feet, have an average age of approximately 12 years and are located within the Market. As of September 30, 1996, the SERS Properties were approximately 92.4% leased to 62 tenants. The SERS Properties will be acquired by the Company for an aggregate purchase price of approximately $30.3 million, payable as follows: (i) by issuing Preferred Shares that, subject to certain conditions, are convertible into 1,606,060 Common Shares (which represents, assuming the conversion of all such Preferred Shares into Common Shares, an effective price per Common Share of $16.50); (ii) by making deferred payments aggregating $3.8 million; and (iii) by issuing two-year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share. See "The
       Company -- The SERS Transaction."



     - The Company has signed an agreement of sale to purchase the Delaware Corporate Center (One Righter Parkway), a 104,828 net rentable square foot office building located in New Castle County, Delaware, for $12.7 million in cash. The building was built in 1989 and was 100% leased as of September 30, 1996. See "The Company -- Other Pending Acquisitions."



     - The Company has signed an agreement of sale to purchase two buildings in Horsham, Pennsylvania for an aggregate purchase price of $7.1 million in cash. The buildings include 700 Business Center Drive, a

       30,773 net rentable square foot office building built in 1986 and 800 Business Center Drive, a 51,236 net rentable square foot office building built in 1986. 700 and 800 Business Center Drive were each 100% leased as of September 30, 1996. See "The Company -- Other Pending Acquisitions."



     - The Company has signed an agreement of sale to purchase 8000 Lincoln Drive, a 54,923 net rentable square foot office building built in 1983 and located in Evesham, New Jersey, for $3.0 million in cash. The building was 100% leased as of September 30, 1996.



     These pending acquisitions are subject to completion of customary closing conditions (other than the completion of due diligence which has occurred) and, as a result, no assurance can be given that these, or any other, acquisitions will be completed. If these acquisitions are consummated, the Company's portfolio will consist of 37 properties aggregating approximately 2.0 million net rentable square feet.



CONCURRENT INVESTMENTS



     - Concurrent with the closing of the Offering the SERS Voting Trust has agreed, subject to certain conditions, to purchase $10.5 million of Common Shares directly for the Company in a private placement at the price per Common Share sold in the Offering. See "The Company -- The SERS Private Placement."



     - Concurrent with the closing of the Offering two investment funds (the "Morgan Stanley Funds") advised by Morgan Stanley Asset Management Inc. have agreed to purchase $11.7 million of Common Shares directly from the Company in a private placement at a price per Common Share of $16.50. See "The Company -- The Morgan Stanley Private Placement."


FINANCING TRANSACTION


     Richard M. Osborne, an Ohio-based investor and Trustee of the Company, has made investments in the Company resulting in his beneficial ownership of 213,718 Common Shares and warrants to purchase 34,118 Common Shares at an exercise price of $19.50 per share. Approximately 179,600 of Mr. Osborne's Common Shares were acquired in January 1996 from third parties for a weighted average purchase price per share of approximately $15.03 and the balance of Mr. Osborne's Common Shares was acquired from the Company on June 21, 1996 and August 23, 1996 at $16.89 per share. In June 1996, an affiliate of Mr. Osborne invested approximately $1.3 million in the Company by (i) loaning to the Company approximately $1.0 million on an unsecured basis at the prime rate (the "Osborne Loan") and (ii) by acquiring 19,983 paired units ("Paired Units") at a per unit price of $16.89. Each Paired Unit included one Common Share and one six-year warrant to purchase an additional Common Share at an exercise price of $19.50 per share. Immediately following the closing of the Offering, the Osborne Loan will be repaid, pursuant to its terms, through the issuance of additional Paired Units. The actual number of Paired Units so issued will equal the outstanding balance of the Osborne Loan on the date of its repayment, including accrued interest (which outstanding balance and interest aggregated approximately $774,000 as of September 30, 1996) divided by $16.89 (or approximately 45,844 Paired Units as of September 30, 1996).



CREDIT FACILITY



     The Company has received a commitment from a group of lenders to provide the Company with a two-year, $80.0 million revolving Credit Facility. The Credit Facility will be used, among other things, to finance the acquisition of properties, provide funds for tenant improvements and capital expenditures and provide for working capital and other general purposes. See "Business and Properties -- Credit Facility."



REVERSE SHARE SPLIT



     Immediately prior to the closing of the Offering, the Company will combine the outstanding Common Shares by means of a one-for-three reverse share split. As a result, the number of Common Shares issuable upon exercise of outstanding options and warrants, including the per share exercise prices, and the number of Common Shares issuable upon conversion of Units will be proportionately adjusted. The Reverse Split will result in certain shareholders owning fractional shares of the Company. The Company will not issue fractional shares, but will instead aggregate and sell any fractional shares and distribute the cash proceeds to shareholders who would otherwise be entitled to receive fractional shares. See "Description of Shares of Beneficial Interest -- Reverse Share Split; Treatment of Fractional Shares."


                            BUSINESS AND PROPERTIES

PROPERTIES


     The Initial Properties are comprised of 23 office properties (22 of which are Class A properties) totalling approximately 1.2 million net rentable square feet and one Class A industrial property (1510 Gehman Road) totalling approximately 152,000 net rentable square feet. Twenty-two of the Initial Properties are located in the Market. Concurrently with the closing of the Offering, the Company will acquire the Acquisition Properties. The Acquisition Properties (all of which are Class A properties) are comprised of 11 office properties totalling approximately 600,000 net rentable square feet and two industrial facilities totalling approximately 100,000 net rentable square feet. The Company generally considers Class A suburban office and industrial properties to be those that have desirable locations, are well maintained and professionally managed and have the potential of achieving rental and occupancy rates that are typically at or above those prevailing in their respective markets. As of September 30, 1996, the 34 office Properties and the three industrial Properties were approximately 93.5% and 100% leased, respectively, by 222 tenants. The 34 office Properties are primarily one to three story suburban office buildings containing an average of 51,000 net rentable square feet. All of the Properties are in business parks or commercial business districts, and 19 of the Properties were developed by the Company.

     The following table sets forth certain information with respect to the
Properties:


                                                                                                       AVERAGE TOTAL BASE
                                                                                  TOTAL BASE RENT       RENT PLUS EXPENSE
                                                                                      FOR THE            RECOVERIES PER
                                                        NET      PERCENTAGE        TWELVE MONTHS       NET RENTABLE SQUARE
                                                     RENTABLE   LEASED AS OF           ENDED               FOOT LEASED
INITIAL PROPERTIES:                           YEAR    SQUARE    SEPTEMBER 30,  SEPTEMBER 30, 1996(2)      SEPTEMBER 30,
             SUBMARKET/PROPERTY               BUILT    FEET        1996(1)            (000'S)                1996(3)
--------------------------------------------- -----  ---------  -------------  ---------------------   -------------------
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 650 Dresher Road............................  1984     30,138      100.0%            $   329                $ 15.67
 1155 Business Center Drive..................  1990     51,388       99.4%                591                  16.31
 500 Enterprise Road.........................  1990     67,800       98.5%                674                  13.74
 One Progress Avenue.........................  1986     79,204      100.0%                563                   9.54
SOUTHERN ROUTE 202 CORRIDOR, PA
 456 Creamery Way............................  1987     47,604      100.0%                336                   7.15
 486 Thomas Jones Way........................  1990     51,500       50.9%                416                  23.26
 468 Creamery Way............................  1990     28,934      100.0%                293                  14.54
 110 Summit Drive............................  1985     43,660       67.6%                262                  13.51
BLUE BELL/PLYMOUTH MEETING/FORT WASHINGTON,
PA
 2240/50 Butler Pike.........................  1984     52,183       99.4%                560                  15.82
 120 West Germantown Pike....................  1984     30,546      100.0%                421                  19.16
 140 West Germantown Pike....................  1984     25,953       98.7%                297                  16.56
 2260 Butler Pike............................  1984     31,892      100.0%                377                  16.84
MAIN LINE, PA
 16 Campus Boulevard.........................  1990     65,463      100.0%                430                   9.94
 18 Campus Boulevard.........................  1990     37,700      100.0%                410                  15.01
LEHIGH VALLEY, PA
 7310 Tilghman Street........................  1985     40,000       99.0%                329                  11.44
 7248 Tilghman Street........................  1987     42,863       93.8%                399                  15.06
 6575 Snowdrift Road.........................  1988     46,250      100.0%                300                   9.06
LANSDALE, PA
 1510 Gehman Road............................  1990    152,625      100.0%                773                   7.70
BURLINGTON COUNTY, NJ
 One Greentree Centre........................  1982     55,838      100.0%                869                  16.97
 Two Greentree Centre........................  1983     56,075      100.0%                816                  14.53
 Three Greentree Centre......................  1984     69,101       96.2%              1,049                  16.51
CAMDEN COUNTY, NJ
 457 Haddonfield Road (LibertyView)..........  1990    121,737       82.8%              1,160                  16.34
OTHER MARKETS
 168 Franklin Corner Road....................  1976     32,000       54.5%                186                  13.43
   Lawrenceville, NJ
 Twin Forks Office Park
   Raleigh, NC
 5910-6090 Six Forks.........................  1982     73,339      100.0%              1,008                  13.83
                                                     ---------      -----             -------                 ------
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 INITIAL PROPERTIES..........................        1,333,793       93.8%             12,848                  14.04(10)
                                                     =========      =====             =======                 ======

                                                    AVERAGE             C&W          RENTAL RATE        TENANTS LEASING 10% OR
                                                   ANNUALIZED         WEIGHTED         INCREASE            MORE OF RENTABLE
                                                     RENTAL           AVERAGE         POTENTIAL           SQUARE FOOTAGE PER
                                                   RATE AS OF         CLASS A        UNTIL MARKET           PROPERTY AS OF
INITIAL PROPERTIES:                              SEPTEMBER 30,         RENTAL          RATE IS            SEPTEMBER 30, 1996
             SUBMARKET/PROPERTY                     1996(4)           RATES(5)       ACHIEVED(6)       AND LEASE EXPIRATION DATE
---------------------------------------------  ------------------     --------       ------------      -------------------------
                                              <
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 650 Dresher Road............................        $16.50            $18.02              9.2%        GMAC (100%) - 5/03
 1155 Business Center Drive..................         17.22             18.02              4.6%        IMS (79%) - 3/06;
                                                                                                       Motorola (14%) - 2/99
 500 Enterprise Road.........................         15.03             14.50             (3.5)%       Conti Mortgage
                                                                                                       (80%) - 4/01;
                                                                                                       Pioneer (19%) - 10/00
 One Progress Avenue.........................         11.75             18.02             53.4%        Reed Technologies
                                                                                                       (100%) - 6/11
SOUTHERN ROUTE 202 CORRIDOR, PA
 456 Creamery Way............................          7.25(7)           7.89(8)           8.8%        Neutronics (100%) - 1/03
 486 Thomas Jones Way........................         15.46             15.55              0.5%        First American Real
                                                                                                       Estate (20%) - 4/00
 468 Creamery Way............................         13.88             13.61             (1.9)%       Franciscan Health
                                                                                                       (82%) - 6/99;
                                                                                                       American Day Treatment
                                                                                                       (18%) - 6/00
 110 Summit Drive............................          7.20(8)           7.89(8)           9.6%        Maris Equipment
                                                                                                       (49%) - 4/99
BLUE BELL/PLYMOUTH MEETING/FORT WASHINGTON,
PA
 2240/50 Butler Pike.........................         17.55             18.70              6.6%        CoreStates (59%) - 4/06;
                                                                                                       TWA Marketing
                                                                                                       (33%) - 10/99
 120 West Germantown Pike....................         17.52             18.70              6.7%        Clair O'Dell
                                                                                                       (82%) - 7/01;
                                                                                                       Kleinerts (13%)  - 10/98
 140 West Germantown Pike....................         17.38             18.70              7.6%        Healthcare, Inc.
                                                                                                       (46%) - 9/99; Henkel
                                                                                                       (29%) - 6/98; National
                                                                                                       Health Equity
                                                                                                       (20%) - 5/99
 2260 Butler Pike............................         17.82             18.70              4.9%        Information Resources
                                                                                                       (66%) - 12/00; Med
                                                                                                       Resorts (26%) - 1/01
MAIN LINE, PA
 16 Campus Boulevard.........................         13.58             20.27             49.3%        New England Mutual
                                                                                                       (52%) - 5/06; Atlantic
                                                                                                       Employees C.U.
                                                                                                       (35%) - 1/06
 18 Campus Boulevard.........................         18.62             20.27              8.9%        Prudential (25%) - 6/01;
                                                                                                       Devco Mutual
                                                                                                       (35%) - 1/01;
                                                                                                       Scott Paper
                                                                                                       (17%) - 11/97;
                                                                                                       Marshall Dennehey
                                                                                                       (18%) - 10/01
LEHIGH VALLEY, PA
 7310 Tilghman Street........................          8.89(8)          10.50(8)          18.1%        AT&T (83%)  - 12/96-8/98
 7248 Tilghman Street........................         14.76             15.34              3.9%        IDS Financial
                                                                                                       (29%) - 7/01;
                                                                                                       Ohio Casualty
                                                                                                       (46%) - 7/01;
                                                                                                       Meridian Mortgage
                                                                                                       (12%) - 6/99
 6575 Snowdrift Road.........................          7.15(8)          10.50(8)          46.9%        Corning Packaging
                                                                                                       (100%) - 2/99
LANSDALE, PA
 1510 Gehman Road............................          4.72(8)           5.95(8)          26.1%        Ford Electronics
                                                                                                       (35%) - 6/98;
                                                                                                       Nibco (65%) - 8/99
BURLINGTON COUNTY, NJ
 One Greentree Centre........................         16.07             19.30             20.0%        American Executive
                                                                                                       Centers (30%) - 1/06;
                                                                                                       West Jersey (15%) - 4/01;
                                                                                                       Temple Sports Med.
                                                                                                       (18%) - 12/97
 Two Greentree Centre........................         16.02             19.30             20.5%        Merrill Lynch
                                                                                                       (23%) - 11/05;
                                                                                                       ReMax Suburban
                                                                                                       (12%) - 11/05
 Three Greentree Centre......................         16.41             19.30             17.6%        Parker, McCay & Criscuolo
                                                                                                       (39%) - 5/01;
                                                                                                       Marshall Dennehey
                                                                                                       (20%) - 5/97;
                                                                                                       Olde Discounts
                                                                                                       (12%) - 3/00;
                                                                                                       Surety Title
                                                                                                       (13%) - 11/03
CAMDEN COUNTY, NJ
 457 Haddonfield Road (LibertyView)..........         18.63             21.81             17.1%        HIP Health Plan
                                                                                                       (31%) - 12/07
OTHER MARKETS
 168 Franklin Corner Road....................         15.55             18.00(9)          15.8%        Dr. Belden (12%) - 5/01;
   Lawrenceville, NJ                                                                                   Crawford & Co.
                                                                                                       (14%) - 11/99
 Twin Forks Office Park
   Raleigh, NC
 5910-6090 Six Forks.........................         14.25             15.50(9)           8.8%        N/A
                                                      -----             -----            -----
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 INITIAL PROPERTIES..........................        $14.63(10)        $16.83(10)(11)      15.0%
                                                      =====             =====            =====

                                                                                                          AVERAGE TOTAL BASE
                                                                                     TOTAL BASE RENT       RENT PLUS EXPENSE
                                                                                         FOR THE            RECOVERIES PER
                                                           NET      PERCENTAGE        TWELVE MONTHS       NET RENTABLE SQUARE
                                                        RENTABLE   LEASED AS OF           ENDED               FOOT LEASED
ACQUISITION PROPERTIES:                         YEAR     SQUARE    SEPTEMBER 30,  SEPTEMBER 30, 1996(2)      SEPTEMBER 30,
              SUBMARKET/PROPERTY                BUILT     FEET        1996(1)            (000'S)                1996(3)
----------------------------------------------- -----   ---------  -------------  ---------------------   -------------------
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 700 Business Center Drive(12).................  1986      82,009       100.0%           $   793                $ 11.59
 800 Business Center Drive(12).................  1986      82,009       100.0%           $   793                $ 11.59
KING OF PRUSSIA, PA
 500 North Gulph Road..........................  1979      92,851        86.1%             1,387                  15.02
BUCKS COUNTY, PA
 2200 Cabot Boulevard..........................  1979      55,081       100.0%               259                   5.75
 2250 Cabot Boulevard..........................  1982      40,000       100.0%               170                   5.22
 2260 Cabot Boulevard(12)......................  1984      29,638       100.0%               246                  10.17
 2270 Cabot Boulevard(12)......................  1984      29,638       100.0%               246                  10.17
 3000 Cabot Boulevard..........................  1986      34,640        83.9%               364                  12.85
 3329 Street Road -- Greenwood Sq.(12).........  1985     165,929        92.1%             2,234                  14.56
 3331 Street Road -- Greenwood Sq.(12).........  1986     165,929        92.1%             2,234                  14.56
 3333 Street Road -- Greenwood Sq.(12).........  1988     165,929        92.1%             2,234                  14.56
BURLINGTON COUNTY, NJ
 8000 Lincoln Drive............................  1983      54,923       100.0%               445                   8.25
NORTHERN SUBURBAN WILMINGTON
 One Righter Parkway...........................  1989     104,828       100.0%             2,044                  19.50
                                                        ---------       -----            -------                 ------
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 ACQUISITION PROPERTIES........................           659,899        95.2%           $ 7,942                $ 12.93
                                                        =========       =====            =======                 ======
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR ALL
 PROPERTIES....................................         1,993,692        94.3%           $20,790                $ 13.67
                                                        =========       =====            =======                 ======
I,2

                                                     AVERAGE           C&W          RENTAL RATE        TENANTS LEASING 10% OR
                                                   ANNUALIZED        WEIGHTED         INCREASE            MORE OF RENTABLE
                                                     RENTAL          AVERAGE         POTENTIAL           SQUARE FOOTAGE PER
                                                   RATE AS OF        CLASS A        UNTIL MARKET           PROPERTY AS OF
ACQUISITION PROPERTIES:                           SEPTEMBER 30,       RENTAL          RATE IS            SEPTEMBER 30, 1996
              SUBMARKET/PROPERTY                     1996(4)         RATES(5)       ACHIEVED(6)       AND LEASE EXPIRATION DATE
-----------------------------------------------  ---------------     --------       ------------      -------------------------
                                                <
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 700 Business Center Drive(12).................       $13.11          $18.02             37.5%        Metpath (35%) - 1/12;
                                                                                                      Sprint
                                                                                                      (19%) - 3/01; Macro
                                                                                                      (19%) -
 800 Business Center Drive(12).................       $13.11          $18.02             37.5%        4/01; Advanta
                                                                                                      (10%) - 6/99
KING OF PRUSSIA, PA
 500 North Gulph Road..........................        16.51           21.39             29.6%        Transition Software
                                                                                                      (16%) -  8/00, Strohl
                                                                                                      Syst (12%) -  10/99
BUCKS COUNTY, PA
 2200 Cabot Boulevard..........................         4.40            4.50              2.3%        Hussman Corp (38%), Nobel
                                                                                                      Printing (38%) - 6/97;
                                                                                                      McCaffrey Mgt
                                                                                                      (24%) - 8/00
 2250 Cabot Boulevard..........................         3.50            4.50             28.6%        Bucks County Nut (100%) -
                                                                                                       7/99
 2260 Cabot Boulevard(12)......................         8.78           9.00               2.5%        Sager Electrical (14%) -
                                                                                                      10/98; Terminix Intrntnl
 2270 Cabot Boulevard(12)......................         8.78           9.00               2.5%        (13%) - 11/96
 3000 Cabot Boulevard..........................        17.03           18.95             11.3%        Geraghty & Miller (31%) -
                                                                                                       11/97; Prudential Insur.
                                                                                                      (21%) - 7/98;
                                                                                                      Luigi Bormioli Co.
                                                                                                      (11%) -  6/98
 3329 Street Road -- Greenwood Sq.(12).........        16.54           18.95             14.6%
 3331 Street Road -- Greenwood Sq.(12).........        16.54           18.95             14.6%        Waste Management (27%) -
 3333 Street Road -- Greenwood Sq.(12).........        16.54           18.95             14.6%        3/97
BURLINGTON COUNTY, NJ
 8000 Lincoln Drive............................        17.13           19.30           $ 12.7%        CSC (67%) - 11/01; Blue
                                                                                                      Cross (33%) - 2/07
NORTHERN SUBURBAN WILMINGTON
 One Righter Parkway...........................      $ 19.30           20.50              6.2%        Kimberly Clark (89%) -
                                                                                                       12/05
                                                       -----           -----            -----
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 ACQUISITION PROPERTIES........................      $ 16.23(13)      $19.01(11)(13)      17.2%
                                                       =====           =====            =====
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR ALL
 PROPERTIES....................................      $ 15.15(14)      $17.54(11)(14)      15.8%
                                                       =====           =====            =====
I,2


---------------


 (1) Calculated by dividing net rentable square feet included in leases dated on or before September 30, 1996 by the aggregate net rentable square feet included in the Property.



 (2) "Total Base Rent" for the twelve months ended September 30, 1996 represents base rents received during such period, excluding tenant reimbursements, calculated in accordance with generally accepted accounting principles determined on a straight-line basis. Tenant reimbursements generally include payment of real estate taxes, operating expenses, and escalations and common area maintenance and utility charges.



 (3) Represents the Total Base Rent for the twelve months ended September 30, 1996, plus tenant reimbursements for the twelve months ended September 30, 1996, divided by the net rentable square feet leased.



 (4) "Average Annualized Rental Rate" is calculated as follows: (i) for office leases written on a triple net basis, the sum of the annualized contracted base rental rates payable for all space leased as of September 30, 1996 (without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles) plus the 1996 budgeted operating expenses excluding tenant electricity; and (ii) for office leases written on a full service basis, the annualized contracted base rate payable for all space leased as of September 30, 1996. In both cases, the annualized rental rate is divided by the total square footage leased as of September 30, 1996 without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles.


 (5) Represents the weighted average asking rates, as of June 30, 1996, of directly competitive properties in the relevant submarket within the Market, as identified by C&W.


 (6) Represents the percentage by which the June 30, 1996 C&W weighted average asking rate exceeds the September 30, 1996 average annualized rental rate of the applicable Property.



 (7) Property occupied by a single tenant under a triple net lease agreement, pursuant to which the tenant subcontracts directly with third party contractors for all building services.



 (8) These rates represent triple net lease rates (leases under which tenants are required to pay all real property taxes, insurance and expenses of maintaining the leased space).



 (9) Rental rates represent management's estimate of asking rental rates in these markets for comparable properties.



(10) Excludes 1510 Gehman Road, which is an industrial Property.



(11) Represents the Class A weighted average rental rate for the submarkets in which the Properties are located (weighted by Property net rentable square footage) as compared to the Class A office weighted average asking rate of $18.94 per square foot for the Market (weighted by Market net rentable square footage)as identified in the C&W Mid-Year Report.



(12) The data reflected for these properties are presented on a consolidated basis.



(13) Excludes 2200 Cabot Boulevard and 2250 Cabot Boulevard, which are industrial properties.



(14) Excludes 1510 Gehman Road, 2200 Cabot Boulevard and 2250 Cabot Boulevard, which are industrial properties.

                            STRUCTURE OF THE COMPANY


     As set forth under "Structure of the Company -- Ownership," the following diagram depicts the ownership of the Company and the Operating Partnership upon closing of the Offering:


                                      LOGO

---------------
(1) The Operating Partnership holds controlling interests in each of the property partnerships.


(2) The Operating Partnership owns all of the non-voting preferred stock and 5% of the common stock of the Management Company and is entitled to receive 95% of the dividends payable by the Management Company on its capital stock. Four executive officers of the Company, Messrs. Nichols, Sweeney, Belcher and Gallagher, are the partners in a general partnership that owns the remaining 95% of the common stock of the Management Company. Ownership of the Management Company was structured in a manner intended to comply with REIT qualification requirements.


             BENEFITS OF THE OFFERING TO AFFILIATES OF THE COMPANY

     Certain affiliates of the Company will realize material benefits in connection with the Offering, including the following:


     - The Units that the Operating Partnership issued and committed to issue in the SSI/TNC Transaction will, as a result of the Offering and pursuant to their terms, be convertible into an equal number of Common Shares and, accordingly, such Units will be more liquid as a result of the Offering;



     - SSI and TNC, as holders of Units, will realize an immediate accretion in the net tangible book value of their investment in the Company of approximately $5.47 per Common Share;

     - Approximately $1.8 million of indebtedness secured by the Properties and for which TNC and SSI are liable will be repaid from proceeds of the Offering, thereby relieving TNC and SSI of such potential liability. In addition, pursuant to the SSI/TNC Transaction, the Company will become obligated to indemnify TNC and SSI against liability under approximately $10.4 million of recourse indebtedness secured by four of the Properties;


     - Approximately $764,000 of the proceeds of the Offering will be used to repay in full loans made by SSI to the Operating Partnership;


     - The Osborne Loan, having an outstanding balance, including accrued interest, of approximately $774,000 as of September 30, 1996, will be prepaid pursuant to its terms through the issuance of Paired Units. The actual number of Paired Units issued in respect of the repayment of such loan will be equal to the outstanding balance of the Osborne Loan on the date of its, including accrued and unpaid interest, divided by $16.89 (45,844 Paired Units as of September 30, 1996); and



     - Agreements imposing restrictions on the ability of each of SSI, Anthony
       A. Nichols, Sr. and Richard M. Osborne and their respective affiliates to transfer their Common Shares, and restricting the manner in which they may vote such Common Shares, will terminate.



                    THE OFFERING AND CONCURRENT INVESTMENTS


     All of the Common Shares offered hereby are being sold by the Company. None of the Company's shareholders are selling any Common Shares in the Offering.


Common Shares offered hereby............................. 3,700,000
Common Shares offered in the Concurrent Investments...... 1,345,453
Common Shares outstanding after the Offering and the
  Concurrent Investments................................. 8,118,399(1)
Use of Proceeds from the Offering and the Concurrent
  Investments............................................ Repayment of certain indebtedness related to the Properties, pay a
                                                          portion of the purchase prices of
                                                          the Acquisition Properties, fund
                                                          initial Credit Facility fees and
                                                          expenses and for working capital
                                                          purposes. See "Use of Proceeds."
AMEX Symbol.............................................. "BDN"


---------------

(1) Includes: (i) 509,856 Common Shares reserved for issuance upon the conversion of Units into Common Shares; (ii) 45,844 Common Shares to be issued immediately following the Offering in connection with the prepayment of the Osborne Loan; (iii) 1,606,060 Common Shares reserved for issuance upon the conversion of the Preferred Shares into Common Shares; and (iv) 709,090 Common Shares issued to the Morgan Stanley Funds in the Morgan Stanley Private Placement. Excludes: (i) 535,784 Common Shares reserved for issuance, at an exercise price of $19.50 per share, upon the exercise of warrants; (ii) 133,333 Common Shares reserved for issuance, at an exercise price of $25.50 per share, upon the exercise of warrants; and (iii) 46,666 Common Shares reserved for issuance, at exercise prices of $14.31 and $6.21 per share, upon the exercise of options in respect of 33,333 and 13,333 Common Shares, respectively.


                              DISTRIBUTION POLICY

     The Company has paid dividends on a regular basis since the beginning of 1994. See "Price Range of Common Shares and Distribution History." Following the Offering, the Company intends to increase its quarterly distributions to $0.35 per share beginning with a pro rata distribution with respect to the period commencing on the closing of the Offering and ending on December 31, 1996. On an annualized basis, this would be $1.40 per share. Although the Company intends to maintain the stated distribution rate, future distributions by the Company to holders of Common Shares will be made at the discretion of the Board of Trustees. The Company currently expects that the principal factors the Board will consider in setting distributions will be the annual REIT distribution requirements (described below) and the Board's determination of the relative benefits of distribution versus reinvestment in the Company. The Board will also consider the actual cash flow of the Company, the Company's financial condition and capital requirements, and such other factors as the Board deems relevant. See "Risk Factors -- Risks Relating to Distributions."


                           TAX STATUS OF THE COMPANY


     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and so long as it remains qualified as a REIT, the Company generally will not be subject to Federal income tax on that portion of its ordinary income or capital gains that is currently distributed to shareholders so long as it distributes at least 95% of its REIT taxable income each year. Based on the Company's pro forma results from operations for the twelve months ended September 30, 1996, the Company would have been required to distribute approximately $4.9 million or $0.64 per share, in order to maintain its status as a REIT. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Federal Income Tax Considerations -- Failure to Qualify" for a more detailed discussion of the consequences of a failure of the Company to remain qualified as a REIT. Even if the Company remains qualified as a REIT, the Company may be subject to certain state and local taxes on its income and property and to Federal income and excise taxes on its undistributed income and certain other categories of income. The Management Company is subject to Federal and state income tax on its taxable income at regular corporate rates. See "Federal Income Tax Considerations."


                        SUMMARY SELECTED FINANCIAL DATA


     The following tables set forth certain summary selected historical financial and operating information and on a combined basis for the Company and the SSI/TNC Properties and on a pro forma basis for the Company. The following tables also set forth certain historical selected financial data for the Company for each of the five years during the period ended December 31, 1995, and as of and for the nine months ended September 30, 1995 and 1996. Such information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



     The unaudited pro forma financial and operating information for the nine months ended September 30, 1996 and for the year ended December 31, 1995 is presented as if the following transactions had been consummated on September 30, 1996 for balance sheet purposes and at the beginning of the period presented for purposes of the statements of operations: (i) the Company acquired the Acquisition Properties and contributed them to the Operating Partnership; (ii) the Company consummated the Concurrent Investments and contributed the net proceeds therefrom to the Operating Partnership; and (iii) the Company consummated the Offering and applied the net proceeds therefrom as set forth under the caption "Use of Proceeds." The pro forma financial information is not necessarily indicative of what the actual financial position or results of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position or results of operations.

                            BRANDYWINE REALTY TRUST

                COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)


                                                         YEAR ENDED DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                                                      ------------------------------   ------------------------------------
                                                          COMBINED                     COMBINED HISTORICAL
                                                         HISTORICAL
                                                      -----------------   PRO FORMA    -------------------       PRO FORMA
                                                       1994      1995        1995       1995        1996            1996
                                                      -------   -------   ----------   -------     -------       ----------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenue --
  Base rents........................................  $12,209   $11,346   $  18,813    $ 8,469     $ 9,122       $  15,605
  Tenant reimbursements.............................    3,130     2,961       3,946      2,207       2,717           3,255
  Management fees...................................      946       617          --        492         778              --
  Other.............................................       79        86          86         54         169             169
                                                      -------   -------     -------    -------     -------          ------
        Total revenue...............................   16,364    15,010      22,845     11,222      12,786          19,029
                                                      -------   -------     -------    -------     -------          ------
Expenses --
  Interest..........................................    7,877     6,648       3,396      5,015       4,664           2,573
  Depreciation and amortization.....................    4,988     5,738       7,456      4,139       3,890           5,465
  Property expenses.................................    5,897     5,032      10,129      3,618       4,698           8,027
  General and administrative........................    2,054     1,588         790      1,177       1,039             587
  Provision for loss on real estate investments.....    5,400       202          --         --          --              --
                                                      -------   -------     -------    -------     -------          ------
        Total expenses..............................   26,216    19,208      21,771     13,949      14,291          16,652
                                                      -------   -------     -------    -------     -------          ------
Income (loss) before gains on sales of real estate
  investments, minority interest and extraordinary
  items.............................................   (9,852)   (4,198)      1,074     (2,727)     (1,505)          2,377
Gains on sales of real estate investments...........    1,410        --          --         --          --              --
Equity income of management company.................       --        --          72         --          54             244
Income (loss) before extraordinary items............   (2,807)   (4,203)        984     (2,727)     (1,451)          2,399
Income (loss) allocated to Common Shares............                         (1,264 )                                  713
Weighted average number of shares outstanding.......                      6,008,540                              6,007,577
Earnings per share:
  Income (loss) before extraordinary items..........                      $    0.16                              $    0.40
  Income (loss) allocated to Common Shares..........                      $   (0.21 )                            $    0.12



                                                                                                SEPTEMBER 30, 1996
                                                                                              ----------------------
                                                                                              HISTORICAL   PRO FORMA
                                                                                              --------     ---------
BALANCE SHEET DATA:
Real estate investments, net of accumulated
  depreciation....................................                                            $98,818      $151,527
Total assets......................................                                            106,183       161,726
Mortgages and notes payable.......................                                             83,020        36,839
Total liabilities.................................                                             86,116        39,614
Minority interest.................................                                              8,758           613
Convertible preferred shares......................                                                 --        26,444
Beneficiaries' equity.............................                                             11,309        95,055

                                                      YEAR ENDED DECEMBER 31,          NINE MONTHS ENDED SEPTEMBER 30,
                                                  --------------------------------   ------------------------------------
                                                        COMBINED                           COMBINED
                                                       HISTORICAL                         HISTORICAL
                                                  --------------------   PRO FORMA   --------------------       PRO FORMA
                                                    1994        1995       1995       1995         1996           1996
                                                  --------     -------   ---------   -------     --------       ---------
                                                                 (IN THOUSANDS, EXCEPT FOR PROPERTY DATA)
OTHER DATA:
Funds from Operations(a)........................  $    645     $ 1,382    $ 7,131    $ 1,307     $  2,661        $ 7,103
Cash flows provided by (used in):
  Operating activities..........................     1,534       1,886           (b)   1,575        1,710               (b)
  Investing activities..........................     7,844      (3,490)          (b)  (1,704)     (11,409)              (b)
  Financing activities..........................   (10,171)      1,013           (b)    (557)      11,126               (b)
Total cash distributions declared...............     3,680       1,021         --        835          226             --
PROPERTY DATA:
Number of properties owned at period end........        22          23         37         22           24             37
Gross net rentable square feet owned at period
  end...........................................     1,180       1,212      1,994      1,181        1,334          1,994

                            BRANDYWINE REALTY TRUST

                       HISTORICAL SELECTED FINANCIAL DATA


                                                                                                        NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                             -----------------------------------------------------     -------------------
                                              1991        1992       1993       1994        1995        1995        1996
                                             -------     ------     ------     -------     -------     -------     -------
                                                                                                           (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA) -------------------
OPERATING DATA:
Total operating revenue(c).................  $    --     $   --     $   --     $ 4,192     $ 3,666     $ 2,691     $ 4,599
Income from acquisition of limited partner
  interests in Brandywine Specified
  Property Investors Limited Partnership...       --         --      2,469          --          --          --          --
Provision for loss on real estate
  investments..............................   (6,700)        --         --      (5,400)         --          --          --
Gain on sales of real estate investments...       --         --         --       1,410          --          --          --
Extraordinary item-gain on extinguishment
  of debt..................................       --         --         --       7,998          --          --          --
Net income (loss)..........................   (6,705)        (1)     2,468       7,567(b)     (824)       (592)       (128)
Net income (loss) per share................   (10.83)        --       3.99       11.22       (1.32)      (0.95)      (0.19)
Cash distributions declared................       --         --         --       2,914       1,021         835         226
Cash distributions per share(c)............       --         --         --        4.71        1.65        1.35        0.36(d)



                                                                  DECEMBER 31,                             SEPTEMBER 30,
                                              -----------------------------------------------------     --------------------
                                               1991        1992       1993       1994        1995        1995         1996
                                              -------     ------     ------     -------     -------     -------     --------
BALANCE SHEET DATA:
Real estate investments, net of accumulated
  depreciation..............................  $    --     $   --     $   --     $13,948     $13,709     $13,570     $ 98,818
Total assets................................    2,128      2,123      4,604      17,873      17,105      17,225      106,183
Mortgages and notes payable(e)..............       --         --         --       6,899       8,931       8,957       83,020
Total liabilities...........................       58         55         68       8,684       9,761       9,463       86,116
Minority interest...........................       --         --         --          --          --          --        8,758
Beneficiaries' equity.......................    2,070      2,068      4,536       9,189       7,344       7,762       11,309



                                                                                                          NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                               -----------------------------------------------------     -------------------
                                                1991        1992       1993       1994        1995        1995        1996
                                               -------     ------     ------     -------     -------     -------     -------
                                                                   (IN THOUSANDS, EXCEPT PROPERTY DATA)
OTHER DATA:
Funds from Operations(a).....................  $    (5)    $   (1)    $   (1)    $  (533)    $   537     $   453     $   837
Cash flows provided by (used in):
  Operating activities.......................       --         --         --        (628)        497         363         887
  Investing activities.......................       --         --      2,469       9,559        (701)       (943)     (9,914)
  Financing activities.......................       --         --         --      (9,635)       (722)       (326)     10,046
PROPERTY DATA:
Number of properties owned at period end.....        7          7          7           4           4           4          24
Gross net rentable square feet owned at
  period end.................................      546        546        546         255         255         255       1,334


---------------

(a) Management generally considers Funds from Operations to be a useful measure of the operating performance of an equity REIT because, together with net income and cash flows, Funds from Operations provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Funds from Operations does not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from Operations also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of Funds from Operations. The Company adopted the NAREIT definition of Funds from Operations in 1996 and has used it for all periods presented. Funds from Operations is calculated as net income (loss) adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains on sales of real estate investments and extraordinary and nonrecurring items.


(b) Pro forma information relating to cash flows from operating, investing and financing activities has not been included because management believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.



(c) Prior to 1994, the Company accounted for its investment in Brandywine Realty Partners ("BRP") using the equity method of accounting and, accordingly, received no rents and tenant reimbursements from its investment in BRP and received allocated income from BRP totalling $148,000, $290,000, and $568,000 for the years ended December 31, 1991, 1992, and 1993, respectively. Subsequent to 1993, the Company acquired control of BRP and consolidated this investment.



(d) Excludes a $0.21 per share distribution declared by the Company on November 1, 1996 relating to third quarter operations that is payable to shareholders of record as of November 11, 1996.



(e) The Company paid $1,114,000 from escrowed cash reserves to its then mortgage lender on December 28, 1994 in exchange for termination of its obligation to make future participating interest payments to the lender.

                                  RISK FACTORS
     An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in the Prospectus before making a decision to purchase Common Shares in the Offering.

LIMITED GEOGRAPHIC CONCENTRATION

     Thirty-four of the 37 Properties are located in the Suburban Philadelphia Office and Industrial Market. In addition, a fundamental element of the Company's growth strategy is to acquire additional properties in the Market. Consequently, the Company is dependent upon the demand for office and other commercial space in the Market. The Company's revenue and the value of the Properties may be affected by a number of factors in the Market, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics, and other factors) and local real estate conditions (such as oversupply of, or reduced demand for, office and other competing commercial properties). Therefore, the Company's performance and its ability to make distributions to shareholders will likely be dependent, to a large extent, on the economic conditions in the Market.



REDEMPTION OF PREFERRED SHARES


     Prior to the occurrence of a Conversion Approval (as defined below), the Preferred Shares will be convertible into up to 181,325 Common Shares, and following the occurrence of a Conversion Approval, the Preferred Shares will be convertible into an additional 1,424,735 Common Shares. A "Conversion Approval" means approval of the unlimited conversion of the Preferred Shares into Common Shares by a majority of the votes cast by holders of Common Shares at a meeting of shareholders in which holders of the Preferred Shares have no right to vote. In the event that a Conversion Approval has not occurred by July 1, 1997, holders of the Preferred Shares will become entitled to receive distributions equal to 120% of the distributions payable in respect of the number of Common Shares into which such Preferred Shares are convertible (i.e., 1,606,160) (the "Conversion Number"). In the event that a Conversion Approval has not occurred by July 1, 1998, holders of the Preferred Shares will have the right to require the Company to redeem their Preferred Shares at a price (the "Redemption Price") equal to the greater of: (i) the product of (a) $16.50 plus an amount (the "Return Amount") equal to 8.0% of $16.50 per annum from the date of issuance of the Preferred Shares through the redemption date less an amount (not to exceed the Return Amount) equal to distributions actually received by the holder on account of such Preferred Shares and (b) the Conversion Number; and (ii) the product of the market price of a Common Share and the Conversion Number. If the Company is required to redeem the Preferred Shares, it is expected that the Company would be required to significantly increase the leverage on its portfolio or sell a significant number of Properties in order finance such redemption, either of which events would likely materially and adversely affect the Cash Available for Distribution and the market price for the Common Shares. In addition, a mandatory redemption by the Company of the Preferred Shares could require the Company, on its own behalf or through the Operating Partnership, to borrow funds on a short-term basis to meet the distribution requirements, applicable to REITs value tax code. In such instances, the Company, in order to avoid the adverse tax consequences associated with loss of REIT status, might need to: (i) borrow funds even if management believed that then prevailing market conditions generally were not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations; and/or (ii) liquidate certain of its investments on adverse terms. See "The Company -- The SERS Transaction" and "Description of Shares of Beneficial Interest -- Preferred Shares."


RISKS ASSOCIATED WITH THE RECENT ACQUISITION OF MANY OF THE COMPANY'S
PROPERTIES;
LACK OF OPERATING HISTORY


     Twenty of the Company's 24 Initial Properties have been acquired within the past six months, including 19 Properties acquired in the SSI/TNC Transaction. These recently acquired Properties, as well as the 13 Acquisition Properties, may have characteristics or deficiencies unknown to the Company affecting their valuation or revenue potential, and it is also possible that the operating performance of such Properties may decline under the Company's management.

     The Company is currently experiencing a period of rapid growth. Following the SSI/TNC Transaction and after giving effect to the purchase of the Acquisition Properties, the Company's property portfolio will have increased from five properties, consisting of approximately 375,000 net rentable square feet, to 37 properties, consisting of approximately 2.0 million net rentable square feet. The Company's ability to manage its growth effectively will require it to successfully integrate its new acquisitions into its existing management structure. As the Company acquires additional properties, the Company will be subject to risks associated with managing new properties, including lease-up and tenant retention. No assurances can be given that the Company will be able to succeed with such integration or effectively manage additional properties or that newly acquired properties will perform as expected. In addition, the Company's ability to manage its growth effectively will depend on whether the integration of the TNC management team into its existing management structure will, over time, prove to be successful. In connection with the SSI/TNC Transaction, the Company added approximately 20 administrative, property management, leasing, marketing, and related personnel previously employed by TNC. There can be no assurance that the integration of these additional employees into the Company's organization will be successful or that the Company will manage the combined operations with TNC effectively.



LACK OF APPRAISALS



     The Company did not obtain independent appraisals of the SSI/TNC Properties, the SERS Properties, or the other Acquisition Properties recently acquired or to be acquired by it, and has not obtained appraisals of any of the Properties in connection with the Offering. There can be no assurance that the consideration paid or payable by the Company for the Properties accurately reflects their value and, specifically, that the combined value of the Common Shares, Preferred Shares and Units may be greater than the aggregate fair market value of the Company's equity in the Properties.


RISKS RELATING TO DISTRIBUTIONS


     The Company pays regular distributions to its shareholders and expects to increase its quarterly distribution rate following closing of the Offering to $0.35 per share, beginning with a pro rata distribution with respect to the quarter ending December 31, 1996. See "Distribution Policy." In addition, the Common Shares issued in connection with the Offering, as well as any Common Shares and Preferred Shares that will be issued in connection with the SERS Transactions and the Concurrent Investments or may in the future be issued to finance acquisitions, upon the conversion of Units or upon the exercise of options or warrants or otherwise will further increase required Cash Available for Distribution to make anticipated distributions to shareholders. In addition, if the distribution preference payable on the Preferred Shares increases as a result of the failure of a Conversion Approval to occur by July 1, 1997, such event will also increase required cash available to distribution needed for the Company to maintain its proposed new distribution rate. The Company's determination to increase distributions as described above was based on the Company's expectations with respect to pro forma Cash Available for Distribution following the Offering. No assurance can be given, however, that actual Cash Available for Distribution following the Offering will not be substantially below the Company's expectations. In addition, the Company's ability to make distributions will depend, in large part, on the performance of its Properties and any other properties it may acquire in the future, including occupancy levels, the Company's ability to enter into new leases upon expiration of current leases and costs associated with the renewal or reletting of space, expenditures with respect to existing and newly acquired properties, the amount of the Company's debt and the interest rates thereon, default or bankruptcy by tenants and other costs relating to the Properties, as well as the absence of significant expenditures relating to environmental or other regulatory matters. Most of these matters are beyond the control of the Company and any significant difference between the Company's expectations with respect to these matters and actual results could have a material adverse effect on the Company and its ability to make or sustain distributions.


CONFLICTS OF INTERESTS

     Tax Consequences Upon Sale or Refinancing of SSI/TNC Properties. Direct or indirect holders of Units may suffer different and more adverse tax consequences than the Company upon the sale or refinancing of any of the SSI/TNC Properties and, therefore, such holders (including Mr. Nichols, the Company's Chairman of the Board, and Warren V. Musser, a Trustee of the Company and Chairman of the Board of SSI) and the Company may have different objectives regarding the appropriate pricing and timing of any sale or refinancing of such Properties. While the Company, as the sole general partner of the Operating Partnership, has the exclusive authority as to whether and on what terms to sell or refinance an individual Property, those members of the Company's management and Board of Trustees who directly or indirectly hold Units may influence the Company not to sell or refinance the SSI/TNC Properties even though such sale might otherwise be financially advantageous to the Company, or may influence the Company to refinance such Properties with a high level of debt.



     Failure to Enforce Terms of Acquisition Agreements. As shareholders and members of TNC and its affiliates and recipients of Common Shares, Units and warrants in the SSI/TNC Transaction, certain members of the Company's management, including Messrs. Nichols, Belcher and Gallagher, will have a conflict of interest with respect to their obligations as Trustees or executive officers of the Company in enforcing the terms (including customary representations and warranties as to ownership and operation) of the agreements relating to the transfer to the Company of SSI/TNC Properties. The failure to enforce the material terms of those agreements, particularly the indemnification provisions for breaches of representations and warranties, could result in a monetary loss to the Company, which loss could have a material adverse effect on the Company's financial condition or results of operations. In addition, the aggregate liability of SSI, TNC and certain of their affiliates under those agreements is limited to the 497,895 Units issued to them. The Company will therefore have no right of recovery as to any damages in excess of the value of the Units that may result from breaches of such representations and warranties.


REAL ESTATE INVESTMENT CONSIDERATIONS


     General. Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. If the Properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions, and other capital expenditures, the Company may have to borrow additional amounts to cover fixed costs and the Company's Cash Available for Distribution and ability to make expected distributions to its shareholders will be adversely affected.


     The Company's revenue and the value of its Properties may be adversely affected by a number of factors, including the national economic climate; the local economic climate; local real estate conditions; the perceptions of prospective tenants of the attractiveness of the property; the ability of the Company to manage and maintain the Properties and secure adequate insurance and increased operating costs (including real estate taxes and utilities). In addition, real estate values and income from properties are also affected by such factors as applicable laws, including tax laws, interest rate levels and the availability of financing.


     Significant Lease Expirations. The Company is subject to the risk that, upon expiration, leases may not be renewed, the space may not be relet, or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than the current lease terms. Leases accounting for approximately 18% of the aggregate annualized base rents from the Properties as of September 30, 1996 (representing approximately 16.2% of the net rentable square feet at the Properties) expire without penalty or premium through the end of 1997, and leases accounting for approximately 6.5% of aggregate annualized base rent from the Properties as of September 30, 1996 (representing approximately 7.2% of the net rentable square feet at the Properties) are scheduled to expire in 1998. Other leases grant their tenants early termination rights upon payment of a termination penalty. See "Business and Properties -- General." The Company has estimated the expenditures for new and renewal leases for 1997 and 1998 but no assurances can be given that the Company has correctly estimated such expenses. Lease expirations will require the Company to locate new tenants and negotiate replacement leases with such tenants. Replacement leases typically require the Company to incur tenant improvements, other tenant inducements and leasing commissions, in each case, which may be higher than the costs relating to renewal leases. If the Company is unable to promptly relet or renew leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting are significantly lower than expected or if the Company's reserves for these purposes prove inadequate, the Company's Cash Available for Distribution and ability to make expected distributions to shareholders could be adversely affected.

     Dependence on Key Tenants. The Company's 10 largest tenants (based on pro forma base rent as of September 30, 1996) aggregate approximately 29.8% of the Company's total base rent and approximately 27.5% of the Company's net rental square feet and have a weighted average remaining lease term of approximately
7.8 years. As of September 30, 1996, the Company's largest tenant, Kimberly Clark, represents approximately 8.7% of the pro forma aggregate annualized base rent as of September 30, 1996 and 5.0% of the pro forma net rentable square feet at the Properties. Although the Company believes that it has a good relationship with each of its principal tenants, the Company's revenues and Cash Available for Distribution to shareholders would be disproportionately and adversely affected if any of these tenants did not renew their lease or leases with the Company upon expiration or renewed their leases on terms less favorable to the Company.



     Financially Distressed Tenants. In the event of any default by a tenant, the Company may experience delays in enforcing its rights as a landlord and may incur substantial costs in protecting its investment. In addition, at any time a tenant of the Properties may seek the protection of bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby cause a reduction in Cash Available for Distribution to shareholders. Four of the Company's tenants are currently in bankruptcy proceedings. Such tenants are parties to leases providing for payments representing approximately $199,000 of aggregate annualized base rent as of September 30, 1996. There can be no assurance that these or other tenants will not reject their leases in a bankruptcy proceeding or that the Company will not experience significant tenant defaults in the future, each of which could have an adverse effect on the Company's revenues and Cash Available for Distribution to shareholders.



     Competition. The Company competes with a number of real estate developers, operators, and institutions for tenants and acquisition opportunities. Many of these competitors have significantly greater resources than the Company. No assurances can be given that such competition will not adversely affect the Company's revenues and Cash Available for Distribution to shareholders.


     Illiquidity of Real Estate. Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, the Code limits the Company's ability to sell properties held for fewer than four years, which may affect the Company's ability to sell properties without adversely affecting returns to shareholders.


     Changes in Laws. Because increases in income and service taxes are generally not passed through to tenants under leases, such increases may adversely affect the Company's cash flow and its ability to make expected distributions to shareholders. The Properties are also subject to various federal, state, and local regulatory requirements, such as requirements of the ADA and state and local fire and safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. The Company believes that the Properties are currently in material compliance with all such requirements. However, there can be no assurance that these requirements will not change or that new requirements will not be imposed which would require significant unanticipated expenditures by the Company and could have an adverse effect on the Company's cash flow and ability to make distributions.


     Compliance with Americans with Disabilities Act. Under the ADA, all public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA requirements could require removal of access barriers and noncompliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. Although the Company believes that the Properties are in material compliance with these requirements, the Company may incur additional costs to comply with the ADA. Although the Company believes that such costs will not have a material adverse effect on the Company, if required changes involved a greater expenditure than the Company currently anticipates, the Company's ability to make expected distributions could be adversely affected.


     Risks Associated with Partnership and Joint Venture Property Ownership Structures. The Company owns its interests in 23 of the Initial Properties through the Operating Partnership and it expects that the 13 Acquisition Properties will be held by the Operating Partnership. In addition, the Company may also participate with other entities in property ownership through joint ventures or partnerships in the future.

Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including the possibility that the Company's partners or co-venturers might become bankrupt, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company and that such partners or co-venturers may be in a position to take action contrary to the Company's instructions or requests or contrary to the Company's policies or objectives, including the Company's policy with respect to maintaining its qualification as a REIT. The Company will, however, seek to maintain sufficient control of such partnerships or joint ventures to permit the Company's business objectives to be achieved. There is no limitation under the Company's organizational documents as to the amount of funds that may be invested in partnerships or joint ventures.

RISKS ASSOCIATED WITH INDEBTEDNESS


     Debt Financing and Existing Debt Maturities. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest and, the risk that existing indebtedness on the Properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. Upon the closing of the Offering and the Concurrent Investments and the application of the net proceeds therefrom, the Company expects to have outstanding indebtedness of approximately $36.8 million, which will have principal repayments of $3.0 million, $13.6 million, $9.4 million, $2.7 million, and $7.9 million in 1997, 1998, 1999, 2000 and 2001, respectively. In addition, upon the closing of the Offering, it is expected that the Company will enter into the $80 million Credit Facility that will have a term of two years. If principal payments due at maturity cannot be refinanced, extended, or paid with the proceeds of other capital transactions, such as new equity capital, the Company may not be able to pay distributions at expected levels and to repay all such maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates, the interest expense relating to such refinanced indebtedness would increase, which could adversely affect the Company's cash flow and its ability to make expected distributions to its shareholders. In addition, if the Company is unable to meet its obligations under any of its mortgage financings (including the Credit Facility), the Properties securing such indebtedness could be foreclosed on, which would have a material adverse effect on the Company and its ability to make expected distributions and, depending on the number of Properties foreclosed on, could threaten the continued viability of the Company. See "Policies With Respect to Certain Activities -- Financing Policies."



     Risk of Rising Interest Rates and Variable Rate Debt. Upon the closing of the Offering and the Concurrent Investment and the application of the use of proceeds therefrom, the Company will have outstanding approximately $4.1 million of variable rate indebtedness. In addition, the Credit Facility will bear interest at a variable rate. See "Business and Properties -- Credit Facility." In addition, the Company may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness would increase the Company's interest expense, which could adversely affect the Company's cash flow and its ability to pay expected distributions to shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."



     No Limitation on Debt. Upon the closing of the Offering and the Concurrent Investments and the application of the net proceeds therefrom, on a pro forma basis the debt-to-total market capitalization ratio of the Company will be approximately 21.6%. Although the Company has adopted a policy that limits the debt-to-total market capitalization ratio of the Company to 50%, the organizational documents of the Company do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Trustees could alter or eliminate this policy. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and, consequently, Cash Available for Distribution and could increase the risk of default on the Company's indebtedness.

HISTORICAL LOSSES


     The Company had net losses of approximately $824,000 for the year ended December 31, 1995 and approximately $128,000 for the nine-month period ended September 30, 1996. The SSI/TNC Properties also experienced net losses of approximately $2.2 million, $1.8 million, and $1.3 million for the years ended December 31, 1993 and 1994, and the six months ended June 30, 1996, respectively. These net losses reflect certain noncash charges such as depreciation and amortization as well as the substantial interest expense associated with the acquisition and development financing of the Initial Properties. These historical results may not be indicative of future results. Nonetheless, there can be no assurance that the Company will not incur net losses in the future.



RISK OF ACQUISITION, DEVELOPMENT, AND RENOVATION ACTIVITIES


     The Company intends to continue acquiring office and industrial properties. See "Business and Growth Strategies." Acquisitions of office and industrial properties entail risks that investments will fail to perform in accordance with expectations. Estimates of renovation costs and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.


     The Company anticipates that future acquisitions and renovations may be financed through a combination of advances under the Credit Facility, other lines of credit and other forms of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms.



     While the Company has generally limited its acquisition, development, renovation, management, and leasing business primarily to the Market, it is possible that the Company will in the future expand its business to new geographic markets. The Company will not initially possess the same level of familiarity with new markets outside of the Suburban Philadelphia Office and Industrial Market, which could adversely affect its ability to acquire, develop, manage, or lease properties in any new localities. Changing market conditions, including competition from other purchasers of Class A suburban office and industrial properties, may diminish the Company's opportunities for attractive additional acquisitions.


     The Company also intends to review from time to time the possibility of developing and constructing office buildings and other commercial properties. Risks associated with the Company's development and construction activities may include: (i) abandonment of development opportunities; (ii) construction costs of a property exceeding original estimates, possibly making the property uneconomical; (iii) occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; (iv) financing may not be available on favorable terms for development of a property; and (v) construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs. In addition, new development activities, regardless of whether they would ultimately be successful, typically require a substantial portion of management's time and attention. Development activities would also be subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations.

TAX RISKS

     Consequences of Failure to Qualify as a REIT. Since 1986, the Company has operated, and continues to operate, in such a manner as to qualify as a REIT under the Code. Although the Company believes that it is currently organized and will continue to operate so as to qualify as a REIT, no assurance can be given that the Company will qualify or remain qualified as a REIT in the future. Qualification as a REIT involves the application of highly technical and complex Code provisions, many of which have only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must pay distributions to its shareholders aggregating at least 95% of its REIT taxable income (excluding net capital gains). The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is even greater in the case of a REIT that holds its assets in partnership form. In addition, no assurance can be given that future legislation, new regulations, administrative interpretations, or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. The Company is relying on the opinion of Arthur Andersen LLP, tax advisor to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such tax opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. Such tax opinion is not binding on the IRS or any court. See "Federal Income Tax Considerations."



     One of the requirements for maintaining REIT status is that a REIT not own more than 10% of the voting stock of a corporation other than the stock of a qualified REIT subsidiary (of which the REIT is required to own all of such stock) and stock in another REIT. The Operating Partnership owns 5% of the voting common stock and all of the non-voting preferred stock of the Management Company and, therefore, the Company believes it will comply with this rule. However, the IRS could contend that the Operating Partnership's ownership of all of the non-voting preferred stock of the Management Company should be viewed as voting stock because of its substantial economic position in the Management Company. If the IRS were to be successful in such a contention, the Company's status as a REIT would be lost and the Company would become subject to Federal corporate income tax on its net income, which would have a material adverse affect on the Company's Cash Available for Distribution. See "Federal Income Tax Considerations."



     If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at the applicable corporate rate. In addition, unless it were entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This disqualification would reduce the funds of the Company available for investment or distribution to shareholders because of the additional tax liability of the Company for the year or years involved. If the Company were to fail to qualify as a REIT, it no longer would be subject to the distribution requirements of the Code. To the extent that distributions to shareholders would have been made in anticipation of the Company's qualifying as a REIT, the Company might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax. Although the Company currently intends to operate in a manner designed to allow it to qualify as a REIT, it is possible that future economic, market, legal, tax, or other considerations may cause the Board of Trustees to revoke the REIT election. See "Federal Income Tax Considerations."


     Required Distributions; Potential Requirement to Borrow. To obtain the favorable tax treatment associated with qualification as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its REIT taxable income (excluding net capital gain). In addition, the Company will be subject to tax on its undistributed net taxable income and net capital gain, and a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income plus 95% of its capital gain net income for the calendar year, plus certain undistributed amounts from prior years.


     The Company intends to make distributions to its shareholders to comply with the distribution provisions of the Code and to avoid income and other taxes. The Company's income will consist primarily of the Company's share of the income of the Operating Partnership and the Properties it owns directly, and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership and cash flow from the Properties it owns directly. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or the Operating Partnership), the effect of required debt amortization payments and the possible redemption by the Company of the Preferred Shares could require the Company, on its own behalf or through the Operating Partnership, to borrow funds on a short-term basis to meet the distribution requirements in order to remain qualified as a REIT. In such instances, the Company, in order to avoid adverse tax consequences, might need to: (i) borrow funds even if management believed that then prevailing market conditions generally were not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations; and/or (ii) liquidate investments on adverse terms. For Federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital or a combination thereof. The Company will provide its shareholders with an annual statement indicating the tax character of the distributions. See "Federal Income Tax Considerations."

     Distributions by the Company will be determined by the Board of Trustees and will be dependent on a number of factors, including Cash Available for Distribution, the Company's financial condition, any decision by the Board of Trustees to reinvest funds rather than to distribute such funds, the Company's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trustees deems relevant. Accordingly, there is no assurance that the Company will maintain its distribution rate or continue to satisfy the annual distribution requirements so as to qualify as a REIT.


     Consequences of Failure of the Operating Partnership (or a Subsidiary Partnership) to be Treated as a Partnership. The Company will receive an opinion of Arthur Andersen LLP, tax advisor to the Company, stating that, assuming that the Operating Partnership and each subsidiary partnership is being operated in accordance with its respective organization documents, the Operating Partnership and each of the subsidiary partnerships will be treated as a partnership and not as an association taxable as a corporation, for federal income tax purposes. Such opinion is not binding on the IRS. If the IRS were to successfully challenge the tax status of the Operating Partnership or any of its subsidiary partnerships for federal income tax purposes, the Operating Partnership or the affected subsidiary partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for federal income tax purposes. The imposition of a corporate tax on the Operating Partnership or any of the subsidiary partnerships would also reduce the amount of Cash Available for Distribution to the Company and its shareholders. See "Federal Income Tax Considerations -- Income Taxation of the Operating Partnership, the Title Holding Partnerships and Their Partners."


     Other Tax Liabilities. Even if the Company qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. In addition, the Management Company generally is subject to federal and state income tax at regular corporate rates on its net taxable income, which will include the Management Company's management, leasing and related service business. If the Company has net income from a prohibited transaction, such income will be subject to a 100% tax. See "Federal Income Tax Considerations."

     Real Estate Transfer Taxes. The transfers of 10 Properties to the Operating Partnership or a subsidiary partnership have been structured as transfers of 89% of the capital interests and 99% of the cash flow and profits interests in the limited partnerships owning such Properties with the Residual Interests to be acquired by the Operating Partnership not later than September 1999. This transaction structure is intended to comply with the provisions of informal advice from the Pennsylvania Department of Revenue to the effect that such transfers are not subject to Pennsylvania real estate transfer taxes. However, the Company has not obtained a formal ruling from the Pennsylvania Department of Revenue on this issue. If the Company desired or were required, for financing purposes or otherwise, to acquire such Residual Interests within such period, the Company could be required to pay real estate transfer taxes in an amount aggregating approximately $640,000. Transfer of an eleventh Property (16 Campus Boulevard) to the Operating Partnership was structured in a similar manner in order to avoid certain transfer taxes, although a tenant in such Property holds a 35% profits interest in the applicable partnership.

ERISA


     Depending upon the particular circumstances of the plan, an investment in Common Shares may be an appropriate investment for an ERISA Plan, a Qualified Plan, or an IRA. In deciding whether to purchase Common Shares, a fiduciary of an ERISA Plan, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, and the effect of the "plan asset" regulations issued by the U.S. Department of Labor. See "ERISA Considerations."

POSSIBLE ENVIRONMENTAL LIABILITIES



     General. Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with contamination. The cost of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental fines and injuries to persons and property. All of the Properties have been subject to a Phase I or similar environmental site assessment (which involves general inspections without soil sampling or groundwater analysis) completed by independent environmental consultants. Except as indicated below with respect to the Whitelands Business Park in Exton, Pennsylvania (the "Whitelands Property"), these environmental site assessments have not revealed any significant environmental liability, nor is the Company aware of any environmental liability with respect to the Properties that the Company's management believes would have a material adverse effect on the Company. An environmental assessment has identified environmental contamination of potential concern with respect to the Whitelands Property. Petroleum products, solvents and heavy metals were detected in the groundwater. These contaminants are believed to be associated with debris deposited by third parties in a quarry formerly located on the Whitelands Property. The Whitelands Property previously appeared on the Comprehensive Environmental Response Compensation and Liability Information System List, a list maintained by the United States Environmental Protection Agency (the "EPA") of abandoned, inactive or uncontrolled hazardous waste sites which may require cleanup. The EPA conducted a preliminary assessment of the Property in 1984, and subsequently the Whitelands Property was removed from the list. While the Company believes it is unlikely that it will be required to undertake remedial action with respect to such contamination, there can be no assurance in this regard. If the Company were required to undertake remedial action on the Whitelands Property, it has been indemnified through August 2001 against the cost of such remediation by SSI, subject to a limitation of approximately $2.0 million. In the event SSI is unable to fulfill its obligations under its indemnity agreement or the Company is required to undertake remedial action after the expiration of the indemnity, the costs associated with any remediation could materially and adversely impact Cash Available for Distribution. Because the Company does not believe that any remediation at the Whitelands Property is probable, no amounts have been accrued for any such potential liability.


     No assurance can be given that existing environmental studies with respect to the Properties reveal all environmental liabilities or that any prior owner of any such property did not create any material environmental condition not known to the Company. Moreover, no assurance can be given that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of properties in the vicinity of the Properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company.

UNINSURED LOSSES


     The Company carries comprehensive liability, fire, flood (where appropriate), extended coverage, and rental loss insurance for the Initial Properties (and will carry such coverage for the Acquisition Properties), with policy specification and insured limits which the Company believes are adequate and appropriate under the circumstances. There are certain types of losses (such as from nuclear accidents, wars, civil disturbances, and environmental matters) that generally are not insured against because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of the insured limits occur, the Company could lose both its investment in, and anticipated future revenues and cash flow from, the affected Property and would continue to be obligated in respect of any recourse mortgage indebtedness or other financial obligations on such Property. Any such loss would adversely affect the Company. Moreover, as the general partner of the Operating Partnership, the Company will be liable for any of the Operating Partnership's unsatisfied obligations other than the non-recourse obligations.


RISK OF THIRD-PARTY MANAGEMENT, LEASING, AND RELATED SERVICE BUSINESS


     Possible Termination of Management Contracts. The Company intends to selectively pursue the management of properties owned by third parties. Risks associated with the management of properties owned by third parties include the risk that the management contracts (which are generally cancelable upon 30 days' notice or upon certain events, including sale of the property) will be terminated by the property owner or will be lost in connection with a sale of such property, that contracts may not be renewed upon expiration or may not be renewed on terms consistent with current terms and that the rental revenues upon which management fees are based will decline as a result of general real estate market conditions or specific market factors affecting properties managed by the Company, resulting in decreased management fee income.

     Possible Adverse Consequences of Lack of Control Over the Business of the Management Company. In order to satisfy certain technical requirements applicable to REITs, certain of the executive officers, as partners of a general partnership that holds 95% of the voting common stock of the Management Company, and not the Company, have the ability to elect the board of directors of the Management Company. The Company is not able to elect directors of the Management Company and, consequently, the Company has no ability to influence the decisions of such entity. As a result, the board of directors and management of the Management Company may implement business policies or decisions that would not have been implemented by persons controlled by the Company and that are adverse to the interests of the Company or that lead to adverse financial results, which would adversely affect the Company's ability to pay distributions to shareholders.

CHANGES IN POLICIES WITHOUT SHAREHOLDER APPROVAL


     The investment, financing, borrowing, and distribution policies of the Company, and its policies with respect to all other activities, including its growth, debt, capitalization, distributions, REIT status, and operating policies, is determined by the Board of Trustees. Although the Board of Trustees has no present intention to amend or revise any of these policies, these policies may be amended or revised from time to time at the discretion of the Board of Trustees without notice to or a vote of the shareholders of the Company. See "Policies with Respect to Certain Activities." Accordingly, shareholders may not have control over changes in policies of the Company and changes in the Company's policies may not fully serve the interests of all shareholders. A change in these policies could adversely affect the Company's distributions, financial condition, results of operations or the market price of Common Shares.


INFLUENCE OF EXECUTIVE OFFICERS, TRUSTEES AND PRINCIPAL SHAREHOLDERS


     None of the Trustees, officers or other shareholders of the Company are selling Common Shares in the Offering. Upon the closing of the Offering and the Concurrent Investments, all Trustees and executive officers as a group will own approximately 5.9% of the total issued and outstanding Common Shares (assuming the conversion of all Preferred Shares to be issued in the SERS Transaction into Common Shares and the conversion of all Units held by Trustees and executive officers into Common Shares). Such ownership would increase to 9.5% if all options and warrants held by them were exercised. Upon the closing of the Offering and the Concurrent Investments, SERS will own 481,818 Preferred Shares (convertible under certain circumstances into 1,606,060 Common Shares), 636,363 Common Shares, and warrants to purchase an additional 133,333 Common Shares (representing 26.8% of the outstanding Common Shares assuming conversion of such Preferred Shares and exercise of such warrants). Accordingly, such persons will have substantial influence on the Company, which influence might not be consistent with the interests of other shareholders, and may in the future have a substantial influence on the outcome of any matters submitted to the shareholders for approval. See "Principal Shareholders." In addition, the Company's Declaration of Trust, subject to certain exceptions, authorizes the Trustees to take such actions as are necessary and desirable to preserve its qualification as a REIT and pursuant to such authority the Board of Trustees has agreed to limit any person to direct or indirect ownership of no more than 9.8% in value of the Company's outstanding shares of beneficial interest (the "Ownership Limit"). Excepted from the Ownership Limit is SSI who will, immediately following completion of the Offering (and assuming the conversion of all Preferred Shares to be issued in the SERS Transaction into Common Shares), beneficially own 8.3% of the Common Shares assuming the conversion of all Units held by SSI into Common Shares. However, SERS is subject to a separate contractual ownership limitation of 14.75%. The ownership restrictions could have the effect of further solidifying the control SSI has over the Company.


DEPENDENCE ON KEY PERSONNEL


     The Company is dependent on the efforts of its executive officers, particularly Anthony A. Nichols, Sr. and Gerard H. Sweeney. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company. Messrs. Nichols and Sweeney have entered into employment agreements with the Company. However, these agreements do not restrict the ability of either Mr. Nichols or Mr. Sweeney to become employed by a competitor of the Company following termination of his employment with the Company. See
"Management -- Employment Agreements."


LIMITS ON CHANGES IN CONTROL


     Certain provisions of the Declaration of Trust and bylaws (the "Bylaws") may have the effect of delaying, deferring, or preventing a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company. For example, such provisions may: (i) deter tender offers for the Common Shares, which offers may be attractive to the shareholders; or (ii) deter purchases of large blocks of Common Shares, thereby limiting the opportunity for shareholders to receive a premium for their Common Shares over then-prevailing market prices. See "Description of Shares of Beneficial Interest" and "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws." These provisions include the following:



     Ownership Limit Necessary to Maintain REIT Qualification. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of the Company's outstanding Shares may be owned, actually or constructively, under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities, other than, in general, qualified domestic pension funds) at any time during the last half of any taxable year (other than the first taxable year for which the election to be taxed as a REIT has been made). In order to protect the Company against the risk of losing REIT status due to the concentration of ownership among its shareholders, the Ownership Limit adopted by the Board of Trustees pursuant to the Declaration of Trust limits direct or indirect ownership to 9.8% in value of the outstanding Shares, subject to certain exceptions. See "Description of Shares of Beneficial Interest -- Restrictions on Transfer." The Board of Trustees could waive this restriction with respect to a particular shareholder if it were satisfied, based upon the advice of tax counsel, that ownership by such shareholder in excess of the Ownership Limits would not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decided such action would be in the best interests of the Company. Actual or constructive ownership of Common Shares in excess of the Ownership Limits will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of shares in excess of the Ownership Limits and such shares will be automatically transferred to a trust for the benefit of a person to whom an interest in the Common Shares may be permissably transferred. Such transferee shall have no right to vote such shares or be entitled to distributions with respect to such shares.



     Preferred Shares. The Company's Declaration of Trust authorizes the Board of Trustees to issue up to 5,000,000 preferred shares and to establish the preferences, rights, and other terms (including the right to vote and the right to convert into Common Shares) of any shares so issued. See "Description of Shares of Beneficial Interest -- Shares -- Preferred Shares of Beneficial Interest." In addition to the Preferred Shares to be issued in the SERS Transaction, the Board of Trustees could establish a series of preferred shares that could have the effect of delaying, deferring, or preventing a tender offer or a change in control of the Company that might involve a premium price of the Common Shares or otherwise be in the best interests of the shareholders.


     Exemptions from the Maryland Business Combination Law. Under the Maryland General Corporation Law, as amended ("MGCL"), as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the trust's shares (an "Interested Shareholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees prior to the time that the Interested Shareholder becomes an Interested Shareholder. Pursuant to the statute, the Company has exempted any business combination involving SSI, TNC, Gerard H. Sweeney and any affiliate or associate of theirs from the business combination statute and, consequently, the five-year prohibition and the super-majority vote requirements described above will not apply to business combinations between any of them and the Company. As a result, SSI, TNC, Mr. Sweeney, and affiliates and associates thereof (including Mr. Nichols) may be able to enter into business combinations with the Company, which may not be in the best interest of the shareholders, without compliance by the Company with the super-majority vote requirements and other provisions of the statute. In addition, the Company has exempted any business combination involving SERS or the SERS Voting Trust and any of their respective affiliates or associates, and Morgan Stanley Asset Management Inc. and the Morgan Stanley Funds and any of the respective affiliates or associates from the business combination statute. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws -- Business Combinations."



     Maryland Control Share Acquisition Statute. The MGCL, as applicable to real estate investment trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. If voting rights are not approved at a meeting of shareholders, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. Pursuant to the statute, the Company has exempted any and all acquisitions by SSI, TNC, and any current or future affiliate or associate of theirs from the control shares statute. As a result, SSI or TNC will be able to possess voting power not generally available to other persons and the effect may be to further solidify their control of the Company. In addition, pursuant to to the statute, the Company has exempted any and all acquisitions by SERS and the SERS Voting Trust and any of their respective affiliates or associates and Morgan Stanley Asset Management Inc. and the Morgan Stanley Funds and any of the respective affiliates or associates from the control shares statute. Common Shares beneficially owned by Richard M. Osborne have not been exempted from the statute. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws -- Control Share Acquisitions."


EFFECT ON PRICE OF SHARES AVAILABLE FOR FUTURE SALE


     Sales of a substantial number of Common Shares, or the perception that such sales could occur, could adversely affect prevailing prices for the Common Shares. The Company has reserved: (i) 509,856 Common Shares for issuance upon conversion of Units; (ii) 627,067 Common Shares for issuance upon exercise of outstanding options and warrants (after giving effect to the 45,844 additional warrants to be issued in connection with the prepayment of the Osborne Loan and the 133,333 warrants to be issued in the SERS Transaction); and (iii) 1,606,060 Common Shares issuable upon conversion of the Preferred Shares. In addition, the Company may issue additional equity securities in connection with future acquisitions. Each of

SSI, TNC, the SERS Voting Trust, the Trustees and executive officers of the Company and certain of their respective affiliates have agreed, subject to certain limited exceptions, not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any Common Shares, or any securities convertible into or exercisable or exchangeable for Common Shares, during the 180-day period after the effective date of this Prospectus (the "Lock-Up Period") without the prior written consent of Smith Barney Inc. The Company has also agreed with the Underwriters not to offer, sell, contract to sell or issue Common Shares or securities convertible into or exercisable for Common Shares (except in the Concurrent Investments or pursuant to the conversion of outstanding Units or Preferred Shares, the exercise of outstanding options or warrants, and the prepayment of the Osborne
Loan) during the Lock-up Period. See "Shares Available for Future Sale." At the conclusion of such periods, the Common Shares issuable upon the exchange of Units or Preferred Shares or the exercise of outstanding options or warrants may be sold in the public market pursuant to the registration statement the Company is obligated to file prior to 1997 or pursuant to any available exemptions from registration. No prediction can be made regarding the effect that future sales of Company securities will have on the market price of Common Shares.


IMMEDIATE DILUTION


     As more fully set forth under "Dilution," the pro forma net tangible book value per share of the assets of the Company after the Offering will be substantially less than the expected public offering price per share in the Offering. Accordingly, shareholders acquiring Common Shares in the Offering will experience an immediate dilution of $1.13 per share (based on an assumed public offering price of $16.50, the last reported sale price of the Common Shares on the AMEX on November 6, 1996 after giving effect to the Reverse Split) in the net tangible book value of the Common shares.


EFFECT ON HOLDERS OF COMMON SHARES OF AN ISSUANCE OF PREFERRED SHARES


     The Board of Trustees is empowered by the Company's Declaration of Trust to designate and issue from time to time one or more classes or series of preferred shares without shareholder approval. The Board of Trustees may determine the relative rights, preferences, and privileges of each class or series of preferred shares so issued. See "Description of Shares of Beneficial
Interest -- Shares -- Preferred Shares of Beneficial Interest." Because the Board of Trustees has the power to establish the preferences and rights of each class or series of Preferred Shares, it may afford the holders in any series or class of preferred shares preferences, distributions, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The Company has agreed to issue Preferred Shares to the SERS Voting Trust in the SERS Transaction. See "The Company -- The SERS Transaction."



EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON SHARES


     One of the factors that influences the market price of the Common Shares in the public market is the annual distribution rate on the shares. Increasing market interest rates may lead prospective purchasers of the Common Shares to demand a higher annual distribution rate from future distributions. Such an increase in the required distribution may adversely affect the market price of the Common Shares.

                                  THE COMPANY

GENERAL


     The Company is a self-administered, self-managed and fully integrated REIT engaged in the ownership, management, leasing, acquisition and development of primarily suburban office properties. The Initial Properties consist of 23 suburban office buildings and one industrial facility containing an aggregate of approximately 1.3 million net rentable square feet located primarily in the Suburban Philadelphia Office and Industrial Market. In addition, the Company has entered into agreements to purchase on or prior to the closing of the Offering, the 13 Acquisition Properties, which contain an aggregate of approximately 700,000 net rentable square feet located primarily in the Market. The SERS Properties (which account for nine of the 13 Acquisition Properties) will be acquired for an aggregate purchase price of approximately $30.3 million, payable as follows: (i) by issuing the Preferred Shares that, subject to certain conditions, are convertible into 1,606,060 Common Shares; (ii) by agreeing to make deferred payments aggregating $3.8 million in cash or Preferred Shares; and
(iii) by issuing to SERS two-year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share. See "-- The SERS Transaction." The purchase prices for the four remaining Acquisition Properties aggregate $22.8 million in cash. The Company developed 19 of the Initial Properties and will manage 36 of the Properties upon the closing of the Offering. In addition, the Company manages approximately 575,000 net rentable square feet at office properties on behalf of third parties and approximately 159,000 net rentable square feet at the Option Properties. As of September 30, 1996, the Properties were approximately 94.3% leased to 222 tenants.



     The Properties consist primarily of suburban office and industrial buildings (36 of which are Class A properties). The Company considers Class A suburban office and industrial properties to be those that have desirable locations, are well maintained and professionally managed and have the potential of achieving rental and occupancy rates that are typically at or above those prevailing in their respective markets. The average age of the Properties is approximately 10.8 years. The Company's 10 largest tenants (based on pro forma annualized base rents at September 30, 1996) aggregate approximately 29.8% of the Company's total base rent and approximately 27.5% of the Company's net rentable square feet and have a weighted average remaining lease term of approximately 7.8 years. As of September 30, 1996, no single tenant accounted for more than 8.7% of the Company's pro forma aggregate annualized base rent and only 30 tenants individually represented more than 1.0% of such aggregate annualized base rent.



     Leases representing approximately 58.5% of the net rentable square footage at the Properties were signed during the period January 1, 1993 through December 31, 1995, a time when management believes market rental rates were at or below current market rental rates. This belief is supported by the fact that for the nine months ended September 30, 1996: (i) renewal leases at the Initial Properties were signed covering approximately 154,000 net rentable square feet of office space at a weighted average rental rate of $13.25 per square foot, compared to leases that expired for that space during such period with a weighted average rental rate of $12.66 per square foot (representing a 4.7% increase); and (ii) new leases at the Initial Properties were signed covering approximately 264,000 net rentable square feet of office space at a weighted average rental rate of $15.96 per square foot, compared to leases that expired for that space during such period with a weighted average rental rate of $14.52 per square foot (representing a 9.9% increase). In all cases, weighted average rental rates include expense recoveries, free rent and scheduled rent increases that would be taken into account under generally accepted accounting principles. The Company believes that the strength of its leasing department and tenant retention capabilities should enable it to continue to capitalize on rental rate differentials as the Company's leases expire.

     The Company expects to focus its office and industrial building ownership in submarkets located within the Suburban Philadelphia Office and Industrial Market where it believes it can accumulate a critical mass of properties in order to enhance operating efficiencies and, in turn, cash flow. The Company's primary business objective is to realize and maximize growth in cash flow per share and to increase shareholder value by:



     - optimizing cash flow from the Properties through continued active property management and prudent operating strategies;



     - acquiring Class A suburban office and industrial properties and/or portfolios of such properties located in the Market and surrounding areas at prices that are below replacement cost and at yields which exceed the Company's cost of capital;


     - redeveloping and improving acquired properties and, to a lesser extent, developing build-to-suit properties as opportunities arise;

     - generating third party fee-related revenues; and

     - operating within a conservative capital structure with financing policies that allow for continued growth.


     According to the C&W Mid-Year Report, the office and industrial market located in the Philadelphia metropolitan area, which includes the Suburban Philadelphia Office and Industrial Market, contains an aggregate of approximately 383.3 million net rentable square feet. In addition, the Company believes that the Suburban Philadelphia Office and Industrial Market has significant rental growth potential due to declining vacancy rates, limited new construction and steady employment growth. Furthermore, the Company believes that the Market contains opportunities to acquire Class A suburban office and industrial properties at attractive yields and at prices which are significantly below replacement costs. The Company's confidence in the Market is bolstered by the fact that the Class A office direct vacancy rate in the six Pennsylvania counties within the Market (Bucks, Chester, Delaware, Lehigh, Montgomery and Northampton) fell from approximately 16.4% at June 30, 1995 to approximately 9.1% at June 30, 1996, and the Class A office direct vacancy rate in the two New Jersey counties within the Market (Burlington and Camden) fell from approximately 18.4% at June 30, 1995 to approximately 11.3% at June 30, 1996, according to the C&W Mid-Year Report. The overall vacancy rates within the Market of 12.4% also compare favorably with the overall average national office vacancy rate of 14.2% at June 30, 1996. In addition, the net absorption of office space for the Market was approximately 1.3 million net rentable square feet for the six-month period ended June 30, 1996 compared to a negative net absorption of 80,000 net rentable square feet for the six-month period ended June 30, 1995, according to the C&W Mid-Year Report.



     The Company commenced its operations in 1986 as a finite life REIT that owned eight properties. In October 1994, the Company's shareholders approved amendments to the Company's Declaration of Trust that eliminated the Company's finite life status and increased the Company's authorized capital. Since that time, the Company has sought to enhance the value of its portfolio by: (i) actively managing its Properties; (ii) exploring acquisitions of individual and portfolio properties in its submarkets; and (iii) seeking financing transactions that could be used to fund future growth. These efforts culminated in the SSI/TNC Transaction in which the Company acquired substantially all of the real estate holdings of SSI, and SSI's real estate affiliate, TNC, a private real estate development and management services company operating in the Market. SSI is a publicly-traded company that invests in and actively supports technology-driven growth companies. As of September 30, 1996, SSI owned significant investments in more than 20 companies, including the following publicly-traded companies: Novell, Inc., CompuCom Systems, Inc., Cambridge Technology Partners (Massachusetts), Inc., Coherent Communications Systems Corporation, USDATA Corporation and Integrated Systems Consulting Group, Inc.



     The SSI/TNC Transaction included the acquisition by the Company of 19 office and industrial properties (containing approximately 958,000 net rentable square feet with an occupancy rate of approximately 93.8% as of September 30,
1996) and an option to acquire the four Option Properties, each of which is located in the Market. The SSI/TNC Transaction also included the combination of the real estate management, marketing and development functions of TNC with those of the Company. The Company believes that the SSI/TNC Transaction has significantly enhanced its position as an owner and operator of office and industrial properties in the Market.


     Since 1982, TNC has operated exclusively in the Suburban Philadelphia Office and Industrial Market and has been responsible for the development of approximately 3.2 million square feet of office and industrial properties in the Market, including the development of build-to-suit facilities for GMAC (former Mortgage Division headquarters), Penn Mutual Life Insurance Company (headquarters), Advanta Corp. (former headquarters), Sartomer Company, Inc. (a U.S. subsidiary of TOTAL)(headquarters), General Accident Group, General Electric, Ford Motor Company and ARCO Chemical. In addition, TNC acquired, developed, marketed and managed nine corporate campuses.


     The Company is led by an experienced management team, senior members of which include Anthony A. Nichols, Sr., Chairman of the Board and former President of TNC, and Gerard H. Sweeney, President and Chief Executive Officer. The Company's four senior executives have an average of approximately 22 years of real estate experience. In aggregate, the Company's management team has been responsible for the management of approximately 7.5 million square feet and the development of approximately 3.2 million square feet of office and industrial properties primarily within the Market.

THE SSI/TNC TRANSACTION


     On August 22, 1996, the Company completed the SSI/TNC Transaction pursuant to which the Operating Partnership acquired: (i) directly, title to six suburban office properties located in the Suburban Philadelphia Office and Industrial Market; (ii) indirectly, through subsidiary limited partnerships (collectively, the "Title Holding Partnerships"), controlling interests in 13 additional suburban office properties located in the Market; and (iii) all of the non-voting preferred stock and 5% of the voting common stock (which collectively are entitled to receive 95% of the dividends) of the Management Company. The Operating Partnership, together with a subsidiary of the Company, acquired two Title Holding Partnerships that own two of the Initial Properties. The Operating Partnership, together with a subsidiary of the Company, acquired an 89% capital interest and a 99% cash flow and profits interest in 10 of the 13 Title Holding Partnerships, and an 89% capital interest and a 64% cash flow and profits interest in an eleventh Title Holding Partnership. Except as indicated below, ownership of the Residual Interests in these Title Holding Partnerships was retained by TNC and SSI in order to avoid the incurrence of transfer taxes in connection with the Company's acquisition of the Properties owned by the Title Holding Partnerships. A tenant in one of the Properties owned by a Title Holding Partnership (16 Campus Boulevard, Newtown Square) holds a subordinated 35% cash flow interest in such partnership. See "Structure of the Company -- Ownership."



     The Company acquired its interests in the SSI/TNC Properties, together with approximately $426,000 in cash, in exchange for: (i) 258,333 Common Shares; (ii) a six-year warrant to purchase 258,333 Common Shares at an exercise price of $19.50 per share; (iii) 495,837 Units, which are convertible into 495,837 Common Shares and (iv) the obligation of the Operating Partnership to acquire by September 1999 the Residual Interests in exchange for 44,322 Units, which are convertible into 44,322 Common Shares, plus an amount equal to all distributions that would have been payable in respect of such Units had they been issued as of the closing of the SSI/TNC Transaction. The Units are redeemable for cash or, at the option of the Company, for Common Shares. The SSI/TNC Properties were conveyed to the Operating Partnership subject to approximately $64.0 million in mortgage indebtedness as of the date of acquisition, a portion of which will be repaid from the net proceeds of the Offering and the Concurrent Investments. See "Use of Proceeds."



     Pursuant to the terms of the SSI/TNC Transaction, if certain mortgage indebtedness encumbering the Properties (as described below) is repaid at a discount, 75% of the resulting increase in equity created would be allocated to the original owners of such properties and 25% of such equity would be allocated to the Company through the issuance of additional interests in the Operating Partnership at the rate of one Unit for each $16.50 of additional equity so created. Following the closing of the Offering and the Concurrent

Investments and the application of the net proceeds therefrom, the mortgage indebtedness that is subject to this provision will have an outstanding principal balance of approximately $15.4 million and will encumber six of the SSI/TNC Properties. See "Business and Properties -- Mortgage Debt and Line of Credit."



     In addition, in connection with the SSI/TNC Transaction, SSI made loans to the Operating Partnership and a subsidiary in order to enable the Operating Partnership to pay certain expenses in connection with such transaction, provide working capital, make certain preferred distributions to the Company and finance tenant improvements (collectively, the "SSI Loan"). As of September 30, 1996, the outstanding balance of the SSI Loan, including accrued interest, was approximately $774,000. Upon the closing of the Offering, the SSI Loan and accrued interest thereon, will be repaid in full. See "Certain Relationships and Related Transactions -- Repayment of Certain Advances to SSI."



     Pursuant to the terms of the SSI/TNC Transaction, an affiliate of TNC granted the Operating Partnership the right to acquire, during the two-year period following the closing of the transaction (subject to two additional one-year extensions), the four Option Properties. Exercise of the option is subject to a right of first refusal in favor of, and the consent of, the holder of the mortgage encumbering the Option Properties. There can be no assurance that the Company will exercise its option or that the holder of such mortgage will consent to the exercise of the option. See "Business and Properties -- Option Properties: General."


     In connection with the SSI/TNC Transaction, the Company entered into two-year employment agreements with the Company's four executive officers and the Company issued to these four executive officers six-year warrants to purchase, in the aggregate, 220,000 Common Shares at an exercise price of $19.50 per share. See "Management -- Employment Agreements."


THE SERS TRANSACTION



     The Company has entered into an agreement with RAI Real Estate Advisers, Inc. (the "Voting Trustee"), as voting trustee of the SERS Voting Trust, to purchase the SERS Properties. The SERS Properties aggregate approximately 418,000 net rentable square feet, have an average age of approximately 12 years and are located in the Market. As of September 30, 1996, the SERS Properties were approximately 92.4% leased to 62 tenants. The SERS Properties will be acquired by the Company for an aggregate purchase price of $30.3 million, payable as follows: (i) by issuing 481,818 Preferred Shares that, subject to certain conditions, are convertible into 1,606,060 Common Shares; (ii) by agreeing to make deferred payments aggregating $3.8 million (as described below); and (iii) by issuing two-year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share. In addition, at the closing of the SERS transaction, SERS will deposit approximately $1.3 million into an escrow account to be used for tenant improvements and leasing commissions in the Greenwood Square and 500 North Gulph Road Properties.



     Each Preferred Share will entitle the holder to: (i) receive distributions equal to the distributions payable in respect of a number of Common Shares equal to the Conversion Number; (ii) vote, together with holders of Common Shares, as a class, and to cast the number of votes equal to the Conversion Number; and
(iii) a liquidation preference equal to the greater of (a) the amount that would have been payable with respect to the Common Shares into which such Preferred Shares would have been convertible immediately prior to the liquidation had the condition to convertibility been satisfied and (b) the product of $16.50 multiplied by the Conversion Number plus all declared but unpaid dividends. The Company will be required to pay $2.5 million of the deferred purchase price on June 30, 1998 and $1.3 million on December 31, 1999 in cash or, at the Company's option, through the issuance of additional Preferred Shares that will be convertible, subject to certain conditions, into a number of Common Shares equal to the applicable amount of the deferred purchase price divided by the greater of the Market Value Per Share or the Book Value Per Share (as such terms are defined in the Glossary).



     Prior to a Conversion Approval, Preferred Shares will be convertible into up to 181,325 Common Shares. In the event that a Conversion Approval has not occurred by July 1, 1997, holders of Preferred Shares will become entitled to receive distributions equal to 120% of the distributions payable in respect of a number of Common Shares equal to the Conversion Number. In the event that a Conversion Approval has not occurred by July 1, 1998, holders of Preferred Shares will have the right to require the Company to redeem their

Preferred Shares at the Redemption Price. SSI and Richard M. Osborne have agreed to vote Common Shares beneficially owned by them in favor of the unlimited conversion. See "Risk Factors -- Redemption of Preferred Shares."



     Concurrent with the closing of the Offering, the Company will issue to the SERS Voting Trust $10.5 million of Common Shares. See "-- SERS Private Placement" below.



OTHER PENDING ACQUISITIONS



     - The Company has signed an agreement of sale to purchase the Delaware Corporate Center (One Righter Parkway), a 104,828 net rentable square foot office building located in New Castle County, Delaware for $12.7 million in cash. The building was built in 1989 and was 100% leased as of September 30, 1996.



     - The Company has signed an agreement of sale to purchase two buildings in Horsham, Pennsylvania for an aggregate purchase price of $7.1 million in cash. The buildings include: 700 Business Center Drive, a 30,773 net rentable square foot office building built in 1986 and 800 Business Center Drive, a 51,236 net rentable square foot office building built in 1986. 700 and 800 Business Center Drive were each 100% leased, as of September 30, 1996.



     - The Company has signed an agreement of sale to purchase 8000 Lincoln Drive, a 54,923 net rentable square foot office building built in 1983 and located in Evesham, New Jersey, for $3.0 million in cash. The building was 100% leased as of September 30, 1996.



     These pending acquisitions are subject to completion of customary closing conditions (other than the completion of due diligence, which has occurred) and, as a result, no assurance can be given that these, or any other, acquisitions will be completed. If these acquisitions are consummated, the Company's portfolio will consist of 37 properties aggregating approximately 2.0 million net rentable square feet.



SERS PRIVATE PLACEMENT



     - Concurrent with the closing of the Offering the SERS Voting Trust has agreed, subject to certain conditions, to purchase $10.5 million of Common Shares directly from the Company in a private placement at the price per Common Shares sold in the Offering. See "The Company -- The SERS Private Placement."



MORGAN STANLEY PRIVATE PLACEMENT



     - Concurrent with the closing of the Offering the Morgan Stanley Funds advised by Morgan Stanley Asset Management Inc. have agreed to purchase $11.7 million in Common Shares directly from the Company in a private placement at a price per Common Share of $16.50. See "The Company -- The Morgan Stanley Private Placement."



THE MANAGEMENT COMPANY



     The Company conducts its real estate management services business through the Management Company. The Company manages all but one of the Initial Properties through the Management Company; the Twin Forks Building, located in North Carolina, is managed for the Company by an unaffiliated third party. The Company manages, through the Management Company, additional properties on behalf of unaffiliated third parties. As of September 30, 1996, the Management Company was managing properties containing an aggregate of approximately 2.0 million net rentable square feet, of which approximately 1.3 million net rentable square feet related to Initial Properties owned by the Company, 159,000 net rentable square feet related to the Option Properties, and approximately 575,000 net rentable square feet related to properties owned by unaffiliated third parties. The Company will manage each Acquisition Property following its acquisition through the Management Company. Through its ownership of 100% of the preferred stock and 5% of the common stock of the Management Company, the Operating Partnership is entitled to receive 95% of amounts paid as dividends by the Management Company. See "Structure of the Company -- Management Company."


     The Company was organized as a Maryland real estate investment trust in 1986. The Company's principal executive offices are located at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073 and its telephone number is 610-325-5600.

                         BUSINESS AND GROWTH STRATEGIES

GENERAL

     The Company's strategy is to focus its growth in the Suburban Philadelphia Office and Industrial Market. The Company believes that certain economic fundamentals in the Market provide an attractive environment for owning, acquiring and operating Class A office and industrial properties. This belief is supported by the following:


     - The recent decline in vacancy rates within the Market: the Class A office direct vacancy rate in the six Pennsylvania counties within the Market fell from approximately 16.4% at June 30, 1995 to approximately 9.1% at June 30, 1996, and the Class A office direct vacancy rate in the two New Jersey counties within the Market fell from approximately 18.4% at June 30, 1995 to approximately 11.3% at June 30, 1996, according to the C&W Mid-Year Report;



     - The net absorption of office space within the Market during the six-month period ended June 30, 1996 was approximately 1.3 million net rentable square feet compared to a negative net absorption of 80,000 net rentable square feet during the six-month period ended June 30, 1995, according to the C&W Mid-Year Report;



     - The weighted average Class A office rental asking rate of $18.94 per square foot within the Market, as identified in the C&W Mid-Year Report, compared to an average annualized rental rate of $15.15 per square foot at the Properties as of September 30, 1996; and



     - The limited new construction of office buildings within the Market during the 1990's, with construction being primarily on a build-to-suit basis. As reported by C&W, office development from January 1, 1995 through June 30, 1996 was limited to approximately 254,000 net rentable square feet in the Market, which contained a total office inventory of approximately
       43.7 million net rentable square feet as of June 30, 1996.


     The Company further believes that, based on its evaluation of market conditions, the growth rates attainable within the Suburban Philadelphia Office and Industrial Market will improve overall occupancy levels and rental rates and reduce owner leasing concessions.


     The Company believes that the foundation of its growth will consist of: (i) the quality and strategic location of the Properties; (ii) the strengthening economy and real estate fundamentals of the Market; (iii) the knowledge and experience of its senior management team; (iv) the limited new construction of office space in the Market; (v) the presence of distressed sellers and inadvertent owners (through foreclosure or otherwise); and (vi) the limited capital available to many of the Company's competitors for acquisitions and capital improvements. The Company expects to focus its office building ownership in submarkets located within the Market where it believes it can accumulate a critical mass of Properties in order to enhance operating efficiencies and, in turn, cash flow.



     The Company's primary business objective is to realize and maximize growth in cash flow per share and to increase shareholder value by: (i) optimizing cash flow from the Properties through continued active property management and prudent operating strategies; (ii) acquiring quality suburban office and industrial properties and/or portfolios of such properties located in the Market and surrounding areas at prices that are below replacement cost and at yields which exceed the Company's cost of capital; (iii) redeveloping and improving acquired properties and, to a lesser extent, developing build-to-suit properties as opportunities arise; (iv) generating third party fee-related revenues; and
(v) operating within a conservative capital structure with financing policies that allow for continued growth.


MANAGEMENT AND OPERATING STRATEGIES

     The Company expects to realize and maximize cash flow growth due to the strength and experience of its management team through:


     - Contractual Rental Rate Increases: As of September 30, 1996, 100 leases, representing approximately 43.1% of the total leases at the Properties and approximately 52.6% of the net rentable square feet at the Properties, include built-in contractual rental rate increases. Between September 30, 1996 and June 30, 2011, the contractual base rents under such leases are expected to increase by an aggregate of approximately $11.8 million
      (not including increases attributable to the transition from free or partial rent to full rent or rent increases that are tied to indices such as the CPI);



     - Leasing Expiring/Vacant Space: The Company expects to experience cash flow growth through the releasing of approximately 324,000 net rentable square feet of space under 89 leases that expire at the Properties between October 1, 1996 and December 31, 1997 and that have a weighted average annual rental rate as of their expiration dates of $14.14 per square foot. The Company believes that the majority of such leases are currently at or below market rental rates. In addition, the Company expects to realize additional cash flow through the potential leasing of approximately 115,000 net rentable square feet of vacant space at the Properties as of September 30, 1996 (approximately 5.7% of the Company's total net rentable square feet). There can be no assurance, however, that the Company will meet any of the foregoing expectations; and



     - Tenant Services: The Company believes it has been able to provide tenants with a high level of service as evidenced by the tenant retention rates of the Initial Properties in 1993, 1994 and 1995 and the nine-month period ended September 30, 1996 of 71.4%, 56.7%, 75.1% and 93.5%, respectively, based on net rentable square footage renewed as a percentage of the square footage of leases expiring during each period.


ACQUISITION STRATEGIES


     The Company believes that it will be able to identify and capitalize on acquisition opportunities through: (i) management's and the Board's significant local market expertise; (ii) management's and the Board's relationships with private and institutional real estate owners, potential sellers of individual and portfolio properties, area real estate brokers and tenants; (iii) its current market penetration in the Suburban Philadelphia Office and Industrial Market; (iv) its access to capital as a public company, including but not limited to proceeds available under the Company's expected two-year, $80.0 million secured revolving Credit Facility and the ability to exchange Units for interests in properties, thereby permitting certain sellers to defer the tax gain associated with sale of such properties; and (v) its fully integrated real estate operations which allow the Company to respond quickly to acquisition opportunities and enable it to provide real estate management services to third parties as a means of identifying such opportunities. The Company's acquisition program will focus on both portfolio and individual acquisitions. See "Business and Properties -- Credit Facility."



     The Company will seek to acquire additional office and industrial properties that meet one or more of the following investment criteria: (i) the property is well designed and well constructed and well located within the Suburban Philadelphia Office and Industrial Market; (ii) the property offers attractive current yield and long-term growth potential based on its occupancy characteristics, including lease structure, tenant credit and occupancy history;
(iii) the property can be acquired at a substantial discount to replacement cost; and (iv) the property is located in a submarket that contains barriers to entry and repositioning opportunities.



     LibertyView Acquisition. As an example of these strategies, in July 1996 the Company acquired the LibertyView Building, a 121,737 square foot net rentable suburban office building built in 1990 and located in Cherry Hill, New Jersey, for $10.6 million. This represents a purchase price of $87.07 per square foot versus management's estimate of this Property's replacement cost of approximately $150 per square foot. As of September 30, 1996, the LibertyView Building was approximately 82.8% leased (up from 66.7% at the date of acquisition). The LibertyView Building was acquired by the Company at a capitalization rate of approximately 11.0% (calculated by dividing (a) the expected net operating income (including the effect of straight line rents) generated by the property based on annualized revenues from signed leases in place and lease commitments at the date of acquisition by (b) the consideration paid for the property). The Company estimates that the capitalization rate for this Property would be approximately 12.9% upon the establishment of an occupancy level greater than or equal to 95%, given current market rental rates, and after adjusting for the anticipated additional capital costs required to achieve such occupancy levels. There can be no assurances that the Company will achieve such occupancy levels at prevailing market rates. In addition, there can be no assurance that the Company will be successful in making acquisitions on comparable terms in the future. The Company believes it could add a number of office properties to its existing portfolio without requiring a material increase in management personnel due to the Company's expertise, depth of current management, financial reporting systems and the efficiencies created by its centralized management structure.



     The Company also holds an option from an affiliate of TNC to purchase the Option Properties which contain approximately 159,000 net rentable square feet. The Option Properties are located in the Market, are managed by the Company and were approximately 95.5% leased to 16 tenants as of September 30, 1996. There can be no assurance that the Company will exercise its option to acquire any of the Option Properties or, if it does, that it will be able to satisfy the conditions relating to the exercise of such option. See "Business and Properties -- Option Properties: General."



     The Company has obtained a commitment for an $80 million Credit Facility from Smith Barney Mortgage Capital Group, Inc., and NationsBank, N.A. It is expected that the Credit Facility will close concurrent with the Offering. It is expected that the Credit Facility will have a two-year term and will be secured by mortgages on 25 of the Properties. The Credit Facility will assist the Company in executing targeted acquisition opportunities and expanding its market presence.


CORPORATE SERVICE ACTIVITIES


     The Company, through the Management Company, managed, as of September 30, 1996, approximately 2.0 million net rentable square feet, including 575,000 net rentable square feet of office properties on behalf of third parties and approximately 159,000 net rentable square feet at the Option Properties. The Company's services for such third parties include corporate tenant representations, property management, leasing and brokerage and construction management services. The Company typically provides a full range of real estate services to companies that do not maintain in-house real estate departments. The Company believes that these corporate service activities will help it to expand its base of national tenants, further enhance property management economies of scale and increase its market penetration. The Company also believes it will benefit from the increasing tendency of institutional owners of real estate to engage established real estate companies for their property and asset management requirements. Third party clients of the Company include BetzDearborn Inc., CompuCom Systems, Inc., Cambridge Technology Partners (Massachusetts), Inc., Coherent Communications Systems Corporation, Integrated Systems Consulting Group, Inc., Premier Solutions, Inc. and Sanchez Computer Associates, Inc., four of which are publicly-traded companies in which SSI maintains an ownership interest. For the nine months ended September 30, 1996, the real estate management services business had revenues of approximately $943,000. The Company's management expects to continue its relationships with its corporate clientele as well as to selectively market its services to corporate users of commercial real estate and building owners.


FINANCING POLICIES


     As a general policy, following the closing of the Offering and the Concurrent Investments, the Company intends, but is not obligated, to adhere to a policy of maintaining a debt-to-total market capitalization ratio (i.e., the total consolidated debt of the Company as a percentage of the market value of issued and outstanding Shares plus total consolidated debt) of no more than 50%. This policy is intended to provide the Company with financial flexibility to select the optimal source of capital (whether debt or equity) with which to finance external growth. The Company's debt-to-total market capitalization ratio immediately following the Offering and the Concurrent Investments and the application of the net proceeds therefrom, will be approximately 21.6% (approximately 20.5% if the Underwriters' over-allotment option is exercised in full). Because such ratio is based upon the market values of equity, it will fluctuate with changes in the price of Common Shares. See "Policies with Respect to Certain Activities."

                                USE OF PROCEEDS


     The net proceeds to the Company from the Offering and the Concurrent Investments, after estimated underwriting discounts and commissions and estimated expenses of the Offering, are expected to be approximately $75.4 million (approximately $83.9 million if the Underwriters' over-allotment option is exercised in full), based on an assumed public offering price of $16.50 per share. The Company will contribute $74.1 million of the net proceeds to the Operating Partnership, which will use such contribution as follows: (i) to repay approximately $48.4 million of mortgage debt secured by the Properties (including prepayment premiums and penalties); (ii) to repay approximately $800,000 of debt owed to SSI; (iii) to fund $24.1 million of the cash portion of the purchase price and related expenses in connection with the purchase of the Acquisition Properties; (iv) to pay $600,000 in fees and expenses relating to the Credit Facility; and (v) for working capital purposes. The remaining $1.3 million of net proceeds will be obtained by the Company and will be used for working capital purposes.


     If the Underwriters' over-allotment option is exercised in full, the Company expects to use the additional net proceeds to repay additional mortgage debt or for working capital or to make additional acquisitions.


     Pending the application of the net proceeds from the Offering and from the Concurrent Investments, the Company will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which are consistent with the Company's intention to qualify for taxation as a REIT.



     The following table sets forth certain information regarding the debt to be repaid upon completion of the Offering, which consists of mortgage debt encumbering certain of the Properties. The mortgages and other indebtedness to be repaid upon completion of the Offering had a weighted average interest rate of approximately 7.8% (before additional interest relating to cash flow participations) and a weighted average remaining term to maturity of approximately 4.5 years as of September 30, 1996.



                                PRINCIPAL BALANCE
                                   OUTSTANDING       PREPAYMENT PREMIUMS         INTEREST
                                SEPTEMBER 30, 1996      OR PENALTIES               RATE              MATURITY
           PROPERTY                 (000'S)(1)             (000'S)         AT SEPTEMBER 30, 1996      DATE
------------------------------  ------------------   -------------------   ---------------------     -------
1155 Business Center Drive....       $ 31,224(2)             None                   8.23%(3)         11/2000
500 Enterprise Road...........               (2)
One Progress Avenue...........               (2)
456 Creamery Way..............               (2)
16 Campus Boulevard...........               (2)
18 Campus Boulevard...........               (2)
1510 Gehman Road..............               (2)
168 Franklin Corner Road......               (2)
2240/50 Butler Pike...........         13,426(4)            $ 500                  7.125%(5)          7/2000
120 West Germantown Pike......               (4)
140 West Germantown Pike......               (4)
2260 Butler Pike..............               (4)
7248 Tilghman Street..........          3,218                None(7)                 7.0%(6)          6/2004
                                   ----------              ------
          Total...............       $ 47,868               $ 500
                                ==============       ================


---------------
(1) Exact repayment amounts may differ due to amortization and exclusion of accrued interest estimated to be approximately $300,000.

(2) All of these Properties secure a single loan.


(3) Interest rate is variable and equal to lender's composite commercial paper rate plus 2.75% per annum.



(4) All of these Properties secure a single loan.



(5) Additional interest in an amount equal to 50% of cash flow (as defined in the applicable loan documents) is also payable on such loan.



(6) Additional interest in an amount equal to 80% of cash flow (as defined in the applicable loan documents) is also payable on such loan.



(7) Subject to a yield maintenance penalty if paid after December 2, 1996.

                              DISTRIBUTION POLICY

     The Company has paid dividends on a regular basis since the beginning of 1994. See "Price Range of Common Shares and Distribution History." Following the Offering, the Company intends to increase its regular quarterly distributions to $0.35 per share beginning with a pro rata distribution with respect to the period commencing on the closing of the Offering and ending on December 31, 1996. On an annualized basis, this would be $1.40 per share. The Company's determination to increase distributions as described above was based on the Company's expectations with respect to pro forma Cash Available for Distribution following the Offering. Although the Company intends to maintain the stated distribution rate, future distributions by the Company to holders of Common Shares will be made at the discretion of the Board of Trustees. The Company currently expects that the principal factors the Board will consider in setting distributions will be the annual REIT distribution requirements (described below) and the Board's determination of the relative benefits of distribution versus reinvestment in the Company. The Board will also consider the actual cash flow of the Company, the Company's financial condition and capital requirements and such other factors as the Board deems relevant. See "Risk Factors -- Risks Relating to Distributions."

     Cash Available for Distribution may exceed the Company's earnings and profits due to non-cash expenses, consisting primarily of depreciation. Distributions by the Company to the extent of its current or accumulated earnings and profits for federal income tax purposes will be taxable to shareholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of a shareholder's basis in its Common Shares, to the extent of its basis, and thereafter as taxable gain. Distributions treated as a non-taxable reduction of basis will have the effect of deferring taxation until the shareholder's disposition of the Common Shares. For additional discussion of the tax treatment of distributions to the holders of Common Shares, see "Federal Income Tax Consideration -- Taxation of Taxable Domestic Shareholders" and "Federal Income Tax Considerations -- Taxation of Tax-Exempt Shareholders."

             PRICE RANGE OF COMMON SHARES AND DISTRIBUTION HISTORY


     The Common Shares are traded on the AMEX under the symbol "BDN." On November 1, 1996, there were approximately 335 holders of record of the Common Shares. On November 6, 1996, the last reported sale price of the Common Shares on the AMEX was $16.50 (adjusted to give effect to the Reverse Split). The following table sets forth the quarterly high and low closing sale price per share reported on the AMEX commencing with the quarter beginning January 1, 1994 and the distributions paid by the Company with respect to each such period after giving effect to the Reverse Split.



                                          SHARE PRICE     SHARE PRICE        DISTRIBUTIONS
                                             HIGH             LOW         DECLARED FOR QUARTER
                                          -----------     -----------     --------------------
    First Quarter 1994..................   $11 1/4        $ 5 1/16               $ 0.12
    Second Quarter 1994.................   $11 13/16      $ 9 3/8                $ 0.15
    Third Quarter 1994..................   $18            $12                    $ 2.19(1)
    Fourth Quarter 1994.................   $13 1/2        $10 7/8                $ 2.25(1)
                                          -----------     -----------            ------
    First Quarter 1995..................   $14 1/4        $10 1/2                $ 1.20(1)
    Second Quarter 1995.................   $12 3/8        $10 11/16              $ 0.15
    Third Quarter 1995..................   $11 13/16      $10 11/16              $ 0.15
    Fourth Quarter 1995.................   $11 1/4        $10 1/8                $ 0.15
                                          -----------     -----------            ------
    First Quarter 1996..................   $16 5/16       $10 1/2                $ 0.18(2)
    Second Quarter 1996.................   $22 1/8        $15 15/16              $ 0.18(3)
    Third Quarter 1996..................   $18 3/8        $17 1/16               $ 0.21(4)
                                          -----------     -----------            ------


---------------
(1) Includes a regular dividend of $0.15 plus extraordinary dividends related to the sale of Properties, in the case of 1994, and the refinancing of Properties, in the case of 1995.


(2) On May 1, 1996, the Company declared a distribution of $0.18 per share relating to first quarter operations that was paid to shareholders of record as of May 10, 1996.



(3) On July 11, 1996, the Company declared a distribution of $0.18 per share relating to second quarter operations that was paid to shareholders of record as of July 26, 1996.



(4) On November 1, 1996, the Company declared a distribution of $0.21 per share relating to third quarter operations that is payable to shareholders of record as of November 11, 1996.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of September 30, 1996 and on a pro forma basis as of that same date assuming the closing of the SERS Transaction and the closing of the Offering and the Concurrent Investments and the application of the net proceeds therefrom as described under "Use of Proceeds." The information set forth in the table should be read in conjunction with the financial statements of the Company and notes thereto, the pro forma consolidating financial information and notes thereto and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



                                                                AS OF SEPTEMBER 30, 1996
                                                             ------------------------------
                                                              HISTORICAL        PRO FORMA
                                                             -------------     ------------
    Debt:
      Mortgages and notes payable..........................   $ 83,020,000     $ 36,839,000(1)
      Credit Facility......................................             --               --
      Minority Interest in the Operating Partnership.......      8,758,000          613,000
    Convertible Preferred Shares...........................             --       26,444,000(1)
    Beneficiaries' Equity:
      Preferred Shares of beneficial interest, $.01 par
         value per share; 5,000,000 shares authorized; 0
         historical and 481,818 pro forma convertible
         preferred shares issued and outstanding...........             --               --
      Common Shares of beneficial interest, $.01 par value
         per share; 25,000,000 shares authorized; 911,185
         historical and 6,002,482 pro forma shares issued
         and outstanding...................................          9,000           60,000(2)
      Additional paid-in capital...........................     20,443,000      103,834,000
      Share warrants.......................................        658,000(3)       962,000(4)
      Accumulated deficit..................................     (9,801,000)      (9,801,000)
                                                               -----------     ------------
         Total beneficiaries' equity.......................     11,309,000       95,055,000
                                                               -----------     ------------
              Total capitalization.........................   $103,087,000     $158,951,000
                                                               ===========     ============


---------------

(1) Assumes the payment in cash by the Company of deferred payments aggregating $3.8 million in connection with the SERS Transaction. The preferred shares are convertible, subject to satisfaction of certain conditions, into 1,606,060 of Common Shares. See "The Company -- The SERS Transaction."



(2) Includes 45,844 Common Shares to be issued immediately following the Offering in connection with the prepayment of the Osborne Loan. Excludes:
    (i) 509,856 Common Shares reserved for issuance upon the conversion of Units into Common Shares; (ii) 1,606,060 Common Shares reserved for issuance upon the conversion of the Preferred Shares into Common Shares; (iii) 535,784 Common Shares reserved for issuance, at an exercise price of $19.50 per share, upon the exercise of warrants; (iv) 133,333 Common Shares reserved for issuance, at an exercise price of $25.50 per share, upon the exercise of warrants; and (v) 46,666 Common Shares reserved for issuance, at exercise prices of $14.31 and $6.21 per share, upon the exercise of options, in respect of 33,333 and 13,333 Common Shares, respectively.



(3) Represents 19,983 warrants issued to the RMO Fund at a price of $2.10 per warrant, 258,333 warrants issued to SSI at a price of $2.10 per warrant, and 14,135 warrants issued to the RMO Fund at a price of $5.19 per warrant.



(4) Represents, on a pro-forma basis, an additional 45,844 warrants issued to the RMO Fund at a price of $5.40 per warrant and, together with the other warrants issued to the RMO Fund, represents a total value of $248,000. In addition, the Company issued 133,333 warrants to SERS for Common Shares at a price of $0.42 per warrant in connection with the Preferred Shares.

                                    DILUTION


     At September 30, 1996, the Company had a net tangible book value of $9.0 million, or $9.90 per outstanding Common Share. Without taking into account any other changes in such net tangible book value after September 30, 1996, other than to give effect to the sale by the Company of 3,700,000 Common Shares in this Offering and 1,345,453 Common Shares in the Concurrent Investments and the application of the net proceeds therefrom, the net tangible book value of the Company at September 30, 1996 would have been $92.1 million, or $15.37 per share. This amount represents an immediate increase in net tangible book value per share of $5.47 to current shareholders and an immediate dilution in net tangible book value per share to purchasers of Common Shares in the Offering of approximately $1.13 per share. The following table illustrates this dilution:



    Assumed public offering price per Common Share...................              $ 16.50
      Net tangible book value per Common Share before the
         Offering(1).................................................  $  9.90
      Increase in net tangible book value per Common Share
         attributable to the Offering(2).............................     5.47
    Net tangible book value per Common Share after the Offering(2)...              $ 15.37
    Dilution in net tangible book value per Common Share to new
      investors(3)(4)................................................              $  1.13


---------------

(1) Net tangible book value per share before the Offering and the Concurrent Investments is determined by dividing net tangible book value of the Company (total assets of $106,183 less prepaid financing costs of $2,290, less total liabilities of $86,116 and minority interests of $8,758 to holders of Units) by the number of Common Shares outstanding.



(2) Based on an assumed public offering price of $16.50 per Common Share, and after deducting Underwriters' discounts and commissions and estimated Offering expenses. Includes 45,844 Common Shares to be issued immediately following the Offering in prepayment of the Osborne Loan. Excludes: (i) 509,856 Common Shares reserved for issuance upon the conversion of Units into Common Shares; (ii) 1,606,060 Common Shares reserved for issuance upon the conversion of Preferred Shares into Common Shares; (iii) 535,784 Common Shares reserved for issuance, at an exercise price of $19.50 per share, upon the exercise of warrants; (iv) 133,333 Common Shares reserved for issuance, at an exercise price of $25.50 per share, upon the exercise of warrants; and
    (v) 46,666 Common Shares reserved for issuance, at exercise prices of $14.31 and $6.21 per share, upon the exercise of options in respect of 33,333 and 13,333 Common Shares, respectively.



(3) Dilution is determined by subtracting net tangible book value per Common Share after the Offering and the Concurrent Investment from the assumed per share public offering price of $16.50.



(4) Dilution in net tangible book value per Common Share to purchasers of Common Shares would be $5.14 if the 509,856 Units were converted into Common Shares and the Preferred Shares were converted into 1,606,060 Common Shares, resulting in 8,118,399 total Common Shares outstanding.



     The following table summarizes, on a pro forma basis giving effect to the Offering, the number of Common Shares to be sold by the Company in the Offering and the number of Units to be issued and convertible subsequent to the Offering, the net tangible book value as of September 30, 1996 and the net tangible book value per share based on total Common Shares and Units after the Offering.



                                           COMMON SHARES/          NET TANGIBLE          NET TANGIBLE
                                               UNITS                BOOK VALUE            BOOK VALUE
                                         ------------------     -------------------     --------------
                                         NUMBER     PERCENT        $        PERCENT     PER SHARE/UNIT
                                         ------     -------     -------     -------     --------------
                                                       (IN THOUSANDS EXCEPT PERCENTAGES)
New investors in the Offering..........  3,700        56.8%     $53,167       57.7%         $16.50(1)
Concurrent Investments.................  1,345        20.7%     $22,200       24.1%         $16.50(1)
Common Shares and Units of Continuing
  Investors............................  1,467        22.5%     $16,894(2)    18.2%         $11.52
                                         -----       ------     -------      ------
          Total........................  6,512       100.0%     $92,261      100.0%
                                         =====       ======     =======      ======


---------------
(1) Before deducting underwriting discounts and commissions and estimated expenses of the Offering.

(2) Based on the September 30, 1996 net book value of the assets of $92,261 (including financing costs of $2,794 and net of liabilities to be assumed of $66,058 on a pro forma basis), and after minority interest of $613 assuming all Units issued or issuable are converted into Common Shares.


(3) Excludes 1,606,060 Common Shares reserved for issuance upon the conversion of 481,818 Preferred Shares at a pro-forma value of $26,444,000.

                            SELECTED FINANCIAL DATA


     The following tables set forth certain selected historical financial and operating information on a combined basis for the Company and the SSI/TNC Properties and on a pro forma basis for the Company. The selected combined financial and operating information for the nine months ended September 30, 1996 and September 30, 1995 has been derived from the unaudited historical financial statements of the Company and of the SSI/TNC Properties included elsewhere in this Prospectus. The following tables also set forth certain selected historical financial data for the Company for each of the five years during the period ended December 31, 1995, and as of and for the nine months ended September 30, 1995 and 1996. Such information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



     The unaudited pro forma financial and operating information for the nine months ended September 30, 1996 and for the year ended December 31, 1995 is presented as if the following transactions had been consummated on September 30, 1996, for balance sheet purposes and at the beginning of the period presented for purposes of the statements of operations: (i) the Company acquired the Acquisition Properties and contributed them to the Operating Partnership; (ii) the Company consummated the Concurrent Investments and contributed the net proceeds therefrom to the Operating Partnership; and (iii) the completion of this Offering and the application of the net proceeds therefrom as set forth under the caption "Use of Proceeds." The pro forma financial information is not necessarily indicative of what the actual financial position or results of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position or results of operations.

                            BRANDYWINE REALTY TRUST

                COMBINED HISTORICAL AND PRO FORMA FINANCIAL DATA
                                  (UNAUDITED)


                                                                                             NINE MONTHS ENDED SEPTEMBER
                                                               YEAR ENDED DECEMBER 31,                   30,
                                                            -----------------------------   -----------------------------
                                                                COMBINED                        COMBINED
                                                               HISTORICAL                      HISTORICAL
                                                            -----------------   PRO FORMA   -----------------   PRO FORMA
                                                             1994      1995       1995       1995      1996       1996
                                                            -------   -------   ---------   -------   -------   ---------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenue --
  Base rents..............................................  $12,209   $11,346    $18,813    $ 8,469   $ 9,122    $15,605
  Tenant reimbursements...................................    3,130     2,961      3,946      2,207     2,717      3,255
  Management fees.........................................      946       617         --        492       778         --
  Other...................................................       79        86         86         54       169        169
                                                            -------   -------    -------    -------   -------     ------
        Total revenue.....................................   16,364    15,010     22,845     11,222    12,786     19,029
                                                            -------   -------    -------    -------   -------     ------
Expenses --
  Interest................................................    7,877     6,648      3,396      5,015     4,664      2,573
  Depreciation and amortization...........................    4,988     5,738      7,456      4,139     3,890      5,465
  Property expenses.......................................    5,897     5,032     10,129      3,618     4,698      8,027
  General and administrative..............................    2,054     1,588        790      1,177     1,039        587
  Provision for loss on real estate investments...........    5,400       202         --         --        --         --
                                                            -------   -------    -------    -------   -------     ------
        Total expenses....................................   26,216    19,208     21,771     13,949    14,291     16,652
                                                            -------   -------    -------    -------   -------     ------
Income (loss) before gains on sales of real estate
  investments, minority interest and extraordinary
  items...................................................   (9,852)   (4,198)     1,074     (2,727)   (1,505)     2,377
Gains on sales of real estate investments.................    1,410        --         --         --        --         --
Equity income of management company.......................       --        --         72         --        54        244
Income (loss) before extraordinary items..................   (2,807)   (4,203)       933     (2,727)   (1,451)     2,399
Income (loss) allocated to Common Shares..................                        (1,264)                            713
Weighted average number of shares outstanding.............                      6,008,540                       6,007,577
Earnings per share:
  Income (loss) before extraordinary items................                       $  0.16                         $  0.40
  Income (loss) Allocated to Common Shares................                       $ (0.21)                        $  0.12



                                                               SEPTEMBER 30, 1996
                                                              ---------------------
                                                                             PRO
                                                              HISTORICAL    FORMA
                                                              --------     --------
BALANCE SHEET DATA:
Real estate investments, net of accumulated
  depreciation............................................    $98,818      $151,527
Total assets..............................................    106,183       161,726
Mortgages and notes payable...............................     83,020        36,839
Total liabilities.........................................     86,116        39,614
Minority interest.........................................      8,758           613
Convertible preferred shares..............................         --        26,444
Beneficiaries' equity.....................................     11,309        95,055

                                                                                                 NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                       --------------------------------   -------------------------------
                                                             COMBINED                          COMBINED
                                                            HISTORICAL                        HISTORICAL
                                                       --------------------   PRO FORMA   -------------------   PRO FORMA
                                                         1994        1995       1995       1995        1996       1996
                                                       --------     -------   ---------   -------     -------   ---------
                                                                      (IN THOUSANDS, EXCEPT PROPERTY DATA)
OTHER DATA:
Funds from Operations(a).............................  $    645     $ 1,382   $  7,131    $ 1,307     $ 2,661   $  7,103
Cash flows provided by (used in):
  Operating activities...............................     1,534       1,886            (b)   1,575      1,710            (b)
  Investing activities...............................     7,844      (3,490)           (b)  (1,704)   (11,409)           (b)
  Financing activities...............................   (10,171)      1,013            (b)    (557)    11,126            (b)
Total cash distributions declared....................     3,680       1,021         --        835         226         --
PROPERTY DATA:
Number of properties owned at period end.............        23          23         37         22          24         37
Gross net rentable square feet owned at period end...     1,214       1,214      1,994      1,181       1,334      1,994

                            BRANDYWINE REALTY TRUST

                       HISTORICAL SELECTED FINANCIAL DATA


                                                                                                          NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                               -----------------------------------------------------     -------------------
                                                1991        1992       1993       1994        1995        1995        1996
                                               -------     ------     ------     -------     -------     -------     -------
                                                                                                             (UNAUDITED)
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA) -------------------
OPERATING DATA:
Total operating revenue(c)...................  $    --     $   --     $   --     $ 4,192     $ 3,666     $ 2,691     $ 4,599
Income from acquisition of limited partner
  interests in Brandywine Specified Property
  Investors Limited Partnership..............       --         --      2,469          --          --          --          --
Provision for loss on real estate
  investments................................   (6,700)        --         --      (5,400)         --          --          --
Gain on sales of real estate investments.....       --         --         --       1,410          --          --          --
Extraordinary item-gain on extinguishment
  of debt....................................       --         --         --       7,998          --          --          --
Net income (loss)............................   (6,705)        (1)     2,468       7,567(b)     (824)       (592)       (128)
Net income (loss) per share..................   (10.83)        --       3.99       11.22       (1.32)      (0.95)      (0.19)
Cash distributions declared..................       --         --         --       2,914       1,021         835         226
Cash distributions per share.................       --         --         --        4.71        1.65          35        0.36(d)



                                                                   DECEMBER 31,                             SEPTEMBER 30,
                                               -----------------------------------------------------     -------------------
                                                1991        1992       1993       1994        1995        1995        1996
                                               -------     ------     ------     -------     -------     -------     -------
BALANCE SHEET DATA:
Real estate investments, net of accumulated
  depreciation...............................  $    --     $   --     $   --     $13,948     $13,709     $13,570     $98,818
Total assets.................................    2,128      2,123      4,604      17,873      17,105      17,225     106,183
Mortgages and notes payable(e)...............       --         --         --       6,899       8,931       8,957      83,020
Total liabilities............................       58         55         68       8,684       9,761       9,463      86,116
Minority interest............................       --         --         --          --          --          --       8,758
Beneficiaries', equity.......................    2,070      2,068      4,536       9,189       7,344       7,762      11,309



                                                                                                          NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                               -----------------------------------------------------     -------------------
                                                1991        1992       1993       1994        1995        1995        1996
                                               -------     ------     ------     -------     -------     -------     -------
                                                                   (IN THOUSANDS, EXCEPT PROPERTY DATA)
OTHER DATA:
Funds from Operations(a).....................  $    (5)    $   (1)    $   (1)    $  (533)    $   537     $   453     $   837
Cash flows provided by (used in):
  Operating activities.......................       --         --         --        (628)        497         363         887
  Investing activities.......................       --         --      2,469       9,559        (701)       (943)     (9,914)
  Financing activities.......................       --         --         --      (9,635)       (722)       (326)     10,046
PROPERTY DATA:
Number of properties owned at period end.....        7          7          7           4           4           4          24
Gross net rentable square feet owned at
  period end.................................      546        546        546         255         255         255       1,334


---------------

(a) Management generally considers Funds from Operations to be a useful measure of the operating performance of an equity REIT because, together with net income and cash flows, Funds from Operations provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures. Funds from Operations does not represent net income or cash flows from operations as defined by generally accepted accounting principles ("GAAP") and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. Funds from Operations does not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital improvements and distributions to shareholders. Funds from Operations also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP. Further, Funds from Operations as disclosed by other REITs may not be comparable to the Company's calculation of Funds from Operations. The Company adopted the NAREIT definition of Funds from Operations in 1996 and has used it for all periods presented. Funds from Operations is calculated as net income (loss) adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains on sales of real estate investments and extraordinary and nonrecurring items.


(b) Pro forma information relating to cash flows from operating, investing and financing activities has not been included because management believes that the information would not be meaningful due to the number of assumptions required in order to calculate this information.



(c) Prior to 1994, the Company accounted for its investment in BRP using the equity method of accounting and, accordingly, received no rents and tenant reimbursements from its investment in BRP and received allocated income from BRP totalling $148,000, $290,000 and $568,000 for the years ended December 31, 1991, 1992 and 1993, respectively. Subsequent to 1993, the Company acquired control of BRP and consolidated this investment.



(d) Excludes a $0.21 per share distribution declared by the Company on November 1, 1996 relating to third quarter operations that is payable to shareholders of record as of November 11, 1996.



(e) The Company paid $1,114,000 from escrowed cash reserves to its then mortgage lender on December 28, 1994 in exchange for termination of its obligation to make future participating interest payments to the lender.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     The following discussion should be read in conjunction with Selected Financial Data and the financial statements appearing elsewhere in this Prospectus. The results of operations, liquidity and capital resources and cash flows of the Company include the historical results of operations of the four Properties held by the Company prior to August 22, 1996. The combined historical presentation includes the historical results of the Company and the SSI/TNC Properties as if they were combined for the earliest period presented. The pro forma presentation includes the historical results of the Company, the SSI/TNC Properties, the acquisitions of the LibertyView Building, the Acquisition Properties and the effects of the Offering. These effects are reflected in the pro forma condensed consolidated financial statements located elsewhere in this Prospectus.



     The Company receives income primarily from rental revenue (including tenant reimbursements) from the Properties and, to a lesser extent, from the management of certain properties owned by third parties. In August 1996, the Company consummated the SSI/TNC Transaction whereby the Company acquired the SSI/TNC Properties which constitute 19 of the Company's 24 Initial Properties and 45.4% of the Company's pro forma rental revenue (including tenant reimbursements) for the nine months ended September 30, 1996. The SSI/TNC Transaction also included the combination of real estate management, marketing and development functions of TNC with those of the Company. The Company will continue to provide management, leasing and other related services for the Properties and, in addition, will selectively pursue providing such services to third parties, as well as exploring acquisitions of individual and portfolios of properties in the Market. In connection with the Company's pursuit of potential acquisitions of additional real estate and third party debt investments, the Company has entered into agreements to purchase 13 Acquisition Properties, which contain an aggregate of approximately 700,000 net rentable square feet located primarily in the Market. Nine of the 13 Acquisition Properties represent the "SERS Properties" which will be acquired for an aggregate purchase price of approximately $30.3 million, payable as follows: (i) by issuing Preferred Shares that, subject to certain conditions, are convertible into an aggregate of 1,606,060 Common Shares; (ii) by making deferred payments aggregating $3.8 million in cash or Preferred Shares; and (iii) by issuing two-year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share. The purchase prices for the four remaining Acquisition Properties aggregate $22.8 million and will be paid in cash. The Company expects that revenue growth in the next two years will result primarily from additional acquisitions, as well as from rent increases in its current portfolio. The Company believes that if the commercial rental market within the Market continues to improve, then rental rate increases will become a more substantial part of its revenue growth over time.


RESULTS OF OPERATIONS

HISTORICAL OPERATING RESULTS OF THE COMPANY


     Comparison of the Nine Months Ended September 30, 1996 to the Nine Months Ended September 30, 1995. Rental revenue increased by approximately $1.9 million or 71.8% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. This increase was primarily due to increased revenue attributable to the Company's acquisitions of the LibertyView Building and the SSI/TNC Properties during the third quarter of 1996.



     Interest expense increased by $770,000 or 134.6% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. This increase was primarily due to interest on increased debt attributable to the Company's acquisitions of the LibertyView Building and the SSI/TNC Properties during the third quarter of 1996. Depreciation and amortization expense increased by $89,000 or 8.2% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. This increase was primarily due to increased depreciation and amortization attributable to the Company's acquisitions of the LibertyView Building and the SSI/TNC Properties during the third quarter of 1996, offset by the non-recurring write-off of approximately $254,000 in 1995 of deferred loan costs associated with refinancing of mortgage debt in April 1995. For the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995, utilities expense increased by $94,000 or 23.7%, real estate taxes increased by $135,000 or 45.5%, maintenance expense increased by $369,000 or 90.7%, management fees increased by $64,000 or 145.5%, and other operating expenses increased by $17,000 or 39.5%. Each of these increases was primarily due to increased expenses attributable to the Company's acquisitions of the LibertyView Building and the SSI/TNC Properties during the third quarter of 1996.



     Equity in net income of the Management Company totalled $54,000 for the nine months ended September 30, 1996 compared to zero for the nine months ended September 30, 1995. This variance is a result of the Company's formation of the Management Company in connection with the SSI/TNC Transaction during the third quarter of 1996.



     As a result of the foregoing, the Company's consolidated net loss for the period January 1, 1996 to September 30, 1996 was $128,000 or $0.19 per share as compared to a consolidated net loss of $592,000 or $0.95 per share for the period January 1, 1995 to September 30, 1995.



     Comparison of the Year Ended December 31, 1995 to the Year Ended December 31, 1994. Primarily as a result of the sales of three of the Company's properties during 1994 as part of the Company's strategic decision to refocus its efforts in the Market, rental revenues decreased by approximately $576,000 or 13.8% and property operating expenses decreased by approximately $494,000 or 23.5% for the year ended December 31, 1995 compared to the year ended December 31, 1994.



     Depreciation and amortization expense remained relatively constant for the year ended December 31, 1995 compared to the year ended December 31, 1994. This was primarily due to the nonrecurring write-off of deferred loan fees in 1995 totaling approximately $354,000 resulting from: (i) the refinancing of mortgage debt in April 1995; and (ii) the termination of a loan commitment, which was offset by a comparable reduction in depreciation and amortization for the three properties sold in 1994. Interest expense decreased by approximately $1.2 million or 59.6% for the year ended December 31, 1995 compared to the year ended December 31, 1994 due to the overall reduced interest expense associated with mortgage loans obtained from the Principal Financial Group in April 1995. Administrative expense decreased by approximately $152,000 or 18.2% primarily due to nonrecurring 1994 costs related to mortgage restructuring efforts. In the first quarter of 1994, a writedown of $5.4 million was recorded to adjust the carrying value of the then seven properties of the Company to the then estimated net realizable value. Such writedown was recorded as a provision for loss on real estate investments in the Company's 1994 financial statements. For the year ended December 31, 1995, no such writedown was required to be recorded.


     As a result of the foregoing, the Company's consolidated net loss was approximately $824,000 or $1.32 per share for the year ended December 31, 1995 compared to consolidated net income of approximately $7.6 million or $11.22 per share for the year ended December 31, 1994.

     Comparison of the Year Ended December 31, 1994 to the Year Ended December 31, 1993. The Company's net income for 1994 was attributable to an extraordinary gain of approximately $8.0 million upon extinguishment of debt resulting from the January 1994 refinancing of the Company's four properties owned at that time coupled with an approximately $1.4 million gain resulting from the sales of three properties during 1994, offset primarily by the approximately $1.1 million payment of all future additional interest (a 25% participation right) to the then mortgage lender in December 1994. The Company's 1993 income was primarily attributable to the settlements which the Company obtained with two of the limited partners of Brandywine Specified Property Investors Limited Partnership, a partner in BRP, whereby the Company received approximately $2.5 million in cash.

     As a result of the foregoing, the Company's consolidated net income was approximately $7.6 million or $11.22 per share for the year ended December 31, 1994 compared to net income of approximately $2.5 million or $3.99 per share for the year ended December 31, 1993.

COMBINED HISTORICAL OPERATING RESULTS OF THE COMPANY


     Comparison of the Nine Months Ended September 30, 1996 to the Nine Months Ended September 30, 1995. Total revenue, on a combined historical basis, increased by approximately $1,564,000 or 13.9% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. Base rental revenue accounted for approximately $653,000 of the increase and was primarily due to the acquisition of the LibertyView Building coupled with improved occupancy levels of certain of the Properties. Tenant reimbursements accounted for approximately $510,000 of the increase and was primarily due to the acquisition of the LibertyView Building coupled with increased tenant recoveries resulting from increased operating expenses.



     Interest expense, on a combined historical basis, decreased by approximately $351,000 or 7.0% for the nine months ended September 30, 1996 as compared to the nine months ended September 30, 1995. Such decrease was primarily a result of a debt reduction in connection with an approximately $30.5 million debt refinancing in the fourth quarter of 1995 on certain of the SSI/TNC Properties. Depreciation and amortization decreased by approximately $249,000 or 6.0% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995 primarily as a result of the non-recurring write-off of approximately $254,000 in deferred loan costs associated with the April 1995 refinancing of mortgage debt. Property expenses increased by approximately $1,080,000 or 29.9% for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995 primarily due to increased maintenance costs resulting from snow removal costs incurred during the winter of 1996 on all of the Properties. General and administrative expenses decreased by approximately $138,000 or 11.7% primarily due to reduced payroll costs.



     As a result of the foregoing, on a combined historical basis, the net loss before gains on sales of real estate, minority interest and extraordinary items for the Company and the SSI/TNC Properties was approximately $1.5 million for the nine months ended September 30, 1996 compared to approximately $2.7 million for the nine months ended September 30, 1995.


     Comparison of the Year Ended December 31, 1995 to the Year Ended December 31, 1994. Total revenue, on a combined historical basis, decreased by approximately $1.4 million or 8.3% for the year ended December 31, 1995 compared to the year ended December 31, 1994. Base rental revenue and tenant reimbursements accounted for approximately $1.0 million of the decrease, which was primarily due to the sale of three of the Company's properties during 1994, interim vacancy from lease rollovers in certain of the SSI/TNC Properties and a decrease in tenant reimbursements due, in part, to decreases in property expenses in certain of the SSI/TNC Properties. Management fee revenue decreased by approximately $329,000 or 34.8% for the year ended December 31, 1995 compared to the year ended December 31, 1994 primarily as a result of discontinued contracts on certain managed properties sold and fewer brokerage transactions.


     Interest expense, on a combined historical basis, decreased by approximately $1.2 million or 15.6% for the year ended December 31, 1995 compared to the year ended December 31, 1994. Such decrease was primarily a result of significantly reduced interest expense in connection with the Principal Financial Group mortgage loans obtained in April 1995 on the four Properties owned by the Company at that time. Depreciation and amortization increased by approximately $750,000 or 15.0% for the year ended December 31, 1995 compared to the year ended December 31, 1994. This increase was attributable to additional tenant improvements completed in 1995 in certain of the SSI/TNC Properties and the write-off of unamortized tenant improvements associated with leases which terminated at certain of the SSI/TNC Properties. Property expenses decreased by approximately $865,000 or 14.7% primarily due to the sale of three of the Company's properties during 1994, as well as reductions in property expenses of the SSI/TNC Properties, including reductions in real estate taxes resulting from tax assessment appeals and reductions in building operating expenses associated with occupancy levels. General and administrative expenses decreased by $466,000 or 22.7% primarily due to staff reductions and the elimination of certain non-recurring expenses. In the first quarter of 1994, the Company recorded a writedown of $5.4 million to adjust the carrying value of the seven properties owned by the Company to the then estimated net realizable value. Such writedown was recorded as a provision for loss on real estate investments in the Company's 1994 financial statements. For the year ended December 31, 1995, a writedown of $202,000 was recorded in the fourth quarter to adjust the carrying value of one of the SSI/TNC Properties to its then estimated net realizable value.

     As a result of the foregoing, on a combined historical basis, the net loss before gains on sales of real estate, minority interest and extraordinary items for the Company and the SSI/TNC Properties was approximately $4.2 million for the year ended December 31, 1995 compared to approximately $9.9 million for the year ended December 31, 1994.

PRO FORMA OPERATING RESULTS OF THE COMPANY


     Comparison of the Nine Months Ended September 30, 1996 on a Pro Forma Basis to the Nine Months Ended September 30, 1996 on a Historical Basis. Pro forma total revenue was approximately $19.0 million for the nine months ended September 30, 1996, representing an approximately $14.4 million or 313.8% increase over historical results for this period, resulting primarily from an increase in rental revenue associated with the Company's completed acquisitions of the LibertyView Building and the SSI/TNC Properties and the pro forma acquisitions of the Acquisition Properties in 1996.



     The historical 1996 interest expense of approximately $1.3 million increased to $2.6 million on a pro forma basis. Interest expense as a percentage of total revenue decreased from 29.2% of total revenue in historical 1996 to 13.5% of total revenue on a pro forma basis. The net reduction of 15.7% was attributable to the Company's acquisition of the SSI/TNC Properties which reflected interest expense of 44.7% as a percentage of total revenue on a pro forma basis for the nine months ended September 30, 1996, offset by a reduction in interest expense based on the effects of the Offering.



     On a pro forma basis, combined net income of the Company (before the impact of the minority interest in the Operating Partnership) would have been approximately $2.4 million for the nine months ended September 30, 1996 comparing positively to the historical net loss of approximately $128,000 for the nine months ended September 30, 1996. This positive comparison results primarily from a substantial increase in total revenue, due to the benefit of a pro forma full nine months of revenue from the LibertyView Building and the SSI/TNC Properties acquired and the Acquisition Properties to be acquired in 1996.



     Comparison of the Year Ended December 31, 1995 on a Pro Forma Basis to the Year Ended December 31, 1995 on a Historical Basis. Pro forma total revenue was approximately $22.8 million for the year ended December 31, 1995, representing an approximately $19.2 million or 523.2% increase over historical results for this period, resulting primarily from an increase in rental revenue associated with the completed acquisitions of the LibertyView Building and the SSI/TNC Properties and the pro forma acquisition of the Acquisition Properties in 1996.



     The historical 1995 interest expense of approximately $793,000 increased to $3.4 million on a pro forma basis. Interest expense as a percentage of total revenue decreased from 21.6% of total revenue for the historical year ended December 31, 1995 to 14.9% of total revenue on a pro forma basis. The net reduction of 6.7% was attributable to the Company's acquisition of the SSI/TNC Properties which reflected interest expense of 51.6% as a percentage of total revenue on a historical basis for the year ended December 31, 1995 offset by a reduction in interest expense based on the effects of the Offering.



     On a pro forma basis, combined net income of the Company (before the impact of the minority interest in the Operating Partnership) would have been approximately $1.1 million for the year ended December 31, 1995 comparing positively to the historical net loss of approximately $824,000 for the year ended December 31, 1995. This positive impact results primarily from a substantial increase in total revenue, due to the benefit of a pro forma full year of revenue from the LibertyView Building and the SSI/TNC Properties acquired and the Acquisition Properties to be acquired in 1996.


LIQUIDITY AND CAPITAL RESOURCES


     In connection with the Offering and the Concurrent Investments, the Company expects to sell an additional 5,045,453 Common Shares and realize net proceeds of approximately $75.4 million. The net proceeds to the Company from the Offering and the Concurrent Investments after estimated underwriting discounts and commissions and estimated expenses of the Offering, are expected to be approximately $75.4 million (approximately $83.9 million if the Underwriter's over-allotment option is exercised in full), based on an assumed public offering price of $16.50 per share. The Company will contribute $74.1 million of the net proceeds to the Operating Partnership, which will use such contribution as follows: (i) to repay approximately $48.4 million of mortgage debt secured by the Properties (including prepayment premiums and penalties); (ii) to repay approximately $800,000 of debt owed to SSI; (iii) to fund $24.1 million of the cash portion of the purchase price and related expenses in connection with the purchase of the Acquisition Properties; (iv) to pay $600,000 in fees and expenses relating to the Credit Facility; and (v) and the balance for working capital purposes. The remaining $1.3 million of net proceeds will be retained by the Company and will be used for working capital purposes.



     As of September 30, 1996, and following the closing of the Offering, the Company will have approximately $36.8 million of pro forma debt outstanding consisting of nine mortgage notes totalling $33.6 million (which have a weighted average interest rate of 8.4% and will mature between June 1997 and April 2001) and $3.8 million in deferred payments owed to the seller of SERS Properties, which amount has been discounted to $3.2 million based on its terms. The mortgage note on 110 Summit Drive matures in June 1997, and totalled approximately $1.6 million at September 30, 1996. The Company is currently pursuing extending the maturity date or refinancing the mortgage. If the Company does not extend or refinance this mortgage note, the Company could either repay the debt using cash reserves or borrow on the Credit Facility. Based upon the Company's total market capitalization at September 30, 1996 of approximately $170.8 million, the Company's consolidated debt represents 21.6% of its total market capitalization.



     The Company and Operating Partnership have obtained a commitment from Smith Barney Mortgage Capital Group, Inc. and NationsBank, N.A. for a two-year, $80 million secured revolving Credit Facility. The Credit Facility will be used to refinance existing indebtedness, fund acquisitions and new development projects, and for general working capital purposes, including capital expenditures and tenant improvements. The amount available to be borrowed under the Credit Facility will be reduced by the amount of the letters of credit issued by the lenders for as long as such letters of credit are outstanding. The Credit Facility will be recourse to the Company and the Operating Partnership and will be secured by, among other items, cross-collateralized and cross-defaulted first mortgage liens on approximately 25 Properties, owned directly or indirectly by the Company, the Operating Partnership or the Subsidiaries.



     The Credit Facility will bear interest at a per annum floating rate equal to the 30, 60, or 90-day LIBOR, plus 175 basis points. The Credit Facility will require monthly payments of interest only, with all outstanding advances and all accrued but unpaid interest due two (2) years from the closing of the Credit Facility. A fee equal to 0.75% of the maximum amount available under the Credit Facility will be paid to the lenders in respect of the Credit Facility at closing. In addition, a fee of 0.25% per annum (0.125% per annum until 4/1/97) on the unused amount of the Credit Facility will be payable quarterly in arrears. An annual fee in the amount of $35,000 will be payable annually in advance to NationsBank, N.A. as compensation for administration of the Credit Facility. The Credit Facility will carry minimum debt service coverage, fixed charge, debt-to-tangible net worth ratios and other financial covenants and tests, and will require payment of prepayment premiums in certain instances.



     Closing of the Credit Facility is subject to satisfactory completion of this offering, the negotiation and execution of a definitive Credit Facility agreement and related documentation, and other customary closing conditions.



     The Company's operating properties require periodic investments of capital for tenant related capital expenditures and for general capital improvements. For the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, tenant related capital expenditures including related leasing commissions totalled $1,259,000, $2,115,000, $2,833,000 and $1,537,000 respectively, for 23 of the 24 Initial Properties (including the 23 office buildings and excluding the one industrial property). See "Business and Properties -- Historical Tenant Improvements and Leasing Commissions." The Company has estimated its next annual tenant related capital expenditures and leasing commissions relating to the 37 properties including the Initial Properties and the Acquisition Properties to be approximately $4.4 million. Sources available to cover these costs include approximately $700,000 in available lender financing pursuant to an existing commitment from the lender on the LibertyView Building, approximately $800,000 in cash reserves in connection with the Greentree Office and Twin Forks Properties and approximately $1.4 million in funds that will be set aside by the seller for the SERS Properties. The Company intends to fund the balance of these costs through its rental revenues and operating expense reimbursements from tenants and borrowings under the Credit Facility.



     The Company's primary sources of Cash Available for Distribution will be from rental revenues and operating expense reimbursements from tenants and the management services income (and dividends) from providing services to the Properties and for third parties. The Company intends to use these funds to pay operating expenses, repay borrowings under the Credit Facility, pay debt service, fund recurring capital expenditures, make acquisitions, fund tenant allowances and pay regular quarterly distributions to shareholders.



     Cash and cash equivalents were $840,000 and $3.3 million at December 31, 1995 and on a pro forma basis at September 30, 1996, respectively. The increase in cash and cash equivalents primarily resulted from cash flows provided by operating and financing activities in excess of cash used in investing activities, including the impact of the Offering.



     The Company expects to meet its short-term liquidity requirements generally through its working capital and net cash provided by operations. The Company believes that its net cash provided by operations will be sufficient to allow the Company to make distributions necessary to enable the Company to continue to remain qualified as a REIT. The Company also believes that the foregoing sources of liquidity will be sufficient to fund its short-term liquidity needs for the foreseeable future.



     The Company expects to meet its long-term liquidity requirements such as property acquisitions, scheduled debt maturities, renovations, expansions and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional equity securities. The Company also expects to use funds available under the Credit Facility to finance acquisitions and capital improvements on an interim basis.


CASH FLOWS


     Cash and cash equivalents were $840,000 and $3.3 million at December 31, 1995 and on a pro forma basis at September 30, 1996, respectively. The increase in cash and cash equivalents primarily resulted from cash flows provided by operating and financing activities in excess of cash used in investing activities, including the impact of the Offering.



     Net cash provided by operating activities increased in 1995 by $1.1 million in comparison to 1994. The increase was primarily attributed to a decrease in interest expense of approximately $1.2 million due to the overall reduced interest expense associated with mortgage loans obtained from the Principal Financial Group in April 1995, which refinanced 100% of the debt encumbering the Company's properties.


     Net cash used in investing activities decreased in 1995 by approximately $10.3 million in comparison to 1994. The decrease was primarily attributable to the net proceeds on sales of three properties in 1994 of $9.2 million.

     Net cash used in financing activities decreased by $8.9 million in 1995 in comparison to 1994. The decrease was primarily attributable to repayment of mortgage indebtedness and distributions to shareholders arising from sales of three properties in 1994.

INFLATION

     Substantially all of the office leases provide for separate escalations of real estate taxes and operating expenses either on a triple net basis or over a base amount. In addition, many of the office leases provide for fixed base rent increases or indexed escalations (based on the CPI or other measure). The Company believes that inflationary increases in expenses will be offset by the expense reimbursement and contractual rent increases.

FUNDS FROM OPERATIONS

     Management generally considers Funds from Operations as one measure of REIT performance. The Company adopted the NAREIT definition of Funds from Operations in 1996 and has used this definition for all periods presented in this Prospectus. Funds from Operations is calculated as net income (loss) adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains on sales of real estate investments and extraordinary and nonrecurring items. Funds from Operations should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity.


     Funds from Operations on a pro forma basis for the year ended December 31, 1995 and the nine months ended September 30, 1996 is summarized in the following table (in thousands, except share data).



                                                                          PRO FORMA
                                                        ----------------------------------------------
                                                           YEAR ENDED               NINE MONTHS
                                                        DECEMBER 31, 1995     ENDED SEPTEMBER 30, 1996
                                                        -----------------     ------------------------
Income before extraordinary items.....................      $     984                $    2,399
  Add:
     Depreciation attributable to real property, net
       of minority interest...........................          5,601                     4,362
     Amortization attributable to leasing costs,
       tenant allowances and improvements, net of
       minority interest..............................            546                       342
                                                            ---------                 ---------
     Funds from Operations............................      $   7,131                $    7,103
                                                            =========                 =========
     Weighted average Common Shares outstanding(1)....      7,614,600                 7,613,637
                                                            =========                 =========


---------------


(1) Includes 45,844 Common Shares to be issued immediately following the Offering in connection with prepayment of the Osborne Loan and 1,606,060 Common Shares issuable upon the conversion of Preferred Shares. Excludes 509,856 Common Shares issuable upon the conversion of 509,856 Units and 715,784 Common Shares reserved for issuance upon the exercise of outstanding warrants and options. See "Capitalization" and "Operating Partnership Agreement -- Redemption Rights."



     During 1995, the Company declared distributions totaling $1.65 per share. On May 1, 1996, July 11, 1996, and November 1, 1996, the Company declared distributions of $0.18, $0.18 and $0.21 per share, respectively.

                SUBURBAN PHILADELPHIA ECONOMY AND OFFICE MARKETS

GENERAL


     The Company believes that current and projected economic trends in the Market present a favorable economic climate for commercial real estate. According to the C&W Mid-Year Report, there has been a marked decrease in the Class A office direct vacancy rate in the six suburban Pennsylvania counties (9.1% at June 30, 1996 compared to 16.4% at June 30, 1995) and in the two New Jersey counties (11.3% at June 30, 1996 compared to 18.4% at June 30, 1995) in the Market. In addition, according to the C&W Mid-Year Report, the net absorption of office space (i.e., net change in occupied space for a given period of time, excluding sublet space and preleasing) for the Market was approximately 1.3 million net rentable square feet for the six-month period ended June 30, 1996 compared to a negative net absorption of 80,000 net rentable square feet for the six-month period ended June 30, 1995. In addition, leasing activity for the six-month period ended June 30, 1996 of approximately 1.6 million net rentable square feet represented a 21.5% increase over the leasing activity during the six-month period ended June 30, 1995. The Company believes that the momentum in leasing and absorption that the Market is experiencing has had a positive effect on rental rates within the Market. The Company believes that the rollover of currently below market leases in its portfolio presents the opportunity for internal growth and that increased leasing activity, coupled with minimal new construction, creates an opportunity for future external growth through the strategic acquisition of office and industrial properties in the Market. As of June 30, 1996, the weighted average asking rental rate for Class A office space in the Market was $18.94 per square foot, compared to the average annualized rental rate of $15.15 in the Company's office portfolio as of September 30, 1996.



     Philadelphia is the nation's fourth largest metropolitan area and is located at the center of the Northeast Corridor. In addition, according to the Philadelphia Chamber of Commerce, the Philadelphia primary metropolitan statistical area (including Bucks, Chester, Delaware and Montgomery counties in Pennsylvania and Burlington, Camden, Gloucester, Mercer and Salem Counties in New Jersey) (the "Philadelphia PMSA") is the fifth largest retail market in the nation with total 1994 sales of approximately $43.0 billion. Philadelphia has a diverse economic base, as evidenced by the presence of over 90.0% of all standard industrial classifications. An important dynamic in the Philadelphia regional economy has been the increasingly significant role played by small business. According to the United States Department of Commerce, businesses with fewer than 100 employees account for approximately 97.0% of the businesses in the Philadelphia area. Furthermore, according to the United States Department of Commerce, from 1973 to 1993, the number of small businesses grew by 62.0% within the Philadelphia area. The Company believes that, due to the fact that small business operators locate their business operations in those areas readily accessible to and situated near residential areas, the growth of small businesses can be expected to increase the demands for suburban office space. According to C&W, the job growth that has recently occurred within the Market comes from small to midsize technology-driven firms that tend to seek suburban locations that are closer to their employees.



     The Philadelphia metropolitan area is served by an excellent transportation system. The combination of Interstate 95, Interstate 476 (referred to locally as the "Blue Route") and the Pennsylvania Turnpike form an integrated roadway system that loops the entire Philadelphia area and provides ready access, via car, to all points in the Northeast Corridor, Midwest, and New England. Philadelphia's Amtrak station is the second busiest station in the U.S., with hourly trains reaching Washington, D.C. in less than two hours and New York City in approximately one hour. In addition, the Philadelphia International Airport is served by 24 national and international carriers flying to over 100 domestic and 15 foreign destinations.


     The Company's strategy is to operate in those submarkets located within the Market that are experiencing, or are expected by the Company to experience, economic growth in excess of that experienced and anticipated for the regional economy as a whole and competitive with or better than the U.S. economy as a whole. The Company believes that employment growth is a reliable indicator of projected demand for both suburban office and industrial space. As indicated by the table below, the suburban office markets in which the Company operates have significantly outpaced, and are expected to continue to outpace, the population growth rates experienced by the Philadelphia PMSA.

                          POPULATION GROWTH (000'S)(1)

                                1980      1990      % CHG     2000      % CHG     2010      % CHG
                                -----     -----     -----     -----     -----     -----     -----
    Suburban
    Philadelphia(2)...........  3,336     3,597     7.8%      3,875     7.7%      4,090     5.5%
    Philadelphia Region(3)....  5,025     5,183     3.1%      5,437     4.9%      5,621     3.3%

                          CUMULATIVE CHANGE 1980-1990

    Suburban Philadelphia(2)............................................   7.8%
    Philadelphia Region(3)..............................................   3.1%
    U.S. National Average...............................................   9.5%

---------------
(1) 1980 and 1990 data were obtained from U.S. Census and population forecasts were obtained from the Delaware Valley Regional Planning Commission.
(2) Defined as Bucks, Chester, Delaware and Montgomery Counties in Pennsylvania and Burlington, Gloucester, Camden and Mercer Counties in New Jersey.
(3) Includes Philadelphia County.

     As evidenced by the historic trend between 1980 and 1990, the population growth rate in suburban Philadelphia was approximately 252% of the Philadelphia regional average and approximately 82.1% of the national average. The following table compares historic and projected employment growth in suburban Philadelphia with the Philadelphia region.

                          EMPLOYMENT GROWTH (000'S)(1)

                                1980      1990      % CHG     2000      % CHG     2010      % CHG
                                -----     -----     -----     -----     -----     -----     -----
    Suburban
    Philadelphia(2)...........  1,446     1,857     28.4%     2,001     7.7%      2,172     8.5%
    Philadelphia Region(3)....  2,282     2,694     18.1%     2,849     5.7%      3,065     7.6%

                          CUMULATIVE CHANGE 1980-1990

    Suburban Philadelphia(2)............................................  28.4%
    Philadelphia Region(3)..............................................  18.1%
    U.S. National Average...............................................  24.9%

---------------
(1) 1980 and 1990 data were obtained from the U.S. Census and the employment forecasts were obtained from the Delaware Valley Regional Planning Commission.
(2) Defined as Bucks, Chester, Delaware and Montgomery Counties in Pennsylvania and Burlington, Gloucester, Camden and Mercer Counties in New Jersey.
(3) Includes Philadelphia County.


     The data set forth above indicate that employment growth has accompanied population growth and that the suburban Philadelphia area has outpaced the Philadelphia region as a whole and surpassed the national average for the 10-year period from 1980 to 1990 with respect to employment growth.


     The Company's belief in the strong relationship between population and employment growth is further supported by the following unemployment statistics as of June 30, 1996.

                      HISTORICAL ANNUAL UNEMPLOYMENT RATES

      MEASUREMENT PERIOD         MARKET AVER-    PHILADELPHIA    U.S. NATIONAL
    (FISCAL YEAR COVERED)             AGE           COUNTY          AVERAGE
1993                                       6.1             8.1             7.0
1994                                       5.5             7.6             6.5
1995                                       5.1             7.0             5.5
1996                                       4.6             6.8             5.6


     The Company further believes that growth in the service sector will increase the demand for office space in its submarkets. According to the Delaware Valley Planning Commission, in 1990, the service sector (including the financial, insurance and real estate segments) employed approximately 1.1 million employees within the Philadelphia PMSA which represented approximately 40.5% of regional employment. This sector is projected to create approximately 89,000 and 179,000 new jobs from 1990 to 2000 and 2010, respectively.



     Other sectors that have contributed to office sector growth within the Philadelphia PMSA include the biotechnology, pharmaceutical, healthcare and education industries. During 1995, the approximately 120 biotechnology and pharmaceutical companies that reside in the Philadelphia area generated over $5.3 billion in revenue, representing an approximately 23.8% increase from 1994. Drawing from a labor force of approximately 275,000 high-tech workers, 360,000 professional and 230,000 precision production workers, this industry works closely with surrounding educational institutions and financial/venture capital organizations. The Philadelphia area has the second largest concentration of healthcare resources in the nation. More than 11.0% of the area's workforce is employed in healthcare and the percentage of physicians engaged in research is the highest of all metropolitan areas in the U.S. Philadelphia is home to 89 degree granting institutions which include six medical schools, 24 teaching hospitals and five local law schools. The area annually graduates over 50,000 students including over 1,000 Ph.D.'s and 3,000 MBA's and more than 40.0% of the region's graduates are in the field of science. The Company believes that growth in these sectors will add to the demand for office space in the future.


     A strong, regional financial services and venture capital industry has financially supported the emergence of high-growth technology companies in the suburban Philadelphia area. According to the 1995 annual report published by the National Venture Capital Association, New Jersey ranked second in the nation and Pennsylvania ranked eleventh for the amount of money venture capital investors placed with companies within the two states. In terms of number of venture capital transactions completed, Pennsylvania and New Jersey were respectively ranked fourth and fifth in the nation.

SUBURBAN PHILADELPHIA OFFICE AND INDUSTRIAL MARKET


     According to C&W, the total Philadelphia PMSA consists of approximately
383.3 million net rentable square feet of office and industrial space. This space is comprised of approximately 83.3 million net rentable square feet of office space and 300 million net rentable square feet of industrial space.


  Office Market


     According to C&W, the Pennsylvania counties within the Market contain approximately 34.3 million net rentable square feet of office space which, as of June 30, 1996, had a direct vacancy rate of approximately 9.5%, which is down significantly from the direct vacancy rate of 15.7% as of June 30, 1995. The June 30, 1996 direct vacancy rate for Class A buildings within the Pennsylvania counties within the Market was 9.2%, which compares favorably with the total direct vacancy rate in the Market of 11.2% as of such date. The Market in Pennsylvania consists of the four counties that immediately surround Philadelphia: Bucks, Chester, Delaware, and Montgomery and also includes Lehigh and Northampton Counties in the Lehigh Valley area. The Market in Pennsylvania is further divided into nine smaller submarkets. Vacancy rates within these nine submarkets as of June 30, 1996 range from a high of 12.6% in the Southern Route 202 Corridor submarket to a low of 5.0% for the Blue Bell/Plymouth Meeting/Fort Washington submarket. Vacancy rates for all nine submarkets are lower than they were at June 30, 1995. During the six-month period ended June 30, 1996, absorption for the Pennsylvania counties within the Market was approximately 1.2 million square feet compared to a negative net absorption of approximately 117,100 square feet at June 30, 1995. During the six-month period ended June 30, 1996, leasing activity in the Pennsylvania counties within the Market was approximately 1.6 million square feet, an increase of 21.5% over leasing activity during the six-month period ended June 30, 1995.



     The Company's target office market also includes Southern New Jersey. The primary counties comprising this market are Burlington and Camden, which as of June 30, 1996, consisted of approximately 173 buildings aggregating approximately 9.4 million net rentable square feet. The direct vacancy rate for Southern New Jersey as of June 30, 1996 was 17.5% as compared to 18.8% as of June 30, 1995. Absorption of approximately 41,000 square feet for the six-month period ended June 30, 1996 reflects a slight improvement over the absorption of approximately 36,800 square feet for the six-month period ended June 30, 1995. According to C&W, Southern New Jersey's high vacancy rate is the result of poor Class B and Class C markets. Both Burlington and Camden Counties are experiencing a lack of available Class A office space. The direct vacancy rate for Class A space in Southern New Jersey was 11.3% as of June 30, 1996, as compared to 18.4% as of June 30, 1995.



     Four of the Company's Initial Properties are combination office/flex facilities (500 Enterprise Road; 456 Creamery Way; 7310 Tilghman Street; and 6575 Snowdrift Road). The term "flex" signifies that the overall design of the building is flexible in accommodating users with needs of between 10% and 100% of the leased area finished as office area or laboratories or display use. Flex buildings typically have lower ceiling heights than typically found in traditional industrial properties and generally higher quality construction. Throughout the four suburban counties that are adjacent to the City of Philadelphia (Bucks, Montgomery, Chester and Delaware) and in which all of the Company's flex buildings are located, there is an estimated 13.5 million net rentable square feet of flex space. According to C&W, the vacancy rate for flex space in those four counties was 10.6% as of June 30, 1996. This vacancy rate represents a decline from the 12.0% vacancy rate as of June 30, 1995. One of the Initial Properties, 1510 Gehman Road, is a combination office and industrial facility.


                       HISTORICAL OVERALL OFFICE VACANCY
                              PENNSYLVANIA SUBURBS

                                      LOGO

     The following table indicates the inventories and availabilities of office properties in the Suburban Philadelphia Office and Industrial Market as of June 30, 1996.

                             SUBURBAN PHILADELPHIA
                            OFFICE MARKET STATISTICS
                         (EXCLUDES PHILADELPHIA COUNTY)

                                                                                                      LEASING
                                                                                                      ACTIVITY         C&W
                                               OVERALL                            ABSORPTION      (JANUARY 1, 1996  WEIGHTED
                                              AVAILABLE     DIRECT   CLASS A   (JANUARY 1, 1996     TO JUNE 30,      AVERAGE
                               INVENTORY        SPACE      VACANCY   VACANCY   TO JUNE 30, 1996)       1996)         RENTAL
       SUBMARKET NAME        (SQUARE FEET)  (SQUARE FEET)  RATE(1)   RATE(2)     (SQUARE FEET)    (SQUARE FEET)(3)  RATES(4)
---------------------------- -------------  -------------  --------  --------  -----------------  ----------------  ---------
Horsham/Willow Grove
  /Jenkintown...............    3,275,323       394,888      11.4%     10.4%         140,801            187,550      $ 17.60
Southern Route 202
  Corridor..................    3,487,383       484,085      12.6%     13.8%         166,465            209,594        18.45
Blue Bell/Plymouth Mtg./
  Ft. Washington ...........    4,911,211       340,587       5.0%      5.0%         136,984            158,412        18.14
  Main Line.................    2,481,194       210,049       7.3%      8.3%          49,043             61,537        20.27
Lehigh & Northampton........    4,370,024       505,529      11.6%     11.3%          (2,799)            54,609        14.41
Bala Cynwyd.................    2,812,907       241,189       5.8%      4.5%          25,457            114,071        23.91
Conshohocken................    1,094,018        70,777       5.9%      5.3%          90,994            154,953        22.36
King of Prussia/
  Valley Forge..............    9,303,771     1,001,867      10.4%      8.3%         439,237            586,438        21.39
Southern Bucks County.......    2,601,676       331,894      12.4%     12.8%         167,397            114,713        18.59
                               ----------     ---------      ----      ----        ---------          ---------       ------
TOTAL/WEIGHTED AVERAGE
  PENNSYLVANIA SUBURBS......   34,337,507     3,580,865       9.5%      9.1%       1,213,579          1,641,877      $ 18.77
                               ==========     =========      ====      ====        =========          =========       ======
Burlington County...........    4,581,772       883,008      17.2%     12.6%         (87,589)           146,349      $ 20.23
Camden County...............    4,789,329       939,615      17.7%      9.0%         129,012            119,690        21.81
                               ----------     ---------      ----      ----        ---------          ---------       ------
TOTAL/WEIGHTED AVERAGE
  SOUTHERN NEW JERSEY.......    9,371,101     1,822,623      17.5%     11.3%          41,423            266,039      $ 20.70
                               ==========     =========      ====      ====        =========          =========       ======
TOTAL/WEIGHTED AVERAGE
  SUBURBAN PHILADELPHIA.....   43,708,608     5,403,488      11.2%      9.2%       1,255,002          1,907,916      $ 18.94
                               ==========     =========      ====      ====        =========          =========       ======

Source: C&W.
---------------
(1) C&W defines "Direct Vacancy Rate" as the space available directly under prime leases and relets divided by the inventory. Space in buildings under construction or renovation is not included.
(2) C&W defines "Class A" as buildings that are well-leased, professionally managed, attract high quality tenants and command upper tier rental rates.
(3) C&W defines "Leasing Activity" as the sum of all finished/closed transactions for a given period of time including subleasing activity.
(4) C&W defines "Weighted Average Rental Rates" as the gross annual asking rates of existing buildings.

  Industrial Market


     According to C&W, the Philadelphia industrial market consists of a total estimated inventory of approximately 300 million net rentable square feet with an overall vacancy rate of 13.1% as of June 30, 1996. Vacancy rates as of June 30, 1996 range from a high of 22.3% in Montgomery County to a low of 6.2% in Camden County. The industrial market within the four Pennsylvania counties adjacent to Philadelphia County (Bucks, Delaware, Chester and Montgomery) aggregates approximately 130 million net rentable square feet. Sales and leasing activity for the quarter ended June 30, 1996 totaled 2.1 million square feet, an increase of 1.5 million square feet over the quarter ended March 31, 1996. The overall available inventory in these counties was approximately 20.4 million net rentable square feet as of June 30, 1996 and was characterized as 49% warehouse/distribution space, 30% manufacturing space, 2% office service space and 19% flex/other space. This represents an overall vacancy rate of 15.7% within these counties.

     According to C&W, the industrial markets in Burlington and Camden Counties include approximately 70.0 million net rentable square feet. Available inventory decreased over 1.0 million square feet during the three-month period ended June 30, 1996, reducing the vacancy rate from 11.0% to 9.5% as of June 30, 1996. According to C&W, as of June 30, 1996, the industrial market within the Philadelphia PMSA had an overall vacancy rate of 13.1%. Within this market, leasing activity was approximately 2.7 million net rentable square feet and sales activity was approximately 1.8 million net rentable square feet for the six-month period ended June 30, 1996.


     The following table indicates availability of industrial space within the Philadelphia PMSA as of June 30, 1996:

                                                   ESTIMATED           OVERALL          ESTIMATED
                                                   INVENTORY       AVAILABLE SPACE       OVERALL
                    COUNTY NAME                  (SQUARE FEET)      (SQUARE FEET)      VACANCY RATE
    -------------------------------------------  -------------     ---------------     ------------
    Philadelphia County........................    100,000,000        12,330,129           12.3%
    Montgomery County..........................     40,000,000         8,905,479           22.3%
    Bucks County...............................     37,000,000         6,228,141           16.8%
    Chester County.............................     25,000,000         2,459,075            9.8%
    Delaware County............................     28,000,000         2,856,238           10.2%
    Burlington County..........................     15,000,000         3,227,307           21.5%
    Camden County..............................     35,000,000         2.158,308            6.2%
    Gloucester County..........................     20,000,000         1,279,992            6.4%
                                                   -----------        ----------           ----
              Total/Weighted Average...........    300,000,000        39,444,669           13.1%
                                                   ===========        ==========           ====


                     HISTORICAL OVERALL INDUSTRIAL VACANCY


                               PHILADELPHIA PMSA

                                      LOGO

                            BUSINESS AND PROPERTIES

GENERAL


     The Initial Properties include 23 suburban office buildings (22 of which are Class A properties) totalling approximately 12 million net rentable square feet and one Class A industrial facility (1510 Gehman Road) totalling approximately 152,000 net rentable square feet. The Company developed 19 of the Initial Properties and currently manages 23 of the Initial Properties, in addition to managing approximately 575,000 net rentable square feet on behalf of third parties and approximately 159,000 net rentable square feet at the four Option Properties. In addition, the Company has entered into agreements to purchase the 13 Acquisition Properties. The Properties are located in the Market, with the exception of: (i) the Twin Forks Office Park located in Raleigh, North Carolina, which was acquired by the Company in 1986 in connection with the Company's formation; (ii) 168 Franklin Corner Road located in Lawrenceville, New Jersey; and (iii) Delaware Corporate Center (an Acquisition Property) located in New Castle County, Delaware. The Properties are easily accessible from major thoroughfares and are in close proximity to numerous amenities, including restaurants, retail shopping malls, hotels and banks. The Properties contain an aggregate of approximately 2.0 million net rentable square feet and, as of September 30, 1996, were approximately 94.3% leased to 222 tenants. The Company's tenants include many service sector employers, as well as a large number of professional firms and local, national and foreign businesses. The Company believes, based in part on recent engineering reports, that all of its Properties are well maintained and do not require significant capital improvements.



     The Properties consist primarily of suburban and industrial buildings (36 of which are Class A properties). The Company considers Class A suburban office and industrial properties to be those that have desirable locations, are well maintained and professionally managed and have the potential of achieving rental and occupancy rates that are typically at or above those prevailing in their respective markets. The average age of the Properties is approximately 10.8 years. The Company's 10 largest tenants (based on pro forma annualized base rent at September 30, 1996) aggregate approximately 29.8% of the Company's total base rent and approximately 27.5% of the Company's net rentable square feet and have a weighted average remaining lease term of approximately 7.8 years. As of September 30, 1996 and on a pro forma basis assuring the acquisition properties had been acquired on such date, no single tenant accounted for more than approximately 8.7% of the Company's aggregate pro forma annualized base rent and only 30 tenants individually represented more than 1.0% of such aggregate annualized base rent.



     Leases representing approximately 58.5% of the net rentable square footage at the Properties were signed during the period January 1, 1993 through December 31, 1995, a time when management believes market rental rates were at or below current market rental rates. This belief is supported by the fact that for the nine months ended September 30, 1996: (i) renewal leases at the Initial Properties were signed covering approximately 154,000 net rentable square feet of office space at a weighted average rental rate of $13.25 per square foot, compared to leases that expired for that space during such period with a weighted average rental rate of $12.66 per square foot (representing a 47% increase); and (ii) new leases at the Initial Properties were signed covering approximately 264,000 net rentable square feet of office space at a weighted average rental rate of $15.96 per square foot, compared to leases that expired for that space during such period with a weighted average rental rate of $14.52 per square foot (representing a 9.9% increase). In all cases, weighted average rental rates include expense recoveries, free rent and scheduled rent increases that would be taken into account under generally accepted accounting principles. The Company believes that the strength of its leasing department and tenant retention capabilities should enable it to continue to capitalize on rental rate differentials as the Company's leases expire.



     The Company's leases are typically structured for terms of three, five, seven or ten years. Due to conditions within the Market, the Company utilizes two primary lease structures: (i) triple net leases (which represented approximately 75.0% of the aggregate net rentable leased square footage at the Initial Properties as of September 30, 1996 and under which tenants are required to pay all real property taxes, insurance and expenses of maintaining the leased space); and (ii) full service gross leases (which represented approximately 25.0% of the aggregate leased net rentable square footage as of September 30, 1996 and under which the tenants typically pay for all real estate taxes and operating expenses above those for an established base year).

     Under the Company's leases at the Initial Properties, the landlord is generally responsible for structural repairs. Most leases do not permit early termination; however, approximately 12 leases at the Initial Properties (covering an aggregate of approximately 184,000 net rentable square feet and having a weighted average base rental rate of approximately $11.53) permit the tenant to terminate the lease prior to its initial term (excluding rights pursuant to casualty, condemnation, eminent domain and changes in zoning classifications) (generally upon six to twelve months' notice and generally after the end of the third year of a five year lease or the fifth year of a 10 year lease, subject to the tenant's obligation to pay a fixed termination penalty, typically consisting of unamortized tenant improvements, leasing commissions plus an additional negotiated payment). Approximately eight leases at the Acquisition Properties (covering an aggregate of approximately 94,000 net rentable square feet and having a weighted average base rental rate of approximately $14.10) similarly permit the tenant to terminate the lease prior to its initial term.


     The Company's asset management strategy is designed to efficiently balance the sound business and reporting fundamentals necessary for a public company with the operating efficiency of a responsive market-oriented real estate organization.


     The Properties will be financially and operationally managed under active central control. All financial reporting, administration (including the formation and implementation of policies and procedures), marketing, leasing, capital expenditure and construction decisions are administered at the Company's corporate office. The Company employs asset managers to oversee and direct the ongoing property operations, as well as the on-site personnel which may include a property manager, leasing agent and other necessary staff. The asset managers actively participate with the executive officers in the formation of the Company's policies and procedures. In addition, the Company's financial and property management reporting systems are designed to ensure operational compliance with the Company's policies and procedures. On-site staffing for each Property is determined by the Property's size, tenant profile and location relative to other Properties. The Company has an active tenant relations program and a maintenance staff to ensure that all of the Properties are maintained in accordance with the Company's standard of excellence. The Company also contracts with third parties for cleaning services, day porters, landscaping, engineering and other service personnel necessary to operate each Property.

PROPERTIES



     The following table sets forth certain information with respect to the
Properties:


                                                                                                       AVERAGE TOTAL BASE
                                                                                  TOTAL BASE RENT       RENT PLUS EXPENSE
                                                                                      FOR THE            RECOVERIES PER
                                                        NET      PERCENTAGE        TWELVE MONTHS       NET RENTABLE SQUARE
                                                     RENTABLE   LEASED AS OF           ENDED               FOOT LEASED
INITIAL PROPERTIES:                           YEAR    SQUARE    SEPTEMBER 30,  SEPTEMBER 30, 1996(2)      SEPTEMBER 30,
             SUBMARKET/PROPERTY               BUILT    FEET        1996(1)            (000'S)                1996(3)
--------------------------------------------- -----  ---------  -------------  ---------------------   -------------------
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 650 Dresher Road............................  1984     30,138      100.0%            $   329                $ 15.67
 1155 Business Center Drive..................  1990     51,388       99.4%                591                  16.31
 500 Enterprise Road.........................  1990     67,800       98.5%                674                  13.74
 One Progress Avenue.........................  1986     79,204      100.0%                563                   9.54
SOUTHERN ROUTE 202 CORRIDOR, PA
 456 Creamery Way............................  1987     47,604      100.0%                336                   7.15
 486 Thomas Jones Way........................  1990     51,500       50.9%                416                  23.26
 468 Creamery Way............................  1990     28,934      100.0%                293                  14.54
 110 Summit Drive............................  1985     43,660       67.6%                262                  13.51
BLUE BELL/PLYMOUTH MEETING/FORT WASHINGTON,
PA
 2240/50 Butler Pike.........................  1984     52,183       99.4%                560                  15.82
 120 West Germantown Pike....................  1984     30,546      100.0%                421                  19.16
 140 West Germantown Pike....................  1984     25,953       98.7%                297                  16.56
 2260 Butler Pike............................  1984     31,892      100.0%                377                  16.84
MAIN LINE, PA
 16 Campus Boulevard.........................  1990     65,463      100.0%                430                   9.94
 18 Campus Boulevard.........................  1990     37,700      100.0%                410                  15.01
LEHIGH VALLEY, PA
 7310 Tilghman Street........................  1985     40,000       99.0%                329                  11.44
 7248 Tilghman Street........................  1987     42,863       93.8%                399                  15.06
 6575 Snowdrift Road.........................  1988     46,250      100.0%                300                   9.06
LANSDALE, PA
 1510 Gehman Road............................  1990    152,625      100.0%                773                   7.70
BURLINGTON COUNTY, NJ
 One Greentree Centre........................  1982     55,838      100.0%                869                  16.97
 Two Greentree Centre........................  1983     56,075      100.0%                816                  14.53
 Three Greentree Centre......................  1984     69,101       96.2%              1,049                  16.51
CAMDEN COUNTY, NJ
 457 Haddonfield Road (LibertyView)..........  1990    121,737       82.8%              1,160                  16.34
OTHER MARKETS
 168 Franklin Corner Road....................  1976     32,000       54.5%                186                  13.43
   Lawrenceville, NJ
 Twin Forks Office Park
   Raleigh, NC
 5910-6090 Six Forks.........................  1982     73,339      100.0%              1,008                  13.83
                                                     ---------      -----             -------                 ------
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 INITIAL PROPERTIES..........................        1,333,793       93.8%             12,848                  14.04(10)
                                                     =========      =====             =======                 ======

                                                    AVERAGE             C&W          RENTAL RATE        TENANTS LEASING 10% OR
                                                   ANNUALIZED         WEIGHTED         INCREASE            MORE OF RENTABLE
                                                     RENTAL           AVERAGE         POTENTIAL           SQUARE FOOTAGE PER
                                                   RATE AS OF         CLASS A        UNTIL MARKET           PROPERTY AS OF
INITIAL PROPERTIES:                              SEPTEMBER 30,         RENTAL          RATE IS            SEPTEMBER 30, 1996
             SUBMARKET/PROPERTY                     1996(4)           RATES(5)       ACHIEVED(6)       AND LEASE EXPIRATION DATE
---------------------------------------------  ------------------     --------       ------------      -------------------------
                                              <
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 650 Dresher Road............................        $16.50            $18.02              9.2%        GMAC (100%) - 5/03
 1155 Business Center Drive..................         17.22             18.02              4.6%        IMS (79%) - 3/06;
                                                                                                       Motorola (14%) - 2/99
 500 Enterprise Road.........................         15.03             14.50             (3.5)%       Conti Mortgage
                                                                                                       (80%) - 4/01;
                                                                                                       Pioneer (19%) - 10/00
 One Progress Avenue.........................         11.75             18.02             53.4%        Reed Technologies
                                                                                                       (100%) - 6/11
SOUTHERN ROUTE 202 CORRIDOR, PA
 456 Creamery Way............................          7.25(7)           7.89(8)           8.8%        Neutronics (100%) - 1/03
 486 Thomas Jones Way........................         15.46             15.55              0.5%        First American Real
                                                                                                       Estate (20%) - 4/00
 468 Creamery Way............................         13.88             13.61             (1.9)%       Franciscan Health
                                                                                                       (82%) - 6/99;
                                                                                                       American Day Treatment
                                                                                                       (18%) - 6/00
 110 Summit Drive............................          7.20(8)           7.89(8)           9.6%        Maris Equipment
                                                                                                       (49%) - 4/99
BLUE BELL/PLYMOUTH MEETING/FORT WASHINGTON,
PA
 2240/50 Butler Pike.........................         17.55             18.70              6.6%        CoreStates (59%) - 4/06;
                                                                                                       TWA Marketing
                                                                                                       (33%) - 10/99
 120 West Germantown Pike....................         17.52             18.70              6.7%        Clair O'Dell
                                                                                                       (82%) - 7/01;
                                                                                                       Kleinerts (13%)  - 10/98
 140 West Germantown Pike....................         17.38             18.70              7.6%        Healthcare, Inc.
                                                                                                       (46%) - 9/99; Henkel
                                                                                                       (29%) - 6/98; National
                                                                                                       Health Equity
                                                                                                       (20%) - 5/99
 2260 Butler Pike............................         17.82             18.70              4.9%        Information Resources
                                                                                                       (66%) - 12/00; Med
                                                                                                       Resorts (26%) - 1/01
MAIN LINE, PA
 16 Campus Boulevard.........................         13.58             20.27             49.3%        New England Mutual
                                                                                                       (52%) - 5/06; Atlantic
                                                                                                       Employees C.U.
                                                                                                       (35%) - 1/06
 18 Campus Boulevard.........................         18.62             20.27              8.9%        Prudential (25%) - 6/01;
                                                                                                       Devco Mutual
                                                                                                       (35%) - 1/01;
                                                                                                       Scott Paper
                                                                                                       (17%) - 11/97;
                                                                                                       Marshall Dennehey
                                                                                                       (18%) - 10/01
LEHIGH VALLEY, PA
 7310 Tilghman Street........................          8.89(8)          10.50(8)          18.1%        AT&T (83%)  - 12/96-8/98
 7248 Tilghman Street........................         14.76             15.34              3.9%        IDS Financial
                                                                                                       (29%) - 7/01;
                                                                                                       Ohio Casualty
                                                                                                       (46%) - 7/01;
                                                                                                       Meridian Mortgage
                                                                                                       (12%) - 6/99
 6575 Snowdrift Road.........................          7.15(8)          10.50(8)          46.9%        Corning Packaging
                                                                                                       (100%) - 2/99
LANSDALE, PA
 1510 Gehman Road............................          4.72(8)           5.95(8)          26.1%        Ford Electronics
                                                                                                       (35%) - 6/98;
                                                                                                       Nibco (65%) - 8/99
BURLINGTON COUNTY, NJ
 One Greentree Centre........................         16.07             19.30             20.0%        American Executive
                                                                                                       Centers (30%) - 1/06;
                                                                                                       West Jersey (15%) - 4/01;
                                                                                                       Temple Sports Med.
                                                                                                       (18%) - 12/97
 Two Greentree Centre........................         16.02             19.30             20.5%        Merrill Lynch
                                                                                                       (23%) - 11/05;
                                                                                                       ReMax Suburban
                                                                                                       (12%) - 11/05
 Three Greentree Centre......................         16.41             19.30             17.6%        Parker, McCay & Criscuolo
                                                                                                       (39%) - 5/01;
                                                                                                       Marshall Dennehey
                                                                                                       (20%) - 5/97;
                                                                                                       Olde Discounts
                                                                                                       (12%) - 3/00;
                                                                                                       Surety Title
                                                                                                       (13%) - 11/03
CAMDEN COUNTY, NJ
 457 Haddonfield Road (LibertyView)..........         18.63             21.81             17.1%        HIP Health Plan
                                                                                                       (31%) - 12/07
OTHER MARKETS
 168 Franklin Corner Road....................         15.55             18.00(9)          15.8%        Dr. Belden (12%) - 5/01;
   Lawrenceville, NJ                                                                                   Crawford & Co.
                                                                                                       (14%) - 11/99
 Twin Forks Office Park
   Raleigh, NC
 5910-6090 Six Forks.........................         14.25             15.50(9)           8.8%        N/A
                                                      -----             -----            -----
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 INITIAL PROPERTIES..........................        $14.63(10)        $16.83(10)(11)      15.0%
                                                      =====             =====            =====

                                                                                                          AVERAGE TOTAL BASE
                                                                                     TOTAL BASE RENT       RENT PLUS EXPENSE
                                                                                         FOR THE            RECOVERIES PER
                                                           NET      PERCENTAGE        TWELVE MONTHS       NET RENTABLE SQUARE
                                                        RENTABLE   LEASED AS OF           ENDED               FOOT LEASED
ACQUISITION PROPERTIES:                         YEAR     SQUARE    SEPTEMBER 30,  SEPTEMBER 30, 1996(2)      SEPTEMBER 30,
              SUBMARKET/PROPERTY                BUILT     FEET        1996(1)            (000'S)                1996(3)
----------------------------------------------- -----   ---------  -------------  ---------------------   -------------------
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 700 Business Center Drive(12).................  1986      82,009       100.0%           $   793                $ 11.59
 800 Business Center Drive(12).................  1986
KING OF PRUSSIA, PA
 500 North Gulph Road..........................  1979      92,851        86.1%             1,387                  15.02
BUCKS COUNTY, PA
 2200 Cabot Boulevard..........................  1979      55,081       100.0%               259                   5.75
 2250 Cabot Boulevard..........................  1982      40,000       100.0%               170                   5.22
 2260 Cabot Boulevard(12)......................  1984      29,638       100.0%               246                  10.17
 2270 Cabot Boulevard(12)......................  1984
 3000 Cabot Boulevard..........................  1986      34,640        83.9%               364                  12.85
 3329 Street Road -- Greenwood Sq.(12).........  1985
 3331 Street Road -- Greenwood Sq.(12).........  1986     165,929        92.1%             2,234                  14.56
 3333 Street Road -- Greenwood Sq.(12).........  1988
BURLINGTON COUNTY, NJ
 8000 Lincoln Drive............................  1983      54,923       100.0%               445                   8.25
NORTHERN SUBURBAN WILMINGTON
 One Righter Parkway...........................  1989     104,828       100.0%             2,044                  19.50
                                                        ---------       -----            -------                 ------
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 ACQUISITION PROPERTIES........................           659,899        95.2%           $ 7,942                $ 12.93
                                                        =========       =====            =======                 ======
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR ALL
 PROPERTIES....................................         1,993,692        94.3%           $20,790                $ 13.67
                                                        =========       =====            =======                 ======

                                                     AVERAGE           C&W          RENTAL RATE        TENANTS LEASING 10% OR
                                                   ANNUALIZED        WEIGHTED         INCREASE            MORE OF RENTABLE
                                                     RENTAL          AVERAGE         POTENTIAL           SQUARE FOOTAGE PER
                                                   RATE AS OF        CLASS A        UNTIL MARKET           PROPERTY AS OF
ACQUISITION PROPERTIES:                           SEPTEMBER 30,       RENTAL          RATE IS            SEPTEMBER 30, 1996
              SUBMARKET/PROPERTY                     1996(4)         RATES(5)       ACHIEVED(6)       AND LEASE EXPIRATION DATE
-----------------------------------------------  ---------------     --------       ------------      -------------------------
                                                <
HORSHAM/WILLOW GROVE/JENKINTOWN, PA
 700 Business Center Drive(12).................       $13.11          $18.02             37.5%        Metpath (35%) - 1/12;
                                                                                                      Sprint
                                                                                                      (19%) - 3/01; Macro
                                                                                                      (19%) -
 800 Business Center Drive(12).................                                                       4/01; Advanta
                                                                                                      (10%) - 6/99
KING OF PRUSSIA, PA
 500 North Gulph Road..........................        16.51           21.39             29.6%        Transition Software
                                                                                                      (16%) -  8/00, Strohl
                                                                                                      Syst (12%) -  10/99
BUCKS COUNTY, PA
 2200 Cabot Boulevard..........................         4.40            4.50              2.3%        Hussman Corp (38%), Nobel
                                                                                                      Printing (38%) - 6/97;
                                                                                                      McCaffrey Mgt
                                                                                                      (24%) - 8/00
 2250 Cabot Boulevard..........................         3.50            4.50             28.6%        Bucks County Nut (100%) -
                                                                                                       7/99
 2260 Cabot Boulevard(12)......................         8.78            9.00              2.5%        Sager Electrical (14%) -
                                                                                                       10/98; Terminix Intrntnl
 2270 Cabot Boulevard(12)......................                                                       (13%) - 11/96
 3000 Cabot Boulevard..........................        17.03           18.95             11.3%        Geraghty & Miller (31%) -
                                                                                                       11/97; Prudential Insur.
                                                                                                      (21%) - 7/98;
                                                                                                      Luigi Bormioli Co.
                                                                                                      (11%) -  6/98
 3329 Street Road -- Greenwood Sq.(12).........
 3331 Street Road -- Greenwood Sq.(12).........        16.54           18.95             14.6%        Waste Management (27%) -
                                                                                                      3/97
 3333 Street Road -- Greenwood Sq.(12).........
BURLINGTON COUNTY, NJ
 8000 Lincoln Drive............................        17.13           19.30           $ 12.7%        CSC (67%) - 11/01; Blue
                                                                                                      Cross (33%) - 2/07
NORTHERN SUBURBAN WILMINGTON
 One Righter Parkway...........................      $ 19.30           20.50              6.2%        Kimberly Clark (89%) -
                                                                                                       12/05
                                                       -----           -----            -----
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR THE
 ACQUISITION PROPERTIES........................      $ 16.23(13)      $19.01(11)(13)      17.2%
                                                       =====           =====            =====
CONSOLIDATED TOTAL/WEIGHTED AVERAGE FOR ALL
 PROPERTIES....................................      $ 15.15(14)      $17.54(11)(14)      15.8%
                                                       =====           =====            =====


---------------


 (1) Calculated by dividing net rentable square feet included in leases dated on or before September 30, 1996 by the aggregate net rentable square feet included in the Property.



 (2) "Total Base Rent" for the twelve months ended September 30, 1996 represents base rents received during such period, excluding tenant reimbursements, calculated in accordance with generally accepted accounting principles determined on a straight-line basis. Tenant reimbursements generally include payment of real estate taxes, operating expenses, and escalations and common area maintenance and utility charges.



 (3) Represents the Total Base Rent for the twelve months ended September 30, 1996, plus tenant reimbursements for the twelve months ended September 30, 1996, divided by the net rentable square feet leased.



 (4) "Average Annualized Rental Rate" is calculated as follows: (i) for office leases written on a triple net basis, the sum of the annualized contracted base rental rates payable for all space leased as of September 30, 1996 (without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles) plus the 1996 budgeted operating expenses excluding tenant electricity; and (ii) for office leases written on a full service basis, the annualized contracted base rate payable for all space leased as of September 30, 1996. In both cases, the annualized rental rate is divided by the total square footage leased as of September 30, 1996 without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles.


 (5) Represents the weighted average asking rates, as of June 30, 1996, of directly competitive properties in the relevant submarket within the Market, as identified by C&W.


 (6) Represents the percentage by which the June 30, 1996 C&W weighted average asking rate exceeds the September 30, 1996 average annualized rental rate of the applicable Property.



 (7) Property occupied by a single tenant under a triple net lease agreement, pursuant to which the tenant subcontracts directly with third party contractors for all building services.



 (8) These rates represent triple net lease rates (leases under which tenants are required to pay all real property taxes, insurance and expenses of maintaining the leased space).



 (9) Rental rates represent management's estimate of asking rental rates in these markets for comparable properties.



(10) Excludes 1510 Gehman Road, which is an industrial Property.



(11) Represents the Class A weighted average rental rate for the submarkets in which the Properties are located (weighted by Property net rentable square footage) as compared to the Class A office weighted average asking rate of $18.94 per square foot for the Market (weighted by Market net rentable square footage)as identified in the C&W Mid-Year Report.



(12) The data reflected for these properties are presented on a consolidated basis.



(13) Excludes 2200 Cabot Boulevard and 2250 Cabot Boulevard, which are industrial properties.



(14) Excludes 1510 Gehman Road, 2200 Cabot Boulevard and 2250 Cabot Boulevard, which are industrial properties.

TENANTS


     Initial Properties. The Initial Properties are leased to approximately 146 tenants that are engaged in a variety of businesses. The following table sets forth information regarding the Company's leases with its 20 largest tenants based upon annualized base rent for the Initial Properties as of September 30, 1996:



                                                                                                             PERCENTAGE OF
                                      REMAINING      AGGREGATE NET      PERCENTAGE OF       ANNUALIZED         AGGREGATE
                        NUMBER OF    LEASE TERM     RENTABLE SQUARE   AGGREGATE LEASED       BASE RENT        ANNUALIZED
     TENANT NAME         LEASES       IN MONTHS       FEET LEASED        SQUARE FEET          (000'S)          BASE RENT
----------------------  ---------   -------------   ---------------   -----------------   ---------------   ---------------
Reed Technology.......       1            178            79,204               5.9%            $   733              5.1%
Conti Mortgage........       1             56            53,906               4.0%                596              4.2%
IMS...................       1            115            40,774               3.1%                494              3.5%
HIP Health Plan of
  NJ..................       1            136            37,515               2.8%                463              3.2%
Clair O'Dell Agency...       1             59            25,177               1.9%                441              3.1%
CoreStates............       1            116            30,359               2.2%                410              2.9%
Nibco, Inc............       1             36            98,725               7.4%                395              2.8%
Parker, McKay &
  Criscuolo...........       1             57            25,905               1.9%                388              2.7%
GMAC..................       1             81            30,138               2.3%                354              2.5%
Neutronics............       1             77            47,604               3.6%                346              2.4%
Corning Packaging.....       1             30            46,250               3.5%                331              2.3%
Ford Motor Co.........       1             22            53,900               4.0%                327              2.3%
Marshall, Dennehey....       2             (a)           19,633               1.5%                321              2.2%
New England Mutual....       1            117            31,907               2.4%                320              2.2%
AT&T Communications...       3             (b)           32,774               2.5%                288              2.0%
Information
  Resources...........       1             52            21,008               1.6%                284              2.0%
American Executive
  Centers.............       1            114            16,853               1.3%                279              2.0%
Devco Mutual..........       1             54            13,332               1.0%                230              1.6%
Ohio Casualty.........       1             59            19,877               1.5%                229              1.6%
Franciscan Health
  Systems.............       1             34            23,588               1.8%                225              1.6%
                            --
                                         ----           -------              ----               -----             ----
        Consolidated
          Total/
          Weighted
          Average.....      23             75           748,429              56.1%            $ 7,457             52.3%
                            ==           ====           =======              ====               =====             ====


---------------

(a) Consists of two leases: a lease representing 12,971 square feet that expires in May 1997 and a lease representing 6,662 square feet that expires in October 2001.


(b) Consists of three leases: a lease representing 11,000 square feet that expires in August 1998; a lease representing 13,107 square feet that expires in December 1996 and a lease representing 8,667 square feet that expires in November 1997.

     Acquisition Properties. The Acquisition Properties are leased to approximately 76 tenants that are engaged in a variety of businesses. The following table sets forth information regarding leases with the 20 largest tenants at the Acquisition Properties based upon annualized base rent for the Acquisition Properties as of September 30, 1996:



                                                                                                             PERCENTAGE OF
                                      REMAINING      AGGREGATE NET      PERCENTAGE OF       ANNUALIZED         AGGREGATE
                        NUMBER OF    LEASE TERM     RENTABLE SQUARE   AGGREGATE LEASED       BASE RENT        ANNUALIZED
     TENANT NAME         LEASES       IN MONTHS       FEET LEASED        SQUARE FEET          (000'S)          BASE RENT
----------------------  ---------   -------------   ---------------   -----------------   ---------------   ---------------
Kimberly Clark........       1            112            93,014              14.1%            $ 1,814             20.1%
Waste Management......       1              6            45,764               6.9%                715              8.0%
CSC...................       1             63            36,830               5.6%                626              6.9%
Blue Cross............       1            126            18,093               2.7%                315              3.5%
FPA Corporation.......       1              6            16,453               2.5%                280              3.1%
Prudential............       2             (a)           13,945               2.1%                271              3.0%
Sprint................       1             55            15,348               2.3%                253              2.8%
Metpath...............       1            185            28,475               4.3%                249              2.8%
Macro.................       1             56            15,425               2.3%                231              2.6%
Transition Software...       1             48            15,101               2.3%                227              2.5%
KWS&P.................       1             31            22,706               3.4%                212              2.4%
Nason Cullen Inc......       1             59            12,566               1.9%                201              2.2%
Strohl Systems........       1             38            11,277               1.7%                186              2.1%
Nextel
  Communication.......       1             56            11,004               1.7%                182              2.0%
Geraghty & Miller.....       1             15            10,840               1.6%                173              1.9%
Outdoor World Corp....       1             20             9,579               1.5%                153              1.7%
Bucks County Nut......       1             35            40,000               6.1%                140              1.6%
Advanta...............       1             34             8,339               1.3%                129              1.4%
Orbital Engineer......       1             53             7,468               1.1%                117              1.3%
First American........       1             39             6,258               0.9%                114              1.3%
                            --
                                         ----           -------              ----               -----             ----
        Consolidated
        Total/Weighted
          Average.....      21             65           432,227              65.5%            $ 6,474             72.2%
                            ==           ====           =======              ====               =====             ====


---------------


(a) Consists of two leases: a lease representing 7,445 square feet that expires in July 1998, and a lease representing 6,500 square feet that expires in November 1996.

     Properties. On a combined basis, the Properties are leased to 222 tenants that are engaged in a variety of businesses. The following table sets forth information, on a combined basis, regarding leases at the Properties with the 20 largest tenants based upon annualized base rent from the Properties as of September 30, 1996:



                                                                                                             PERCENTAGE OF
                                      REMAINING      AGGREGATE NET      PERCENTAGE OF       ANNUALIZED         AGGREGATE
                        NUMBER OF    LEASE TERM     RENTABLE SQUARE   AGGREGATE LEASED       BASE RENT        ANNUALIZED
     TENANT NAME         LEASES       IN MONTHS       FEET LEASED        SQUARE FEET         $ (000'S)         BASE RENT
----------------------  ---------   -------------   ---------------   -----------------   ---------------   ---------------
Kimberly Clark........       2             (a)           99,238               5.0%            $ 2,013              8.7%
Waste Management......       1              6            45,764               2.3%                752              3.2%
Reed Technology.......       1            178            79,204               4.0%                733              3.1%
CSC...................       1             63            36,830               1.9%                626              2.7%
Conti Mortgage........       1             56            53,906               2.7%                596              2.6%
IMS...................       1            115            40,774               2.0%                495              2.1%
HIP Health Plan NJ....       1            136            37,515               1.9%                463              2.0%
Clair O'Dell Agency...       1             59            25,177               1.3%                441              1.9%
CoreStates............       1            116            30,359               1.5%                410              1.8%
Nibco, Inc............       1             36            98,725               5.0%                395              1.7%
Parker, McKay &
  Criscuolo...........       1             57            25,905               1.3%                389              1.7%
GMAC..................       1             81            30,138               1.5%                355              1.5%
Neutronics............       1             77            47,604               2.4%                346              1.5%
Corning Packaging.....       1             30            46,250               2.3%                331              1.4%
Ford Electronics......       1             22            53,900               2.7%                327              1.4%
Marshall, Dennehey....       2             (b)           19,633               1.0%                321              1.4%
New England Mutual....       1            117            31,907               1.6%                320              1.4%
Blue Cross............       1            126            18,093               0.9%                315              1.4%
AT&T
  Communications......       3             (c)           32,774               1.6%                288              1.2%
Information
  Resources...........       1             52            21,008               1.1%                284              1.2%
                            --
                                         ----           -------              ----          ----------             ----
        Consolidated
          Totals/
          Weighted
          Average.....      24             76           874,704              43.9%            $10,200             43.8%
                            ==                          =======              ====          ==========             ====


---------------

(a) Consists of two leases: a lease representing 93,014 square feet that expires in December 2005, and a lease representing 6,224 square feet that expires in November 1997.



(b) Consists of two leases: a lease representing 12,971 square feet that expires in May 1997 and a lease representing 6,662 square feet that expires in October 2001.



(c) Consists of three leases: a lease representing 11,000 square feet that expires in August 1998; a lease representing 13,107 square feet that expires in December 1996 and a lease representing 8,667 square feet that expires in November 1997.

LEASE EXPIRATIONS



     Initial Properties. The following table sets forth detailed lease expiration information for the Initial Properties for leases in place as of September 30, 1996, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:



                                                                                                      PERCENTAGE
                                                                                                          OF
                                                                                                        TOTAL
                                                   RENTABLE                                             FINAL
                                     NUMBER OF      SQUARE                        FINAL ANNUALIZED    ANNUALIZED
                                       LEASES      FOOTAGE          FINAL          BASE RENT PER         BASE
                                      EXPIRING    SUBJECT TO     ANNUALIZED         SQUARE FOOT       RENT UNDER
 YEAR OF LEASE EXPIRATION DECEMBER   WITHIN THE    EXPIRING    BASE RENT UNDER         UNDER           EXPIRING    CUMULATIVE
                31                    YEAR(1)       LEASES     EXPIRING LEASES   EXPIRING LEASES(1)     LEASES       TOTAL
-----------------------------------  ----------   ----------   ---------------   ------------------   ----------   ----------
1996(2)............................       15         54,004      $   676,134           $12.52              4.4%         4.4%
1997...............................       42        115,886        1,701,924            14.69             11.1%        15.5%
1998...............................       20        100,621 (3)       977,905(3)         9.72              6.4%        21.9%
1999...............................       28        296,212 (3)     2,495,062(3)         8.42             16.3%        38.2%
2000...............................       10         62,670          874,483            13.95              5.7%        45.5%
2001...............................       20        212,726        2,970,875            13.97             19.4%        63.3%
2002...............................        1          8,912          169,328            19.00              1.1%        64.4%
2003...............................        7        109,336        1,361,239            12.45              8.9%        73.3%
2004...............................        1          9,262          185,240            20.00              1.2%        74.5%
2005...............................        2         19,387          365,564            18.86              2.4%        76.9%
2006...............................        6        145,449        1,942,732            13.36             12.7%        89.6%
2007 and thereafter................        2        116,719        1,580,118            13.54             10.4%       100.0%
                                         ---      ---------      -----------           ------           ------         ----
Consolidated Total/Weighted
  Average..........................      154      1,251,184      $15,300,602           $12.23            100.0%       100.0%
                                         ===      =========      ===========           ======           ======         ====


---------------
(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by 12. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.


(2) Represents lease expirations from September 30, 1996 through December 31, 1996.



(3) Includes 152,625 net rentable square feet and $780,711 of final annualized base rent ($5.12 per net rentable square foot) associated with 1998 and 1999 lease expirations on the Company's sole industrial property included in the Initial Properties.

     Acquisition Properties. The following table sets forth detailed lease expiration information for the Acquisition Properties for leases in place as of September 30, 1996, assuming none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:



                                                                                                      PERCENTAGE
                                                                                                          OF
                                                                                                        TOTAL
                                                   RENTABLE                                             FINAL
                                     NUMBER OF      SQUARE                        FINAL ANNUALIZED    ANNUALIZED
                                       LEASES      FOOTAGE          FINAL          BASE RENT PER         BASE
                                      EXPIRING    SUBJECT TO     ANNUALIZED         SQUARE FOOT       RENT UNDER
 YEAR OF LEASE EXPIRATION DECEMBER   WITHIN THE    EXPIRING    BASE RENT UNDER         UNDER           EXPIRING    CUMULATIVE
                31                    YEAR(1)       LEASES     EXPIRING LEASES   EXPIRING LEASES(1)     LEASES       TOTAL
-----------------------------------  ----------   ----------   ---------------   ------------------   ----------   ----------
1996(2)............................       7          23,245      $   334,950           $14.41              3.4%         3.4%
1997...............................      18         130,449        1,866,640            14.31             19.0%        22.4%
1998...............................      14          42,303          659,835            15.60              6.7%        29.1%
1999...............................      20         143,085        1,605,792            11.22             16.3%        45.4%
2000...............................       4          35,008          445,238            12.72              4.5%        49.9%
2001...............................      10         108,623        1,849,219            17.02             18.8%        68.7%
2002...............................       1           4,433           82,764            18.67              0.8%        69.5%
2003...............................      --              --               --               --               --         69.5%
2004...............................      --              --               --               --               --         69.5%
2005...............................       1          93,014        2,252,799            24.22             22.9%        92.4%
2006...............................      --              --               --               --               --         92.4%
2007 and thereafter................       3          48.069          742,447            15.45              7.6%       100.0%
                                        ---       -------- -     -----------           ------           ------
Consolidated Total/Weighted
  Average..........................      78         628,229      $ 9,839,684           $15.66            100.0%       100.0%
                                        ===       =========      ===========           ======           ======


---------------

(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by 12. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.



(2) Represents lease expirations from September 30, 1996 through December 31, 1996.

     Properties. The following table sets forth detailed lease expiration information for the Properties on a combined basis for leases in place as of September 30, 1996, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations:



                                                                                                      PERCENTAGE
                                                                                                          OF
                                                                                                        TOTAL
                                                   RENTABLE                                             FINAL
                                     NUMBER OF      SQUARE                        FINAL ANNUALIZED    ANNUALIZED
                                       LEASES      FOOTAGE          FINAL          BASE RENT PER         BASE
                                      EXPIRING    SUBJECT TO     ANNUALIZED         SQUARE FOOT       RENT UNDER
 YEAR OF LEASE EXPIRATION DECEMBER   WITHIN THE    EXPIRING    BASE RENT UNDER         UNDER           EXPIRING    CUMULATIVE
                31                    YEAR(1)       LEASES     EXPIRING LEASES   EXPIRING LEASES(1)     LEASES       TOTAL
-----------------------------------  ----------   ----------   ---------------   ------------------   ----------   ----------
1996(2)............................       22         77,249      $ 1,011,084           $13.09              4.0%         4.0%
1997...............................       60        246,335        3,568,563            14.49             14.2%        18.2%
1998...............................       34        142,924 (3)     1,637,739(3)        11.46              6.5%        24.7%
1999...............................       48        439,297 (3)     4,100,854(3)         9.34             16.3%        41.0%
2000...............................       14         97,678        1,319,720            13.51              5.3%        46.3%
2001...............................       30        321,349        4,820,094            15.00             19.2%        65.5%
2002...............................        2         13,345          252,092            18.89              1.0%        66.5%
2003...............................        7        109,336        1,361,239            12.45              5.4%        71.9%
2004...............................        1          9,262          185,240            20.00              0.7%        72.6%
2005...............................        3        112,401        2,618,363            23.29             10.4%        83.0%
2006...............................        6        145,449        1,942,732            13.36              7.7%        90.7%
2007 and thereafter................        5        164,788        2,322,565             9.24              9.3%       100.0%
                                         ---      ---------      -----------           ------           ------
Consolidated Total/
  Weighted Average.................      232      1,879,413      $25,140,286           $13.38            100.0%       100.0%
                                         ===      =========      ===========           ======           ======


---------------

(1) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements, in the final month prior to expiration multiplied by 12. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.



(2) Represents lease expirations from September 30, 1996 through December 31, 1996.



(3) Includes 152,625 net rentable square feet and $780,711 of final annualized base rent ($5.12 per net rentable square foot) associated with 1998 and 1999 lease expirations on the Company's sole industrial property included in the Initial Properties.

                  LEASING EXPIRATIONS -- PROPERTY BY PROPERTY


     The following table sets forth detailed lease expiration information for each of the Properties for leases in place as of September 30, 1996, assuming that none of the tenants exercise renewal options or termination rights, if any, at or prior to the scheduled expirations.


       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
INITIAL PROPERTIES:
HORSHAM/WILLOW GROVE/
 JENKINTOWN, PA
650 Dresher Road
Square Footage of Expiring Leases.....      --             --          --            --            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --          --            --            --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --            --            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --            --            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --            --            --            --          --
Number of Leases Expiring.............      --             --          --            --            --            --          --
1155 Business Center Drive
Square Footage of Expiring Leases.....      --             --       1,023         6,988         2,298            --          --
Percentage of Total Leased Square
 Feet.................................      --             --         2.0%         13.7%          4.5%           --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --     $11,253       $97,622       $29,070            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --      $11.00        $13.97            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --         1.7%         14.4%          4.3%           --          --
Number of Leases Expiring.............      --             --           1             1             1            --          --
500 Enterprise Road
Square Footage of Expiring Leases.....      --             --          --            --        12,845        53,906          --
Percentage of Total Leased Square
 Feet.................................      --             --          --            --          19.2%         80.8%         --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --            --      $122,028      $595,661          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --            --         $9.50        $11.05          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --            --          17.0%         83.0%         --
Number of Leases Expiring.............      --             --          --            --             1             1          --
One Progress Avenue
Square Footage of Expiring Leases.....      --             --          --            --            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --          --            --            --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --            --            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --            --            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --            --            --            --          --
Number of Leases Expiring.............      --             --          --            --            --            --          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
                                       <C
INITIAL PROPERTIES:
HORSHAM/WILLOW GROVE/
 JENKINTOWN, PA
650 Dresher Road
Square Footage of Expiring Leases.....      30,138          --          --            --           --          30,138
Percentage of Total Leased Square
 Feet.................................       100.0%         --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................    $403,849          --          --            --           --        $403,849
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      $13.40          --          --            --           --          $13.40
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................       100.0%         --          --            --           --           100.0%
Number of Leases Expiring.............           1          --          --            --           --               1
1155 Business Center Drive
Square Footage of Expiring Leases.....          --          --          --        40,774           --          51,083
Percentage of Total Leased Square
 Feet.................................          --          --          --          79.8%          --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --      $538,217           --        $676,162
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --        $13.20           --          $13.24
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --          79.6%          --           100.0%
Number of Leases Expiring.............          --          --          --             1           --               4
500 Enterprise Road
Square Footage of Expiring Leases.....          --          --          --            --           --          66,751
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $717,689
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $10.75
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               2
One Progress Avenue
Square Footage of Expiring Leases.....          --          --          --            --       79,204          79,204
Percentage of Total Leased Square
 Feet.................................          --          --          --            --        100.0 %         100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --     $967,873        $967,873
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --       $12.22          $12.22
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --        100.0 %         100.0%
Number of Leases Expiring.............          --          --          --            --            1               1


---------------

Footnotes appear on page 82.

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
INITIAL PROPERTIES (CONTINUED):
SOUTHERN ROUTE
202 CORRIDOR, PA
456 Creamery Way
Square Footage of Expiring Leases.....      --             --          --            --            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --          --            --            --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --            --            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --            --            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --            --            --            --          --
Number of Leases Expiring.............      --             --          --            --            --            --          --
486 Thomas Jones Way
Square Footage of Expiring Leases.....   2,676          3,895       8,612        10,086           961            --          --
Percentage of Total Leased Square
 Feet.................................    10.2 %         14.9%       32.8%         38.5%          3.7%
Final Annual Base Rent Under
 Expiring Leases(2)................... $30,774        $46,935     $99,944      $113,468       $11,532            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............  $11.50         $12.05      $11.61        $11.25        $12.00            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................       0              0        33.0%         37.5%          3.8%
Number of Leases Expiring.............       1              1           3             1             1            --          --
468 Creamery Way
Square Footage of Expiring Leases.....      --             --          --        23,588         5,346            --          --
Percentage of Total Leased Square
 Feet.................................      --             --          --          81.5%         18.5%           --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --      $224,086       $67,627            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --         $9.50        $12.65            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --          76.8%         23.2%           --          --
Number of Leases Expiring.............      --             --          --             1             1            --          --
110 Summit Drive
Square Footage of Expiring Leases.....   2,600             --          --        26,920            --            --          --
Percentage of Total Leased Square
 Feet.................................     8.8 %                                   91.2%
Final Annual Base Rent Under
 Expiring Leases(2)................... $22,646             --          --      $191,110            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............   $8.71             --          --         $7.10            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................    10.6 %                                   89.4%
Number of Leases Expiring.............       1             --          --             2            --            --          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
INITIAL PROPERTIES (CONTINUED):
SOUTHERN ROUTE
202 CORRIDOR, PA
456 Creamery Way
Square Footage of Expiring Leases.....      47,604          --          --            --           --          47,604
Percentage of Total Leased Square
 Feet.................................       100.0%         --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................    $357,030          --          --            --           --        $357,030
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............       $7.50          --          --            --           --           $7.50
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................       100.0%         --          --            --           --           100.0%
Number of Leases Expiring.............           1          --          --            --           --               1
486 Thomas Jones Way
Square Footage of Expiring Leases.....          --          --          --            --           --          26,230
Percentage of Total Leased Square
 Feet.................................                                                                         100.00%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $302,652
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $11.54
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................                                                                         100.00%
Number of Leases Expiring.............          --          --          --            --           --               7
468 Creamery Way
Square Footage of Expiring Leases.....          --          --          --            --           --          28,934
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $291,713
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $10.08
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               2
110 Summit Drive
Square Footage of Expiring Leases.....          --          --          --            --           --          29,520
Percentage of Total Leased Square
 Feet.................................                                                                         100.00%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $213,756
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --           $7.24
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................                                                                         100.00%
Number of Leases Expiring.............          --          --          --            --           --               3


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                                       75

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
INITIAL PROPERTIES (CONTINUED):
BLUE BELL/PLYMOUTH MEETING/ FORT WASHINGTON, PA
2240/50 Butler Pike
Square Footage of Expiring Leases.....      --             --       4,430        17,080            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --         8.5%         33.0%           --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --     $56,483      $187,880            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --      $12.75        $11.00            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --         8.1%         27.0%           --            --          --
Number of Leases Expiring.............      --             --           1             1            --            --          --
120 West Germantown Pike
Square Footage of Expiring Leases.....      --             --       1,450            --            --        29,096          --
Percentage of Total Leased Square
 Feet.................................                                4.8%                                     95.2%
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --     $17,400            --            --      $510,427          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --      $12.00            --            --        $17.54          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --                        3.3%                                     96.7%
Number of Leases Expiring.............      --             --           1            --            --             2          --
140 West Germantown Pike
Square Footage of Expiring Leases.....      --             --       7,460        16,900         1,264            --          --
Percentage of Total Leased Square
 Feet.................................      --             --        29.1%         66.0%          4.9%           --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --    $125,701      $215,059       $16,432            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --      $16.85        $12.73        $13.00            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --        35.2%         60.2%          4.6%           --          --
Number of Leases Expiring.............      --             --           1             2             1            --          --
2260 Butler Pike
Square Footage of Expiring Leases.....      --             --          --         3,041        21,008         7,843          --
Percentage of Total Leased Square
 Feet.................................                                              9.5%         65.9%         24.6%
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --       $41,662      $283,608       $98,038          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --        $13.70        $13.50        $12.50          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --           9.8%         67.0%         23.2%         --
Number of Leases Expiring.............      --             --          --             1             1             1          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
INITIAL PROPERTIES (CONTINUED):

BLUE BELL/PLYMOUTH MEETING/ FORT WASHI
2240/50 Butler Pike
Square Footage of Expiring Leases.....          --          --          --        30,359           --          51,869
Percentage of Total Leased Square
 Feet.................................          --          --          --          58.5%          --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --      $450,831           --        $695,194
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --        $14.85           --          $13.40
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --          64.9%          --           100.0%
Number of Leases Expiring.............          --          --          --             1           --               3
120 West Germantown Pike
Square Footage of Expiring Leases.....          --          --          --            --           --          30,546
Percentage of Total Leased Square
 Feet.................................                                                                          100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $527,827
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $17.28
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................                                                                          100.0%
Number of Leases Expiring.............          --          --          --            --           --               3
140 West Germantown Pike
Square Footage of Expiring Leases.....          --          --          --            --           --          25,624
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $357,192
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $13.94
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               4
2260 Butler Pike
Square Footage of Expiring Leases.....          --          --          --            --           --          31,892
Percentage of Total Leased Square
 Feet.................................                                                                          100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $423,307
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $13.27
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               3


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                                       76

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
INITIAL PROPERTIES (CONTINUED):
MAIN LINE, PA
16 Campus Boulevard
Square Footage of Expiring Leases.....      --             --          --            --            --         8,000          --
Percentage of Total Leased Square
 Feet.................................      --             --          --            --            --          12.2%         --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --            --            --       $96,000          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --            --            --        $12.00          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --            --            --          13.4%         --
Number of Leases Expiring.............      --             --          --            --            --             1          --
18 Campus Boulevard
Square Footage of Expiring Leases.....      --          6,224          --         2,042            --        29,434          --
Percentage of Total Leased Square
 Feet.................................      --           16.5%         --           5.4%           --          78.1%         --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --        $78,360          --       $26,546            --      $447,354          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --         $12.59          --        $13.00            --        $15.20          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --           14.2%         --           4.8%           --          81.0%         --
Number of Leases Expiring.............      --              1          --             1            --             3          --
LEHIGH VALLEY, PA
7310 Tilghman Street
Square Footage of Expiring Leases.....  13,107          8,667      11,000         3,829            --         2,980          --
Percentage of Total Leased Square
 Feet.................................    33.1 %         21.9%       27.8%          9.7%           --           7.5%         --
Final Annual Base Rent Under
 Expiring Leases(2)................... $108,788       $86,670     $92,950       $34,461            --       $29,055          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............   $8.30         $10.00       $8.45         $9.00            --         $9.75          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................    30.9 %         24.6%       26.4%          9.8%           --           8.3%         --
Number of Leases Expiring.............       1              1           1             1            --             1          --
7248 Tilghman Street
Square Footage of Expiring Leases.....      --          5,327          --         2,695            --        32,180          --
Percentage of Total Leased Square
 Feet.................................      --           13.2%         --           6.7%           --          80.1%         --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --        $59,929          --       $30,993            --      $348,540          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --         $11.25          --        $11.50            --        $10.83          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --           13.6%         --           7.1%           --          79.3%         --
Number of Leases Expiring.............      --              1          --             1            --             2          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
INITIAL PROPERTIES (CONTINUED):
MAIN LINE, PA
16 Campus Boulevard
Square Footage of Expiring Leases.....          --          --          --        57,463           --          65,463
Percentage of Total Leased Square
 Feet.................................          --          --          --          87.8%          --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --      $620,837           --        $716,837
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --        $10.80           --          $10.95
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --          86.6%          --           100.0%
Number of Leases Expiring.............          --          --          --             3           --               4
18 Campus Boulevard
Square Footage of Expiring Leases.....          --          --          --            --           --          37,700
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $552,260
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $14.65
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               5
LEHIGH VALLEY, PA
7310 Tilghman Street
Square Footage of Expiring Leases.....          --          --          --            --           --          39,583
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $351,924
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --           $8.89
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               5
7248 Tilghman Street
Square Footage of Expiring Leases.....          --          --          --            --           --          40,202
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $439,461
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $10.93
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               4


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

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
INITIAL PROPERTIES (CONTINUED):
6575 Snowdrift Road
Square Footage of Expiring Leases.....      --             --          --        46,250            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --          --         100.0%           --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --          --      $330,688            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --          --         $7.15            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --         100.0%           --            --          --
Number of Leases Expiring.............      --             --          --             1            --            --          --
LANSDALE, PA
1510 Gehman Road
Square Footage of Expiring Leases.....      --             --      53,900        98,725            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --        35.3%         64.7%           --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --             --    $361,130      $419,581            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --             --       $6.70         $4.25            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --        46.3%         53.7%           --            --          --
Number of Leases Expiring.............      --             --           1             1            --            --          --
BURLINGTON COUNTY, NJ
One Greentree Centre
Square Footage of Expiring Leases.....   3,701         15,394       5,172         4,415            --        10,303          --
Percentage of Total Leased Square
 Feet.................................     6.6 %         27.6%        9.3%          7.9%           --          18.5%         --
Final Annual Base Rent Under
 Expiring Leases(2)................... $60,813       $247,192     $84,954       $78,366            --      $182,038          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............  $16.43         $16.06      $16.43        $17.75            --        $17.67          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................     6.2 %         25.1%        8.6%          8.0%           --          18.5%         --
Number of Leases Expiring.............       2              6           3             1            --             2          --
Two Greentree Centre
Square Footage of Expiring Leases.....   5,680         18,838       3,732         3,183            --            --          --
Percentage of Total Leased Square
 Feet.................................    10.1 %         33.6%        6.7%          5.7%           --            --          --
Final Annual Base Rent Under
 Expiring Leases(2)................... $99,400       $283,350     $43,853       $50,928            --            --          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............  $17.50         $15.04      $11.75        $16.00            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................    10.3 %         29.2%        7.2%          5.3%           --            --          --
Number of Leases Expiring.............       1              5           2             1             1            --          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
INITIAL PROPERTIES (CONTINUED):
6575 Snowdrift Road
Square Footage of Expiring Leases.....          --          --          --            --           --          46,250
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $330,688
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --           $7.15
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               1
LANSDALE, PA
1510 Gehman Road
Square Footage of Expiring Leases.....          --          --          --            --           --         152,625
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $780,711
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --           $5.12
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               2
BURLINGTON COUNTY, NJ
One Greentree Centre
Square Footage of Expiring Leases.....          --          --          --        16,853           --          55,838
Percentage of Total Leased Square
 Feet.................................          --          --          --          30.2%          --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --      $332,847           --        $986,210
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --        $19.75           --          $17.66
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --          33.8%          --           100.0%
Number of Leases Expiring.............          --          --          --             1           --              15
Two Greentree Centre
Square Footage of Expiring Leases.....       5,255          --      19,387            --           --          56,075
Percentage of Total Leased Square
 Feet.................................         9.4%         --        34.5%           --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................     $99,845          --    $365,564            --           --        $942,940
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      $19.00          --      $18.86            --           --          $16.82
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................        10.3%         --        37.7%           --           --           100.0%
Number of Leases Expiring.............           1          --           2            --           --              12


---------------

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                                       78

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
INITIAL PROPERTIES (CONTINUED):
Three Greentree Centre
Square Footage of Expiring Leases.....      --         17,676          --            --        13,150        26,430          --
Percentage of Total Leased Square
 Feet.................................      --           26.6%         --            --          19.8%         39.8%         --
Final Annual Base Rent Under
 Expiring Leases(2)...................      --       $317,173          --            --      $242,155      $450,885          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      --         $17.94          --            --        $18.41        $17.06          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --           26.9%         --            --          20.5%         38.2%         --
Number of Leases Expiring.............      --              3          --            --             2             2          --
CAMDEN COUNTY, NJ
457 Haddonfield Road
Square Footage of Expiring Leases.....                 11,521          --         7,233         5,798         6,978       8,912
Percentage of Total Leased Square
 Feet.................................                   11.4%         --           7.2%          5.6%          6.9%        8.8%
Final Annual Base Rent Under
 Expiring Leases(2)...................               $184,682          --      $105,819      $102,032      $144,134    $169,328
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............                 $16.03          --        $14.63        $17.60        $20.66      $19.00
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................                   10.4%         --           6.0%          5.8%          8.1%        9.6%
Number of Leases Expiring.............                      1          --             1             2             3           1
OTHER MARKETS
168 Franklin Corner Road,
 Lawrenceville, NJ
Square Footage of Expiring Leases.....   8,467            550          --         4,504            --         3,902          --
Percentage of Total Leased Square
 Feet.................................    48.6 %          3.2%         --          25.8%           --          22.4%         --
Final Annual Base Rent Under
 Expiring Leases(2)................... $106,041        $7,150          --       $62,200            --       $39,020          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............  $12.52         $13.00          --        $13.81            --        $10.00          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................    49.5 %          3.3%         --          29.0%           --          18.2%         --
Number of Leases Expiring.............       3              1          --             1            --             1          --
5910-6090 Six Forks, Raleigh, NC
Square Footage of Expiring Leases.....  17,773         27,794       3,842        18,733            --         1,674          --
Percentage of Total Leased Square
 Feet.................................    24.2 %         37.9%        5.2%         25.6%           --           2.3%         --
Final Annual Base Rent Under
 Expiring Leases(2)................... $247,672      $390.483     $58,175      $286,723            --       $26,784          --
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............   13.94          14.05       15.14         15.31            --         16.00          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................    23.2 %         36.5%        5.4%         26.8%           --           2.5%         --
Number of Leases Expiring.............       6             22           5            10            --             1          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
INITIAL PROPERTIES (CONTINUED):
Three Greentree Centre
Square Footage of Expiring Leases.....       9,226          --          --            --           --          66,482
Percentage of Total Leased Square
 Feet.................................        13.9%         --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................    $170,681          --          --            --           --      $1,180,890
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      $18.50          --          --            --           --          $17.76
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................        14.5%         --          --            --           --           100.0%
Number of Leases Expiring.............           1          --          --            --           --               8
CAMDEN COUNTY, NJ
457 Haddonfield Road
Square Footage of Expiring Leases.....      13,589       9,262          --            --       37,515         100,808
Percentage of Total Leased Square
 Feet.................................        13.5%        9.2%         --            --         37.2 %         100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................    $269,926    $185,240          --            --     $612,245      $1,773,406
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............      $19.86       20.00          --            --       $16.32          $17.59
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................        15.2%       10.5%         --            --         34.5 %         100.0%
Number of Leases Expiring.............           2           1          --            --            1              12
OTHER MARKETS
168 Franklin Corner Road,
 Lawrenceville, NJ
Square Footage of Expiring Leases.....          --          --          --            --           --          17,423
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................          --          --          --            --           --        $214,411
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............          --          --          --            --           --          $12.31
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               6
5910-6090 Six Forks, Raleigh, NC
Square Footage of Expiring Leases.....       3,524          --          --            --           --          73,340
Percentage of Total Leased Square
 Feet.................................         4.8%         --          --            --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2)...................     $59,908          --          --            --           --      $1,069,744
Final Annual Base Rent per Square Foot
 Under Expiring Leases(3).............       17.00          --          --            --           --           14.59
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................         5.6%         --          --            --           --           100.0%
Number of Leases Expiring.............           1          --          --            --           --              45


---------------

Footnotes appear on page 82.

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
CONSOLIDATED TOTALS FOR INITIAL
 PROPERTIES
 Square Footage of Expiring Leases....  57,002        115,886     100,621       296,212        62,670       212,726       8,912
 Percentage of Total Leased Square
   Feet...............................     4.6 %          9.2%        8.0%         23.6%          5.0%         17.0%         .7%
 Total Annual Base Rent Under Expiring
   Leases(2).......................... $733,246    $1,701,924    $977,905    $2,495,062      $874,483    $2,970,875    $169,328
 Total Annual Base Rent per Square
   Feet Under Expiring Leases(3)......  $12.86         $14.69       $9.72         $8.42        $13.95        $13.97      $19.00
 Percentage of Total Final Annual Base
   Rate Represented by Expiring
   Leases.............................     4.8 %         11.0%        6.4%         16.2%          5.7%         19.3%        1.1%
 Number of Leases Expiring............      15             42          20            28            10            20           1

       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
                                       <C
CONSOLIDATED TOTALS FOR INITIAL
 PROPERTIES
 Square Footage of Expiring Leases....     109,336       9,262      19,387       145,449      116,719       1,251,184
 Percentage of Total Leased Square
   Feet...............................         8.7%        0.8%        1.5%         11.6%         9.3 %         100.0%
 Total Annual Base Rent Under Expiring
   Leases(2)..........................  $1,361,239    $185,240    $365,564    $1,942,732    $1,580,118    $15,300,615
 Total Annual Base Rent per Square
   Feet Under Expiring Leases(3)......      $12.45      $20.00      $18.86        $13.36       $13.54          $12.23
 Percentage of Total Final Annual Base
   Rate Represented by Expiring
   Leases.............................         8.9%        1.2%        2.4%         12.7%        10.3 %         100.0%
 Number of Leases Expiring............           7           1           2             6            2             154


       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
ACQUISITION PROPERTIES:
HORSHAM/WILLOW GROVE/JENKINTOWN PA
700/800 Business Center Drive
Square Footage of Expiring Leases.....      --             --          --        22,761            --        30,773          --
Percentage of Total Leased Square
 Feet.................................      --             --          --          27.8%           --          37.5%         --
Final Annual Base Rent Under Expiring
 Leases(2)............................      --             --          --      $348,223            --      $499,965          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............      --             --          --        $15.30            --        $16.25          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --          27.5%           --          39.5%         --
Number of Leases Expiring.............      --             --          --             3            --             2          --
KING OF PRUSSIA, PA
500 North Gulph Road
Square Footage of Expiring Leases.....   2,362          8,214       6,617        35,085        15,101        12,566          --
Percentage of Total Leased Square
 Feet.................................     3.0 %         10.3%        8.3%         43.9%         18.9%         15.7%         --
Final Annual Base Rent Under Expiring
 Leases(2)............................ $43,697       $133,067    $123,521      $608,010      $286,919      $226,188          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............  $18.50         $16.20      $18.67        $17.33        $19.00        $18.00          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................     3.1 %          9.4%        8.7%         42.8%         20.2%         15.9%         --
Number of Leases Expiring.............       1              1           3             5             1             1          --
Bucks County, PA
2200 Cabot Boulevard
Square Footage of Expiring Leases.....      --         20,700          --        21,000        13,381            --          --
Percentage of Total Leased Square
 Feet.................................      --           37.6%         --          38.1%         24.3%           --          --
Final Annual Base Rent Under Expiring
 Leases(2)............................      --       $108,054          --       $80,850       $53,524            --          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............      --          $5.22          --         $3.85         $4.00            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --           44.6%         --          33.3%         22.1%           --          --
Number of Leases Expiring.............      --              1          --             1             1            --          --
2250 Cabot Boulevard
Square Footage of Expiring Leases.....      --             --          --        40,000            --            --          --
Percentage of Total Leased Square
 Feet.................................      --             --          --         100.0%           --            --          --
Final Annual Base Rent Under Expiring
 Leases(2)............................      --             --          --      $140,000            --            --          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............      --             --          --         $3.50            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --         100.0%           --            --          --
Number of Leases Expiring.............      --             --          --             1            --            --          --

                                                                                             2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005         2006       THEREAFTER       TOTAL
--------------------------------------  ----------    --------    --------    ----------    ----------    -----------
                                       <C
ACQUISITION PROPERTIES:
HORSHAM/WILLOW GROVE/JENKINTOWN PA
700/800 Business Center Drive
Square Footage of Expiring Leases.....          --          --          --            --       28,475          82,009
Percentage of Total Leased Square
 Feet.................................          --          --          --            --         34.7 %         100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --     $418,583      $1,266,770
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --       $14.70          $15.45
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --         33.0 %         100.0%
Number of Leases Expiring.............          --          --          --            --            1               6
KING OF PRUSSIA, PA
500 North Gulph Road
Square Footage of Expiring Leases.....          --          --          --            --           --          79.945
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --           --      $1,421,402
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --           --          $17.78
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --              12
Bucks County, PA
2200 Cabot Boulevard
Square Footage of Expiring Leases.....          --          --          --            --           --          55,081
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --           --        $242,428
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --           --           $4.40
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               3
2250 Cabot Boulevard
Square Footage of Expiring Leases.....          --          --          --            --           --          40,000
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --           --        $140,000
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --           --           $3.50
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               1


---------------

Footnotes appear on page 82.

       YEAR OF LEASE EXPIRATION        1996(1)        1997         1998         1999          2000          2001         2002
-------------------------------------- --------    ----------    --------    ----------    ----------    ----------    --------
ACQUISITION PROPERTIES (CONTINUED):

2260/2270 Cabot Boulevard
Square Footage of Expiring Leases.....  11,283          7,356       8,203            --         2,796            --          --
Percentage of Total Leased Square
 Feet.................................    38.1 %         24.8%       27.7%           --           9.4%           --          --
Final Annual Base Rent Under Expiring
 Leases(2)............................ $94,613        $72,021     $70,782            --       $34,111            --          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............   $8.39          $9.79       $8.63            --        $12.20            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................    34.9 %         26.5%       26.1%           --          12.6%           --          --
Number of Leases Expiring.............       3              4           3            --             1            --          --
3000 Cabot Boulevard
Square Footage of Expiring Leases.....   1,900         10,840      11,378         4,933            --            --          --
Percentage of Total Leased Square
 Feet.................................     6.5 %         37.3%       39.2%         17.0%           --            --          --
Final Annual Base Rent Under Expiring
 Leases(2)............................ $34,200       $173,440    $203,048       $84,101            --            --          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............  $18.00         $16.00      $17.85        $17.05            --            --          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................     6.9 %         35.1%       41.1%         17.0%           --            --          --
Number of Leases Expiring.............       1              1           2             2            --            --          --
GREENWOOD SQUARE
Square Footage of Expiring Leases.....   6,500         80,658      16,105        11,373         3,730        28,454       4,433
Percentage of Total Leased Square
 Feet.................................     4.3 %         52.8%       10.6%          7.5%          2.4%         18.6%        2.9%
Final Annual Based Rent Under Expiring
 Leases(2)............................ $141,440    $1,334,481    $262,484      $193,957       $70,684      $460,126     $82,764
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............  $21.76         $16.54      $16.30        $17.05        $18.95        $16.17      $18.67
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................     5.6 %         52.4%       10.3%          7.6%          2.8%         18.1%        3.2%
Number of Leases Expiring.............       1             10           6             5             1             6           1
Burlington County, NJ
8000 Lincoln Drive
Square Footage of Expiring Leases.....      --             --          --            --            --        36,830          --
Percentage of Total Leased Square
 Feet.................................      --             --          --            --            --          67.1%         --
Final Annual Base Rent Under Expiring
 Leases(2)............................      --             --          --            --            --      $662,940          --
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............      --             --          --            --            --        $18.00          --
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................      --             --          --            --            --          67.2%         --
Number of Leases Expiring.............      --             --          --            --            --             1          --

                                                                                                2007 AND
       YEAR OF LEASE EXPIRATION            2003         2004        2005            2006       THEREAFTER     TOTAL
--------------------------------------  ----------    --------    --------        ---------    ----------   ---------
ACQUISITION PROPERTIES (CONTINUED):

2260/2270 Cabot Boulevard
Square Footage of Expiring Leases.....          --          --          --            --           --          29,638
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --           --        $271,527
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --           --           $9.16
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --              11
3000 Cabot Boulevard
Square Footage of Expiring Leases.....          --          --          --            --           --          29,051
Percentage of Total Leased Square
 Feet.................................          --          --          --            --           --           100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --           --        $494,789
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --           --          $17.03
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --           --               6
GREENWOOD SQUARE
Square Footage of Expiring Leases.....          --          --          --            --        1,501         152,754
Percentage of Total Leased Square
 Feet.................................          --          --          --            --          1.0 %         100.0%
Final Annual Based Rent Under Expiring
 Leases(2)............................          --          --          --            --           --      $2,545,938
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --           --          $16.67
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --           --           100.0%
Number of Leases Expiring.............          --          --          --            --            1              31
Burlington County, NJ
8000 Lincoln Drive
Square Footage of Expiring Leases.....          --          --          --            --       18,093          54,923
Percentage of Total Leased Square
 Feet.................................          --          --          --            --         32.9 %         100.0%
Final Annual Base Rent Under Expiring
 Leases(2)............................          --          --          --            --     $323,865        $986,805
Final Annual Base Rent per Square Foot
 under Expiring Leases(3).............          --          --          --            --       $17.90          $17.97
Percentage of Total Final Annual Base
 Rent Represented by Expiring
 Leases...............................          --          --          --            --         32.8 %         100.0%
Number of Leases Expiring.............          --          --          --            --            1               2


---------------

Footnotes appear on page 82.

    YEAR OF LEASE EXPIRATION      1996(1)         1997          1998          1999          2000          2001         2002
-------------------------------- ----------    ----------    ----------    ----------    ----------    ----------    --------
Northern Suburban Wilmington
One Righter Parkway
Square Footage of Expiring
 Leases.........................      1,200         2,681            --         7,933            --            --          --
Percentage of Total Leased
 Square Feet....................        1.1%          2.6%           --           7.6%           --            --          --
Final Annual Base Rent Under
 Expiring Leases(2).............    $21,000       $45,577            --      $150,651            --            --          --
Final Annual Base Rent per
 Square Foot under Expiring
 Leases(3)......................     $17.50        $17.00            --        $18.99            --            --          --
Percentage of Total Final Annual
 Base Rent Represented by
 Expiring Leases................        0.9%          1.9%           --           6.1%           --            --          --
Number of Leases Expiring.......          1             1            --             3            --            --          --

                                                                                           2007 AND
    YEAR OF LEASE EXPIRATION         2003          2004          2005          2006       THEREAFTER       TOTAL
--------------------------------  ----------    ----------    ----------    ----------    ----------    -----------
                                 <C
Northern Suburban Wilmington
One Righter Parkway
Square Footage of Expiring
 Leases.........................          --            --        93,014            --           --         104,828
Percentage of Total Leased
 Square Feet....................          --            --          88.7%           --           --           100.0%
Final Annual Base Rent Under
 Expiring Leases(2).............          --            --    $2,252,799            --           --      $2,470,027
Final Annual Base Rent per
 Square Foot under Expiring
 Leases(3)......................          --            --        $24.22            --           --          $23.56
Percentage of Total Final Annual
 Base Rent Represented by
 Expiring Leases................          --            --          91.2%           --           --           100.0%
Number of Leases Expiring.......          --            --             1            --           --               6


---------------


(1) Represents lease expirations from September 30, 1996 to December 31, 1996.


(2) Represents annual base rent for the final annual period in accordance with lease terms.


(3) Calculated by dividing the annual base rent for the final annual period by the net rentable square feet subject to such leases.



CONSOLIDATED TOTALS FOR ACQUISITION PROPERTIES


    YEAR OF LEASE EXPIRATION      1996(1)         1997          1998          1999          2000          2001         2002
-------------------------------- ----------    ----------    ----------    ----------    ----------    ----------    --------
Square Footage of Expiring
 Leases.........................     23,245       130,449        42,303       143,085        35,008       108,623       4,433
Percentage of Total Leased
 Square Feet....................        3.7%         20.8%          6.7%         22.8%          5.6%         17.2%        0.7%
Final Annual Base Rent Under
 Expiring Leases(2).............   $334,950    $1,866,640      $659,835    $1,605,792      $445,238    $1,849,219     $82,764
Final Annual Base Rent per
 Square Foot under Expiring
 Leases(3)......................     $14.41        $14.31        $15.60        $11.22        $12.72        $17.02      $18.67
Percentage of Total Final Annual
 Base Rent Represented by
 Expiring Leases................        3.4%         19.0%          6.7%         16.3%          4.5%          8.8%        0.8%
Number of Leases Expiring.......          7            18            14            20             4            10           1

                                                                                           2007 AND
    YEAR OF LEASE EXPIRATION         2003          2004          2005          2006       THEREAFTER       TOTAL
--------------------------------  ----------    ----------    ----------    ----------    ----------    -----------
                                 <C
Square Footage of Expiring
 Leases.........................          --            --        93,014            --       48,069         628,229
Percentage of Total Leased
 Square Feet....................          --            --          14.8%           --          7.7 %         100.0%
Final Annual Base Rent Under
 Expiring Leases(2).............          --            --    $2,252,799            --     $742,447      $9,839,684
Final Annual Base Rent per
 Square Foot under Expiring
 Leases(3)......................          --            --        $24.22            --       $15.45          $15.66
Percentage of Total Final Annual
 Base Rent Represented by
 Expiring Leases................          --            --          22.9%           --          7.6 %         100.0%
Number of Leases Expiring.......          --            --             1            --            3              78


---------------

(1) Represents lease expirations from September 30, 1996 to December 31, 1996.



(2) Represents annual base rent for the final annual period in accordance with lease terms.



(3) Calculated by dividing the annual base rent for the final annual period by the net rentable square feet subject to such leases.



CONSOLIDATED TOTALS FOR ALL PROPERTIES


    YEAR OF LEASE EXPIRATION      1996(1)         1997          1998          1999          2000          2001         2002
-------------------------------- ----------    ----------    ----------    ----------    ----------    ----------    --------
Square Footage of Expiring
 Leases.........................     77,249       246,335       142,924       439,297        97,678       321,349      13,345
Percentage of Total Leased
 Square Feet....................        4.1%         13.1%          7.6%         22.8%          5.2%         17.1%        0.7%
Final Annual Base Rent Under
 Expiring Leases(2)............. $1,011,084    $3,568,563    $1,637,739    $4,100,854    $1,319,720    $4,820,094    $252,092
Final Annual Base Rent per
 Square Foot under Expiring
 Leases(3)......................     $13.09        $14.49        $11.46         $9.34        $13.51        $15.00      $18.89
Percentage of Total Final Annual
 Base Rent Represented by
 Expiring Leases................        4.0%         14.2%          6.5%         16.3%          5.3%         19.2%        1.0%
Number of Leases Expiring.......         22            60            34            48            14            30           2

                                                                                           2007 AND
    YEAR OF LEASE EXPIRATION         2003          2004          2005          2006       THEREAFTER       TOTAL
--------------------------------  ----------    ----------    ----------    ----------    ----------    -----------
                                 <C
Square Footage of Expiring
 Leases.........................     109,336         9,262       112,401       145,449      164,788       1,879,413
Percentage of Total Leased
 Square Feet....................         5.8%          0.5%          6.0%          7.7%         8.8 %         100.0%
Final Annual Base Rent Under
 Expiring Leases(2).............  $1,361,239      $185,240    $2,618,363    $1,942,732    $2,322,565    $25,140,286
Final Annual Base Rent per
 Square Foot under Expiring
 Leases(3)......................      $12.45        $20.00        $23.29        $13.36        $9.24          $13.38
Percentage of Total Final Annual
 Base Rent Represented by
 Expiring Leases................         5.4%          0.7%         10.4%          7.7%         9.3 %         100.0%
Number of Leases Expiring.......           7             1             3             6            5             232


---------------

(1) Represents lease expirations from September 30, 1996 to December 31, 1996.



(2) Represents annual base rent for the final annual period in accordance with lease terms.



(3) Calculated by dividing the annual base rent for the final annual period by the net rentable square feet subject to such leases.

HISTORICAL TENANT IMPROVEMENTS AND LEASING COMMISSIONS


     The following table sets forth certain historical information regarding tenant improvements ("TI") and leasing commission ("LC") costs attributable to leases that commenced (i.e., the date the renewal or replacement tenant began to pay rent) for the Initial Properties during each of the periods presented. TI and LC costs for commenced leases during a particular period do not equal the cash paid during such period due to the timing of payments. The following results for the nine-month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year. Historical TI and LC data relating to the Acquisition Properties was not made available to the Company.



                                                                       JANUARY 1 TO        TOTAL/WEIGHTED
                               1993         1994         1995       SEPTEMBER 30, 1996        AVERAGE
                             --------     --------     --------     ------------------     --------------
NEW TENANTS(1)(2)
Number of Leases...........        21            8           31                17                    77
Square feet of re-tenanted
  space....................    91,590       52,312(2)   168,618           160,863               473,383
TI per square foot.........  $   7.01     $  22.72(2)  $   4.26          $   3.88            $     6.70
LC per square foot.........  $   2.87     $   2.67     $   2.19          $   1.42            $     2.11
                             --------     --------     --------     ------------------     --------------
  Total TI and LC per
     square foot...........  $   9.88     $  25.39(2)  $   6.45          $   5.30            $     8.81
                             ========     ========     ========     ==============          ===========
RENEWAL/EXPANSION LEASES(1)
Number of Leases...........        24           29           32                20                   105
Square feet of
  Renewals/Expansions......    72,961      122,178      308,331           148,309               651,779
TI per square foot.........  $   4.21     $   4.31     $   4.88          $   3.46            $     4.38
LC per square foot.........  $    .64     $   2.13     $   0.79          $   1.14            $     1.10
                             --------     --------     --------     ------------------     --------------
  Total TI and LC per
     square foot...........  $   4.85     $   6.44     $   5.67          $   4.60            $     5.48
                             ========     ========     ========     ==============          ===========
TOTAL NEW TENANTS AND
  RENEWAL/EXPANSION
  LEASES(1)(2)
Number of Leases...........        45           37           63                37                   182
Square feet................   164,551      174,490      476,949           309,172             1,125,162
TI per square foot.........  $   5.77     $   9.83     $   4.66          $   3.68            $     5.36
LC per square foot.........  $   1.88     $   2.29     $   1.28          $   1.29            $     1.52
                             --------     --------     --------     ------------------     --------------
  Total TI and LC per
     square foot...........  $   7.65     $  12.12     $   5.94          $   4.97            $     6.88
                             ========     ========     ========     ==============          ===========


---------------

 (1) Includes TI and LC costs relating to the 23 Initial Properties that are office buildings and excludes the one industrial property.


(2) Represents costs associated with conversion of approximately 44,000 net rentable square feet of warehouse/laboratory space to office space.

HISTORICAL CAPITAL EXPENDITURES


     The following table sets forth information relating to the combined historical capital expenditures (excluding those expenditures which are recoverable from tenants) of the 23 Initial Properties that are office buildings. Historical capital expenditure data relating to the Acquisition Properties was not made available to the Company.



                                                                                        JANUARY 1 TO
                                                                                        SEPTEMBER 30,
                                              1993           1994           1995            1996
                                           ----------     ----------     ----------     -------------
Number of Net Rentable Square Feet(1)....   1,027,431      1,027,431      1,032,764        1,082,257
Capital Expenditures Incurred............  $       --     $   46,060     $   78,601      $   126,738
Capital Expenditures per net rentable
  square foot............................  $       --     $     0.04     $     0.08      $      0.12
Annual Weighted Average per square foot
(January 1, 1993 to September 30, 1996)............................................      $      0.07


---------------


(1) Net net rentable square feet are weighted to reflect the acquisitions of 168 Franklin Corner Road in November 1995 and the LibertyView Building (457 Haddonfield Road) in July 1996. In all instances the one industrial property (1510 Gehman Road) included in the Initial Properties and the Acquisition Properties are excluded from the calculations.


POTENTIAL REVENUE INCREASE AT REPLACEMENT COST RENTS


     The Company believes that the SSI/TNC Properties, the Acquisition Properties and LibertyView have been purchased at substantial discounts to replacement cost and have the potential for significant internal revenue growth as rental rates for office properties in their respective submarkets recover to levels that would provide a reasonable return on investment to a developer of a new Class A multi-tenant office building ("Replacement Cost Rents").


                    ESTIMATED REPLACEMENT COST RENT ANALYSIS
                         MULTI-TENANT OFFICE BUILDINGS
                         (PER NET RENTABLE SQUARE FOOT)

                                                                   SUBURBAN MARKET(1)
                                                                   -------------------
                                                                     LOW        HIGH
                                                                   -------     -------
        Total Construction (Replacement) Costs(1)................  $135.00     $145.00
        Estimated Replacement Cost Rents(1)......................  $ 22.00     $ 24.00
        Weighted Average Class A Rental Rates(2).................  $ 18.94     $ 18.94
                                                                   -------     -------
        Increase in Class A Rental Rates Necessary to Reach
          Replacement Cost Rents.................................  $  3.06     $  5.06
        Percentage Increase in Class A Rental Rates Necessary to
          Reach Replacement Cost Rents...........................    16.2 %      26.7 %

---------------

(1) Replacement cost data obtained from C&W Market Analyses. C&W consulted the Marshall Valuation Service, a nationally recognized construction cost manual, which indicated that the total cost of development ranges from approximately $135 to $145 per square foot. This cost includes land, both direct and indirect costs of construction, a contingency for initial leasing expenses and an allowance for overhead. This Replacement Cost Rents data excludes any provision for developers' profit.

(2) Market estimate, provided by C&W.

     The Company believes that large corporate users of Class A office space are beginning to face a shortage of large contiguous blocks of Class A space. This is illustrated by the fact that, according to C&W, there has been extremely limited office development for the period from January 1, 1995 to June 30, 1996 (approxi-mately 255,000 net rentable square feet of new office development out of a total inventory of approximately 43.7 million square feet of office space in the submarkets where the Properties are located).


                   HISTORICAL SQUARE FEET UNDER CONSTRUCTION
                                PHILADELPHIA MSA

                                      LOGO

HISTORICAL OCCUPANCY


     The table below sets forth the average occupancy rates, based on square feet leased, of the Initial Properties at the indicated dates. Historical occupancy data relating to the Acquisition Properties was not made available to the Company.



                                                      AGGREGATE RENTABLE     PERCENTAGE LEASED
                            DATE                        SQUARE FEET(1)       AT PERIOD END(2)
        --------------------------------------------  ------------------     -----------------
        September 30, 1996..........................       1,333,794               93.8%
        December 31, 1995...........................       1,212,056               89.7%
        December 31, 1994...........................       1,180,056               94.0%
        December 31, 1993...........................       1,180,056               92.1%
        December 31, 1992...........................       1,180,056               91.4%
        December 31, 1991...........................       1,180,056               83.8%


---------------

(1) The Properties at 168 Franklin Corner Road and 457 Haddonfield Road (LibertyView) are excluded from the data for these years because the Company acquired such Properties subsequent to the applicable period. 168 Franklin Corner Road was acquired in November 1995 and, at that time, was 54% leased. 457 Haddonfield Road was acquired in July 1996, and at that time was 67% leased.



(2) Percentage leased for four of the Initial Properties (One, Two and Three Greentree Centre and Twin Forks Office Park) is as of January 31. The Company does not believe that percentages at December 31 for such Properties are materially different than the percentages at January 31.

               OCCUPANCY AND RENTAL RATES -- PROPERTY BY PROPERTY


     The following table sets forth the occupancy rates, average annual effective rental rate per leased square foot and total annual rental revenue for each of the Initial Properties during the periods specified. Historical occupancy data and average annual effective rental rates relating to the Acquisition Properties were not made available to the Company.



                                                                                                                  AS OF AND
                                                                                                                   FOR THE
                                                                                                                   PERIOD
                                                            YEAR ENDED DECEMBER 31,                                 ENDED
                                     ----------------------------------------------------------------------     SEPTEMBER 30,
                                        1991           1992           1993           1994           1995            1996
                                     ----------     ----------     ----------     ----------     ----------     -------------
HORSHAM/WILLOW GROVE/
  JENKINTOWN, PA
650 DRESHER ROAD
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    17.39     $    17.39     $    17.09     $    16.89     $    15.23        $ 16.50
  Total Annual Rental Revenue
    (2)..........................    $  524,000     $  524,000     $  515,000     $  509,000     $  306,000         --
1155 BUSINESS CENTER DRIVE
  Percentage Leased at Period
    End..........................            99%           100%            96%            97%           100%            99%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    16.43     $    16.68     $    17.14     $    16.51     $    16.50        $ 17.22
  Total Annual Rental Revenue
    (2)..........................    $  751,000     $  854,000     $  863,000     $  813,000     $  827,000         --
500 ENTERPRISE ROAD
  Percentage Leased at Period
    End..........................            74%            74%            74%            93%            84%            98%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    11.92     $    12.80     $    13.70     $    11.55     $    13.13        $ 15.03
  Total Annual Rental Revenue
    (2)..........................    $  471,000     $  638,000     $  683,000     $  626,000     $  813,000         --
ONE PROGRESS AVENUE
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    12.64     $    12.06     $    11.88     $    12.56     $    11.45        $ 11.75
  Total Annual Rental Revenue
    (2)..........................    $1,001,000     $  955,000     $  941,000     $  995,000     $  907,000         --
SOUTHERN ROUTE 202
  CORRIDOR, PA
456 CREAMERY WAY
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $     8.82     $     5.13     $     7.71     $     7.18     $     7.12        $  7.25
  Total Annual Rental Revenue
    (2)..........................    $  420,000     $  244,000     $  367,000     $  342,000     $  339,000         --
486 THOMAS JONES WAY
  Percentage Leased at Period
    End..........................            66%            66%            88%            88%            86%          50.9%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    14.91     $    15.18     $    14.75     $    14.74     $    14.58        $ 15.46
  Total Annual Rental Revenue
    (2)..........................    $  416,000     $  517,000     $  646,000     $  669,000     $  649,000         --

                                                                                                                  AS OF AND
                                                                                                                   FOR THE
                                                                                                                   PERIOD
                                                            YEAR ENDED DECEMBER 31,                                 ENDED
                                     ----------------------------------------------------------------------     SEPTEMBER 30,
                                        1991           1992           1993           1994           1995            1996
                                     ----------     ----------     ----------     ----------     ----------     -------------
468 CREAMERY WAY
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    12.44     $    12.96     $    13.00     $    13.31     $    12.89        $ 13.88
  Total Annual Rental Revenue
    (2)..........................    $  360,000     $  375,000     $  376,000     $  385,000     $  373,000         --
110 SUMMIT DRIVE
  Percentage Leased at Period
    End..........................            79%            90%           100%           100%            87%            68%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $     8.30     $    10.13     $     9.42     $     9.60     $     8.46        $  7.20
  Total Annual Rental Revenue
    (2)..........................    $  314,000     $  356,000     $  377,000     $  419,000     $  360,000         --
BLUE BELL/PLYMOUTH MEETING/FORT
  WASHINGTON, PA
2240/50 BUTLER PIKE
  Percentage Leased at Period
    End..........................            79%           100%           100%           100%           100%            99%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    17.66     $    17.66     $    16.69     $    16.50     $    16.27        $ 17.55
  Total Annual Rental Revenue
    (2)..........................    $  819,000     $  842,000     $  871,000     $  861,000     $  849,000         --
120 WEST GERMANTOWN PIKE
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    19.28     $    20.26     $    20.66     $    20.43     $    18.73        $ 17.52
  Total Annual Rental Revenue
    (2)..........................    $  589,000     $  619,000     $  631,000     $  624,000     $  563,000         --
140 WEST GERMANTOWN PIKE
  Percentage Leased at Period
    End..........................           100%            72%            96%           100%           100%            99%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    16.65     $    16.86     $    16.19     $    15.34     $    15.61        $ 17.38
  Total Annual Rental Revenue
    (2)..........................    $  432,000     $  367,000     $  365,000     $  394,000     $  405,000         --
2260 BUTLER PIKE
  Percentage Leased at Period
    End..........................           100%           100%            75%            75%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    16.23     $    16.62     $    18.42     $    17.30     $    16.76        $ 17.82
  Total Annual Rental Revenue
    (2)..........................    $  497,000     $  530,000     $  455,000     $  416,000     $  436,000         --
MAIN LINE, PA
16 CAMPUS BOULEVARD
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%             0%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    16.57     $    17.53     $    18.68     $    18.15     $    17.22        $ 13.58
  Total Annual Rental Revenue
    (2)..........................    $1,122,000     $1,187,000     $1,265,000     $1,229,000     $1,069,000         --
18 CAMPUS BOULEVARD
  Percentage Leased at Period
    End..........................            35%            77%            77%            82%            82%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    18.33     $    16.94     $    17.69     $    17.56     $    17.14        $ 18.62
  Total Annual Rental Revenue
    (2)..........................    $  224,000     $  350,000     $  513,000     $  524,000     $  532,000         --

                                                                                                                  AS OF AND
                                                                                                                   FOR THE
                                                                                                                   PERIOD
                                                            YEAR ENDED DECEMBER 31,                                 ENDED
                                     ----------------------------------------------------------------------     SEPTEMBER 30,
                                        1991           1992           1993           1994           1995            1996
                                     ----------     ----------     ----------     ----------     ----------     -------------
LEHIGH VALLEY, PA
7310 TILGHMAN STREET
  Percentage Leased at Period
    End..........................            78%            90%            82%            82%            93%            99%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    10.26     $    10.91     $    11.85     $    11.99     $    11.23        $  8.89
  Total Annual Rental Revenue
    (2)..........................    $  366,000     $  350,000     $  402,000     $  395,000     $  393,000         --
7248 TILGHMAN STREET
  Percentage Leased at Period
    End..........................            96%            96%            83%            92%            92%            94%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    12.68     $    12.66     $    13.82     $    14.22     $    13.81        $ 14.76
  Total Annual Rental Revenue
    (2)..........................    $  439,000     $  522,000     $  537,000     $  549,000     $  557,000             --
6575 SNOWDRIFT ROAD
  Percentage Leased at Period
    End..........................           100%           100%           100%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $     7.82     $     7.98     $     8.09     $     8.52     $     7.35        $  7.15
  Total Annual Rental Revenue
    (2)..........................    $  315,000     $  369,000     $  374,000     $  394,000     $  340,000             --
1510 GEHMAN ROAD
  Percentage Leased at Period
    End..........................            50%            85%            85%           100%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $     5.53     $     5.82     $     7.47     $     7.27     $     7.21        $  4.72
  Total Annual Rental Revenue
    (2)..........................    $  419,000     $  676,000     $  969,000     $1,082,000     $1,101,000             --
BURLINGTON COUNTY, NJ
ONE GREENTREE CENTRE
  Percentage Leased at Period End
    (3)..........................            81%            97%           100%            93%            91%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    16.82     $    14.96     $    15.53     $    15.80     $    18.42        $ 16.07
  Total Annual Rental Revenue
    (2)..........................    $  815,000     $  744,000     $  855,000     $  854,000     $  949,000             --
TWO GREENTREE CENTRE
  Percentage Leased at Period End
    (3)..........................            83%            84%            79%            75%           100%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    16.74     $    17.78     $    18.49     $    16.18     $    13.60        $ 16.02
  Total Annual Rental Revenue
    (2)..........................    $  794,000     $  832,000     $  845,000     $  698,000     $  666,000             --
THREE GREENTREE CENTRE
  Percentage Leased at Period End
    (3)..........................           100%            95%           100%            74%            99%            96%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    17.77     $    17.77     $    18.35     $    15.94     $    15.78        $ 16.41
  Total Annual Rental Revenue
    (2)..........................    $1,226,000     $1,194,000     $1,234,000     $  957,000     $  942,000             --

                                                                                                                  AS OF AND
                                                                                                                   FOR THE
                                                                                                                   PERIOD
                                                            YEAR ENDED DECEMBER 31,                                 ENDED
                                     ----------------------------------------------------------------------     SEPTEMBER 30,
                                        1991           1992           1993           1994           1995            1996
                                     ----------     ----------     ----------     ----------     ----------     -------------
CAMDEN COUNTY, NJ
457 HADDONFIELD ROAD
  (LIBERTYVIEW)
  Percentage Leased at Period End
    (4)..........................            --             --             --             --             63%            83%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (4)..........................            --             --             --             --             --        $ 18.63
  Total Annual Rental Revenue
    (4)..........................            --             --             --             --             --             --
OTHER MARKETS
168 FRANKLIN CORNER ROAD,
  LAWRENCEVILLE, NJ
  Percentage Leased at Period End
    (5)..........................            --             --             --             --             55%            55%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (5)..........................            --             --             --             --     $    15.95        $ 15.55
  Total Annual Rental Revenue
    (5)..........................            --             --             --             --     $   23,000             --
5910-6090 SIX FORKS, RALEIGH, NC
  Percentage Leased at Period End
    (3)..........................            92%            93%            97%           100%            97%           100%
  Average Annual Effective Rental
    Rate Per Leased Square Foot
    (1)..........................    $    11.16     $    12.37     $    11.22     $    13.13     $    14.27        $ 14.25
  Total Annual Rental Revenue
    (2)..........................    $  630,000     $  833,000     $  779,000     $  944,000     $1,026,000             --


---------------


(1) For the years ended December 31, 1991 through 1995, represents annual rental revenue divided by the average occupancy level. For the nine-month period ended September 30, 1996, represents: (i) for office leases written on a triple net lease basis, the sum of the annualized contracted base rental rates payable for all space leased as of September 30, 1996 without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles plus the 1996 budgeted operating expense excluding tenant electricity; and (ii) for office leases written on a full service basis, the annualized contracted base rental rate payable for all space leased as of September 30, 1996 without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles. In both cases, the annualized rental is divided by the total square footage leased as of September 30, 1996.

(2) Represents rental revenue including tenant reimbursements, determined on a straight-line basis in accordance with generally accepted accounting principles. Tenant reimbursements generally include payment of real estate taxes, operating expenses and escalations and common area maintenance and utility charges.

(3) Percentage leased for four of the Properties (One, Two and Three Greentree Centre and Twin Forks Office Park) is as of January 31. The Company does not believe that percentages at December 31 for such Properties are materially different than the percentages at January 31.

(4) Property acquired in July 1996.
(5) Property acquired in November 1995.

SUBMARKETS AND PROPERTY INFORMATION



     The Properties owned and operated by the Company contain an aggregate of approximately 2.0 million net rentable square feet. Thirty-five of the Properties are located in the Market. The C&W Mid-Year Report divides the six Pennsylvania counties included within the Market into nine submarkets. While the Company considers all nine of these Pennsylvania submarkets and the two southern New Jersey counties within the Market as its primary market, its currently owned Properties are concentrated in several key submarket areas. These submarkets are discussed below. Unless otherwise indicated, the market data contained in the following discussion have been derived from the C&W Mid-Year Report and from nine additional market analyses prepared by C&W at the request of the Company (the "C&W Market Analyses").


                        HORSHAM/WILLOW GROVE/JENKINTOWN


     The Company owns four Initial Properties and will acquire two Properties in the Horsham/Willow Grove/Jenkintown submarket. This submarket contains, as of June 30, 1996, approximately 3.3 million net rentable square feet of commercial office space. As of June 30, 1996, total vacancy was approximately 12.1%, down from 15.6% as of June 30, 1995. Demand for office space in this submarket has historically come from the movement of users outward from Philadelphia and from the formation of new high-tech/service oriented businesses.


HORSHAM BUSINESS CENTER


     Horsham Business Center is a business park developed by the Company and consists of 16 Class A suburban office buildings aggregating approximately 600,000 net rentable square feet. Horsham Business Center is located on the northwestern side of the Philadelphia metropolitan area in Montgomery County, Pennsylvania.



     As of June 30, 1996, the direct competition to the Company's Properties within this submarket consisted of approximately 1.1 million net rentable square feet of existing Class A office space (in 22 buildings), with an overall vacancy rate of 8.9%, as compared to 17.2% as of June 30, 1995. The weighted average asking rental rate in directly competitive properties is $18.02 per square foot compared to the average existing rental rates of $16.50 and $17.22 in the Company's two buildings as of September 30, 1996.


     650 Dresher Road


          650 Dresher Road is a one story office building completed in 1984. This Property contains 30,138 net rentable square feet and is situated on
     4.2 acres. This Property is constructed of structural steel framing with a brick exterior. As of September 30, 1996, this Property was 100% leased to GMAC Mortgage Corporation at an average annualized existing base rent of $11.75 per leased square foot. After factoring in 1996 projected operating expense recoveries, the annualized existing rental rate at the building as of August 31, 1996 excluding tenant utilities was $16.50 per leased square foot. The lease is scheduled to expire in May 2003 and is structured on a triple net basis which allows for a complete pass through of all property operating expenses.


     1155 Business Center Drive


          1155 Business Center Drive is a two story office building completed in 1990. This Property contains 51,388 net rentable square feet and is situated on 5 acres. This Property is constructed of structural steel framing with a brick exterior. As of September 30, 1996, this Property was 99.4% leased to four tenants with an average annualized existing base rent of $12.37 per leased square foot. After factoring in 1996 projected operating expense recoveries, the average annualized existing rental rate at the building as of September 30, 1996 excluding tenant utilities was $17.22 per leased square foot. The largest tenant in this property is IMS (International Mill Service) occupying 40,774 square feet or 79.4% of the total net rentable square feet, with a lease scheduled to expire in March 2006. There are no existing leases at this property that are scheduled to expire in 1996 or 1997.


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     700/800 Horsham Business Center Drive (Acquisition Properties)



          700/800 Business Center Drive is a two building, one and two story office complex completed in 1986. These buildings aggregate 82,009 net rentable square feet and are situated on 13.2 acres. The buildings are constructed of structural steel framing with a brick exterior. As of September 30, 1996, the buildings were 100% leased to five tenants. After factoring in 1996 projected operating expense recoveries, the average annualized existing rental rate at the buildings as of September 30, 1996 excluding tenant utilities was $14.60 per leased square foot. The primary tenant, is Metpath, which occupies 28,475 net rentable square feet, expanding to 51,236 net rentable square feet in July 1999, under a lease scheduled to expire in January 2012.


KEITH VALLEY BUSINESS CENTER


     Keith Valley Business Center contains two office buildings, and is located in Horsham, Montgomery County, Pennsylvania. Keith Valley Business Center is located several miles from, and is within the same submarket as, Horsham Business Center.


     500 Enterprise Road


          500 Enterprise Road is a one story office/flex building completed in 1990. This Property contains 67,800 net rentable square feet and is situated on 7.4 acres. This Property is constructed of structural steel framing with a brick exterior. As of September 30, 1996, this Property was 98.5% leased to two tenants, with an average annualized existing base rent per leased square foot of $10.75. After factoring in 1996 projected operating expense recoveries, the average annualized existing rental rate at this Property as of September 30, 1996 excluding tenant utilities was $15.03 per leased square foot. Conti Trade Services Corporation, a wholly owned subsidiary of Continental Grain, leases 53,906 square feet (representing 79.6% of the net rentable square feet) under a lease scheduled to expire in April 2001, provided that Conti Trade Services Corporation may terminate the lease in April 2000 with a penalty payment. The other lessee (constituting 12,845 net rentable square feet) at this Property is Pioneer Technologies, under a lease scheduled to expire in October 2000. This property competes for tenants in the same office submarket as the Properties in the Horsham Business Center.



     One Progress Drive



          One Progress Drive is a two story office building completed in 1986. This Property contains 79,204 net rentable square feet and is constructed of structural steel framing with a brick exterior. As of September 30, 1996, this Property was 100% leased to Reed Technology at an average existing base rent per leased square foot of $9.25. After factoring in 1996 projected operating expense recoveries, the annualized existing rental rate at the building as of September 30, 1996, excluding tenant utilities, is $11.75 per leased square foot. Reed Technology is a wholly-owned subsidiary of Reed Elsevier, and the lease is scheduled to expire in June 2011. In connection with this tenancy, the interior of the building was substantially renovated at the tenant's expense. The lease contains the following two early termination provisions: in July 2001 the tenant may terminate the lease upon one year's prior written notice to the Company and by making a termination payment of $3.2 million; in July 2006 the tenant may terminate the lease upon one year's written notice and by making a termination payment of $840,000. According to C&W, One Progress Drive competes for tenants in the same office submarket as the Horsham Business Center properties. The tenant has a right of first offer to purchase this Property during the term of its lease.


                          SOUTHERN ROUTE 202 CORRIDOR


     The Company owns four Properties in the Southern Route 202 Corridor submarket. This submarket contains, as of June 30, 1996, approximately 3.5 million net rentable square feet of commercial office space and an additional approximately 2.6 million net rentable square feet of flex space. As of June 30, 1996, total vacancy for commercial office space in this submarket was approximately 13.9%, down from 22.9% as of


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

June 30, 1995. Over the 18-month period ended June 30, 1996, net absorption of office space in this submarket averaged 39,800 square feet per quarter or approximately 160,000 square feet per annum. Leasing activity during this period averaged approximately 100,000 square feet per quarter or 400,000 square feet per annum. As of June 30, 1996, total vacancy for flex space in this submarket was approximately 2.8%, down from 8.5% at the end of the first quarter of 1995.


     The Company's Properties in this submarket are located in two separate business complexes: Whitelands Business Park and Oaklands Corporate Center, in which the Company developed a total of seven buildings. Of these seven buildings, four were build-to-suit and were sold to the occupant. The buildings were constructed between 1987 and 1990, contain an aggregate of 171,698 net rentable square feet and are situated on 17.6 acres.


OAKLANDS BUSINESS CENTER

     456 Creamery Way


          456 Creamery Way is a single story office/flex building completed in 1987. This Property contains 47,604 net rentable square feet and is situated on 5.2 acres and is currently 100% leased to Neutronics, Inc. under a lease scheduled to expire in January 2003 at an existing rental rate of $7.25 per square foot. This lease is written on a triple net basis and, pursuant to its terms, the tenant contracts directly with third parties that provide building services, including landscaping, janitorial service and snow removal.


     486 Thomas Jones Way


          486 Thomas Jones Way is a two story office building completed in 1990. This Property contains 51,500 net rentable square feet and is situated on
     4.6 acres. This Property is constructed of steel framing with a brick exterior. As of September 30, 1996, this Property was 50.93% leased to seven tenants at an average annualized existing rental rate of $11.54 per square foot. After factoring in 1996 projected operating expense recoveries, the average annualized existing rental rate at this Property as of September 30, 1996 excluding tenant utilities was $15.46 per leased square foot. The primary tenant at this Property is First American Real Estate, which occupies 10,086 square feet under a lease scheduled to expire in December 1999.


     468 Creamery Way


          468 Creamery Way is a single story office building completed in 1990. This Property contains 28,934 net rentable square feet and is situated on
     2.6 acres. As of September 30, 1996, this Property was 100% leased to two tenants at an average annualized existing rental rate of $10.08 per square foot. After factoring in 1996 projected operating expense recoveries, the average annualized existing rental rate at this Property as of September 30, 1996 excluding tenant utilities was $13.88 per leased square foot. The primary tenant at this Property is Franciscan Health System, which occupies 23,588 square feet under a lease scheduled to expire in June 1999.


WHITELANDS BUSINESS CENTER

     110 Summit Drive


          110 Summit Drive is a single story office building completed in 1985. This Property contains 43,660 net rentable square feet and is situated on
     5.2 acres. As of September 30, 1996, this Property was 67.6% leased to three tenants at an average existing base rent of $7.20 per square foot. The primary tenant is Maris Equipment, which occupies 21,580 square feet under a lease scheduled to expire in April 1999.


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

                   BLUE BELL/PLYMOUTH MEETING/FORT WASHINGTON


     The Company owns four Properties in the Blue Bell/Plymouth Meeting/Fort Washington submarket. As of June 30, 1996, this submarket contains approximately
4.9 million square feet of commercial office space. As of June 30, 1996, total vacancy for commercial office space was approximately 6.9%, down from 11.8% as of June 30, 1995. As of September 30, 1996, there were no projects under construction. Absorption of office space in this submarket has averaged 55,000 square feet per quarter or 218,000 square feet annually during the 18-month period ended June 30, 1996. Leasing activity has averaged approximately 95,000 square feet per quarter or 380,000 square feet per annum during the 18-month period ended June 30, 1996.


MEETINGHOUSE BUSINESS CENTER


     Meetinghouse Business Center was developed by the Company and consists of five office buildings aggregating approximately 140,000 net rentable square feet. This complex is located on the northeastern side of the Philadelphia metropolitan area in Montgomery County, Pennsylvania. The buildings were completed in 1984 and are situated on 20.5 acres. The buildings are one and two story, with structural steel framing and stone and stucco exteriors. This complex was developed consistent with the requirements of the Meetinghouse historical district. The complex is at the interchange of the Pennsylvania Turnpike (both East-West and Northeast Extension) and Interstate 476, which is the largest interchange on the Pennsylvania Turnpike.



     Meetinghouse Business Center competes for tenants in the Blue Bell/Plymouth Meeting/Fort Washington submarket which consists of approximately 4.9 million square feet. As of June 30, 1996, total vacancy in this marketplace was 6.9%, which represents a significant decline from 11.8% as of June 30, 1995. C&W identified five other buildings which directly compete with Meetinghouse Business Center. These buildings aggregate 443,000 net rentable square feet, and as of June 30, 1996 were less than 1.9% vacant. Average annual asking rental rates for this direct competition range from $18.00 to $19.00 per square foot while existing tenants at this Property were paying $15.45 to $18.60 per square foot as of September 30, 1996.


     2240/50 Butler Pike


          2240/50 Butler Pike is a one story office building completed in 1984. This Property contains 52,183 net rentable square feet and is situated on
     7.5 acres. As of September 30, 1996, this Property was 99.4% leased to three tenants. The primary tenant is CoreStates Bank, which occupies 30,359 net rentable square feet (representing 59% of the aggregate net rentable square feet at the Property) at an existing annualized rental rate of $13.50 per square foot under a lease scheduled to expire in April 2006. The other major tenant in this Property is Worldwide Marketing, which occupies 17,080 net rentable square feet (representing 33% of the net rentable square feet at the Property) at an existing annualized rental rate of $11.00 per square foot under a lease scheduled to expire in October 1999. After factoring in 1996 projected operating expense recoveries, the annual average existing rental rate for this Property as of September 30, 1996 (excluding tenant utilities) was $17.55 per leased square foot.


     120 W. Germantown Pike


          120 W. Germantown Pike is a two story office building completed in 1984. This Property contains 30,546 net rentable square feet and is situated on 3.2 acres. As of September 30, 1996, this Property was 100% leased to three tenants. The primary tenant is Clair O'Dell, a regional insurance agency, which occupies 25,177 net rentable square feet (representing 82% of the net rentable square feet at the Property) under a lease scheduled to expire in July 2001 at an existing annualized rental rate of $17.50 per square foot. After factoring in 1996 projected operating expense recoveries, the average annual existing rental rate for this Property as of September 30, 1996 excluding tenant utilities was $17.52 per leased square foot.


     140 W. Germantown Pike


          140 W. Germantown Pike is a two story office building completed in 1984. This Property contains 25,953 net rentable square feet and is situated on 3.6 acres. As of September 30, 1996, this Property was


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


     98.7% leased to four tenants. The primary tenant is Healthcare, Inc., which occupies 11,822 net rentable square feet (representing 46% of the net rentable square feet at the Property) under a lease scheduled to expire in September 1999 at an average annualized existing rental rate of $12.50 square foot. After factoring in 1996 projected operating expense recoveries, the annual existing rental rate for all tenants at this Property as of September 30, 1996 (excluding tenant utilities) was $17.38 per leased square foot.


     2260 Butler Pike


          2260 Butler Pike is a one story office building completed in 1984. This Property contains 31,892 net rentable square feet and is situated on
     6.2 acres. As of September 30, 1996, this Property was 100% leased to three tenants. The primary tenant is Information Resources, which occupies 21,008 net rentable square feet (representing 66% of the net rentable square feet at the Property) under a lease scheduled to expire in December 2000 at an existing annualized rental rate of $13.50 per square foot. After factoring in 1996 projected operating expense recoveries, the annual existing rental rate for all tenants at this Property as of September 30, 1996 (excluding tenant utilities) was $17.82 per leased square foot.


                                   MAIN LINE

     The Company owns two Properties in the Main Line submarket. This submarket contains, as of June 30, 1996, approximately 2.5 million square feet of commercial office space. As of June 30, 1996, the total vacancy rate was approximately 8.5%, down from 14.5% at June 30, 1995. Over the 18-month period ended June 30, 1996, net absorption of office space in this submarket totalled approximately 150,000 square feet, while leasing activity exceeded 315,000 square feet. The Company's Properties in this submarket are located in the Newtown Square Corporate Campus.

NEWTOWN SQUARE CORPORATE CAMPUS


     According to C&W, as of June 30, 1996, there were 21 buildings aggregating approximately 2.3 million net rentable square feet that are in direct competition to the Company's Newtown Square Properties. The vacancy rate in these directly competitive properties was 7.2% as of June 30, 1996. As a result, vacancy rates in these directly competitive properties compare favorably to the 8.5% vacancy rate in the overall Main Line office submarket area as of June 30, 1996. Rental rates in the directly comparable properties range from $18.00 per square foot full service (which includes a pro rata share of all costs of operating the property) to $24.00 per square foot plus tenant electricity. On a gross rental rate basis, excluding tenant utilities, existing tenants in 16 and 18 Campus Boulevard were paying from $11.49 to $17.60 and from $16.50 to $17.95, respectively, per leased square foot plus electricity as of September 30, 1996.


     16 Campus Boulevard


          16 Campus Boulevard is a three story office building completed in 1990. This Property contains 65,463 net rentable square feet and is situated on 14.6 acres. This Property is constructed of structural steel framing with a brick exterior. As of September 30, 1996, this Property was 100% leased to four tenants at an average annualized base rent per leased per square foot of $9.43. The largest tenant at this Property, New England Mutual Life, occupies 31,907 net rentable square feet under a lease scheduled to expire in 2006. 16 Campus Boulevard also is the headquarters building of the Company. After factoring in 1996 projected operating expense recoveries, the average annual existing rental rate for the building as of September 30, 1996 (excluding tenant utilities) was $13.58 per square foot. A tenant at this Property has a right of first offer to purchase this Property during the term of its lease, which is scheduled to expire in June 2006.


     18 Campus Boulevard


          18 Campus Boulevard is a two story office building completed in 1990. This Property contains 37,700 net rentable square feet and is situated on
     6.4 acres. This Property is constructed of structural steel framing with a brick exterior. This Property is currently 100% leased to tenants at an average existing annualized base rent per square foot of $14.62. The major tenant at the Property, Devco Mutual, occupies 13,332 net rentable square feet under a lease expiring in January 2001, provided, that, Devco may terminate the lease at January 1998 with a penalty payment. There are no existing leases that are scheduled to expire in 1996. The aggregate net rentable square footage of leases expiring in 1997 represent 14.2% of this Property's total net rentable square feet. After factoring in 1996 projected operating expense recoveries, the annual existing rental rate for this Property as of September 30, 1996 (excluding tenant utilities) was $18.62 per leased square foot.


                                 LEHIGH VALLEY

     The Company owns three Properties in the Lehigh Valley submarket. This submarket contains approximately 4.4 million square feet of commercial office space. As of June 30, 1996, total vacancy in this submarket was approximately 11.6% down from 15.4% at June 30, 1995. Over the 18-month period ended June 30, 1996, absorption of office space in this submarket was approximately 37,000 square feet per quarter or 148,000 square feet per year.


     In addition to competing in the office market within this submarket, certain of the Properties compete in the industrial/flex market sector. According to C&W, as of June 30, 1996 there was an estimated 19.1 million net rentable square feet of industrial space located in 12 business parks throughout this market sector. As of June 30, 1996, the vacancy rate in this market sector was 9.9%. Included in this market sector was an estimated 1.7 million square feet of flex space as of June 30, 1996. As of that date, the vacancy rate for flex space was only 14.2%. C&W identified seven flex complexes aggregating 629,000 net rentable square feet that are in direct competition with the Properties located within this submarket. Such competing properties had an overall vacancy rate of 5.2% as of June 30, 1996, compared to 36.7% as of June 30, 1995. Average asking rents in these competing properties ranged from $3.75 to $10.50 per square foot.


IRON RUN CORPORATE CENTER


     The Company owns three Properties in the Iron Run Corporate Center, a 725 acre business park located in Allentown, Pennsylvania. The park contains 37 buildings containing over 3 million net rentable square feet. The Company developed five buildings in the park totalling over 326,000 net rentable square feet. Two buildings, aggregating 200,000 net rentable square feet, were build-to-suit for an end user and a life insurance company. The Company's three Iron Run Corporate Center buildings aggregate 129,113 net rentable square feet and are both office and office/flex buildings.


     7310 Tilghman Street


          7310 Tilghman Street is a one story office building completed in 1985. This Property contains 40,000 net rentable square feet and is situated on
     5.2 acres. The structural steel framed building has a brick exterior and an interior ceiling height capability of 18 feet. As of September 30, 1996, this Property was 99% leased to three tenants at an average annualized existing base rent of $8.89 per square foot. The primary tenant is AT&T, which occupies 32,774 net rentable square feet under three leases scheduled to expire as follows: December 1996 (13,107 net rentable square feet); November 1997 (8,667 net rentable square feet); and August 1998 (11,000 net rentable square feet).


     7248 Tilghman Street


          7248 Tilghman Street is a one story office/flex building completed in 1987. This Property contains 42,863 net rentable square feet and is situated on 4.2 acres. As of September 30, 1996, this Property was 94% leased to four tenants. The primary tenant is Ohio Casualty, which occupies 19,877 net rentable square feet under a lease scheduled to expire in July 2001. After factoring in 1996 projected operating expense recoveries, the annual existing rental rate for this Property as of September 30, 1996 excluding tenant utilities was 14.76 per leased square foot.



     According to C&W, these properties compete for office tenants in the Lehigh Valley area which contains of 4.3 million net rentable square feet and, as of June 30, 1996, had a total vacancy of 11.6%, down from 15.4% at June 30, 1995. The average asking rental rate for properties directly competing with the Properties in this submarket ranges between $8.75 to $13.50 per square foot on a triple net basis.


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     6575 Snowdrift Road


          6575 Snowdrift Road is a one story office/flex building completed in 1989. This Property contains 46,250 net rentable square feet and is situated on 6.3 acres. As of September 30, 1996, this Property was 100% leased to Corning Packaging under a lease scheduled to expire in February 1999 at an average annual rental rate of $7.15 per leased square foot.


                                    LANSDALE


     The Company has a warehouse/distribution facility located in Lansdale, Pennsylvania, which is located along the Northeast Extension of the Pennsylvania Turnpike between Plymouth Meeting and Allentown, Pennsylvania. C&W indicated that, in the four suburban Pennsylvania counties that are adjacent to the City of Philadelphia, there were an estimated 67.5 million net rentable square feet of warehouse/distribution space with a vacancy rate of 13.5% as of June 30, 1996. C&W has indicated that the Company's Property in this submarket competes within the Western Montgomery County area submarket. Within this submarket, there are approximately 4.5 million net rentable square feet of warehouse/distribution space with a vacancy rate as of June 30, 1996 of 15.0%. During the 18-month period ended June 30, 1996, the vacancy rate for warehouse space in the Western Montgomery County market area was highly variable, with a rate as low as 11.4% and as high as 16.3%. During such period, leasing activity amounted to over 700,000 square feet which equated to 120,000 square feet per quarter.


     1510 Gehman Road


          1510 Gehman Road is a warehouse/flex building located in northern Montgomery County completed in 1990 and situated in a park that contains three buildings that were developed by the Company. Two of the buildings were build-to-suit for a user and the other facility was sold to an institutional investor in 1992. This Property contains 152,625 net rentable square feet and is situated on 14.8 acres. This Property is constructed of structural steel framing, insulated metal panels and exterior masonry units with an interior ceiling height of 24 feet. This Property consists of 65% warehouse space and 35% finished space. As of September 30, 1996, this Property was 100% leased to two tenants with an average annualized existing base rent per leased square foot of $4.72. Nibco, Inc. occupies 98,725 net rentable square feet as warehouse space under a lease scheduled to expire in August 1999 at an existing rate of $4.00 per net rentable square foot. Ford Electronics occupies 53,900 net rentable square feet utilized as design space under a lease scheduled to expire in June 1998 at an existing rental rate of $6.05 per net rentable square foot. Ford has contractual right to acquire the 1510 Gehman Road property provided Ford occupies greater than 50% of the building. As of November 7, 1996, Ford occupied 35% of the building and the balance was occupied by Nibco, Inc.



                   BUCKS COUNTY OFFICE AND INDUSTRIAL MARKET



     Eight of the Acquisition Properties are located in the Bucks County Office and Industrial market. This submarket contains, as of June 30, 1996 approximately 37 million net rentable square feet of industrial space and 2.6 million net rentable square feet of office space. As of June 30, 1996, the vacancy rate in this submarket was approximately 16.8% for industrial properties and 12.8% for office properties, down from 18.4% at January 1, 1996.



     As of June 30, 1996, the average rental rate for Class A office space was $18.95 (full service), per net rentable square foot. Office leasing activity during the past few years has averaged approximately 150,000 to 200,000 net rentable square feet per year while net absorption of office space has averaged approximately 75,000 to 200,000 net rentable square feet per year.



     The average rental rate for industrial space in this submarket was $3.37 per square foot for the six-month period ended June 30, 1996, but varies between $3.00 to $5.00 per net rentable square foot depending on tenant size, percentage of office and special finishes. The average rental rate for office/flex space was $6.45 per net rentable square foot for the six month period ended June 30, 1996 but was between $6.00 and $10.00 per net rentable square foot depending on tenant size, percentage of office and special finishes. Leasing activity


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in this submarket during the six month period ended June 30, 1996 was approximately 353,000 net rentable square feet.



     2200 Cabot Boulevard (an Acquisition Property)



          2200 Cabot Boulevard is a one story industrial building completed in 1979. This Property contains 55,081 net rentable square feet and is situated on 3.98 acres. This Property is constructed of structural steel framing with a brick and glass exterior. As of September 30, 1996, this Property was 100% leased to three tenants with an average annualized existing base rent of $4.40 per square foot. The largest tenants in this Property are Hussman and Noble Printing, occupying 21,000 and 20,700 square feet, respectively, with leases scheduled to expire in March 1999 and May 1997, respectively, provided, that, Hussman may terminate the lease at September 1997 with a penalty payment.



     2250 Cabot Boulevard (an Acquisition Property)



          2250 Cabot Boulevard is a one story industrial building completed in 1982. This Property contains 40,000 net rentable square feet and is situated on 3.3 acres. This Property is constructed of structural steel framing with a brick and glass exterior. As of September 30, 1996, this Property was 100% leased to one tenant with an average annualized existing base rent of $3.50 per square foot. This tenant, Bucks County Nut, occupies 40,000 square feet under a lease scheduled to expire in July 1999.



     2260/2270 Cabot Boulevard (Acquisition Properties)



          2260/2270 Cabot Boulevard consists of two one story office/flex buildings completed in 1984. This Property contains an aggregate of 29,638 net rentable square feet and is situated on 2.1 acres. This Property is constructed of structural steel framing with a brick and glass exterior. As of September 30, 1996, this Property was 100% leased to 12 tenants with an average annualized existing base rent of $8.54 per square foot. The largest tenant in this Property, Sager Electrical, occupies 4,238 square feet under a lease scheduled to expire in October 1998.



     3000 Cabot Boulevard (an Acquisition Property)



          3000 Cabot Boulevard is a one story office building completed in 1986. This Property contains 34,640 net rentable square feet and is situated on
     4.9 acres. This Property is constructed of structural steel framing with a brick and glass exterior. As of September 30, 1996, this Property was 83.8% leased to six tenants with an average annualized existing base rent of $17.03 per square foot. The largest tenant in this Property, Geraghty Miller, occupies 10,840 square feet under a lease scheduled to expire in November 1997.



     3333, 3331, 3329 Street Road -- Greenwood Square (Acquisition Properties)



          The Greenwood Square Property consists of three multi-story office buildings completed from 1985 through 1988. 3333 Street Road is a three story office building, containing 60,408 net rentable square feet situated on 3.4 acres; 3331 Street Road is a four story office building, containing 80,521 net rentable square feet situated on 4.5 acres; and 3329 Street Road is a two story office building, containing 25,000 net rentable square feet situated on 1.5 acres. All three buildings are constructed of structural steel with brick and glass exteriors. As of September 30, 1996 this Property was 92.1% leased to 30 tenants with an average annualized existing gross rent of $16.54 per square foot. The largest tenant in this Property, Waste Management, occupies 45,764 net rentable square feet under a lease scheduled to expire in March 1997.



                      KING OF PRUSSIA/VALLEY FORGE MARKET



     The Company is acquiring one building in the King of Prussia/Valley Forge market. As of June 30, 1996, this submarket contained approximately 9.3 million square feet of office space. As of June 30, 1996, vacancy in this submarket was approximately 10.8%, down from 17.6% at June 30, 1995. Leasing activity in this


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submarket for the six months ended June 30, 1996 was 586,438 net rentable square feet. Absorption in this submarket for the six months ended June 30, 1996 was 939,237 net rentable square feet compared to 167,504 net rentable square feet for the comparable period during 1995.



     500 North Gulph Road (an Acquisition Property)



          500 North Gulph Road is a five story office building completed in 1979. This Property contains 92,851 net rentable square feet and is situated on 5.3 acres. This Property is constructed of structural steel framing with a pre-cast concrete exterior. As of September 30, 1996, this Property was 86.1% leased to 13 tenants with an average annualized existing gross rent of $16.51 per square foot. The largest tenants in this Property are Strohl Systems and Transition Software, which are related companies and occupy 26,378 net rentable square feet under two separate leases scheduled to expire in October 1999 and September 2000.


                              SOUTHERN NEW JERSEY

     The Southern New Jersey market is divided into two principal submarket areas: Burlington County and Camden County.

BURLINGTON COUNTY SUBMARKET


     The Company owns three Initial Properties and will acquire one Property in Burlington County. This submarket contains approximately 4.6 million net rentable square feet of commercial office space. As of June 30, 1996, total office vacancy was 19.3% down from 21.2% as of June 30, 1995 in this submarket. However, the vacancy rate of Class A space as of June 30, 1996 was 12.6% compared to the market average of 19.3%. Leasing activity within the Burlington County market was approximately 93,000 square feet per quarter or 371,000 square feet per annum during the 18-month period ended June 30, 1996.


     One Greentree Centre


          One Greentree Centre is a three story midrise office building completed in 1982. This Property contains 55,838 net rentable square feet and is situated on 4.2 acres. This Property is constructed of structural steel framing with a brick exterior. The lobby in this Property was renovated in 1996. As of September 30, 1996, this Property was 100% leased to fourteen tenants at an average annualized base rent per leased square foot of $16.07 full service. The largest tenant in this Property is American Executive Centers, which occupies 16,853 square feet under a lease scheduled to expire in January, 2006. Aggregate square footage of leases scheduled to expire in 1996, 1997 and 1998 represent 7%, 28% and 9% of this Property's total net rentable square footage.


     Two Greentree Centre


          Two Greentree Centre is a three story midrise office building completed in 1983. This Property contains 56,075 net rentable square feet and is situated on 4.2 acres. This Property is a sister building to One Greentree Center and is constructed of structural steel framing with a brick exterior. The lobby was renovated in 1996. As of September 30, 1996, this Property was 100% leased to eleven tenants at an average annualized base rent per lease square foot of $16.02 full service. The largest tenant in this Property is Merrill, Lynch, Pierce, Fenner and Smith, which occupies 12,672 net rentable square feet under a lease scheduled to expire in November 2005. Aggregate square footage of leases scheduled to expire in 1996, 1997 and 1998 represent 0%, 30%, and 5%, respectively, of this Property's total net rentable square feet.


     Three Greentree Centre


          Three Greentree Centre is a four story midrise office building completed in 1984. This Property contains 69,101 net rentable square feet and is situated on 5.4 acres. This Property is constructed of structural steel framing with a brick and dryvit exterior. The two story lobby was renovated in 1996. As of

     September 30, 1996, this Property was 96% leased to eight tenants at an average annualized base rent per lease square foot of $16.41 full service. The largest tenant at the Property is Parker, McKay, Criscuolo & Associates, a regional law firm, which occupies 25,905 net rentable square feet under a lease scheduled to expire in May 2001. Aggregate square footage of leases scheduled to expire in 1996, 1997 and 1998 represent 0%, 25% and 0%, respectively, of this Property's total net rentable square feet.



     8000 Lincoln Drive (an Acquisition Property)



          8000 Lincoln Drive is a five story office building completed in 1983. This Property contains 54,923 net rentable square feet and is situated on
     7.5 acres. This Property is constructed of structural steel framing with a pre-cast concrete exterior. As of September 30, 1996, this Property was 100% leased for occupancy by January 1997 to two tenants with an average annualized existing base rent of $17.13 per square foot. The largest tenant in this Property will be Computer Science Corp. occupying 36,830 net rentable square feet under a lease scheduled to expire in November 2001, provided that, Computer Science may terminate the lease at November 1999 with a penalty payment.



     C&W identified 15 office buildings aggregating approximately 1.3 million net rentable square feet that, as of June 30, 1996, compete directly with the Greentree Centre Properties. As of June 30, 1996, these competing properties were approximately 22% vacant, with rental rates ranging from $19.50 to $22.00, per square foot for leases with full operating expenses included.


CAMDEN COUNTY SUBMARKET


     The Company owns one Property in Camden County. This submarket contains approximately 4.8 million net rentable square feet of commercial office space. At June 30, 1996, the vacancy rate was approximately 20%. This high vacancy rate is primarily attributable to vacancy rates of 18.4% and 21% on Class B and Class C space, respectively. At June 30, 1996, the vacancy rate for Class A office space was 9.0%. While there has been negative absorption in this submarket in the 18-month period ended June 30, 1996, C&W has reported that during the three-month period ended June 30, 1996, absorption has been a positive 112,572 square feet. In addition, during the 18-month period ended June 30, 1996, leasing activity in this submarket has approximated 70,000 square feet per quarter or 280,000 square feet annually.


     457 Haddonfield Road


          457 Haddonfield Road (known as the LibertyView Building) is a seven story midrise office building completed in 1990. This Property contains 121,737 net rentable square feet and is situated on approximately 7 acres. This Property features a structural steel framing, reinforced concrete footings with an exterior of precast panels with reflective glass. Key features in this Property include a two story marble lobby, working balconies on the upper floors, permanent neon lighting and dramatic views of Center City Philadelphia. As of September 30, 1996, this Property was 83% leased to twelve tenants at an average annualized existing rental rate of $18.63 per square foot. The largest tenant of this Property is HIP Health of N.J., which occupies 37,515 net rentable square feet under a lease scheduled to expire in December 2007.



                          NORTHERN SUBURBAN WILMINGTON



     New Castle County Delaware



          The Company is acquiring one building in the Northern Suburban Wilmington submarket. As of June 30, 1996 the subtotal market contained approximately 3.0 net rentable million square feet of commercial office space, with a vacancy rate of 12.6% which is down from 15.7% at June 30, 1995. C&W has identified eleven Class A Buildings aggregating approximately
     1.2 million net rentable square feet which are directly competitive with the Company's Property in this submarket. As of June 30, 1996, vacancy in the competitive submarket product was approximately 3.7%. The average rental rate for comparable properties in the submarket for Class A space is $20.50 per net rentable square foot. Leasing activity in the submarket during the eighteen months period ended June 30, 1996 has averaged 544,000 net rentable square feet on an annualized basis, while annual net absorption of office space has averaged approximately 350,000 net rentable square feet.



     One Righter Parkway -- Delaware Corporate Center I  (an Acquisition
Property)



          Delaware Corporate Center I is a three story office building completed in 1989. This Property contains 104,828 net rentable square feet and is situated on 3 acres. This Property is constructed of structural steel framing and precast concrete exterior. As of September 30, 1996, this Property was 100% leased to six tenants with an average annualized existing base rent of $19.30 per square foot. The largest tenant in this Property, Kimberly Clark, occupies 93,014 net rentable square feet under a lease scheduled to expire in December 2005. Delaware Corporate Center I is a ground leased property. Fee ownership is held by Woodlawn Trustees, Incorporated, and the ground lessee's interest will be acquired by the Operating Partnership from the seller. Fifty-one years remain on the original term of the ground lease and the ground lessee has the option to extend the term for two consecutive ten-year terms. The ground lessee holds a right of first refusal to acquire the fee interest in the property. The property is ground leased on a triple-net basis, with the ground lessee assuming all carrying charges respecting the property, in addition to payment of base rent.


                                 OTHER MARKETS

     168 Franklin Corner Road


          168 Franklin Corner Road is located in Lawrenceville, Mercer County, New Jersey and was completed in 1976. This Property contains 32,000 net rentable square feet. As of September 30, 1996, this Property was 55% leased to six tenants at an average annualized existing rental rate of $12.31 per leased square foot.


     Twin Forks Office Park


          Twin Forks Office Park is located in Raleigh, North Carolina. This Property was completed in 1982 and contains 73,339 net rentable square feet. As of September 30, 1996 this Property was 100% leased to 46 tenants at an average annualized existing rental rate of $14.25 per leased square foot. The primary tenant in this Property is GE Mortgage, occupying 19,373 square feet (26% of the total net rentable square feet at the Property) under a lease that expired in October 1996. GE Mortgage has announced its intention to vacate and to relocate its Raleigh operations to Cherry Hill, NJ. Since this announcement the Company has actively been marketing this space and, as of September 30, 1996, has re-leased 8,801 of the total 19,373 square feet to three tenants at an annualized existing rental rate of $15.25 per square foot.


COMPETITION


     The Company competes with other owners and developers that have greater resources and more experience than the Company. Within the Suburban Philadelphia Office and Industrial Market, the Company's office and industrial Properties compete generally with properties owned by other real estate developers and institutions principally on the basis of price, property quality and location, especially proximity to major area highways, suburban residential areas, and access to the central Philadelphia business district and the northeast corridor business communities of New York, Baltimore and Washington. The Company's industrial Properties compete principally with buildings owned by other local developers largely on the basis of services provided and access to transportation, both highway and rail, and access to Northeast corridor and national markets.


ENVIRONMENTAL MATTERS

     Under various Federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of certain hazardous or toxic substances on, in or under such property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's or operator's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic wastes may be liable for the costs of removal or remediation of such wastes at the disposal or treatment facility, regardless of whether such facility is owned or operated by such person. Certain other federal, state and local laws, ordinances and regulations may impose liability on an owner of real property where on-site contamination discharges into waters of the state, including groundwater, or otherwise affects the beneficial use of such waters. Other federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and also govern emissions of asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks are also regulated by federal, state and local laws, ordinances and regulations. In connection with its ownership and operation of the Properties, the Company could be held liable for the costs of remedial action with respect to contamination, asbestos-containing materials or tanks or related claims.

     All of the Properties have been subjected to either Phase I environmental site assessments, or updates of earlier assessments, performed by independent third parties. Phase I environmental site assessments are intended to evaluate the environmental condition of, and potential environmental liabilities associated with, the Property and include a site visit and review of public and historical records, but involve no soil or groundwater sampling or subsurface investigation. Such assessments generally consist of an investigation of environmental conditions of the Properties, including a preliminary investigation of the Properties and identification of publicly known conditions concerning properties in the vicinity of the Properties, an investigation as to the presence of polychlorinated biphenyls and aboveground and underground storage tanks at the Properties and the preparation and issuance of written reports. The primary focus of the recent Phase I environmental site assessments and updates of earlier assessments conducted on the Properties was to identify any "recognized environmental conditions." These are conditions arising from the presence or likely presence of hazardous substances or petroleum products that would present a risk of harm to the public health or environment or that would be the subject of an enforcement action if brought to the attention of appropriate governmental agencies, or of third party actions.


     Except as discussed below with respect to the Whitelands Property, the environmental site assessments have not revealed any significant environmental liability, nor is the Company aware of any environmental liability with respect to the Properties that the Company's management believes would have a material adverse effect on the Company. An environmental assessment has identified environmental contamination of potential concern with respect to the Whitelands Property. Petroleum products, solvents and heavy metals were detected in the groundwater. These contaminants are believed to be associated with debris deposited by others in a quarry formerly located on the Whitelands Property. The quarry previously appeared on the Comprehensive Environmental Response Compensation and Liability Information System List, a list maintained by the United States Environmental Protection Agency (the "EPA") of abandoned, inactive or uncontrolled hazardous waste sites which may require cleanup. The EPA conducted a preliminary assessment in 1984 with the result that no further action was taken. Subsequently, the quarry was removed from the list. While the Company believes it is unlikely that the Operating Partnership will be required to undertake remedial action with respect to such contamination, there can be no assurance in this regard. If the Operating Partnership were required to undertake remedial action on the Whitelands Property, it has been indemnified against the cost of such remediation by the seller, SSI, subject to a maximum of $2,018,000. The term of SSI's indemnity agreement expires on August 22, 2001. If SSI is unable to fulfill its obligations under its indemnity agreement or if the Operating Partnership is required to undertake remedial action after the expiration of the five-year term of the agreement, the costs of such remediation could be substantial. Because the Company does not believe that any remediation at the Whitelands Property is probable, no amounts have been accrued for any such potential liability.

     No assurance can be given that existing environmental studies with respect to the Properties reveal all environmental liabilities or that any prior owner of any such property did not create any material environmental condition not know to the Company. Moreover, no assurance can be given that: (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Properties will not be affected by tenants and occupants of the Properties, by the condition of properties in the vicinity of the Properties (such as the presence of underground storage tanks) or by third parties unrelated to the Company.

INSURANCE

     The Operating Partnership carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because they are either uninsurable or not economically feasible to insure. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the Property, as well as the anticipated future revenues from the Property and, in the case of debt which is with recourse to the Company, would remain obligated for any mortgage debt or other financial obligations related to the Property. Any such loss would adversely affect the Company. Moreover, the Company will generally be liable for any unsatisfied obligations other than non-recourse obligations. Company management believes that the Properties are adequately insured. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

CERTAIN PROPERTY TAX INFORMATION


     The aggregate real estate property tax obligations paid by the Company (with or without tenant reimbursement) for calendar 1995 were approximately $391,000. The aggregate real estate property tax obligations paid by SSI and TNC (with or without tenant reimbursement) for calendar 1995 with respect to the SSI/TNC Properties were approximately $968,000. These amounts do not include real estate property taxes paid directly by tenants. On a pro forma basis, more than 95.3% of the aggregate annualized base rent at the Properties as of September 30, 1996 is generated by leases which contain provisions requiring tenants to pay as additional rent their proportionate share of any real estate taxes or increases in real estate taxes over base amounts.


EMPLOYEES


     As of September 30, 1996, the Company employed 26 persons, including four executive officers.


LEGAL PROCEEDINGS

     The Company is not currently involved in any material litigation nor, to the Company's knowledge, is any material litigation currently threatened against the Company, other than routine litigation arising in the ordinary course of business, substantially all of which is expected to be covered by liability insurance.


MORTGAGE DEBT AND CREDIT FACILITY


     Mortgage Indebtedness


     The following table sets forth the Company's mortgage indebtedness that will remain outstanding after the closing of the Offering and the Concurrent Investments and the application of the use of proceeds therefrom. In addition to mortgage indebtedness listed below, the Credit Facility is expected to be secured by cross-collateralized mortgages and assignments and rents on all Properties, except for those set forth in the table below.


                                        PROPERTIES -- INDEBTEDNESS
                                          (DOLLARS IN THOUSANDS)
                             PRINCIPAL BALANCE         INTEREST
                                   AS OF               RATE AT         ANNUAL DEBT   MATURITY    PREPAYMENT
     PROPERTY/LOCATION       SEPTEMBER 30, 1996   SEPTEMBER 30, 1996   SERVICE(1)      DATE       PREMIUMS
---------------------------  ------------------   ------------------   -----------   ---------   ----------
Horsham Business Center
Horsham, PA
  650 Dresher Road(2)......       $  2,500                8.0%           $   200        8/1998      None
                                                                                                   After
                                                                                                   2/1/97
Oaklands Corporate Center
Exton, PA
  486 Thomas Jones Way(3)..
  468 Creamery Way(3)......          6,427               8.00%               637        2/1998      None
Whitelands Business Park
Exton, PA
  110 Summit Drive(4)......          1,583               9.25%               220        4/1997      None
Iron Run Industrial Park
Allentown, PA
  7310 Tilghman Street.....          2,533               9.25%               255        3/2000      (9)
  6575 Snowdrift Road......          2,348               8.00%               230        2/1998      None
Greentree Centre
Marlton, New Jersey
  One Greentree
     Centre(5)(6)
  Two Greentree
     Centre(5)(6)
  Three Greentree
     Centre(5)(6)                    6,147               9.00%               628        4/2001      (10)
LibertyView
Cherry Hill, NJ
  457 Haddonfield
     Road(7)(8)............           8,461               8.00      %        339        1/1999      (11)
                                        910               8.00      %          0       12/1997
                                                                                                    None
Twin Forks Office Park
Raleigh, NC
  5910-6090 Six                                                                                     (12)
     Forks(6)(7)...........  $        2,704               9.00      %  $     276        4/2001
                                     ------
TOTAL MORTGAGE
  INDEBTEDNESS.............  $       33,613                            $   2,785
                                     ======


---------------

 (1) "Annual Debt Service" is calculated for the twelve-month period ending December 31, 1996. For loans that bear interest at a variable rate, the rates in effect at September 30, 1996 have been assumed to remain constant for the balance of 1996.



 (2) On July 31, 1996, this loan was refinanced by paying the former mortgage lender $2.4 million in full satisfaction thereof with the partial proceeds of a new loan from GMAC in the principal amount of $2.5 million. The new mortgage loan matures on August 1, 1998, bears interest at a variable rate equal to LIBOR plus 250 basis points and provides for principal amortization of $4,000 per month during the period September 1, 1997 through July 1, 1998.



 (3) Both of these properties secure a single loan.



 (4) Interest rate is variable and equal to the prime rate plus 1.0%.

 (5) These properties secure two loans payable to a single lender. The interest rate was fixed at 9.0% through October 15, 1996 and is currently fixed at 9.31% through April 15, 1998. After April 15, 1998, the interest rate is reset based upon the mortgage lender's evaluation of such factors as financial performance and projected risk of the Properties securing such loan. The mortgage loans are due on April 15, 2001, and the lender has the right to call the loans at par on April 15, 1998.



 (6) The Company has made an application to the lender that, if accepted, would result in (i) an increase in the principal amount of the Greentree Centre loan to $7.3 million and the Twin Forks loan to $2.7 million, (ii) a fixed interest rate of 7.6%, (iii) a maturity date of 5 years from closing, and
     (iv) a 20-year amortization of principal.



 (7) The $8,461 debt was incurred as a result of the acquisition of the Property on July 19, 1996 and the amount of debt service reflects debt service from July 19, 1996 through December 31, 1996. Pursuant to the terms of this loan, the Company has the right to borrow up to approximately $1.3 million to fund tenant improvements and leasing commissions.



 (8) The $910,000 of debt was incurred as a result of the acquisition of the Property on July 19, 1996. The mortgage note payable is in the principal amount of $1.0 million, is due in December 1997 and does not bear interest. The Company recorded a $104,000 adjustment to the purchase price and a corresponding reduction in debt to reflect the fair value of the note payable to the seller and will accrue interest expense to the date of maturity.



 (9) Four percent through December 31, 1996, which prepayment penalty is reduced by 1% for each subsequent year through 1999.



(10) This loan may not be prepaid unless the Twin Forks loan is also prepaid. The prepayment penalty equals greater of 1% of principal amount prepaid or a yield maintenance premium.



(11) One percent of any portion of the original acquisition portion of the loan being prepaid.



(12) This loan may be prepaid without prepayment of the loan secured by One Greentree Centre, Two Greentree Centre and Three Greentree Centre, provided certain loan-to-value ratios and coverage tests with regard to the Greentree Centre loan are satisfied and upon payment of a premium equal to the greater of 1% of the principal amount prepaid or a yield maintenance premium.



CREDIT FACILITY



     The Company and Operating Partnership have obtained a commitment from Smith Barney Mortgage Capital Group, Inc. and NationsBank, N.A. for a two year, $80 million secured revolving Credit Facility. The Credit Facility will be used to refinance existing indebtedness, fund acquisitions and new development projects, and for general working capital purposes, including capital expenditures and tenant improvements. The amount available to be borrowed under the Credit Facility will be reduced by the amount of the letters of credit issued by the lenders for as long as such letters of credit are outstanding. The Credit Facility will be recourse to the Company and the Operating Partnership and will be secured by, among other items, cross-collateralized and cross-defaulted first mortgage liens on approximately 25 Properties, owned directly or indirectly by the Company, the Operating Partnership or their representative subsidiaries.



     The Credit Facility will bear interest at a per annum floating rate equal to the 30, 60, or 90-day LIBOR, plus 175 basis points. The Credit Facility will require monthly payments of interest only, with all outstanding advances and all accrued but unpaid interest due 2 years from the closing of the Credit Facility. A fee equal to 0.75% of the maximum amount available under the Credit Facility will be paid to the lenders in respect of the Credit Facility at closing. In addition, a fee of 0.25% per annum (0.125% per annum until 4/1/97) on the unused amount of the Credit Facility will be payable quarterly in arrears. An annual fee in the amount of $35,000 will be payable annually in advance to NationsBank, N.A. as compensation for administration of the Credit Facility. The Credit Facility will carry minimum debt service coverage, fixed charge, debt-to-tangible net worth ratios and other financial covenants and tests, and will require payment of prepayment premiums in certain instances.

     Closing of the Credit Facility is subject to satisfactory completion of this Offering, the negotiation and execution of a definitive Credit Facility agreement and related documentation, and other customary closing conditions.



OPTION PROPERTIES



     At the closing of the SSI/TNC Transaction, the Operating Partnership acquired an option from an affiliate of TNC (C/N Horsham Towne Limited Partnership) entitling the Company to acquire, at its discretion, the four Option Properties at any time during the two-year period ending August 22, 1998 (subject to two extensions of one year each). The Operating Partnership may not exercise its option for less than all of the Option Properties. The parties have agreed that the purchase price payable by the Operating Partnership upon exercise of its option will consist of $1.00 in excess of the mortgage debt encumbering the Option Properties at the time of exercise (which, as of September 30, 1996, aggregated $20.0 million, including approximately $3.3 million of accrued debt and unpaid interest). The right of the Operating Partnership to exercise its option to acquire the Option Properties is conditioned on receipt of consent of the mortgage lender for the Option Properties. As of the date hereof, no lender consent has been requested, and no determination to seek any such consent has been made. There can be no assurance that any of the Option Properties will be acquired.


     The following table summarizes certain information with respect to the Option Properties:

                                                                                                          AVERAGE TOTAL
                                                                                      TOTAL                 BASE RENT
                                                                PERCENTAGE          BASE RENT             PLUS EXPENSE
                                                               LEASED AS OF      FOR THE TWELVE          RECOVERIES PER
                                                     NET        SEPTEMBER         MONTHS ENDED           RENTABLE SQUARE
                                         YEAR     RENTABLE         30,         SEPTEMBER 30, 1996        FOOT LEASED AT
           PROPERTY/LOCATION             BUILT   SQUARE FEET     1996(1)           (000'S)(2)         SEPTEMBER 30, 1996(3)
---------------------------------------- -----   -----------   ------------   ---------------------   ---------------------
HORSHAM BUSINESS CENTER HORSHAM, PA
  255 Business Center Drive.............  1987      50,616          100%             $   492                 $ 17.03
  355 Business Center Drive.............  1987      26,637           87%                 137                   15.70
  455 Business Center Drive.............  1988      51,505         93.9%                 396                   17.12
  555 Business Center Drive.............  1988      30,122           98%                 310                   16.33
                                                  --------                      ------------
                                                   158,880                           $ 1,335
                                                   =======                              ====

                                           TENANTS LEASING 10% OR MORE
                                          OF RENTABLE SQUARE FOOTAGE PER
                                           PROPERTY AS OF SEPTEMBER 30,
           PROPERTY/LOCATION              1996 AND LEASE EXPIRATION DATE
----------------------------------------  ------------------------------
                                         <
HORSHAM BUSINESS CENTER HORSHAM, PA
  255 Business Center Drive.............  Stroehmann (38%) - 6/99;
                                          Great Expectations
                                          (23%) - 3/97;
                                          GMAC (13%) - 9/97-9/01;
                                          Buckman Van Buren (21%) - 2/97
  355 Business Center Drive.............  Anthem Electronic
                                          (34%) - 9/01;
                                          Seimens Printing Sys.
                                          (22%) - 8/98;
                                          GE Capital (16%) - 9/01
  455 Business Center Drive.............  Astea (65%) - 10/02;
                                          Letven/Diccicco (29%) - 7/00
  555 Business Center Drive.............  GMAC (77%) - 9/99;
                                          First American Home Care
                                          (13%) - 4/00


---------------

(1) Based on all leases dated on or before September 30, 1996.



(2) "Total Base Rent" for the twelve months ended June 30, 1996 represents base rents excluding tenant reimbursements calculated in accordance with generally accepted accounting principles determined on a straight-line basis. Tenant reimbursements generally include payment of real estate taxes, operating expenses and escalations and common area maintenance and utility charges.



(3) Represents Total Base Rent for the twelve months ended September 30, 1996, plus tenant reimbursements for the twelve months ended September 30, 1996, divided by net rentable square feet leased.

                   AGGREGATE TAX BASIS -- INITIAL PROPERTIES



     The following table sets forth the aggregate tax basis of the Initial Properties as of December 31, 1995 for federal income tax purposes:


                                                               31.5       19
                     AGGREGATE            40 YEAR   39 YEAR    YEAR      YEAR       19 YEAR         18 YEAR      7 YEAR    5 YEAR
SUBMARKET/PROPERTY   TAX BASIS    LAND    MACRS(1)  MACRS(1)  MACRS(1)  ACRS(2)  STRAIGHT-LINE   STRAIGHT-LINE   MACRS(3)  ACRS(2)
-------------------  ---------   ------   -------   -------   -------   ------   -------------   -------------   -------   ------
                                                                    (IN THOUSANDS)
HORSHAM/WILLOW
 GROVE/JENKINTOWN,
 PA
  650 Dresher
    Road...........   $ 2,702    $  413       --        --        --    $1,158           --         $   967       $ 120     $ 44
  1155 Business
    Center Drive...     5,434       943       --    $4,491        --       --            --              --          --       --
  500 Enterprise
    Road...........     4,981       814       --     4,167        --       --            --              --          --       --
  One Progress
    Avenue.........     3,687       803       --     2,884        --       --            --              --          --       --
SOUTHERN ROUTE 202
  CORRIDOR, PA
  456 Creamery
    Way............     1,865       311       --     1,554        --       --            --              --          --       --
  486 Thomas Jones
    Way............     4,607       467       --       322    $3,818       --            --              --          --       --
  468 Creamery
    Way............     2,370       253       --       118     1,999       --            --              --          --       --
WHITELANDS BUSINESS
  PARK
  110 Summit
    Drive..........     2,727       343       --        --       183      888         1,039              --         265        9
BLUE BELL/PLYMOUTH
  MEETING/FORT
  WASHINGTON, PA
  2240/50 Butler
    Pike...........     4,995       448       --        --       275      903            --           2,693         548      128
  120 West
    Germantown
    Pike...........     3,558       379       --        --        97    2,794            --              --         283        5
  140 West
    Germantown
    Pike...........     2,867       318       --        --       509    1,723            --              --         292       25
  2260 Butler
    Pike...........     3,023       381       --        --       496    1,962            --              --         159       25
MAIN LINE, PA
  16 Campus
    Boulevard......     6,178     1,082       --     5,096        --       --            --              --          --       --
  18 Campus
    Boulevard......     3,414       692       --     2,722        --       --            --              --          --       --
LEHIGH VALLEY, PA
  7310 Tilghman
    Street.........     2,788       213       --        --       413    1,701            --              --         437       24
  7248 Tilghman
    Street.........     2,519       371       --        --     2,148       --            --              --          --       --
  6575 Snowdrift
    Road...........     3,184       245       --       245     2,694       --            --              --          --       --
  1510 Gehman
    Road...........     4,998       526       --     4,472        --       --            --              --          --       --
BURLINGTON COUNTY,
  NJ
  One Greentree
    Centre.........     7,436       751      401        --       617    5,667            --              --          --       --
  Two Greentree
    Centre.........     8,030       744      897        --       594    5,795            --              --          --       --
  Three Greentree
    Centre.........    10,170       987    1,134        --       423    7,626            --              --          --       --
CAMDEN COUNTY, NJ
  457 Haddonfield
    Road(4)........         0        --       --        --        --       --            --              --          --       --
OTHER MARKETS
  168 Franklin
    Corner Road,
    Lawrenceville,
    NJ.............     3,199       481       --     2,718        --       --            --              --          --       --
Twin Forks Office
  Park
  5910-6090 Six
    Forks
  Raleigh, NC......     7,779     2,487      961        --       537    3,794            --              --          --       --

---------------
(1) Modified accelerated cost recovery system -- straight line.
(2) Accelerated cost recovery system.
(3) Modified accelerated cost recovery system -- accelerated.
(4) Acquired in July 1996.

C&W MID-YEAR REPORT AND C&W MARKET ANALYSES


     The C&W Market Analyses were prepared for the Company by Cushman & Wakefield of Pennsylvania, Inc., which is a real estate service firm with significant experience and expertise relating to the Suburban Philadelphia Office and Industrial Market and the various submarkets therein. The information in the C&W Mid-Year Report and C&W Market Analyses reflect data available at June 30, 1996 and August 1, 1996, respectively, and do not reflect data or changes subsequent to those dates. The information contained in the C&W Mid-Year Report and C&W Market Analyses have been gathered by C&W from sources assumed to be reliable, including publicly available records. Because records of all transactions are not readily available, the information contained in the C&W Mid-Year Report and C&W Market Analyses may not reflect all transactions occurring in the geographic area discussed in the C&W Mid-Year Report and C&W Market Analyses. In addition, transactions that are reported may not be described accurately or completely in the publicly available records. C&W shall not be responsible for and does not warrant the accuracy or completeness of any such information derived from such publicly available records (or information relating to transactions that were not reported).

     In connection with the C&W Mid-Year Report and C&W Market Analyses, C&W made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters. Any estimates or approximations contained therein could reasonably be subject to different interpretations by other parties. Because predictions of future events are inherently subject to uncertainty, none of C&W, the Company or any other person can assume that such predicted rental rates, absorption or other events will occur as outlined or predicted in the C&W Mid-Year Report or C&W Market Analyses. Reported asking rental rates of properties, replacement cost rents or estimated replacement costs do not purport to necessarily reflect the rental rates at which properties may actually be rented, actual rents required to support new development or the actual cost of replacement. In many instances, asking rents and actual rental rates differ significantly.

     Changes in local, national and international economic conditions will affect the markets described in the C&W Mid-Year Report and C&W Market Analyses. Therefore, C&W can give no assurance that occupancy and absorption levels and rental rates as of the date of the C&W Mid-Year Report or C&W Market Analyses will continue or that such occupancy levels and rental rates will be attained at any time in the future. Forecasts of absorption rates, rental activity, replacement cost rents and replacement costs are C&W's estimates as of the dates of the C&W Mid-Year Report and C&W Market Analyses. Actual future market conditions may differ materially from the forecasts and projections contained therein.

     C&W is a part of a national network of affiliated companies providing real estate services. As such, from time to time, C&W and its affiliates have provided and in the future may provide real estate related services, including brokerage and leasing agent services, to the Company or its principals, or may represent the Company, its principals or others doing business with the Company. C&W received compensation of $21,000 from the Company in connection with C&W's preparation of the C&W Market Analyses.

                            STRUCTURE OF THE COMPANY


     The Company carries on its activities directly and through subsidiaries, as described below. Currently, the Company holds fee title to one of the Initial Properties and holds interests in two partnerships (the Operating Partnership and BRP) that, in turn, either own Initial Properties in fee or hold interests in partnerships that own Initial Properties in fee. In addition, the Company intends to contribute the Acquisition Properties and $74.1 million net proceeds from the Offering and the Concurrent Investments to the Operating Partnership in exchange for 6,470,576 GP Units.


OPERATING PARTNERSHIP


     The Operating Partnership owns fee title to six of the Initial Properties and owns partnership interests in partnerships that own 17 Initial Properties. The Company is the sole general partner of the Operating Partnership, which was formed in connection with the SSI/TNC Transaction as a vehicle to: (i) consolidate the Company's real estate holdings with those of SSI and TNC; (ii) facilitate future acquisitions; (iii) enable the Company to comply with certain requirements under the Code relating to REITs; and (iv) preserve certain tax advantages to SSI and TNC.

     As the sole general partner of the Operating Partnership, the Company generally has the exclusive power under the Partnership Agreement to manage and conduct the business of the Operating Partnership, subject to certain limitations. See "Operating Partnership Agreement -- Management."


     The Company's interest in the Operating Partnership will entitle it to share in cash distributions from, and in profits and losses of, the Operating Partnership. On a pro forma basis, the Company will hold 7,242,576 GP Units and will be issued an additional 85,400 GP Units automatically in August 1997 in respect of the BRP Partnership, the operating partnership it does not own currently, and the limited partners of the Operating Partnership will hold 509,856 Class A Units (after giving effect to the issuance of 44,322 Units in exchange for the Residual Interests). Each of the Class A Units will be redeemable for cash or, at the option of the Company, will be convertible into one Common Share. With each conversion of Class A Units into Common Shares, the Company's percentage interest in the Operating Partnership will increase. See "Operating Partnership Agreement -- Number, Class and Owner of Units."


BRP


     BRP is a general partnership that holds fee title to four of the Initial Properties. The Company, the Operating Partnership and a third party are the general partners of BRP, although the Company and the Operating Partnership collectively hold a 98% interest in the profits and a 70% interest in the capital of BRP. In addition, the Company and the Operating Partnership have the exclusive power under the BRP Partnership Agreement to manage and conduct the business of BRP. See "BRP General Partnership Agreement -- Management."


OWNERSHIP


     The Company owns the Initial Properties directly and through its interests in general and limited partnerships, as described below.



     Fee title to the Property at 457 Haddonfield Road (LibertyView) is held by the Company.


     Fee title to each of One Greentree Centre, Two Greentree Centre and Three Greentree Centre and Twin Forks Office Park is held by BRP.


     Fee title to the Property at 108 Franklin Corner Road is held by a limited partnership owned by the Operating Partnership and a subsidiary of the Company. Fee title to the Properties at each of 7248 Tilghman, 6575 Snowdrift Road, One Progress Avenue, 500 Enterprise Road, 1510 Gehman Road, 120 West Germantown Pike, 18 Campus Boulevard, 456 Creamery Way, 468 Creamery Way and 486 Thomas Jones Way is held by limited partnerships in which a subsidiary of the Company and the Operating Partnership collectively own a 99% interest in the cash flow and profits and an 89% interest in the capital in such partnership. The Operating Partnership will be obligated to acquire the residual 1% cash flow and profits interest and 11% capital interest in such partnership by September 1999 in exchange for 44,322 Units. Fee title to the Property at 16 Campus Boulevard is held by a limited partnership (the "Newtech Partnership") in which a subsidiary of the Company and the Operating Partnership collectively own a 64% interest in the cash flow and profits and an 89% interest in the capital in such partnership. The Operating Partnership will be required to acquire an additional 1% cash flow and profits interest and 11% capital interest by September 1999. An affiliate of a tenant, N.E. Leasing, is a limited partner in Newtech Partnership and is entitled to 35% of the residual cash flow of Newtech Partnership. "Residual Cash Flow" means (i) with respect to operating cash flow, cash flow remaining after the payment of debt service, the establishment of reserves and payment of a 10% return on invested equity and (ii) with respect to cash flow from the sale of 16 Campus Boulevard, the cash remaining after the payment of all debt, the establishment of reserves, payment of a 10% return on invested equity and return of the invested equity.

     Fee title to the Properties at each of 650 Dresher Road, 7310 Tilghman Street, 2240/50 Butler Pike, 2260 Butler Pike, 140 West Germantown Pike and 110 Summit Drive is held directly by the Operating Partnership. Fee title to the Property at 1155 Business Center Drive is held by a limited partnership indirectly owned by the Operating Partnership and a wholly-owned subsidiary of the Company.



MANAGEMENT COMPANY



     The Company conducts its real estate management services business through the Management Company. The Company manages all of the Initial Properties located within the Market through the Management Company; the Twin Forks Building, located in North Carolina, is managed for the Company by an unaffiliated third party. Through the Management Company, the Company also manages properties on behalf of unaffiliated third parties. As of September 30, 1996, the Management Company managed properties containing an aggregate of approximately 2.0 million net rentable square feet, of which approximately 1.3 million net rentable square feet related to Initial Properties owned by the Company, 159,000 net rentable square feet related to the Option Properties and approximately 575,000 net rentable square feet related to office properties managed on behalf of third parties. The Company, through the Management Company, will manage each Acquisition Property following its acquisition thereof. Through its ownership of preferred stock and common stock of the Management Company, the Operating Partnership is entitled to receive 95% of amounts paid as dividends by the Management Company.


                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of certain investment, financing and other policies of the Company. These policies have been determined by the Company's Board of Trustees and may be amended or revised from time to time by the Board of Trustees without a vote of shareholders. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease.

INVESTMENT POLICIES


     Investments in Real Estate or Interests in Real Estate. The primary business objective of the Company is to realize and maximize cash flow and to increase shareholder value by: (i) optimizing cash flow from the Properties through continued active property management and prudent operating strategies;
(ii) acquiring Class A suburban office and industrial properties and/or portfolios of such properties located in the Market and surrounding areas at prices that are below replacement cost and at yields which exceed the Company's cost of capital; (iii) redeveloping and improving acquired properties and, to a lesser extent, developing build-to-suit properties as opportunities arise; (iv) generating third party fee-related revenue; and (v) operating within a conservative capital structure with financing policies that allow for continued growth. For a discussion of the Properties and the Company's acquisition and other strategic objectives, see "The Company," "Business and Growth Strategies" and "Business and Properties."



     Thirty-four of the 37 Properties are located in the Suburban Philadelphia Office and Industrial Market, and the Company expects that future developments and acquisitions are likely to continue to be made primarily in the Market. The Company may, however, develop or acquire properties elsewhere if the Board of Trustees determines that such developments or acquisitions would be desirable. Future investments are not limited by property type, although the Company expects that it will invest principally in suburban office and industrial properties. The Company will not have any limit on the amount or percentage of its assets invested in one property.


     The Company may develop, purchase or lease income-producing properties for long-term investment, expand and improve the Properties presently owned or other properties purchased, or sell such properties, in whole or in part, when circumstances warrant. Although there is no limitation on the types of development activities that the Company may undertake, the Company expects that its development activities will generally be on a build-to-suit basis for particular tenants, or where a significant portion of the building is pre-leased before construction begins. The Company may also participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing or future mortgage financing and other indebtedness that will have priority over the equity interests in the Company.


     Securities of or Interests in Entities Primarily Engaged in Real Estate Activities and Other Issuers. Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Company also may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers. The Company may enter into joint ventures or partnerships for the purpose of obtaining an equity interest in a particular property in accordance with the Company's investment policies. The Company does not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in properties (normally limited partnership interests in special purpose partnerships owning properties).


     Investments in Real Estate Mortgages. While the Company's current portfolio consists of, and the Company's business objectives emphasize, equity investments in commercial real estate, the Company may, in the discretion of the Board of Trustees, invest in other types of equity real estate investments, mortgages and other real estate interests. The Company does not presently intend to invest to a significant extent in mortgages or deeds of trust, but may invest in participating or convertible mortgages if the Company concludes that it may benefit from the cash flow or any appreciation in the value of the property.


     Investment through the Operating Partnership. The Company has made no determination to conduct all of its activities through the Operating Partnership. As of the date hereof, the Company owns one Property, the LibertyView Building, directly and owns the balance of the Initial Properties indirectly both through the Operating Partnership and through its residual interest in BRP (which residual interest will be automatically transferred to the Operating Partnership on August 23, 1997). Although the Partnership Agreement of the Operating Partnership contains no provision restricting the Company's ability to acquire additional properties outside the Operating Partnership, the Partnership Agreement provides that if the Company acquires additional properties outside the Operating Partnership, the percentage of administrative fees of the Company allocated to the Operating Partnership will be reduced to an amount that is fair and equitable under the circumstances, as determined by the Company with the consent of the holders of a majority of the outstanding Units. An inability of the Company and holders of Units to agree upon such an allocation would be subject to resolution through the arbitration provisions included within the Partnership Agreement. It is expected that the Operating Partnership will hold title to all of the Acquisition Properties.


DISPOSITIONS

     The Company does not currently intend to dispose of any of the Properties, although it reserves the right to do so if, based upon management's periodic review of the Company's portfolio, the Board of Trustees determines that such action would be in the best interests of the Company. The tax consequences of the disposition of the Properties may, however, influence the decision of certain Trustees and executive officers of the Company who hold Units as to the desirability of a proposed disposition. See "Risk Factors -- Conflicts of Interest."

FINANCING POLICIES


     Upon the closing of the Offering and the Concurrent Investments and the application of the net proceeds therefrom, the debt-to-total market capitalization ratio (i.e., the total consolidated debt of the Company as a percentage of the market value of issued and outstanding Common Shares, Preferred Shares and Units plus total consolidated debt) of the Company will be approximately 21.6% (20.5% if the Underwriters' over-allotment option is exercised in full). This ratio will fluctuate with changes in the price of the Common Shares (and the issuance of additional Common Shares) and differs from the debt to book capitalization ratio, which is based upon book values. As the debt to book capitalization ratio may not reflect the current income potential of a company's assets and operations, the Company believes that the debt-to-total market capitalization ratio provides a more appropriate indication of leverage for a company whose assets are primarily income-producing real estate.

     The Company has adopted a policy to operate with a conservative ratio of debt-to-total market capitalization of not more than 50%. The Company's Declaration of Trust and Bylaws do not, however, limit the amount or percentage of indebtedness that the Company may incur. In addition, the Company may from time to time modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of its Common Shares, growth opportunities and other factors. Accordingly, the Company may increase or decrease its debt-to-market capitalization ratio beyond the limits described above. To the extent that the Board of Trustees decides to obtain additional capital, the Company may raise such capital through additional equity offerings (including offerings of senior or convertible securities), debt financings or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT income), or a combination of these methods. Borrowing may be unsecured or secured by any or all of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership and may have full or limited recourse to all or any portion of the assets of the Company, the Operating Partnership or any existing or new property-owning partnership. Indebtedness incurred by the Company may be in the form of bank borrowing, purchase money obligations to sellers of the properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowing by the Company may be used for working capital, to refinance existing indebtedness, to finance acquisition, expansion or development of new properties and for the payment of distributions. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole.


     The Company has established its debt policy relative to the total market capitalization of the Company rather than relative to the book value of its assets. The Company has used total market capitalization because it believes that the book value of its assets (which to a large extent is the depreciated value of real property, the Company's primary tangible asset) does not accurately reflect its ability to borrow and to meet debt service requirements. The market capitalization of the Company, however, is more variable than book value, and does not necessarily reflect the fair market value of the underlying assets of the Company at all times. The Company will also consider factors other than market capitalization in making decisions regarding the incurrence of indebtedness, such as the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service.

WORKING CAPITAL RESERVES

     The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Trustees determines to be adequate to meet normal contingencies in connection with the Company's business and investments.

CONFLICT OF INTERESTS POLICIES

     Trustees and officers of the Company may be subject to certain conflicts of interests in fulfilling their responsibilities to the Company. See "Risk
Factors -- Conflicts of Interest." The Company has not adopted any formal or informal policies intended to eliminate the influence of conflicts of interest. Under the Company's Declaration of Trust, a transaction effected by the Company or any entity controlled by the Company in which a Trustee or officer has a financial interest may only be consummated if the transaction is first approved by a majority of the Trustees who have no interest in the transaction.

POLICIES WITH RESPECT TO OTHER ACTIVITIES


     The Company has authority to offer Common Shares, preferred shares, senior securities or other capital stock or options to purchase shares in exchange for property and, to the extent permitted by applicable law, to repurchase or otherwise acquire its Common Shares or other securities in the open market or otherwise and may engage in such activities in the future. The Board of Trustees has no present intention of causing the Company to repurchase any Common Shares. The Company expects (but is not obligated) to issue Common Shares to holders of Units in the Operating Partnership upon exercise of their redemption rights. The

Company may issue Preferred Shares from time to time, in one or more series, as authorized by the Board of Trustees without the need for shareholder approval. The Company has agreed to issue Series A Preferred Shares in the SERS Transaction. The Series A Preferred Shares so issued will be convertible, under certain circumstances, into up to 1,606,060 Common Shares and will be subject to redemption under certain circumstances upon demand of the holder. See "The Company -- The SERS Transaction" and "Description of Shares of Beneficial Interest -- Preferred Shares." The Company has not engaged in trading, underwriting or agency distribution or sale of securities of issuers, nor has the Company invested in the securities of issuers (other than the Operating Partnership and its subsidiaries) for the purposes of exercising control, and does not intend to do so. The Company intends to operate in a manner that will not subject it to regulation as an investment company under the Investment Company Act. At all times, the Company intends to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Trustees determines that it is no longer in the best interest of the Company to qualify as a REIT. The Company has not made any loans to third parties, although it may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company's policies with respect to such activities may be reviewed and modified or amended from time to time by the Company's Board of Trustees without a vote of the shareholders.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company:


                   NAME                  AGE                         POSITION
    -----------------------------------  ---     ------------------------------------------------
    Anthony A. Nichols, Sr. ...........  57      Chairman of the Board and Trustee
    Gerard H. Sweeney..................  40      President, Chief Executive Officer and Trustee
    Joseph L. Carboni..................  60      Trustee
    Richard M. Osborne.................  51      Trustee
    Warren V. Musser...................  69      Trustee
    Walter D'Alessio...................  62      Trustee
    Charles P. Pizzi...................  46      Trustee
    Brian F. Belcher...................  45      Executive Vice President -- Marketing and
                                                 Development
    John P. Gallagher..................  56      Executive Vice President -- Finance


     Each Trustee has been elected to serve for a one-year term expiring at the 1997 annual meeting of shareholders and until the election and qualification of his successor.

     TRUSTEES OF THE COMPANY

     The following are biographical summaries of the Trustees of the Company:


     ANTHONY A. NICHOLS, SR., Chairman of the Board and Trustee. Mr. Nichols was elected a Trustee upon the closing of the SSI/TNC Transaction in August 1996. Mr. Nichols founded TNC through a corporate joint venture with SSI, and has been its President and Chief Executive Officer since 1982. From 1968 to 1982, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation), a subsidiary of CoreStates Bank, N.A. Mr. Nichols has been a member of the National Association of Real Estate Investment Trusts ("NAREIT"), a member of the Board of Governors of the Mortgage Banking Association and Chairman of the Income Loan Committee of the regional Mortgage Bankers Association. Mr. Nichols also serves on the Board of Directors of CenterCore Inc. and is a member of the National Association of Industrial and Office Parks, the Philadelphia Board of Realtors, and the Urban Land Institute.



     GERARD H. SWEENEY, President, Chief Executive Officer and Trustee. Mr. Sweeney was elected a Trustee on February 9, 1996. Mr. Sweeney has served as President and Chief Executive Officer of the Company since August 8, 1994 and as President since November 9, 1989. Prior to August 8, 1994, Mr. Sweeney served as Vice President of LCOR, Incorporated ("LCOR"), a real estate development firm. Mr. Sweeney was employed by The Linpro Company (a predecessor of LCOR) from 1983 to 1994 and served in several capacities, including Financial Vice President and General Partner. During this period, Mr. Sweeney had operational and financial responsibility for a portfolio of office and industrial properties located in the Market that aggregated approximately 3.9 million net rentable square feet. These responsibilities encompassed marketing, financing, leasing, and property and construction management. Mr. Sweeney is a member of NAREIT, the Urban Land Institute, the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.



     JOSEPH L. CARBONI, Trustee. Mr. Carboni was elected a Trustee on May 14, 1991 and served as Chairman of the Board from October 11, 1994 until the closing of the SSI/TNC Transaction in August 1996. Mr. Carboni has served as President of JLC Associates, Inc., a commercial and real estate consulting firm since 1990. Prior to 1990, Mr. Carboni was a Senior Vice President of BNE Realty Credit Corporation.

     RICHARD M. OSBORNE, Trustee. Mr. Osborne was elected a Trustee on February 9, 1996. Mr. Osborne is President and Chief Executive Officer of OSAIR, Inc., a property developer and manufacturer of industrial gases for pipeline delivery. Mr. Osborne is a director of Great Lakes Bank, Mentor, Ohio.

     WARREN V. MUSSER, Trustee. Mr. Musser was elected a Trustee upon the closing of the SSI/TNC Transaction in August 1996. He has served as Chairman and Chief Executive Officer of SSI since 1953. Mr. Musser also serves as the Chairman of the Board of Directors of Cambridge Technology Partners, Inc., and is a director of Coherent Communications Systems Corporation and CompuCom Systems, Inc. Mr. Musser also serves on a variety of civic, educational, and charitable Boards of Directors, including the Franklin Institute and the Board of Overseers of the Wharton School of the University of Pennsylvania. He also serves as Vice President/Development, Cradle of Liberty Council, Boy Scouts of America and as Vice Chairman of the Technology Council of the Philadelphia metropolitan area.


     WALTER D'ALESSIO, Trustee. Mr. D'Alessio was elected a Trustee upon the closing of the SSI/TNC Transaction in August 1996. He has served as President and Chief Executive Officer of Legg Mason Real Estate Services, Inc., a mortgage banking firm headquartered in Philadelphia, Pennsylvania since 1982. Legg Mason Real Estate Services, Inc. is a wholly-owned subsidiary of Legg Mason, Inc., the parent corporation of Legg Mason Wood Walker, Incorporated, one of the Underwriters of the Offering. Previously, Mr. D'Alessio served as Executive Vice President of the Philadelphia Industrial Development Corporation and Executive Director of the Philadelphia Redevelopment Authority. He also serves on the Board of Directors of the Philadelphia Electric Company, Pennsylvania Blue Shield and Independence Blue Cross, the Philadelphia Private Industry Council and the Greater Philadelphia Chamber of Commerce.


     CHARLES P. PIZZI, Trustee. Mr. Pizzi was elected a Trustee upon the closing of the SSI/TNC Transaction in August 1996. Mr. Pizzi has served as President of the Greater Philadelphia Chamber of Commerce since 1989. Mr. Pizzi also serves on a variety of civic, educational and charitable Boards of Directors including the American Chamber of Commerce Executives, Boy Scouts of America (Philadelphia Council), Drexel University, Greater Philadelphia Chamber of Commerce, Independence Blue Cross, Pennsylvania Academy of the Fine Arts, Philadelphia Convention & Visitors Bureau, Temple University School of Business Management, United Way of Southeastern Pennsylvania, University of Pennsylvania Graduate School of Education Board of Overseers and the Urban League of Philadelphia.

     EXECUTIVE OFFICERS


     The following are biographical summaries of the executive officers of the Company who are not Trustees of the Company:


     BRIAN F. BELCHER, Executive Vice President -- Marketing and Development. Mr. Belcher became an executive of the Company upon the closing of the SSI/TNC Transaction in August 1996. Mr. Belcher joined TNC in 1982 as Vice President of Marketing and, from 1986 until completion of the SSI/TNC Transaction, served as its Executive Vice President. From 1978 to 1982, Mr. Belcher was a marketing specialist for Evans-Pitcairn Corporation, a real estate development firm. Prior to that time, Mr. Belcher was a real estate broker with Cushman & Wakefield, a national real estate firm, in the Philadelphia metropolitan area. Mr. Belcher previously served as President of the Delaware Valley Chapter of the National Association of Industrial and Office Parks, and is currently a member of the Philadelphia Board of Realtors.

     JOHN P. GALLAGHER, Executive Vice President -- Finance. Mr. Gallagher became an executive of the Company upon the closing of the SSI/TNC Transaction in August 1996. Mr. Gallagher served as Chief Financial Officer of TNC from 1989 until completion of the SSI/TNC Transaction. From 1983 until 1989, Mr. Gallagher was employed by Pitcairn Financial Management Group, where he served in various capacities, including Vice President of Finance, Senior Vice President and Director. Prior to that time, he was Vice President of Finance for Evans-Pitcairn Corporation, a real estate development firm. Mr. Gallagher was associated with Price Waterhouse from 1964 until 1972. Mr. Gallagher is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants.

OTHER KEY OFFICERS

     JOHN M. ADDERLY, JR., Vice President -- Operations. Mr. Adderly has served as an officer of the Company since January 1995. Mr. Adderly was employed by the Rodin Group, a Philadelphia-based real estate development, management and brokerage firm from 1982 until 1995, where he served as Vice President and Chief Financial Officer from 1986 until 1995, and as Corporate Controller from 1982 until 1986.

     FRANCINE M. HAULENBEEK, Vice President, Secretary and Treasurer. Ms. Haulenbeek has served as an executive of the Company since October 1994 and previously from February 1991 through January 1993. Since January 1993, Ms. Haulenbeek has served as President of Francine M. Haulenbeek & Company, a certified public accounting firm. Prior to January 1993, Ms. Haulenbeek was an employee of LCOR, Incorporated, and, prior to April, 1992, Ms. Haulenbeek was an employee of The Linpro Company, a real estate development firm. During this time period, Ms. Haulenbeek served in several capacities, including Regional Controller and Assistant Financial Vice President. Ms. Haulenbeek is a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

     ANTHONY A. NICHOLS, JR., Vice President -- Marketing. Mr. Nichols became an officer of the Company upon the closing of the SSI/TNC Transaction in August 1996. Previously Mr. Nichols was employed at TNC which he joined in 1989 as a marketing representative. In 1992 Mr. Nichols became an Assistant Vice
President -- Property Management of TNC and in 1995 he became Vice
President -- Marketing. Mr. Nichols is the son of Anthony A. Nichols, Sr., the Company's Chairman of the Board.

COMMITTEES OF THE BOARD OF TRUSTEES

     Audit Committee. The audit committee of the Board of Trustees (the "Audit Committee") currently consists of Messrs. Carboni, D'Alessio and Pizzi. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

     Compensation Committee. The compensation committee of the Board of Trustees (the "Compensation Committee"), established in August 1996, currently consists of Messrs. Carboni, D'Alessio and Pizzi. The Compensation Committee determines compensation for the Company's executive officers and, pursuant to the employment agreements between the Company and its executive officers, will establish an incentive compensation program for the Company's employees.


     Executive Committee. The executive committee of the Board of Trustees (the "Executive Committee"), established in August 1996, currently consists of Messrs. Nichols, the Chairman of the Executive Committee, Mr. Musser, Mr. Osborne and Mr. Sweeney. The Executive Committee has been delegated all powers of the Board of Trustees except the power to: (i) declare dividends or other distributions on Shares; (ii) elect trustees; (iii) issue Shares (other than as permitted by the By-Laws as in effect from time to time); (iv) recommend to shareholders any action that requires shareholder approval; (v) amend the Bylaws of the Company; or (vi) approve any merger or share exchange which does not require shareholder approval.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the completion of the SSI/TNC Transaction, the Board of Trustees had not established a separate compensation committee. No executive officer of the Company serves on the Compensation Committee that was established by the Board of Trustees in August 1996.

COMPENSATION OF TRUSTEES

     The Company intends to pay its Trustees who are not officers of the Company fees for their services as Trustees. Trustees will receive annual compensation of $5,000 and a fee of $500 plus expenses for attendance in person at each meeting of the Board of Trustees or committee thereof and $500 for participation in each telephonic meeting of the Board of Trustees or committee thereof.


EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid to the Company's President and Chief Executive Officer for the years ended December 31, 1995, 1994 and 1993. No information is presented in the table for the Company's other executive officers, Messrs. Nichols, Belcher or Gallagher, because none of them became employees of the Company until completion of the SSI/TNC Transaction on August 22, 1996. The terms of their compensation are summarized below. See "-- Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL              LONG-TERM
                                                         COMPENSATION         COMPENSATION
                                                           SALARY($)           SECURITIES
                                                       -----------------       UNDERLYING
               NAME AND PRINCIPAL POSITION             YEAR      SALARY      OPTIONS/SARS(#)
    -------------------------------------------------  ----     --------     ---------------
    Gerard H. Sweeney, President
    and Chief Executive Officer......................  1995     $130,000             -0-
                                                       1994     $ 55,000(1)       46,666
                                                       1993          (1)             -0-

---------------
(1) Prior to August 8, 1994, the date on which Mr. Sweeney became employed by the Company, Mr. Sweeney's salary and bonus were paid to him by LCOR, pursuant to his employment agreement with that firm. In February 1994, the Company paid LCOR $110,000, and LCOR in turn used $60,000 of this amount to pay Mr. Sweeney a bonus in recognition of his contribution to the Company's January 1994 debt restructuring and its sale of the Lincoln Centre property in February 1994.


(2) Amount reflects fully vested options to purchase 33,333 and 13,333 Common Shares at excise prices of $14.31 and $6.21 per share, respectively.


EMPLOYMENT AGREEMENTS

     On August 22, 1996, each of Messrs. Nichols, Sweeney, Belcher and Gallagher entered into a two-year employment agreement with the Management Company. With the consent of the Company's executives, these employment agreements were subsequently assigned to the Company. These employment agreements established annual base salaries for each of Messrs. Nichols, Sweeney, Belcher and Gallagher at $141,500, $141,500, $125,500 and $104,500, respectively, which compensation may be increased by the Board of Trustees in its discretion.

     In the event the Company were to terminate the employment of any of the foregoing executives without cause, or were to elect not to renew the applicable employment agreement on the second anniversary of the date it was entered into, the Company would be obligated to provide the applicable executive with severance for the greater of the remaining term under his employment agreement or 12 months at a rate equal to his then effective salary. In addition, in the event the particular executive were to terminate his employment with the Company following a change in control, the Company would be obligated to provide the applicable executive with the severance payments described in the preceding sentence. The term "change in control," as defined in the employment agreements, means the acquisition by any person (other than the Company and its affiliates) of a majority of the outstanding Common Shares or voting securities of the Company.


     At the time each of the foregoing individuals entered into their employment agreements, each received from the Company non-transferable warrants exercisable for a six-year period at a price of $19.50 per share. The number of Common Shares for which such warrants are exercisable are 40,000, 100,000, 40,000, and 40,000, for the warrants held by Messrs. Nichols, Sweeney, Belcher and Gallagher, respectively.

     In furtherance of the Company's efforts to preserve its REIT status and ensure that not more than 50% in value of its outstanding Shares is owned, directly or indirectly, by five or fewer individuals in the last half of any taxable year, the warrants issued to the executives give the Company the right to refuse to issue Common Shares upon the exercise thereof if the issuance of such Common Shares would result in the Company being "closely held" within the meaning of Section 856(h) of the Code or would bring the number of Common Shares beneficially owned by the holder in excess of the ownership limit applicable to such holder contained in the Declaration of Trust. If the Company were to exercise such right, it would be required to pay to the holder an amount in cash equal to the excess, if any (the "Spread"), of the current market price of a Common Share over the exercise price in respect of each Common Share as to which exercise had been sought but was denied. Upon such payment, the number of Common Shares covered by the warrant would be automatically reduced. In addition, each warrant includes a provision voiding the warrant ab initio if the issuance thereof would, but for such provision, cause the Company to be "closely held" and providing that, upon such a voiding, the warrant will be replaced with a share appreciation right giving the Company the option, upon exercise thereof, either to deliver cash in an amount equal to the Spread or Common Shares having an aggregate market price equal to the Spread. Any such share appreciation right would have the same term, and be exercisable in respect of the same number of Common Shares, as the warrant it replaced.


     Section 162(m) of the Code provides that a publicly-held corporation may not deduct compensation paid to any one of certain specified officers in excess of $1 million per year unless such compensation qualifies as "performance-based" compensation within the meaning of that Section. Neither the options nor the warrants granted by the Company qualify as performance-based compensation under
Section 162(m) of the Code. Therefore, if the aggregate taxable income recognized in any year by certain of the executive officers of the Company, including any income recognized upon the exercise of options or warrants and any bonuses, exceeds $1 million, the excess will not be deductible by the Company unless it qualified as performance-based compensation.



     The Company has filed a registration statement covering the Common Shares issuable upon exercise of the warrants awarded to each of the foregoing executives under the Securities Act so that, subject to restrictions arising under the Securities Act applicable to "affiliates" of the Company, such Common Shares may be publicly sold.


STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

     No options were granted by the Company to executive officers during 1995. During 1996, as indicated above, the Company granted warrants exercisable for an aggregate of 220,000 Common Shares to its executive officers. Each warrant has a six-year term expiring in August 2002 and has an exercise price per share of $19.50.


STOCK OPTIONS HELD BY CERTAIN EXECUTIVE OFFICER AT DECEMBER 31, 1995


     The following table sets forth certain information regarding options for the purchase of Common Shares that were exercised and/or held by the Trust's President and Chief Executive Officer at December 31, 1995.

No other executive officer of the Trust held options for the purchase of Common Shares at any time during 1995.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED
            DECEMBER 31, 1995 AND 1995 FISCAL YEAR END OPTION VALUES


                                                                   NUMBER OF                VALUE OF
                                                                  SECURITIES               UNEXERCISED
                                                                  UNDERLYING              IN-THE-MONEY
                                                              UNEXERCISED OPTIONS          OPTIONS AT
                                                                 AT FY-END(#)               FY-END($)
                          SHARES ACQUIRED        VALUE           EXERCISABLE/             EXERCISABLE/
          NAME            ON EXERCISE(#)      REALIZED($)      UNEXERCISABLE(1)           UNEXERCISABLE
------------------------  ---------------     -----------     -------------------     ---------------------
Gerard H. Sweeney               N/A               N/A             40,000/6,666        $30,000(2)/$30,000(3)
President and Chief
  Executive Officer


---------------

(1) Does not include outstanding warrants.



(2) Amount reflects the market value of 6,666 Common Shares in respect of vested options that were in the money at year-end ($10.69 per share) minus the exercise price of $6.21 per share. The remaining options to purchase 33,333 Common Shares have an exercise price of $14.31 per share and were not in the money at year-end.



(3) Amount reflects the market value of 6,666 Common Shares in respect of vested options that were in the money at year-end ($10.69 per share) minus the exercise price of $6.21 per share.


401(K) PLAN

     TNC established a Section 401(k) and Profit Sharing Plan (the "401(k) Plan") to cover its eligible employees and other designated affiliates. It is anticipated that the Company will also adopt the 401(k) Plan for the benefit of all of its eligible employees.

     The 401(k) Plan will permit eligible employees of the adopting employers (the "Participating Companies") to defer up to a designated percentage of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Each Participating Company reserves the right to make matching contributions or discretionary profit sharing contributions in the future.

     The 401(k) Plan is designed to qualify under section 401 of the Code so that contributions by employees or by the Participating Companies to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Participating Companies, if any, will be deductible by them when made.

INDEMNIFICATION

     For a description of the limitation of liability and indemnification rights of the Company's Trustees and officers, see "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws -- Limitation of Liability and Indemnification."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SSI/TNC TRANSACTION

     The terms of the acquisition of interests in the SSI/TNC Properties by the Operating Partnership are described under "The Company -- The SSI/TNC Transaction" and "Structure of the Company."

PARTNERSHIP AGREEMENT; REDEMPTION RIGHTS


     In connection with the SSI/TNC Transaction, the Company entered into the Partnership Agreement with SSI, TNC and 11 other persons (collectively, the "Limited Partners"). The number of Units issued by the Operating Partnership to the Limited Partners at the closing of the SSI/TNC Transaction (495,837) plus the number of additional Units that the Operating Partnership will be required to issue to the Limited Partners by September 1999 (44,322) were and will be issued in exchange for direct and indirect interests of the Limited Partners in the 19 SSI/TNC Properties contributed to the Operating Partnership. The Partnership Agreement provides, among other things, for the Limited Partners to have the right to cause the Company to redeem their Units for cash, at a per Unit price based on the average closing price of the Common Shares for the five consecutive trading days prior to such determination (or, at the option of the Company, Common Shares on a one Common Share per Unit basis, subject to customary antidilution adjustments), at any time after the occurrence of an equity offering meeting certain targets (a "Qualified Offering"). Because each of the SERS Transaction and the Offering will constitute a Qualified Offering, the Limited Partners will have the right to exercise the foregoing redemption right at any time after the closing of the SERS Transaction or the Offering. See "Operating Partnership Agreement -- Exchange Rights." In addition, as a result of the $500,000 prepayment penalty associated with the payoff of the debt encumbering 2240/2250 Butler Pike, 120 West Germantown Pike, 140 West Germantown Pike and and 2260 Butler Pike, approximately 30,003 units held by Limited Partners will be cancelled by the Operating Partnership. See "Operating Partnership Agreement -- Cancellation of Class A Units."


REPAYMENT OF CERTAIN ADVANCES TO SSI


     In connection with the SSI/TNC Transaction, SSI agreed to loan the Operating Partnership an aggregate of $400,000 on account of transaction expenses and agreed to advance the Operating Partnership up to $700,000 to provide it with working capital for the operation of certain of the Properties. SSI also agreed to advance funds to the Operating Partnership to enable it to make certain preferred distributions to the Company. These advances bear interest at the prime rate. In addition, in June 1996, SSI provided a second mortgage loan in the amount of $460,000 to a subsidiary of the Operating Partnership to fund the cost of tenant improvements at one of the Properties (650 Dresher Road). This loan also bears interest at prime rate. As of September 30, 1996, an aggregate of $364,000, excluding accrued interest, was owed to SSI by the Operating Partnership, all of which, by its terms, shall become due and payable upon completion of the Offering. See "The Company -- The SSI/TNC Transaction" and "Use of Proceeds."


INDEMNIFICATION OF CERTAIN LIMITED PARTNERS


     The Partnership Agreement obligates the Company either to contribute sufficient proceeds from the Offering to the Operating Partnership to enable it to repay or refinance the mortgage debt (approximately $63.7 million as of September 30, 1996) encumbering the SSI/TNC Properties, in lieu thereof, either obtain general releases from the holders of such mortgages indebtedness releasing the Limited Partners from all liability with respect thereto or make other arrangements satisfactory to such Limited Partners to indemnify them against such liability. Following the Offering, approximately $13.6 million of such mortgage debt will remain outstanding, of which $8.6 million constitutes recourse debt. Accordingly, the Company will indemnify the Limited Partners who are liable on such recourse debt against liability thereon.


PARTNERSHIP AGREEMENT; GENERAL INDEMNITY


     In the Partnership Agreement, SSI and TNC made customary representations and warranties, on a several basis, in favor of the Company. The Company also made customary representations and warranties in favor of SSI and TNC. In the event the Company were to suffer a loss as a result of the inaccuracy of any of the representations and warranties made in its favor, the recourse of the Company against SSI and TNC is limited to the 497,896 Units issued to them in the SSI/TNC Transaction. "See Risk Factors -- Conflicts of Interest -- Failure to Enforce Terms of Acquisition Agreements."

TERMINATION OF STANDSTILL AGREEMENTS


     Each of SSI and Richard M. Osborne, a Trustee of the Company, is a party to an agreement with the Company which, by its terms, will terminate upon completion of the Offering. In its respective agreement, each of SSI and Mr. Osborne agreed generally to vote its or his Common Shares in accordance with the recommendation of a majority of the Board of Trustees on any matter submitted to a vote of shareholders and to refrain from disposing of its or his Common Shares other than in transactions under Rule 144, in certain private transactions and in certain extraordinary transactions such as a third party tender offer or merger. Following the Offering, neither SSI nor Mr. Osborne will hold Common Shares subject to any contractual restrictions imposed by the Company. Notwithstanding the termination of the standstill agreements, each of Mr. Osborne and Warren V. Musser, Chairman and Chief Executive Officer of SSI, will continue as Trustees of the Company.


OPTION PROPERTIES


     At the closing of the SSI/TNC Transaction, the Operating Partnership acquired an option from an affiliate of TNC entitling it to acquire, in the Operating Partnership's discretion, the four Option Properties at any time during the two-year period ending August 22, 1998 (subject to two extensions of one year each). The parties have agreed that the purchase price payable by the Operating Partnership upon exercise of its option will consist of $1.00 in excess of the mortgage debt encumbering the Option Properties at the time of exercise (which as of September 30, 1996, aggregated $20.0 million, including approximately $3.3 million of accrued debt and unpaid interest). The right of the Operating Partnership to exercise its option to acquire the Option Properties is conditioned on receipt of consent of the mortgage lender for the Option Properties, of which there can be no assurance. As of the date hereof, no lender consent has been requested, and no determination to seek any such consent has been made. See "Business and Properties -- Option Properties: General."


SSI RIGHT OF FIRST REFUSAL ON ADDITIONAL FINANCINGS


     The Partnership Agreement provides that any time the Operating Partnership proposes to issue any additional partnership interests for cash, it shall first offer SSI the right to acquire such interests on terms no less favorable to SSI than those on which the Operating Partnership proposes to issue such additional interests to other persons. This right of first refusal will terminate upon the consummation of the SERS Transaction or the Offering.


LEASE WITH SSI AFFILIATE


     Approximately 21,580 net rentable square feet is leased by the Company to an affiliate of SSI at an average rental rate of $9.66 per square foot under a lease that expires in April 1999. The Company believes that this is the prevailing market rate for comparable space.


ENVIRONMENTAL INDEMNITY


     SSI has agreed to indemnify the Operating Partnership against the cost of remediation that may be required to be undertaken on account of certain environmental conditions at one of the SSI/TNC Properties acquired subject to an aggregate maximum of approximately $2.0 million. The term of the SSI indemnity agreement expires on August 22, 2001. See "Business and
Properties -- Environmental Matters."


EMPLOYMENT AGREEMENTS; AWARD OF WARRANTS


     At the closing of the SSI/TNC Transaction, each of Messrs. Nichols, Sweeney, Belcher and Gallagher entered into a two year employment agreement with the Management Company. These employment agreements were, with the consent of such executives, subsequently assigned to and assumed by the Company. In order to induce each such executive to enter into such employment agreements, Messrs. Nichols, Sweeney, Belcher and Gallagher were awarded warrants to purchase 40,000, 100,000, 40,000 and 40,000 Common Shares, respectively, at an exercise price of $19.50 per share. See "Management -- Employment Agreements."

PRIOR INVOLVEMENT OF LEGG MASON


     One of the Underwriters, Legg Mason Wood Walker, Incorporated ("Legg Mason"), served as financial advisor to the Company in connection with the SSI/TNC Transaction. In connection with the SSI/TNC Transaction, Legg Mason delivered to the Board of Trustees its opinion to the effect that, as of July 12, 1996, the SSI/TNC Transaction was fair to the Company's shareholders from a financial point of view. The Company paid Legg Mason a $100,000 fee for its advisory services and reimbursed it $10,000 for expenses. Legg Mason is the parent of Legg Mason Real Estate Services, a mortgage banking firm of which Walter D'Alessio, a member of the Company's Board of Trustees and Compensation Committee, is President.


INVESTMENT BY RMO FUND


     On June 21, 1996 (the "Investment Date"), Turkey Vulture Fund XIII, Ltd. (the "RMO Fund"), a company controlled by Richard M. Osborne, a Trustee of the Company, invested approximately $1.3 million in the Company, by: (i) making the Osborne Loan to the Company and (ii) by acquiring 19,983 Paired Units at a per unit price of $16.89. Under certain circumstances following the issuance by the Company of additional Common Shares, the Company is obligated to issue additional Paired Units, valued at $16.89 each, as a mandatory prepayment of the Osborne Loan. Immediately following the closing of the SSI/TNC Transaction, the Company issued to the RMO Fund an additional 14,135 Paired Units and thereby reduced the outstanding balance of the Osborne Loan by approximately $239,000. The Osborne Loan matures on the third anniversary of the Investment Date. Pursuant to the terms of the Osborne Loan, upon completion of the Offering, the outstanding balance thereof, including accrued interest (which was approximately $774,000 as of September 30, 1996) will become due and payable and will be repaid through the issuance by the Company of additional Paired Units. The actual number of Paired Units so issued will equal the outstanding balance of the Osborne Loan on the date of its repayment including accrued interest, divided by $16.89. The Company has agreed to provide the RMO Fund with registration rights covering the Common Shares issued and issuable as part of its investment. See "Shares Available For Future Sale -- Registration Rights."


PRIOR INVOLVEMENT OF LCOR

     Approximately 40 individual partners operating through more than 350 different limited partnerships, joint ventures and corporations (collectively, the "Linpro Entities") were originally doing business under the name "The Linpro Company". Central administrative and management functions for The Linpro Entities are currently conducted by LCOR. Since its formation and through February 1, 1995, the Company directly and, through its investment in BRP, indirectly entered into several transactions with Linpro Entities.

     Administration. Administrative and management functions for the Company were performed by LCOR, Incorporated through August 8, 1994. Beginning in 1993 and continuing through August 8, 1994, the Company reimbursed LCOR up to $100,000 per year for certain administrative expenses directly attributable to the Company, consisting, in part, of a portion of the salaries for certain personnel provided by LCOR. During 1994, this reimbursement totaled $75,000. During 1995, no such reimbursement was made. Effective February 1, 1995, the Company assumed management of three of the four Properties owned by BRP and entered into a management agreement with an unrelated party for management of the fourth.


     BRP Property Management. In connection with the acquisition of each Property owned by BRP in 1986, BRP entered into management agreements with the Linpro Entities engaged in the property management business pursuant to which the property manager provided leasing and property management services. During 1994, six of the then seven remaining Properties owned by BRP were operated under a management agreement with a Linpro Entity and one of the Properties was operated under a management agreement with an entity which is not a Linpro Entity. For the period from January 1, 1995 through January 31, 1995, three of the four Properties currently owned by BRP were operated under an agreement with a Linpro entity and one of the BRP Properties was operated under a management agreement with an entity which is not a Linpro Entity.


     For their services rendered pursuant to the management agreements, the property managers were entitled to reimbursement for certain expenses incurred in connection with their management of the BRP Properties and were paid a management fee monthly in arrears equal to 5% of the rental income of the BRP Properties. Such management fees paid to Linpro Entities during 1995 and 1994 amounted to $10,000 and $187,000, respectively. In addition, during 1994 and through January 31, 1995, the management companies received a 50% override in leasing commissions payable to third party brokers and a full market commission on non-brokered transactions. Such leasing commissions paid to the Linpro Entities during 1995 and 1994 amounted to $47,000 and $56,000, respectively. For the BRP Properties operated under a management agreement with a Linpro Entity, during this same period, LCOR absorbed an amount equal to 2% of gross rents and 40% of a defined commission structure representing administrative costs, which costs would otherwise have been borne by the Company. Such amounts absorbed by LCOR representing administrative costs, which would otherwise have been borne by the Company, totaled $23,000 in 1995 and $92,000 in 1994.


                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of Common Shares (and Common Shares for which Units and Preferred Shares may be exchanged) by each Trustee, by each executive officer, by all Trustees and executive officers as a group, and by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Shares immediately following the completion of the Offering and assuming the issuance of Units in exchange for the Residual Interests. Except as indicated below, to the Company's knowledge, all of such Common Shares are owned directly, and the indicated person has sole voting and investment power. Share amounts have been adjusted to reflect the Reverse Split.



                      NAME AND BUSINESS                      NUMBER OF        PERCENTAGE OF
               ADDRESS OF BENEFICIAL OWNER(1)              COMMON SHARES     COMMON SHARES(2)
    -----------------------------------------------------  -------------     ----------------
    RAI Real Estate Advisers, Inc.(3)....................      951,022             15.05%
    Morgan Stanley Institutional Fund, Inc. -- U.S. Real
      Estate Portfolio(4)................................      425,454              7.09
    Morgan Stanley SICAV Subsidiary S.A.(4)..............      283,636              4.73
    Safeguard Scientifics Inc.(5)........................      738,756             11.37
    The Nichols Company..................................      199,078              3.21
    Anthony A. Nichols, Sr.(6)...........................      275,844              4.41
    Joseph L. Carboni(7).................................          166                 *
    Richard M. Osborne(8)................................      339,525              5.58
    Gerard H. Sweeney(9).................................      146,934              2.39
    Warren V. Musser(10).................................            0                 *
    Walter D'Alessio(11).................................            0                 *
    Charles P. Pizzi(12).................................            0                 *
    John P. Gallagher(13)................................      239,078              3.83
    Brian F. Belcher(14).................................      246,324              3.94
    All Trustees and Executive Officers
      as a Group (9 persons).............................      849,714             12.94%
                                                                ------            ------


---------------

  * Less than one percent.

 (1) Unless indicated otherwise, the business address of each person listed is 16 Campus Boulevard, Newtown Square, Pennsylvania 19073.


 (2) Assumes that all Units and Preferred Shares eligible for conversion held by each named person or entity are converted into Common Shares. The total number of Common Shares outstanding used in calculating the percentage of Common Shares assumes that none of the Units or Preferred Shares eligible for conversion held by other named persons or entities are converted into Common Shares.



 (3) The business address of RAI Real Estate Advisers, Inc. ("RAI") is 259 Radnor-Chester Road, Radnor, Pennsylvania 19087. Includes (a) 636,363 Common Shares, (b) 133,333 Common Shares issuable upon exercise of warrants and (c) 181,325 Common Shares issuable upon conversion of Preferred Shares prior to Conversion Approval. Does not include 1,424,735 Common Shares issuable upon conversion of Preferred Share after Conversion Approval. RAI serves as the voting trustee under the SERS Voting Trust established for the benefit of SERS. RAI disclaims beneficial ownership of such shares in which it has no pecuniary interest.



 (4) Morgan Stanley Asset Management Inc. ("MSAM"), as investment adviser of the Morgan Stanley Funds, and Morgan Stanley Group Inc., as the owner of all the common stock of MSAM, are deemed to beneficially own the common shares beneficially owned by such funds. Morgan Stanley SICAV Subsidiary S.A. (the "SICAV Subsidiary") is a wholly owned subsidiary of Morgan Stanley SICAV, an investment company with variable capital ("societe d investissement a capital variable") incorporated with limited liability under the laws of the Grand Duchy of Luxembourg, and Morgan Stanley SICAV, on behalf of its U.S. Real Estate Securities Fund (a sub-fund of Morgan Stanley SICAV), is deemed to beneficially own all the common shares beneficially owned by the SICAV Subsidiary. Morgan Stanley Institutional Fund, Inc. and MSAM maintain their principal office at 1221 Avenue of the Americas, New York, New York 10020. Morgan Stanley SICAV and the SICAV Subsidiary maintain their principal office at 6C route de Treves, L-2633 Senningerberg, Grand Duchy of Luxembourg. Morgan Stanley Group Inc. maintains its principal office at 1585 Broadway, New York, New York 10036.



 (5) The business address of SSI is 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087. Includes (a) 241,560 Common Shares, (b) 241,560 Common Shares issuable upon exercise of warrants and (c) 255,636 Units, convertible into Common Shares.



 (6) Includes (a) 16,773 Common Shares, (b) 56,773 Common Shares issuable upon exercise of warrants and (c) 199,078 Units held by TNC, in which Mr. Nichols, Mr. Gallagher and Mr. Belcher have shared investment voting power and of which Mr. Nichols is a 44.2% stockholder and disclaims beneficial ownership of the remaining 55.8% of such shares in which he has no pecuniary interest. All of such 16,773 Common Shares and warrants to purchase an additional 16,773 Common Shares were acquired by Mr. Nichols, as a joint tenant with his spouse, from SSI on November 5, 1996 at a price per share and warrant of $16.89.



 (7) The business address of Mr. Carboni is Two Greentree Centre, Marlton, New Jersey 08053.



 (8) The business address of Mr. Osborne is 7001 Center Street, Mentor, Ohio 44060. Includes (a) 179,600 Common Shares owned by The Richard M. Osborne Trust (the "RMO Trust"), of which Mr. Osborne is the sole trustee and (b) 79,962 Common Shares and warrants exercisable for 79,962 Common Shares included within Paired Units held by the RMO Fund (including Paired Units that will be issued in repayment of the Osborne Loan immediately following closing of the Offering). Mr. Osborne has advised the Company that he possesses sole authority over the voting and disposition of Common Shares owned by the RMO Fund.



 (9) Includes (a) 267 Common Shares, (b) 46,666 Common Shares issuable upon the exercise of options and (c) 100,000 Common Shares issuable upon the exercise of warrants.



(10) The business address of Mr. Musser is 800 The Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.



(11) The business address of Mr. D'Alessio is 1735 Market Street, Philadelphia, Pennsylvania 19103.



(12) The business address of Mr. Pizzi is 1234 Market Street, Philadelphia, Pennsylvania 19107.



(13) Includes (a) 40,000 Common Shares issuable upon the exercise of warrants and (b) 199,078 Units held by TNC, in which Mr. Gallagher, Mr. Nichols and Mr. Belcher have shared investment and voting power and of which Mr. Gallagher is a 25% stockholder and disclaims beneficial ownership of the remaining 75% of such shares in which he has no pecuniary interest.



(14) Includes (a) 40,000 Common Shares issuable upon the exercise of warrants and (b) 199,078 Units held by TNC, in which Mr. Gallagher, Mr. Nichols and Mr. Belcher have shared investment and voting power and of which Mr. Belcher is a 25% stockholder and disclaims beneficial ownership of the remaining 75% of such shares in which he has no pecuniary interest and (c) 7,246 units convertible into Common Shares.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST


     The following summary of the terms of the shares of beneficial interest of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, the Articles Supplementary and the Bylaws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."


GENERAL


     The Declaration of Trust of the Company provides that the Company is authorized to issue up to 80,000,000 shares of beneficial interest of the Company ("Shares"), consisting of 75,000,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), and 5,000,000 preferred shares of beneficial interest, par value $.01 per share ("preferred shares"). Upon the closing of the Offering and after giving effect to the Reverse Split, the Company will be authorized to issue up to 25,000,000 Common Shares and 5,000,000 preferred shares. Upon completion of the Offering (and after giving effect to the closing of the SERS Transaction and the Concurrent Investments):
(i) 6,002,483 Common Shares will be issued and outstanding (6,557,483 Common Shares if the Underwriters' over-allotment option is exercised in full), including 45,844 Common Shares that will be issued in repayment of the Osborne Loan and excluding Common Shares that may be issued upon the conversion of Units; and (ii) 481,818 preferred shares (all of which will consist Preferred Shares) will be issued and outstanding.



     Both Maryland statutory law governing real estate investment trusts organized under Maryland law (the "Maryland REIT Law") and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable, by reason of his status as a shareholder of the Company, for any obligation of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which such shareholder may become subject by reason of his being or having been a shareholder, and that the Company shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he has been made a party by reason of his status as such for all reasonable expenses incurred by him in connection with any such claim or liability. In addition, it is a requirement of the Declaration of Trust that all written contracts to which the Company is a party shall include a provision to the effect that shareholders shall not be personally liable thereon.



     The Declaration of Trust provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, the shareholders are entitled to vote only on the following matters: (i) election or removal of Trustees; (ii) amendment of the Declaration of Trust; (iii) a determination by the Trust to invest in commodities contracts (other than interest rate futures intended to hedge the Company against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and (iv) a merger of the Company with another entity. Except with respect to the foregoing, no action taken by the shareholders of the Company at any meeting shall in any way bind the Board of Trustees.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Shares is Bank of New York.

SHARES

     Common Shares of Beneficial Interest


     Each outstanding Common Share entitles the holder thereof to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. There is no cumulative voting in the election of Trustees, which means that, subject to such voting rights as may be granted by the Board of Trustees in connection with future issuances of preferred shares, the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election. Subject to such preferential rights as may be granted by the Board of Trustees of the Company in connection with the future issuance, if any, of preferred shares, holders of Common Shares are entitled to such distributions as may be declared from time to time by the Board of Trustees out of funds legally available therefor.


     Holders of Common Shares have no conversion, exchange, redemption or preemptive rights to subscribe to any securities of the Company. All outstanding Common Shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, subject to such preferential rights as may be granted by the Board of Trustees of the Company in connection with the future issuance, if any, of Preferred Shares, holders of Common Shares will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors. All Common Shares have equal dividend, distribution, liquidation and other rights.

     Preferred Shares of Beneficial Interest


     The preferred shares authorized by the Company's Declaration of Trust may be issued from time to time in one or more series. Prior to the issuance of preferred shares of each such series, the Board of Trustees is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as are permitted by the Maryland REIT Law. Such rights, powers, restrictions and limitations could include the right to receive specified distributions and payments on liquidation prior to any such payments being made to the holders of Common Shares. Under certain circumstances, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of the Company and may adversely affect the voting and other rights of the holders of the Common Shares.


     Classification or Reclassification of Preferred Shares


     The Declaration of Trust authorizes the Trustees to classify or reclassify, in one or more series, any unissued preferred shares by setting or changing the number of shares constituting such series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such shares.



PREFERRED SHARES



     General



     In connection with the SERS Transaction, the Company will establish and issue 481,818 Preferred Shares, which shall be designated as Series A Preferred Shares.



     Dividends



     In the event that the Company pays a dividend or makes any distribution with respect to the Common Shares, regardless of the form of such distribution, the holders of the Preferred Shares shall be entitled to participate with the holders of the Common Shares in all such dividends and distributions, such that the holders of the Preferred Shares shall receive, with respect to each such Preferred Share held, an amount equal to the product of: (i) the dividend or distribution payable with respect to each such Common Share multiplied by (ii) the number of Common Shares into which such Preferred Share is convertible as of the record date for such dividend or distribution or the payment date with respect to such dividend or distribution, if there is no record date. In the event that a Conversion Approval has not occurred by July 1, 1997, then the holders of the Preferred Shares shall be entitled to receive, with respect to each such Preferred Share held, an amount equal to the product of: (i) 120% of the dividend or distribution payable with respect to each such Common Share multiplied by (ii) the number of Common Shares into which such Preferred Share is convertible as of the record date for such dividend or distribution or the payment date with respect to such dividend or distribution, if there is no record date.

     Liquidation Preference; Merger or Consolidation



     In the event of any liquidation, dissolution or winding up of the Company (a "Liquidation"), regardless of whether such event is voluntary or otherwise, each Preferred Share will entitle the holder to receive, before any distributions are made on Common Shares, an amount equal to the greater of: (i) the amount as would have been payable with respect to the Common Shares into which such Preferred Share would have been convertible immediately prior to the Liquidation if a Conversion Approval had previously occurred and (ii) the product of $16.50 multiplied by the Conversion Number plus all declared but unpaid dividends. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under applicable law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Preferred Shares will not be added to the Company's total liabilities.



     Upon a merger, consolidation or similar transaction involving the Company, holders of Preferred Shares will be entitled to receive such payments as would have been made with respect to the Common Shares into which such Preferred Shares would have been convertible immediately prior to such event if a Conversion Event had previously occurred.



     Redemption



     In the event that a Conversion Approval has not occurred by July 1, 1998, each holder of Preferred Shares will have the right, at its option, to require the Company to redeem all or a portion of the Preferred Shares held by it at a price per share equal to the Redemption Price as defined and described under "Risk Factors -- Redemption Preferred Shares."



     Voting Rights



     Except as otherwise provided by law and as indicated below, the holders of Preferred Shares shall be entitled to vote on all matters as to which the holders of Common Shares shall be entitled to vote, together with the holders of Common Shares as a single class, and shall be entitled to cast a number of votes equal to the Conversion Number. Holders of Preferred Shares will not be entitled to vote on the unlimited convertibility of Preferred Shares into Common Shares.



     Conversion Rights



     Subject to the conditions set forth below, each holder of the Preferred Shares shall have the right, at any time, at such holder's option, to convert, without the payment of any additional consideration, each Preferred Share held by such holder into that number of non-assessable Common Shares equal to the Conversion Number. Until Conversion Approval has occurred, the number of Common Shares that may be issued in respect of the conversion of Preferred Shares is limited to 181,325 in the aggregate. After Conversion Approval, there are no limitations on the convertibility of the Preferred Shares into Common Shares.



     If, at any time, the Company: (i) pays a dividend or makes a distribution on any of its Shares in Common Shares; (ii) subdivides its outstanding Common Shares into a greater number of shares; (iii) combines outstanding Common Shares into a smaller number of Shares; or (iv) issues Common Shares by reclassification of any of its Shares, then the Conversion Number in effect immediately prior to such action shall be adjusted such that the holders of Preferred Shares may receive upon conversion the number of Common Shares that such holders would have owned immediately following such action if the holders had converted their Preferred Shares immediately prior to such action.



REVERSE SHARE SPLIT; TREATMENT OF FRACTIONAL SHARES



     Immediately prior to closing of the Offering, each three outstanding Common Shares will be combined into one Common Share of the Company. The purpose of the Reverse Split is to increase the liquidity and marketability of the Common Shares by increasing the trading price per Common Share and attracting investors and analysts who would otherwise be reluctant to deal in a lower-priced stock.

     The Reverse Split will result in certain existing shareholders owning fractional shares of the Company. The Company will not issue fractional shares, but will instead distribute cash to such shareholders in redemption of such fractional shares. To make such payments, fractional shares will be aggregated into whole shares and a certificate evidencing those shares will be sold by an independent agent in the open market on behalf of shareholders who otherwise would be entitled to receive fractional shares. Those shareholders will receive a cash payment in the amount of their pro rata share of the total sales proceeds. The independent agent will make such sales at such times and in such amounts and through broker-dealers selected in the sole discretion of the independent agent. None of the independent agent's actions will be subject to the control of the Company. As long as the distribution of cash in payment for such fractional shares represents merely a mechanical rounding off of the fractions in the exchange and is not a separately bargained-for consideration, the payments will be treated as redemptions, which should result in the recognition of capital gain or loss, and not ordinary income, to the shareholders. Promptly after the occurrence of the Reverse Split, a letter of transmittal will be mailed to shareholders (other than shareholders who acquired Common Shares in the Offering) containing instructions relating to the surrender of outstanding certificates representing Common Shares in exchange for certificates representing post-Reverse Split Common Shares. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.


RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).


     Because the Board of Trustees believes it is at present essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of Shares that a person may own and that are designed to safeguard the Company against an inadvertent loss of REIT status. In order to prevent any shareholder from owning Shares in an amount that would cause more than 50% in value of the outstanding Shares to be held by five or fewer individuals, the Board, pursuant to authority granted in the Declaration of Trust, has passed a resolution that, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding Shares, except for SSI who, pursuant to a separate agreement with the Company, may own no more than 14.75% in value of the outstanding shares (the "Ownership Limit"). The Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the Ownership Limit.


     In addition, pursuant to the Declaration of Trust, no purported transfer of Shares may be given effect if it would result in ownership of all of the outstanding Shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in the Company being "closely held" within the meaning of Section 856(h) of the Code (the "Ownership Restrictions"). In the event of a purported transfer or other event that would, if effective, result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions, such transfer would be deemed void ab initio and such Shares would automatically be exchanged for "Excess Shares" authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of Shares in violation of the Ownership Limit or the Ownership Restrictions.

     Holders of Excess Shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Shares for Excess Shares and prior to the discovery by the Company of such exchange, dividends or distributions are paid with respect to Shares that were exchanged for Excess Shares, then such dividends or distributions would be repayable to the Company upon demand. While outstanding, Excess Shares would be held in trust by the Company for the benefit of the ultimate transferee of an interest in such trust, as described below. While Excess Shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such Excess Shares only to a person whose ownership of the Shares would not violate the Ownership Limit or the Ownership Restrictions, at which time the Excess Shares would be automatically exchanged for Shares of the same type and class as the Shares for which the Excess Shares were originally exchanged. The Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to the Company.



     The Declaration of Trust also provides that Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (i) the date of the purported transfer or event which resulted in an exchange of Shares for such Excess Shares; and (ii) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of Shares for such Excess Shares has occurred if the Company does not receive notice of any such transfer. The price at which the Company may purchase such Excess Shares would be equal to the lesser of: (i) in the case of Excess Shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such Excess Shares or, in the case of Excess Shares resulting from some other event, the market price of such Shares on the date of the automatic exchange for Excess Shares; or (ii) the market price of such Shares on the date that the Company accepts such Excess Shares. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Company that such Shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to the Company upon demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring or holding such Excess Shares and to hold such Excess Shares on behalf of the Company.


     The Trustees may waive the Ownership Restrictions if evidence satisfactory to the Trustees and the Company's tax counsel or tax accountants is presented showing that such waiver will not jeopardize the Company's status as a REIT under the Code. As a condition of such waiver, the Trustees may require that an intended transferee give written notice to the Company, furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the Trustees and/or an undertaking from the applicant with respect to preserving the status of the Company. The Ownership Restrictions will not apply if the Company determines that it no longer will attempt to qualify, or continue to qualify, as a REIT. Any transfer of Shares or any security convertible into Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; or (ii) result in the violation of the Ownership Restrictions will be void with respect to the intended transferee and will result in Excess Shares as described above.


     Neither the Ownership Restrictions nor the Ownership Limit will be automatically removed even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Restrictions would require an amendment to the Declaration of the Trust. Amendments to the Declaration require the affirmative vote of holders owning not less than a majority of the outstanding Shares entitled to vote thereon. In addition to preserving the Company's status as a REIT, the Ownership Restrictions and the Ownership Limit may have the effect of precluding an acquisition of control of the Company without the approval of the Board of Trustees.



     All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding Shares, must file an affidavit with the Company containing the information specified in the Declaration by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be in the best interest of the shareholders of the Company.


     All certificates representing Shares that are hereafter issued will bear a legend referring to the restrictions and limitations described above.


                   CERTAIN PROVISIONS OF MARYLAND LAW AND OF

                 THE COMPANY'S DECLARATION OF TRUST AND BYLAWS


     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."


DURATION

     Under the Company's Declaration of Trust, the Company has a perpetual term and will continue perpetually subject to the authority of the Board of Trustees to terminate the Company's existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

BOARD OF TRUSTEES


     The Company's Declaration of Trust provides that the number of Trustees of the Company shall not be less than three nor more than 15. Any vacancy (including a vacancy created by an increase in the number of Trustees) will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees (although less than a quorum). The Trustees will each serve for a term of one year (except that an individual who has been elected to fill a vacancy will hold office only until the next annual meeting of shareholders and until his successor has been duly elected and qualified).



     The Declaration of Trust provides that a Trustee may be removed from office only at a meeting of the shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares entitled to vote in the election of Trustees; provided, however, that in the case of any Trustees elected solely by holders of a series of preferred shares, such Trustees may be removed by the affirmative vote of a majority of the preferred shares of that series then outstanding and entitled to vote in the election of Trustees, voting together as a single class.


MEETINGS OF SHAREHOLDERS


     The Declaration of Trust requires the Company to hold an annual meeting of shareholders for the election of Trustees and the transaction of any other proper business. Special meetings of shareholders may be called upon the written request of shareholders holding at least 10% of the Common Shares. Special meetings of shareholders may also be called by the holders of preferred shares to the extent, if any, determined by the Board of Trustees in connection with the establishment of a class or series of preferred shares. Any action required or permitted to be taken by shareholders must be taken at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing of shareholders.


PREFERRED SHARES


     The Company's Declaration of Trust authorizes the Board of Trustees to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the number of shares constituting such series and the designation, preferences, rights and other terms of such series. See "Description of Shares of Beneficial Interest -- Shares -- Preferred Shares of Beneficial Interest." The Company believes that the ability of the Board of Trustees to issue one or more series of preferred shares will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other trust needs which might arise. The authorized Preferred Shares, as well as the authorized

Common Shares, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. In connection with the SERS Transaction, the Company will issue 481,818 Preferred Shares that are convertible, under certain circumstances, into 1,606,060 Common Shares. See "The Company -- The SERS Transaction."


BUSINESS COMBINATIONS


     Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's shares (an "Interested Shareholder") must be:
(a) recommended by the trustees of such trust and (b) approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust; and
(ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the Interested Shareholder with whom the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. In addition, an Interested Shareholder or any affiliate thereof may not engage in a "business combination" with the trust for a period of five years following the most recent date on which the Interested Shareholder becomes an Interested Shareholder. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. An amendment to a Maryland REIT's declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by Interested Shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an Interested Shareholder on the date of the shareholder vote. The Board of Trustees has exempted any business combinations involving SSI, TNC, Gerard H. Sweeney and their respective affiliates from the business combination provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, SSI, TNC, Gerard H. Sweeney and their respective affiliates may be able to enter into business combinations that may not be in the best interest of the shareholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute. In addition, the Company has exempted any business combination involving SERS or the SERS Voting Trust and any of their respective affiliates or associates and Morgan Stanley Asset Management Inc. and the Morgan Stanley Funds and any of their respective affiliates or associates from the business combination provisions of the MGCL.


     The business combination statute could have the effect of delaying, deferring or preventing offers to acquire the Company and of increasing the difficulty of consummating any such offer.

CONTROL SHARE ACQUISITIONS

     The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust in question. "Control shares" are voting shares which, if aggregated with all other shares previously acquired by such acquiror, would entitle the acquiror to exercise voting power in the election of trustees within one of the following ranges of voting power: (a) one-fifth or more but less than one-third, (b) one-third or more but less than a majority, or (c) a majority or more of all voting power. Control shares do not include shares the

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

acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the trust's board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.


     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. Pursuant to the statute, the Company has exempted any and all acquisitions of Shares by SSI, TNC and any affiliate or associate of theirs from the control share provisions of the MGCL. As a result, SSI or TNC will be able to possess voting power not generally available to other persons and the effect may be to further enhance their ability to control of the Company. In addition, pursuant to the statute, the Company has exempted any and all acquisitions of Shares by SERS and the SERS Voting Trust and any of their respective affiliates or associates and Morgan Stanley Asset Management Inc. and the Morgan Stanley Funds and any of their respective affiliates or associates from the control share provisions of the MGCL.


     The control share acquisition statute could have the effect of delaying, deferring or preventing offers to acquire the Company and of increasing the difficulty of consummating any such offer.

AMENDMENT TO THE DECLARATION OF TRUST


     The Company's Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon, except for the provisions of the Declaration of Trust relating to the MGCL provisions on business combinations, amendment of which require the affirmative vote of the holders of not less than 80% of the Shares then outstanding and entitled to vote. In addition, in the event that the Board of Trustees shall have determined, with the advice of counsel, that any one or more of the provisions of the Company's Declaration of Trust (the "Conflicting Provisions") are in conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration of Trust, even without any amendment thereof.


TERMINATION OF THE COMPANY AND REIT STATUS


     Subject to the rights of any outstanding preferred shares and to the provisions of the Maryland REIT Law, the Company's Declaration of Trust permits the termination of the Company and the discontinuation of the election by the Board of Trustees that the Company be taxed as a REIT.


TRANSACTIONS BETWEEN THE COMPANY AND ITS TRUSTEES OR OFFICERS

     The Company's Declaration of Trust provides that any contract or transaction between the Company and one or more Trustees or officers of the Company must be approved by a majority of the disinterested Trustees.

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

LIMITATION OF LIABILITY AND INDEMNIFICATION


     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.



     The Company's Bylaws require it to indemnify (a) any present or former Trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (b) any present or former Trustee or officer against any claim or liability to which he may become subject by reason of his status as such unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (c) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of his status as a shareholder or former shareholder. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee, officer or shareholder made a party to a proceeding by reason of his status as a Trustee, officer or shareholder provided that, in the case of a Trustee or officer, the Company shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also (i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former Trustee, officer or shareholder who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.



     The Partnership Agreement also provides for indemnification by the Operating Partnership of the Company, as general partner, and its Trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership or the Company; provided that such person's actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.



     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.



MARYLAND ASSET REQUIREMENTS



     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material Federal income tax considerations regarding the Offering is based on current Federal income tax law and is for general information only and is not tax advice. In the opinion of Arthur Andersen LLP, tax advisor to the Company (the "Tax Advisor") the discussion below, insofar as it relates to Federal income tax matters, is correct in all material respects, and fairly summarizes the federal income tax considerations that are material to a shareholder. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker dealers, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under "Taxation of Foreign Shareholders" below) subject to special treatment under the Federal income tax laws.


     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


GENERAL

     The Company first elected to be taxed as a REIT for its taxable year ended December 31, 1986, and has operated and expects to continue to operate in such a manner so as to qualify as a REIT for Federal income tax purposes. In the opinion of the Tax Advisor, and based on certain representations made by the Company relating to the organization and operation of the Company and the Operating Partnership, the Company will continue to qualify as a REIT under the Code. However, the opinion of the Tax Advisor is not binding upon the IRS and no absolute assurance can be given that the Company will continue to operate in a manner so as to remain qualified as a REIT.

     The following is a general summary of the Code sections that govern the Federal income tax treatment of a REIT and its shareholders. These sections of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof as currently in effect. There is no assurance that there will not be future changes in the Code or administrative or judicial interpretation thereof which could adversely affect the Company's ability to continue to qualify as a REIT or adversely affect the taxation of holders of Common Shares or which could further limit the amount of income the Company may derive from the management, construction, development, leasing or sale of properties owned by the Operating Partnership or by third parties or in partnerships with third parties.

TAXATION OF THE COMPANY AS A REIT

     An entity that qualifies for taxation as a REIT and distributes to its shareholders at least 95% of its REIT taxable income is generally not subject to Federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to Federal income tax as follows:

          (i) The Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

          (ii) Under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference, if any.

          (iii) If the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See "-- Sale of Partnership Property."

          (iv) If the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability.

          (v) If the Company should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

          (vi) If the Company has (1) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired by the Company by foreclosure or otherwise or default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, it will be subject to tax on such income at the highest corporate rate.

          (vii) If the Company acquires any asset from a C corporation (i.e., generally a corporation subject to tax at the corporate level) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period (the "Restriction Period") beginning on the date on which such asset was acquired by the Company then, pursuant to guidelines issued by the IRS, the excess of the fair market value of such property at the beginning of the applicable Restriction Period over the Company's adjusted basis in such asset as of the beginning of such Restriction Period will be subject to a tax at the highest regular corporate rate. The results described above with respect to the recognition of built-in gain assume that the Company will make an election pursuant to IRS Notice 88-19 or applicable future administrative rules or Treasury Regulations to avail itself of the benefits of the Restriction Period.

QUALIFICATION OF THE COMPANY AS A REIT

     The Code defines a REIT as a corporation, trust or association:

          (1) which is managed by one or more trustees or directors;

          (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

          (3) which would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

          (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

          (5) which has the calendar year as its taxable year;

          (6) the beneficial ownership of which is held by 100 or more persons;

          (7) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain exempt organizations); and

          (8) which meets certain income, asset and distribution tests, described below.

          Conditions (1) through (5), inclusive, must be satisfied during the entire taxable year, and condition (6) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The Company has previously issued Common Shares in sufficient proportions to allow it to satisfy requirements
     (6) and (7) (the "100 Shareholder" and "five-or-fewer" requirements), respectively. In addition, the Company's Declaration of Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (6) and (7) above. See "Description of Shares of Beneficial Interest -- Restrictions on Transfer." However, these restrictions may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described in (6) and (7) above. If the Company fails to satisfy such share ownership requirements, the Company's status as a REIT will terminate. See "-- Failure to Qualify."


     A REIT is permitted to have a wholly-owned subsidiary (also referred to as a "qualified REIT subsidiary"). A qualified REIT subsidiary is not treated as a separate entity for Federal income tax purposes. Rather, all of the assets and items of income, deductions and credit of a qualified REIT subsidiary are treated as if they were those of the REIT. The Company may in the future form one or more qualified REIT subsidiaries.

     A REIT is deemed to own its proportionate share of the assets of a partnership in which it is a partner and is deemed to receive its proportionate share of the income of the partnership. Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership and each of the Title Holding Partnerships will be treated as assets and items of income of the Company for purposes of applying the requirements described herein, provided that the Operating Partnership and the Title Holding Partnerships are treated as partnerships for Federal income tax purposes. In addition, the character of the assets and gross income of such partnerships shall retain the same character in the hands of the REIT for purposes of the requirements applicable to REITs under the Code including satisfying the income tests and the asset tests. See
" -- Income Taxation of the Operating Partnership, the Title Holding Partnerships and Their Partners."

INCOME TESTS

     To maintain qualification as a REIT, there are three gross income requirements that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by a mortgage on real property) or from "qualified temporary investment income" (described below). Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from investments qualifying under the 75% test above, and from dividends, interest, and gain from the sale or disposition of stock or securities or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. In applying these tests, the Company will be treated as realizing its share of any income and bearing its share of any loss of the Operating Partnership and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.

     Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the 75% and 95% gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income; provided, however, that the Company may directly perform certain customary services (e.g., furnishing water, heat, light and air conditioning, and cleaning windows, public entrances and lobbies) other than services which are considered rendered to the occupant of the property (e.g., renting parking spaces on a reserved basis to tenants).


     It is expected that the Company's real estate investments, which include its allocable share of income from the Operating Partnership, will give rise to income that qualifies as "rents from real property" for purposes of the 75 percent and 95 percent gross income tests, other than rents received from Maris Equipment, Inc., which is a Related Party Tenant. However, the Company has represented that the rents received from Maris Equipment, Inc., in addition to all other income which is not qualifying income for the 75 percent and 95 percent gross income tests, does not exceed five percent of the Company's gross income, and therefore, the Company's status as a REIT should not be jeopardized.


     The Company has represented that it does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (other than being based on a percentage of receipts or sales); (ii) receive rents in excess of a de minimis amount from Related Party Tenants; (iii) derive rents attributable to personal property which constitute greater than 15% of the total rents received under the lease; or (iv) perform services considered to be rendered to the occupant of property, other than through an independent contractor from whom the Company derives no income.

     The Operating Partnership owns 5% of the voting common stock, and all of the preferred stock of the Management Company, a corporation that is taxable as a regular corporation. The Management Company performs management, development and leasing services for the Operating Partnership and other real properties owned in whole or in part by third parties. The income earned by and taxed to the Management Company would be nonqualifying income if earned directly by the Company. As a result of the corporate structure, the income will be earned by and taxed to the Management Company and will be received by the Company only indirectly as dividends. Although interest and dividends are generally qualifying income under the 95% test, the IRS has announced a no-ruling policy on this issue when the dividends and interest are earned in this manner.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (i) the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, (ii) the Company attaches a schedule of the sources of its income to its return, and
(iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "Taxation of the Company as a REIT," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision applies to provide relief if the 30% income test is failed, and in such case, the Company would cease to qualify as a REIT. See "-- Failure to Qualify."

ASSET TESTS

     In order for the Company to maintain its qualification as a REIT, at the close of each quarter of its taxable year it must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (which for this purpose include (i) its allocable share of real estate assets held by partnerships in which the Company or a "qualified REIT subsidiary" of the Company owns an interest and (ii) stock or debt instruments purchased with the proceeds of a stock offering or a long-term (at least five years) debt offering of the Company and held for not more than one year from the date the Company receives such proceeds), cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those described above in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (excluding securities of a qualified REIT subsidiary, of which the REIT is required to own all of such stock, or another
REIT).

     The Company anticipates that it will be able to comply with these asset tests. The Company is deemed to hold directly its proportionate share of all real estate and other assets of the Operating Partnership and should be considered to hold its proportionate share of all assets deemed owned by the Operating Partnership through its ownership of partnership interests in other partnerships. As a result, the Company plans to hold more than 75% of its assets as real estate assets. In addition, the Company does not plan to hold any securities representing more than 10% of any one issuer's voting securities, other than any qualified REIT subsidiary of the Company, nor securities of any one issuer exceeding 5% of the value of the Company's gross assets (determined in accordance with generally accepted accounting principles). As previously discussed, the Company is deemed to own its proportionate share of the assets of a partnership in which it is a partner so that the partnership interest, itself, is not a security for purposes of this asset test.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If the Company fails to cure any noncompliance with the asset test within such time period, its status as a REIT would be lost.


     As noted above, one of the requirements for qualification as a REIT is that a REIT not own more than 10 percent of the voting stock of a corporation other than the stock of a qualified REIT subsidiary (of which the REIT is required to own all of such stock) and stock in another REIT. The Operating Partnership will own only approximately 5 percent of the voting stock and all of the non-voting preferred stock of the Management Company and therefore will comply with this rule. However, the IRS could contend that the Company's ownership, through its interest in the Operating Partnership, of all of the non-voting preferred stock in the Management Company should be viewed as voting stock because of its substantial economic position in the Management Company. If the IRS were to be successful in such a contention, the Company's status as a REIT would be lost and the Company would become subject to federal corporate income tax on its net income, which would have a material adverse affect on the Company's Cash Available for Distribution. The Company does not have the ability to designate a seat on the Board of Directors of the Management Company. The Company does not believe that it will be viewed as owning in excess of 10 percent of the voting stock of the Management Company.


ANNUAL DISTRIBUTION REQUIREMENTS

     The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its Shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT net capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.


     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible that the Company, from time to


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


time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due primarily to the expenditure of cash for nondeductible items such as principal amortization or capital expenditures and for the redemption of the Preferred Shares if a Conversion Event has not occurred prior to July 1, 1998. (See "The Company -- The SERS Transaction"). In order to meet the 95% distribution requirement, the Company may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required distributions or attempt to declare a consent dividend, which is a hypothetical distribution to holders of Common Shares out of the earnings and profits of the Company. The effect of such a consent dividend (which, in conjunction with distributions actually paid, must not be preferential to those holders who agree to such treatment) would be that such holders would be treated for federal income tax purposes as if they had received such amount in cash, and they then had immediately contributed such amount back to the Company as additional paid-in capital. This would result in taxable income to those holders without the receipt of any actual cash distribution but would also increase their tax basis in their Common Shares by the amount of the taxable income recognized.



     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a certain year by paying "deficiency dividends" to shareholders in a later year that may be included in the Company's deduction for distributions paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.


FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

INCOME TAXATION OF THE OPERATING PARTNERSHIP, THE TITLE HOLDING PARTNERSHIPS AND THEIR PARTNERS

     The following discussion summarizes certain Federal income tax considerations applicable to the Company's investment in the Operating Partnership and its subsidiary partnerships (referred to herein as the "Title Holding Partnerships").

CLASSIFICATION OF THE OPERATING PARTNERSHIP AND TITLE HOLDING PARTNERSHIPS AS PARTNERSHIPS

     The Company will hold a substantial part of its investments through the Operating Partnership. The Company will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership's share of the income or losses of the Title Holding Partnerships) only if the Operating Partnership and the Title Holding Partnerships (collectively, the "Partnerships") are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. An organization formed as a partnership will be treated as a partnership for Federal income tax purposes rather than as a corporation only if it has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes. These four characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests.


     Neither the Operating Partnership nor any of the Title Holding Partnerships has requested, nor do they intend to request, a ruling from the IRS that they will be treated as partnerships for Federal income tax purposes. The Company will receive an opinion of the Tax Advisor, which is not binding on the IRS, that the

Operating Partnership and the Title Holding Partnerships will each be treated as partnerships for Federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation. The opinion of the Tax Advisor is based on the provisions of the Partnership Agreement and the limited partnership agreements of the Title Holding Partnerships, respectively, and certain factual assumptions and representations described in the opinion. There is no assurance that the IRS will not challenge the status of the Operating Partnership or the Title Holding Partnerships as partnerships for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership and/or a Title Holding Partnership could be treated as a corporation for federal income tax purposes.


     If for any reason the Operating Partnership or a Title Holding Partnership was classified as an association taxable as a corporation rather than as a partnership for Federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "-- Income Tests" and "-- Asset Tests." In addition, any change in any such Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See
"-- Annual Distribution Requirements." Further, items of income and deduction of any such Partnership would not pass through to its partners (e.g., the Company), and its partners would be treated as shareholders for tax purposes. Any such Partnership would be required to pay income tax at corporate tax rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

     Recently proposed Treasury Regulations (the "Proposed Regulations") would eliminate the four-factor test described above and instead permit a partnership or limited liability company to elect to be taxed as a partnership for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. The Proposed Regulations would apply for tax periods beginning on or after the date that such regulations are finalized. Until such time, the existing regulations will continue to apply. The Proposed Regulations would not permit the IRS to challenge the classification of an existing partnership or limited liability company for tax periods to which the existing Treasury Regulations apply if (1) the entity had a reasonable basis for its claimed classification, (2) the entity claimed that same classification in all prior years and (3) as of the date that the Proposed Regulations were published, neither the entity nor any member of the entity had been notified in writing that the classification of the entity is under examination by the IRS.

PARTNERSHIP ALLOCATIONS

     Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners.

     If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES

     The Company has represented that the fair market values of the Properties contributed directly or indirectly to the Operating Partnership as part of the SSI/TNC Transaction were higher than the tax basis of such Properties. Pursuant to Section 704(c) of the Code, items of income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Pre-Contribution Gain or Loss"). The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Thus, if the Operating Partnership sells contributed property at a gain or loss, such gain or loss will be allocated to the contributing partners, and away from the Company, generally to the extent of the Pre-Contribution Gain or Loss.

     The Treasury Department has issued final and temporary regulations under
Section 704(c) of the Code (the "Regulations") which give partnerships great flexibility in ensuring that a partner contributing property to a partnership receives the tax burdens and benefits of any Pre-Contribution Gain or Loss attributable to the contributed property. The Regulations permit partnerships to use any "reasonable method" of accounting for Pre-Contribution Gain or Loss. The Regulations specifically describe three reasonable methods, including (i) the "traditional method" under current law, (ii) the traditional method with the use of "curative allocations" which would permit distortions caused by Pre-Contribution Gain or Loss to be rectified on an annual basis, and (iii) the "remedial allocation method" which is similar to the traditional method with "curative allocations." The Partnership Agreement permits the Company, as a general partner, to select one of these methods to account for Pre-Contribution Gain or Loss.

DEPRECIATION

     The Operating Partnership's assets other than cash consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, the Operating Partnership's depreciation deductions for its real property are based largely on the historic tax depreciation schedules for the Properties prior to their contribution to the Operating Partnership. The Properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any real property purchased by the Partnerships will be depreciated over at least 39 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

     Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Thus, because most of the property contributed to the Operating Partnership is appreciated, the Company will generally receive allocations of tax depreciation in excess of its percentage interest in the Operating Partnership. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Partnerships.

     As described above (see "-- Tax Allocations with Respect to Contributed Properties"), the Treasury Department has recently issued Regulations which give partnerships flexibility in ensuring that a partner contributing property to a partnership receives the tax benefits and burdens of any Pre-Contribution Gain or Loss attributable to the contributed property.

     As described previously, the Company, as a general partner, may select any permissible method to account for Pre-Contribution Gain or Loss. The use of certain of these methods may result in the Company being allocated lower depreciation deductions than if a different method were used. The resulting higher taxable income and earnings and profits of the Company, as determined for federal income tax purposes, should decrease the portion of distributions by the Company which may be treated as a return of capital. See "-- Annual Distribution Requirements."

BASIS IN OPERATING PARTNERSHIP INTEREST

     The Company's adjusted tax basis in each of the partnerships in which it has an interest generally (i) will be equal to the amount of cash and the basis of any other property contributed to such partnership by the Company, (ii) will be increased by (a) its allocable share of such partnership's income and (b) its allocable

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

share of any indebtedness of such partnership, and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) such partnership's loss and (b) the amount of cash and the fair market value of any property distributed to the Company and by constructive distributions resulting from a reduction in the Company's share of indebtedness of such partnership.

     If the Company's allocable share of the loss (or portion thereof) of any partnership in which it has an interest would reduce the adjusted tax basis of the Company's partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce the Company's adjusted tax basis below zero. To the extent that distributions from a partnership to the Company, or any decrease in the Company's share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions normally would be characterized as long-term capital gain if the Company's interest in such partnership has been held for longer than the long-term capital gain holding period (currently one year).

SALE OF PARTNERSHIP PROPERTY

     Generally, any gain realized by a partnership on the sale of property held by the partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under the requirements applicable to REITs under the Code, the Company's share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Taxation of the Company as a REIT." Such prohibited transaction income will also have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "-- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT for at least four years where in any taxable year the REIT has made no more than seven sales of property or, in the alternative, the aggregate of the adjusted bases of all properties sold does not exceed 10% of the adjusted bases of all of the REIT's properties during the year and the expenditures includible in a property's net sales price. The Company, as general partner of the Operating Partnership, has represented that the Operating Partnership and the Title Holding Partnerships intend to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating and leasing properties and to make such occasional sales of the properties as are consistent with the Company's and the Operating Partnership's investment objectives. No assurance can be given, however, that every property sale by the Partnerships will constitute a sale of property held for investment.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be dividends taxable to such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares of beneficial interest. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the shareholder. In addition, any distribution declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any losses of the Company.

     In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from the Company required to be treated as long-term capital gain.

     Distributions from the Company and gain from the disposition of Common Shares will not be treated as passive activity income and, therefore, shareholders may not be able to apply any "passive losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of Common Shares will generally be treated as investment income for purposes of the investment income limitation.

BACKUP WITHHOLDING

     The Company will report to its U.S. shareholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. See "-- Taxation of Foreign Shareholders."

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Distributions by the Company to a shareholder that is a tax-exempt entity should not constitute "unrelated business taxable income" ("UBTI"), as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.


     In the case of a "qualified trust" (generally, a pension or profit-sharing trust) holding shares in a REIT, the beneficiaries of such a trust are treated as holding shares in the REIT in proportion to their actuarial interests in the qualified trust, instead of treating the qualified trust as a single individual (the "look-through exception"). A qualified trust that holds more than 10 percent of the shares of a REIT is required to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This rule applies, however, only if (i) the qualification of the REIT depends upon the application of the "look through" exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts (see "Description of Shares of Beneficial
Interest -- Restrictions on Transfer") and (ii) the REIT is "predominantly held" by qualified trusts, i.e., if either (x) a single qualified trust holds more than 25 percent by value of the interests in the REIT or (y) one or more qualified trusts, each owning more than 10 percent by value, holds in the aggregate more than 50 percent of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5 percent.


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

TAXATION OF FOREIGN SHAREHOLDERS

     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. The amount is creditable against the Non-U.S. Shareholder FIRPTA tax liability.


     Gain recognized by a Non-U.S. Shareholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Shares will not be subject to taxation under FIRPTA. However, because the Common Shares will be publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).


STATEMENT OF STOCK OWNERSHIP


     The Company is required to demand annual written statements from the record holders of designated percentages of its Shares disclosing the actual owners of the Shares. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.


OTHER TAX CONSEQUENCES

     The Company, the Operating Partnership, the Title Holding Partnerships and the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company, the Operating Partnership, the Title Holding Partnerships and the Company's shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

POSSIBLE FEDERAL TAX DEVELOPMENTS

     The rules dealing with Federal income taxation are constantly under review by the IRS, the Treasury Department and Congress. New Federal tax legislation or other provisions may be enacted into law or new interpretations, rulings, Treasury Regulations or court decisions could be adopted, all of which could adversely affect the taxation of the Company or of its shareholders. No prediction can be made as to the likelihood of passage of any new tax legislation or other provisions or court decisions either directly or indirectly affecting the Company or its shareholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative, judicial or administrative action.

REAL ESTATE TRANSFER TAXES

     The transfer to the Operating Partnership of certain limited partnership interests in Title Holding Partnerships as part of the SSI/TNC Transaction was structured as transfers of 89% of the capital interests and 99% of the cash flow and profit interests in the Title Holding Partnership owning such properties with the Residual Interests to be acquired by the Operating Partnership on or before September 1999. This transaction structure is intended to comply with non-binding informal advice provided by the Pennsylvania Department of Revenue to the effect that such transfers are not subject to Pennsylvania real estate transfer taxes. However, the Company has not obtained a formal ruling from the Pennsylvania Department of Revenue on this issue. If the Operating Partnership desired or were required, for financing purposes or otherwise, to acquire such Residual Interests before September 1999, or if the use of this structure resulted in the imposition of Pennsylvania real estate transfer taxes, the Operating Partnership could be required to pay such real estate transfer taxes, which are estimated at $640,000.

                        OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Partnership Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."

MANAGEMENT

     Brandywine Operating Partnership, L.P. (the "Operating Partnership") has been organized as a Delaware limited partnership pursuant to the terms of an agreement of limited partnership, as amended (the "Partnership Agreement"). Generally, pursuant to the Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, has full and complete power, authority and discretion in the management and control of the Operating Partnership and the limited partners of the Operating Partnership (the "Limited Partners") will have no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership.

CLASSES OF PARTNERSHIP INTERESTS; DISTRIBUTIONS TO PARTNERS

     At the time of its formation in connection with the SSI/TNC Transaction, the partnership interests issued by the Operating Partnership consisted of four classes: (i) general partnership interests ("GP Units"); (ii) Class A Units (referred to generally in this Prospectus as "Units"); (iii) Class B Units; and
(iv) Class C Units. All of the GP Units and Class B and Class C Units were issued to the Company, and all of the Class A Units were issued to SSI, TNC and 11 other persons contributing interests in the SSI/TNC Properties to the Operating Partnership.


     Upon completion of the Offering or the SERS Transaction, the Class B Units and the Class C Units will automatically convert into an equal number of GP Units. Accordingly, upon completion of the Offering or the SERS Transaction, the partnership interests in the Operating Partnership will consist of two classes:
GP Units (all of which will be owned by the Company) and Class A Units (all of which will be owned by SSI, TNC and the other persons who contributed interests in the SSI/TNC Properties as part of the SSI/TNC Transaction). References elsewhere in this Prospectus to "Units" without any specific designation of class are intended to refer to Class A Units.



     Distributions made by the Operating Partnership following the Offering will be made on a pro rata basis among holders of GP Units and Class A Units. The Partnership Agreement provides that whenever the Operating Partnership makes a distribution, it will be required to distribute to the holders of the Class A Units, as a group, an amount equal to the product that results from multiplying the total amount to be distributed by the ratio of: (i) the number of Class A Units outstanding divided by; (ii) the sum of (x) the number of Class A Units outstanding plus the number of outstanding Shares (other than Excluded Shares, as defined below). The term "Excluded Shares" means any Shares issued by the Company after May 1, 1996 the net proceeds of which issuance are not contributed to the Operating Partnership. Immediately following closing of the Offering and the Concurrent Investments and repayment of the Osborne Loan, an aggregate of 7,608,543 Common Shares will be issued and outstanding (assuming no Class A Units are converted into Common Shares and assuming conversion of all outstanding Preferred Shares into Common Shares), of which 286,136 will constitute Excluded Common Shares. Immediately following the Offering 509,856 Class A Units (after taking into account the impact of 30,303 Units that will be cancelled by the Operating Partnership in connection with the prepayment of certain mortgage debt) will be outstanding or issuable no later than September 1999. On the basis of the foregoing, approximately 7% of distributions made by the Operating Partnership would be allocated to holders of the Class A Units, as a group, and the remaining amount would be distributed to the Company in respect of its GP Units.


TAX ALLOCATION

     Upon completion of the Offering, income, gain, loss and deduction of the Operating Partnership will be allocated among the holders of the Class A Units and the holders of GP Units in a manner consistent with such holders' rights to receive distributions and applicable federal income tax principles. Thus, such profits will generally be allocated to such partners, first, to eliminate deficit capital accounts; second, to the extent necessary to cause the positive capital account balances of such partners to be in proportion to their percentage interests; and third, to such partners in proportion to their percentage interests. Similarly, such losses, if any, will generally be allocated, first, so as to cause the positive capital account balances of such partners to be in proportion to their percentage interests; second, to each such partner in proportion to its percentage interest until the capital account balances of the partners equal zero; and third, to the partners in proportion to their percentage interests.

CAPITAL CONTRIBUTIONS


     Although the Partnership Agreement does not obligate the Company to contribute net proceeds of any equity offering to the Operating Partnership, the Partnership Agreement provides that if the Company contributes proceeds of an offering to the Operating Partnership, the Operating Partnership shall issue to the Company that number of GP Units equal to the number of Common Shares issued in respect of such Offering. Because the Company will contribute all of the net proceeds of the Offering and the Concurrent Investments to the Operating Partnership, the Operating Partnership will, in turn, issue to the Company a number of GP Units equal to the number of Common Shares that produced such net proceeds in the Offering. See "Use of Proceeds."


     The Operating Partnership may in the future issue additional Class A Units (or other newly-created classes of limited partnership interests) to third parties in exchange for cash or other property. Any such newly-created classes of limited partnership interests may have a priority as to distributions or upon liquidation over any other class of partnership interest.


NUMBER, CLASS AND OWNER OF UNITS


     The table below sets forth the number, class and holder of Units outstanding immediately following the Offering, assuming the Operating Partnership has issued an aggregate of 44,322 Units in exchange for the Residual
Interests:

                            UNITS FOLLOWING OFFERING


  NUMBER         HOLDER
----------     -----------
   104,303       SSI(1)
   363,290         TNC
    42,263      Other(2)
 7,242,576     Company(3)


---------------
(1) SSI owns 40% of the capital stock of TNC. The number of Units shown as owned by SSI does not include any Units owned by TNC and as to which SSI has an indirect interest.

(2) "Other" consists of 11 other persons who contributed interests in the SSI/TNC Properties as part of the SSI/TNC Transaction.


(3) Includes 6,470,576 GP Units to be issued to the Company in exchange for its contribution to the Operating Partnership of the SERS Properties and the net proceeds from the Offering and the Concurrent Investments. Also includes an additional 85,400 GP Units that will be automatically issued to the Company on August 23, 1997 in respect of the contribution of its interests in BRP to the Operating Partnership.


ADDITIONAL ISSUANCES OF CLASS A UNITS

     Under certain circumstances, the Operating Partnership will be required to issue additional Class A Units on account of the contribution to it of certain of the SSI/TNC Properties, as summarized below.

     Repayment of Certain Mortgage Indebtedness at a Discount

     The Partnership Agreement provides that in the event additional equity is created in certain of the SSI/TNC Properties on account of the refinancing of the indebtedness encumbering such Properties at a discount, additional Units will be issued at the rate of one Unit for each $16.50 of additional equity so created. Twenty-five percent of the additional Units (comprised of GP Units) will be issued to the Company and 75% of the additional Units (comprised of Class A Units) will be issued to the persons who contributed such Properties to the Operating Partnership. Following the Offering, mortgage indebtedness having an aggregate outstanding balance of approximately $15.4 million as of September 30, 1996 and secured by six of the Properties will remain outstanding and subject to the foregoing provisions.


     Acquisition of Residual Interests

     The transfer to the Operating Partnership of certain limited partnership interests in Title Holding Partnerships as part of the SSI/TNC Transaction was structured as transfers of 89% of the capital interest and 99% of the cash flow and profits interests in the Title Holding Partnership owning such Properties (collectively, the "Residual Interests"). See "Structure of the
Company -- Ownership." This transaction structure is intended to comply with non-binding informal advice provided by the Pennsylvania Department of Revenue to the effect that such transfers are not subject to Pennsylvania real estate transfer taxes. The Operating Partnership has the right to acquire, at any time, and the obligation to acquire by September 1999, the Residual Interests (11% capital and 1% cash flow and profits) in each of such Title Holding Partnerships in exchange for an aggregate of 44,322 Class A Units. At the time the Operating Partnership acquires the Residual Interests, it will be required to pay to each person receiving Class A Units on account thereof the amount, if any, that is equal to the excess of (i) the aggregate amount that would have been distributed to them prior to such acquisition in respect of such Units had they been issued on August 22, 1996 (the closing date of the SSI/TNC Transaction) over (ii) the aggregate amount distributed in respect of the Residual Interests between the closing date and the date of such acquisition.


CANCELLATION OF CLASS A UNITS



     The Partnership Agreement provides for the forfeiture of Units upon the repayment of indebtedness encumbering certain of the SSI/TNC Properties if a "participation payment" is made to the lender in connection with such repayment. The number of Units subject to forfeiture would be in the amount of the participation payment divided by $16.50. In connection with the prepayment of certain mortgage indebtedness encumbering the Initial Properties, a yield maintenance penalty in the estimated amount of $500,000 will be paid from a portion of the net proceeds of the Offering and the Concurrent Investments. As a result of such payment, SSI and TNC have agreed to forfeit a number of Units (estimated to be 30,303) equal to the amount of such penalty divided by $16.50. Such forfeited Units will be cancelled.


REDEMPTION RIGHTS

     At any time following the Offering, a holder of a Class A Unit may require the Operating Partnership to redeem such Unit for cash. At its option, the Company may assume the Operating Partnership's obligation to redeem any such Unit and either pay the redemption price in cash or deliver one Common Share (subject to antidilution adjustments). The Company presently anticipates that it will elect to issue Common Shares in exchange for Units in connection with a redemption request, rather than having the Operating Partnership pay cash.

BUSINESS OPERATIONS

     The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any Federal income or excise tax liability.

     The Partnership Agreement provides that following the Offering all fees and other costs that the Company incurs for legal and accounting services provided to it in connection with the preparation and maintenance of the Company's books and records, financial statements, tax returns and reports to shareholders and the Securities and Exchange Commission shall be allocated to the Operating Partnership, provided that if the Company acquires properties that it holds outside of the Operating Partnership (such as the LibertyView Building), such fees and other costs will be allocated between the Company and the Operating Partnership in a fair and equitable manner.

REGISTRATION RIGHTS

     For a description of certain registration rights held by holders of Class A Units, see "Shares Available for Future Sale -- Registration Rights."

AMENDMENTS

     The Partnership Agreement generally may be amended only with the consent of holders of at least 75% of the Class A units then outstanding except to: (i) add to the obligations of the general partner; (ii) reflect the issuance of additional partnership interests in the Operating Partnership; and (iii) cure ambiguities.

TAX MATTERS

     The Company will be the tax matters partner of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

     The net taxable income or net taxable loss of the Operating Partnership will generally be allocated to the Company and the Limited Partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the regulations promulgated thereunder.

REPRESENTATIONS AND WARRANTIES


     SSI and TNC made customary representations and warranties as part of the SSI/TNC Transaction regarding the SSI/TNC Properties contributed directly and indirectly to the Operating Partnership, including representations and warranties relating to compliance with laws, environmental matters, title and the absence of liens and encumbrances, tenant leases, litigation, contractual obligations, absence of undisclosed liabilities and existence of insurance. The Partnership Agreement provides that the representations and warranties thereunder will survive the SSI/TNC Transaction, provided that no claim for breach may be maintained by the Operating Partnership or the Company unless notice shall have been delivered to SSI or TNC, as applicable, on or before August 22, 1998. Recourse by the Company for a breach of such representations and warranties is limited to the ownership interest of the breaching limited partner in the Units issued to it and any Common Shares acquired by such limited partner upon conversion of its Units into Common Shares.


TERM

     The Operating Partnership will continue in full force and effect until December 31, 2094 or until sooner dissolved upon the bankruptcy or the dissolution of the Company (unless the Limited Partners elect to continue the Operating Partnership), the election of the Company and the Limited Partners to effect a dissolution, the entry of a dissolution decree by a court or the sale or other disposition of all or substantially all of the assets of the Operating Partnership.

INDEMNIFICATION

     The Partnership Agreement provides for indemnification by the Operating Partnership of the Company, as general partner, and its Trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership or the Company; provided that such person's conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

                       BRP GENERAL PARTNERSHIP AGREEMENT

     The following summary of the General Partnership Agreement, as amended, of BRP (the "BRP Partnership Agreement") is qualified in its entirety by reference to the BRP Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information."

GENERAL

     The Company owns four of its Properties through BRP. The Operating Partnership currently owns a 97% profits interest and a 49% capital interest in BRP and the Company currently owns directly a 1% profits interest and a 21% capital interest in BRP. On August 23, 1997, pursuant to the BRP Partnership Agreement, the Operating Partnership will acquire the Company's profits and capital interest in BRP in exchange for 85,400 GP Units, thereby giving the Operating Partnership a 98% profits interest and a 70% capital interest in BRP. The other partner in BRP is a limited partnership, Brandywine Specified Property Investors Limited Partnership (the "Class B Partner").

MANAGEMENT

     In the BRP Partnership Agreement, the Class B Partner waived any rights it might have to vote on or approve any matter relating to the affairs of BRP, and the Company has the full and complete power, authority and discretion in the management and control of BRP, and the Class B Partner has no authority to transact business for, or participate in the management activities or decisions of, the Operating Partnership.

AMENDMENTS

     The BRP Partnership Agreement confers on the Company complete power and authority, without having to obtain the consent of the Class B Partner, to amend any provisions of the BRP Partnership Agreement so long as no amendment has the effect of requiring any capital contributions by the Class B Partner not otherwise required by the BRP Partnership Agreement or which would affect any right of the Class B Partner to receive distributions of cash or property or allocations of taxable income, gain or loss under the BRP Partnership Agreement.

                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in "Status of the Company under ERISA," to a prospective purchaser that is not an employee benefit plan, another tax-qualified retirement plan, or an individual retirement account (an "IRA")). This discussion does not purport to deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Code and governmental plans or church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN OR AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF COMMON SHARES BY SUCH PLAN OR IRA.

EMPLOYEE BENEFIT PLANS, TAX-QUALIFIED RETIREMENT PLANS AND IRAS

     Each fiduciary of a pension, profit-sharing, or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan") should carefully consider whether an investment in Common Shares is consistent with his fiduciary responsibilities under ERISA. The fiduciary requirements of Part 4 of Title I of ERISA generally require that an ERISA Plan's investments be (i) prudent and for the exclusive benefit of the ERISA Plan, its participants and beneficiaries, (ii) diversified in order to reduce the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the governing documents of the ERISA Plan. In determining whether any investment in Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including those matters described under "Risk Factors."

     Fiduciaries of IRAs, retirement plans for self-employed individuals ("Keogh Plans") and other plans subject to Section 4975 of the Code but not subject to ERISA (IRAs, Keogh Plans and such other plans are referred to herein as "IRC Plans") should consider that an IRC Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

     Fiduciaries of ERISA Plans, as well as fiduciaries of IRC Plans, should also consider in making their investment decision the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code. Administrators of ERISA Plans and IRC Plans and individuals with IRAs should consult their own legal advisors regarding potential prohibited transaction issues and whether an exemption is applicable.

STATUS OF THE COMPANY UNDER ERISA

     This section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's acquired interests is an ERISA Plan or an IRC Plan. This section also identifies considerations that would be relevant in the unlikely event that the ERISA fiduciary requirements were applicable to the Company's operation.

     In certain circumstances, where equity interests in any entity are owned by one or more ERISA Plans or IRC Plans, the investing plans will, for purposes of ERISA and Section 4975, be considered to own not only the equity interest in the entity, but a proportionate individual interest in the underlying assets of the entity. In such a case, the underlying assets of the entity are deemed to be "plan assets" and, as described below, ERISA's fiduciary requirements and the excise tax under Section 4975 of the Code would be relevant to the operations of the entity. As described below, the Company does not believe that its assets will be considered "plan assets" of investing plans for these purposes.

     The U.S. Department of Labor ("DOL"), which has certain administrative responsibility with respect to ERISA Plans and certain IRC Plans, has issued a regulation defining the term "plan assets" (the "DOL Regulation"). The DOL Regulation generally provides that when an ERISA Plan or an IRC Plan acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's or IRC Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by benefit plan investors is not significant. The Company believes that its Common Shares are a publicly offered security within the meaning of the DOL Regulation.

     The DOL Regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") or sold pursuant to an effective registration statement under the Securities Act (provided the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are being issued pursuant to an effective registration statement under the

Securities Act and the class of securities of which Common Shares are part has been registered under the Securities Exchange Act.

     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company believes that the Common Shares are currently "widely held" and expects the Common Shares to continue to be "widely held" upon completion of the Offering.


     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for Federal or state tax purposes, or that would otherwise violate any state or Federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or the transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the final DOL Regulation as not affecting free transferability, (iv) any administrative procedure that establishes an effective date, or any event (such as completion of the Offering) prior to which a transfer or assignment will not be effective, and (v) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of Common Shares are limited to restrictions on transfer which, under the DOL Regulation, ordinarily do not affect a finding of free transferability, and are unlikely to result in the failure of the Common Shares to be considered "freely transferable" for purposes of the DOL Regulation. In addition, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Shares that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect or intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The DOL Regulation only establishes a presumption in favor of a finding of free transferability, and no assurances can be given that the DOL, the Treasury Department or a court will not reach a contrary conclusion.


     Assuming that Common Shares will be "widely held" and that no other facts and circumstances exist that restrict transferability of Common Shares, the Company believes that the Common Shares should be treated as a "publicly offered security" within the meaning of the DOL Regulation and, accordingly, that the underlying assets of the Company should not be considered to be "plan assets" of any ERISA Plan or IRC Plan investing in Common Shares.

     If the assets of the Company were deemed to be "plan assets" under ERISA and Section 4975 of the Code, (i) the prudence standards and other provisions of
Part 4 of Subtitle B of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code) be fiduciaries of each ERISA Plan or IRC Plan that acquires Common Shares, (iii) transactions involving the Company's assets undertaken at the direction or pursuant to the advice of such fiduciaries might be violative of their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iv) a fiduciary exercising its investment discretion over the assets of the ERISA Plan to cause it to acquire or hold Common Shares could be liable under the aforementioned Part 4 of Subtitle B of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, (v) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code, and (vi) fiduciaries of ERISA Plans may violate ERISA's prohibition against the improper delegation of control or responsibility for "plan assets" and may be liable for breaches of ERISA's fiduciary duties committed by co-fiduciaries.

                        SHARES AVAILABLE FOR FUTURE SALE


     Upon completion of the Offering and the Concurrent Investments, there will be 6,002,483 Common Shares issued and outstanding 6,557,483 Common Shares if the Underwriters' over-allotment option is exercised in full), including 45,844 Common Shares that will be issued in connection with the prepayment of the Osborne Loan. In addition, (i) 509,856 Common Shares will be reserved for issuance upon the conversion of Units into Common Shares, (ii) 761,628 Common Shares will be reserved for issuance upon exercise of outstanding options and warrants and (iii) 481,818 Preferred Shares will be outstanding and, prior to the occurrence of a Conversion Event, will be convertible into 181,325 Common Shares, and, following the occurrence of a Conversion Event, will be convertible into an additional 1,424,735 Common Shares. All of the Common Shares issued in the Offering will be freely tradable by persons other than "affiliates" of the Company without registration or other restrictions under the Securities Act, subject to limitations on ownership set forth in the Declaration of Trust. See "Description of Shares of Beneficial Interest -- Restrictions on Transfer." 618,733 of the Common Shares outstanding prior to the Offering are also freely tradeable by persons other than affiliates of the Company without registration or other restriction under the Securities Act, subject to the above-referenced limitations on ownership set forth in the Declaration of Trust. The remaining 292,452 Common Shares outstanding prior to the Offering; the Common Shares issuable upon the conversion of Units; the Common Shares issuable upon conversion of the Preferred Shares to be issued in the SERS Transaction; the Common Shares issuable to the Voting Trust and the Morgan Stanley Funds in the Concurrent Investments; and the Common Shares that will be issued in connection with the prepayment of the Osborne Loan (collectively, "Restricted Shares"), will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption, including an exemption under Rules 144 and 144A under the Securities Act. The Company has registered the issuance of 290,000 Common Shares upon the exercise of outstanding options and warrants, and the resale of 266,666 of such Common Shares, so that such securities may be freely sold by the holders, whether or not affiliates of the Company, without registration or other restriction.



     In general, under Rule 144, as currently in effect, if two years have elapsed since the later of the date of the acquisition of Restricted Shares from the Company or the date of acquisition of Restricted Shares from any "affiliate" of the Company, as that term is defined in the Securities Act, the acquiror or subsequent holder is entitled to sell within any three-month period a number of Common Shares that does not exceed the greater of 1% of the then-outstanding Common Shares or the average weekly trading volume of Common Shares on all exchanges and reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain restrictions on the manner of sales, notice requirements and the availability of current public information about the Company. If three years have elapsed since the date of acquisition of Restricted Shares from the Company or from any "affiliate" of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such Common Shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.



     In connection with the Offering, the Company and the Trustees, officers, and certain shareholders of the Company (including SSI, TNC, the Osborne Trust and SERS) have agreed not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares until expiration of the 180-day period after the effective date of this Prospectus, except for the issuance of Common Shares in connection with property acquisitions, the repayment of the Osborne Loan, the exercise of outstanding options and warrants or the conversion of Units, without the written consent of the Underwriters.



     No prediction can be made as to the effect that future market sales of Restricted Shares or the availability of such Restricted Shares for sale will have on the market price of the Common Shares prevailing from time to time. Sales of substantial amounts of Restricted Shares in the public market (or the perception that such sales could occur) might adversely affect prevailing market prices for the Common Shares. See "Risk Factors -- Effect on Price of Shares Available for Future Sale."


REGISTRATION RIGHTS


     The Company has entered into a registration rights agreement with each holder of Units, with SSI and with the RMO Fund (the "Initial Registration Rights Agreement") obligating the Company to register: (i) 258,333 Common Shares initially issued to SSI; (ii) 258,333 Common Shares that may be issued upon the exercise of warrants initially issued to SSI; (iii) Common Shares that may be issued upon the conversion of Units; (iv) Common Shares issued to the RMO Fund in connection with its investment in the Company in June 1996 or in repayment of the Osborne Loan; and, pursuant to an amendment to the Initial Registration Rights Agreement, additional Common Shares acquired in the open market by the foregoing (collectively, "Registrable Securities"). The Initial Registration Rights Agreement provides that, at the request of the holders of Registrable Securities, the Company will, at its expense, register up to two underwritten distributions of Common Shares and provide for an annual shelf registration of such Common Shares for sale at the market through brokers' transactions and thereafter with market makers; provided, however, that the Company will not be obligated to pay the expenses of an underwritten offering during the period ending August 22, 1997. The holders of Registrable Securities are also entitled to "piggyback" on the Company's future registrations of its Common Shares, if any. In connection with such registrations, the Company and the selling shareholders will mutually indemnify each other against certain liabilities, including liabilities under the federal securities laws. At the closings of the SERS Transaction and the Morgan Stanley Private Placement, the Company will enter into agreements with the Voting Trust and the Morgan Stanley Funds on terms substantially similar to those in the Initial Registration Rights Agreement obligating the Company to register the Common Shares to be issued in the Concurrent Investments and the Common Shares issuable upon conversion or exercise of the Series A Preferred Shares and warrants to be issued in the SERS Transaction as well as additional Common Shares acquired in the open market by or for SERS and the Morgan Stanley Funds (collectively, the "Additional Registrable Securities"). In these registration rights agreements and an amendment to the Initial Registration Rights Agreement, the Company will agree to use commercially reasonable best efforts to register the resale of the Registrable Securities and the Additional Registrable Securities no later than the earlier of :(i) March 31, 1997 and (ii) 120 days following the consummation of the Concurrent Investments.



     The Company has filed a registration statement on Form S-8 registering the issuance of an aggregate of 290,000 Common Shares upon the exercise of outstanding options and warrants held by employees of the Company and the resale of 266,666 of such Common Shares by persons who may be deemed to be affiliates of the Company.

                                  UNDERWRITING

     Upon the terms and subject to the conditions stated in the Underwriting Agreement dated the date hereof, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, the number of Common Shares set forth opposite the name of such Underwriter.


                                 UNDERWRITER                               NUMBER OF SHARES
    ---------------------------------------------------------------------  ----------------
    Smith Barney Inc.....................................................
    Legg Mason Wood Walker, Incorporated.................................

              Total......................................................      3,700,000
                                                                              ==========


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Common Shares offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriters, for whom Smith Barney Inc. and Legg Mason Wood Walker, Incorporated are acting as the Representatives, propose to offer part of the shares directly to the public at the public offering price set forth on the cover page of this Prospectus and part of the shares to certain dealers at a
price which represents a concession not in excess of $     .     per share under
the public offering price. The Underwriters may allow, and such dealers may
reallow, a concession not in excess of $     .     per share to certain other
dealers. After the offering of the shares to the public, the public offering price and such concessions may be changed by the Representatives. The Representatives of the Underwriters have advised the Company that the Underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.


     The Company has granted to the Underwriters an option, exercisable for thirty days from the date of this Prospectus, to purchase up to 555,000 additional Common Shares at the price to public set forth on the cover page of this Prospectus minus the underwriting discounts and commissions. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the offering of the shares offered hereby. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite each Underwriter's name in the preceding table bears to the total number of shares listed in such table.



     In connection with the Offering, the Company and the Trustees, officers, and certain shareholders of the Company (including SSI, TNC, the Osborne Trust and SERS) have agreed not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares until expiration of the 180-day period after the effective date of this Prospectus, except for the issuance of Common Shares in connection with property acquisitions, the repayment of the Osborne Loan, the exercise of outstanding options and warrants or the conversion of Units, without the written consent of the Underwriters.



     At the request of the Company, the Underwriters have reserved up to 50,000 Common Shares for sale at the public offering price to certain Trustees and employees of the Company, their business affiliates and related parties who have expressed an interest in purchasing shares. Such purchases will be made under the same terms and conditions as will be offered by the Underwriters in the public offering.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.


     The Company has agreed to pay to Smith Barney Inc. and Legg Mason Wood Walker, Incorporated an advisory fee equal to 1.70% of the gross proceeds of the Offering (including any exercise of the Underwriters' over-allotment option) for advisory services rendered by them in connection with the evaluation, analysis and structuring of the Offering.



     Smith Barney Mortgage Capital Group, Inc. an affiliate of Smith Barney Inc., is the syndication agent for the Credit Facility. In connection with the closing of the Credit Facility, the Company will pay Smith Barney Mortgage Capital Group, Inc. a fee of $300,000. In addition, Smith Barney Mortgage Capital Group, Inc. is entitled to receive a pro rata portion of the fee on the unused portion of the Credit Facility equal to 1/8% per annum from the date of the closing of the Credit Facility through March 31, 1997, and 1/4% per annum thereafter.



     In connection with the SSI/TNC Transaction, Legg Mason Wood Walker, Incorporated, one of the Representatives, rendered advisory services and provided an opinion to the Board of Trustees of the Company for which it was paid a total of $100,000. Walter D'Alessio, a member of the Company's Board of Trustees, is President of Legg Mason Real Estate Services, a subsidiary of Legg Mason Wood Walker, Incorporated.


                                    EXPERTS

     The financial statements and schedules included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The C&W Market Analyses were prepared for the Company by Cushman & Wakefield of Pennsylvania, Inc., which is a real estate service firm with significant experience and expertise relating to the Suburban Philadelphia Office and Industrial Market. C&W is a part of a national network of affiliated companies providing real estate related services. The statistical and other information from the C&W Mid-Year Report and C&W Market Analyses appearing in this Prospectus and the Registration Statement have been included herein in reliance on C&W's expertise as a real estate service firm, with respect to the Suburban Philadelphia Office and Industrial Market.

                                 LEGAL MATTERS

     The validity of the Common Shares offered hereby, as well as certain legal matters relating to the Company, will be passed upon for the Company by Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania. Certain legal matters related to the Offering will be passed upon for the Underwriters by Battle Fowler LLP. Pepper, Hamilton & Scheetz and Battle Fowler LLP will rely on Ballard Spahr Andrews & Ingersoll as to certain matters of Maryland law.

                                  TAX MATTERS

     The statements in this Prospectus under the caption "Federal Income Tax Considerations" and the other statements herein relating to the Company's qualification as a REIT and the taxation of the Company's shareholders, are based upon the opinion of Arthur Andersen LLP.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), pursuant to the Exchange Act. The Registration Statement, as well as such reports, proxy statements and other information filed by the Company with the Commission, may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Such material can also be inspected and copied at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

     "ADA" means the Americans with Disabilities Act of 1990, as amended.


     "AMEX" means American Stock Exchange, Inc.



     "Average Annualized Rental Rate" means (i) for office leases written on a triple net basis, the sum of the annualized contracted base rental rates payable for all space leased as of September 30, 1996 without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles plus the 1996 budgeted operating expenses excluding tenant electricity; and (ii) for office leases written on a full service basis, the annualized rental rate is divided by the total square footage leased as of September 30, 1996 without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles.



     Acquisition Properties" means, collectively, the SERS Properties and the four additional office buildings that the Company will acquire prior to or concurrent with the closing of the Offering.


     "Board of Trustees" means the Board of Trustees of the Company.


     Book Value Per Share" means, as of any date: (i) the total beneficiaries' equity as shown on the Company's consolidated balance sheet as of the fiscal quarter end immediately prior to the applicable date (with appropriate adjustments for any material events subsequent thereto) prepared in accordance with rules and regulations of the SEC and GAAP applied on a consistent basis (as adjusted to reflect the consideration received by the Company upon the Exercise (defined below) of any Convertible Securities (defined below) which are included in the computation in (ii) below), divided by (ii) the sum of the number of Common Shares outstanding on such date plus the number of Common Shares issuable upon the exercise, conversion or exchange (collectively, "Exercise") of outstanding options, warrants, Preferred Shares and other convertible securities or similar rights (collectively, "Convertible Securities") to the extent that the consideration payable upon the exercise of such Convertible Securities is less than the Market Value Per Share of the Common Shares issuable upon such Exercise.


     "BRP" means Brandywine Realty Partners, a general partnership that owns the four BRP Properties.

     "BRP Partnership Agreement" means the General Partnership Agreement, as amended, of BRP.

     "BRP Properties" means the following four Properties owned by BRP: One Greentree Centre, Two Greentree Centre, Three Greentree Centre and Twin Forks.

     "Bylaws" means the Bylaws of the Company.

     "C&W" means Cushman & Wakefield of Pennsylvania, Inc.


     "C&W Market Analyses" means the 10 market analyses prepared for the Company by C&W.


     "C&W Mid-Year Report" means the Mid-Year 1996 Philadelphia Office Market Report and Philadelphia Industrial Market Report prepared by C&W.

     "Cash Available for Distribution" means Funds from Operations adjusted for principal amortization payments and reserves for capital expenditures.

     "Class A Units" means the limited partnership interests of the Operating Partnership that will remain outstanding upon completion of the Offering and that will be exchangeable for Common Shares.


     "Code" means the Internal Revenue Code of 1986, as amended.


     "Common Shares" means the common shares of beneficial interest, par value $.01 per share, of the Company.

     "Company" means Brandywine Realty Trust, a Maryland real estate investment trust, and those entities over which Brandywine Realty Trust has control or of which it owns a majority of the economic interests, unless the context otherwise indicates.


     "Concurrent Investments" means, collectively, the Morgan Stanley Private Placement and the SERS Private Placement.



     "Conflicting Provisions" means provisions of the Company's Declaration of Trust which are in conflict with the Maryland REIT Law, the Code or other applicable federal or state law(s).



     "Conversion Approval" means approval of the unlimited conversion of Series A Preferred Shares into Common Shares by a majority of the votes cast by holders of Common Shares at a meeting of shareholders in which holders of Preferred Shares have no right to vote.



     "Conversion Number" means the number of Common Shares into which a Preferred Share is, or Preferred Shares are, convertible.



     "CPI" means the consumer price index.



     "Credit Facility" means the $80 million, two-year revolving line of credit for which the Company has obtained a commitment from a group of lenders.



     "Declaration of Trust" means the Declaration of Trust of the Company, as amended.


     "Employment Agreements" means the two-year employment agreements dated July 31, 1996 entered into by the Company with its Chief Executive Officer and its three other executive officers.


     "EPA" means Environmental Protection Agency.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means a pension, profit-sharing, or other employee benefit plan subject to Title 1 of ERISA.

     "Excluded Common Shares" means any Common Shares issued by the Company after May 1, 1996, the net proceeds of which issuance are not contributed to the Operating Partnership.


     "Final Annualized Base Rent" means the base rental rate payable under the applicable lease in the month that the lease expires multiplied by twelve.


     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "Funds from Operations" means net income (loss) adjusted for depreciation expense attributable to real property, amortization expense attributable to capitalized leasing costs, tenant allowances and improvements, gains on sales of real estate investments and extraordinary nonrecurring items.

     "GAAP" means generally accepted accounting principles.


     "Initial Properties" means, collectively, the BRP Properties, the SSI/TNC Properties and the LibertyView Building.



     "Interested Shareholder" means any person, or an affiliate thereof, who beneficially owns 10% or more of the voting power of a Maryland real estate investment trust's outstanding shares.



     "Investment Date" means June 21, 1996.


     "IRA" means individual retirement account.

     "IRS" means the United States Internal Revenue Service.


     "LCOR" means LCOR Incorporated, a real estate development firm.



     ""Legg Mason" means Legg Mason Wood Walker, Incorporated.



     "LibertyView Building" means the Property at 457 Haddonfield Road, Cherry Hill, New Jersey.

     "Limited Partners" means the limited partners of the Operating Partnership.


     "Linpro Entities" means the more than 350 different limited partnerships, joint ventures and corporations which were originally doing business under the name "The Linpro Company".



     "Lock-up Period" means the 180-day period after the effective date of this Prospectus.


     "Management Company" means Brandywine Realty Services Corporation, the Company's property management subsidiary.

     "Market" means the Suburban Philadelphia Office and Industrial Market.


     "Market Value Per Share" means, as of any date (the "Valuation Date"), the average of the closing per share sale price(s) of the Common Shares for the period of 20 consecutive trading days ending on the trading date immediately preceding the Valuation Date as such prices are reported by the principal United States securities exchange on which the Common Shares are then traded or, if the Common Shares are not then traded on any such exchange, the closing per share sale price (or the average of the quoted per share closing bid and asked prices if no sale is reported) as reported by the National Association of Securities Dealers, Inc. ("NASD"), Automated Quotation System ("NASDAQ") or any comparable system or, if the Common Shares are not then quoted on NASDAQ or any comparable system, the average of the closing per share bid and asked prices as furnished by any member of the NASD selected by the Board of Trustees.


     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland.


     "MGCL" means the Maryland General Corporation Law.



     "Morgan Stanley Funds" means the two investment funds managed by Morgan Stanley Asset Management Inc. that have agreed to purchase Common Shares in the Morgan Stanley Private Placement.



     "Morgan Stanley Private Placement" means the private placement by the Company of 709,091 Common Shares to the Morgan Stanley Funds at a price per share of $16.50 (representing an aggregate purchase price of $11.7 million) to be consummated concurrent with the closing of the Offering.



     "NAREIT" means the National Association of Real Estate Investment Trusts.


     "Net Operating Income" means the total property gross income less operating expenses exclusive of interest expense, income taxes and all non-cash charges.


     "Newtech Partnership" means the limited partnership which holds fee title to the Property at 16 Campus Boulevard.


     "Non-ERISA Plan" means a qualified retirement plan not subject to Title 1 of ERISA because it is a governmental or church plan or because it does not cover common law employees.

     "Non-U.S. Shareholders" means nonresidential alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates.

     "Offering" means the offering of Common Shares to the public by the Underwriters pursuant to this Prospectus.

     "Operating Partnership" means Brandywine Operating Partnership, L.P., a limited partnership organized under the laws of Delaware.

     "Option Properties" means the four properties that the Company acquired options to purchase in the SSI/TNC Transaction.

     "Osborne Loan" means the loan made by the RMO Fund to the Company on June 21, 1996 in the original principal amount of approximately $990,000.


     "Owners" means SSI, TNC and the 11 other persons who contributed interests in the 19 SSI/TNC Properties to the Operating Partnership as part of the SSI/TNC Transaction.

     "Ownership Limits" means the Company's Declaration of Trust provisions prohibiting, subject to certain exceptions, any shareholder or group of affiliated shareholders from owning more than 9.8% in value of the Common Shares.


     "Ownership Restrictions" means the provisions of the Declaration of Trust prohibiting any transfer of Common Shares if, as a result of such transfer, the Common Shares would be held by fewer than 100 persons or results in the Company being "closely held" within the meaning of Section 856(h) of the Code.


     "Paired Unit" means a unit comprised of one Common Share and a six-year warrant exercisable for one additional Common Share at the exercise price of $19.50 per share (subject to customary antidilution adjustments).


     "Partnership Agreement" means the agreement of limited partnership, as amended, of the Operating Partnership.

     "Phase I" means an environmental site assessment performed by independent third parties to evaluate the environmental condition of, and potential environmental liabilities associated with, the Properties.


     "Philadelphia PMSA" means Philadelphia primary metropolitan statistical area.



     "Preferred Shares" means the Series A preferred shares of beneficial interest, par value $.01 per share, of the Company issued to the SERS Voting Trust in connection with the SERS Transaction.



     "Properties" means, collectively, the Initial Properties and the Acquisition Properties.


     "Qualified Offering" means a public or private sale of equity securities generating at least $35 million of net proceeds to the Company at a price per share at least equal to the per share book value of the Common Shares as of the end of the most recently preceding quarter preceding the sale or at least $25 million of net proceeds, but less than $35 million of net proceeds, at a price per share of at least $16.50 (subject to adjustment in the event of stock dividends, stock splits or reverse stock splits).


     "RAI" means Radnor Advisors Inc.



     "Redemption Price" means, in respect of a Preferred Share, the greater of:
(i) the product of (a) $16.50 plus an amount (the "Return Amount") equal to 8.0% of $16.50 per annum from the date of issuance of such Series A Preferred Share to the redemption date thereof less an amount (not to exceed the Return Amount) equal to distributions actually received by the holder of account of such Share and (b) the Conversion Number and (ii) the product of the market price of a Common Share and the Conversion Number.


     "Registration Rights Agreement" means the agreement among the Company, SSI, each holder of Class A Units and the RMO Fund obligating the Company to register Common Shares issued and issuable to such person under certain circumstances.

     "REIT" means a real estate investment trust as defined by Sections 856 through 860 of the Code and applicable Treasury regulations.


     "Replacement Cost Rents" the rental rate that would provide a reasonable return on investment to a developer of a new Class A multi-tenant office building.



     "Residual Interests" means the residual 11% capital and 1% cash flow and profits interest in certain of the Title Holding Partnerships that the Operating Partnership has the obligation to acquire by September 1999.



     "Reverse Split" means the combination of outstanding Common Shares by means of a one-for-three reverse share split immediately prior to the closing of the Offering.


     "RMO Fund" means Turkey Vulture Fund XIII, Ltd.

     "RMO Trust" means the Richard M. Osborne Trust.

     "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.


     "SERS" means the Pennsylvania State Employes' Retirement System and its subsidiaries.



     "SERS Private Placement" means the private placement by the Company of $10.5 million of Common Shares to the SERS Voting Trust at a price per share equal to the public offering price that will be consummated concurrent with the closing of the Offering.



     "SERS Properties" means the nine Acquisition Properties that the Company will acquire from SERS pursuant to the SERS Transaction on or prior to closing of the Offering.



     "SERS Transaction" means the transaction in which the Company will acquire the SERS Properties.



     "SERS Voting Trust" means the voting trust established for the benefit of SERS, as shareholder, and of which RAI Real Estate Advisers, Inc. is the voting trustee.



     "Shares" means, collectively, the up to 30,000,000 shares of beneficial interest of the Company.


     "SSI" means Safeguard Scientifics, Inc.


     "SSI Loan" means the several loans by SSI to the Operating Partnership or a subsidiary in the aggregate principal amount of $539,000, as of September 30, 1996, to finance certain expenses in connection with the SSI/TNC Transaction, provide working capital, finance certain preferred distributions to the Company and finance tenant improvements.


     "SSI/TNC Properties" means the 19 Properties, either individually or in combination, acquired by the Operating Partnership in the SSI/TNC Transaction.

     "SSI/TNC Transaction" means the transactions pursuant to which the Company acquired interests in the SSI/TNC Properties."

     "Suburban Philadelphia Office and Industrial Market" means the areas comprised of the following counties: Bucks, Chester, Delaware, Lehigh, Montgomery and Northampton in Pennsylvania and Burlington and Camden in New Jersey.

     "Title Holding Partnerships" means the Company's partnership subsidiaries holding fee title to certain of the Properties.

     "TNC" means The Nichols Company and its affiliates.


     "Total Base Rent" for the twelve months ended September 30, 1996 means base rents received during such period, excluding tenant reimbursements calculated on a straight-line basis in accordance with generally accepted accounting principles. Tenant reimbursements generally include payment of real estate taxes, operating expenses and escalations and common area maintenance and utility charges.


     "Treasury Regulations" means the income tax regulations that have been promulgated under the Code.

     "Trustees" means the Trustees of the Company.

     "Underwriters" means the underwriters named in this Prospectus, for whom Smith Barney Inc. and Legg Mason Wood Walker, Incorporated are acting as representatives.

     "Underwriting Agreement" means the Underwriting Agreement between the Company and the Underwriters.

     "United States" means the United States of America (including the District of Columbia), its territories, possessions and other areas subject to its jurisdiction.

     "Units" means Class A Units of limited partnership interests of the Operating Partnership.


     "Whitelands Property" means the Whitelands Business Park in Exton, Pennsylvania.

     "Witmer Properties" means the eight Properties held by a subsidiary of the Operating Partnership and that secure repayment of a mortgage loan made by General Electric Credit Corporation. The following Properties are the Witmer
Properties: 1155 Business Center Drive; One Progress Avenue; 500 Enterprise Road; 1510 Gehman Road; 168 Franklin Corner Road; 16 Campus Boulevard; 18 Campus Boulevard; and 456 Creamery Way.

                            BRANDYWINE REALTY TRUST

                         INDEX TO FINANCIAL STATEMENTS


I.     UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
       - Pro Forma Condensed Consolidating Balance Sheet as of September 30,
         1996..................................................................        F-4
       - Pro Forma Condensed Consolidating Statements of Operations for the
       Year Ended December 31, 1995, and the Nine-Months Ended September 30,
         1996..................................................................        F-5
       - Notes and Management's Assumptions to Unaudited Pro Forma Condensed
         Consolidating Financial Statements....................................        F-7
II.    BRANDYWINE REALTY TRUST
       - Report of Independent Public Accountants..............................        F-14
       - Consolidated Balance Sheets as of December 31, 1994 and 1995 (audited)
       and September 30, 1996 (Unaudited)......................................        F-15
       - Consolidated Statements of Operations for the Years Ended December 31,
       1993, 1994 and 1995 (audited) and for the Nine-Months Ended September
         30, 1995 and 1996 (Unaudited).........................................        F-16
       - Consolidated Statements of Beneficiaries' Equity for the Years Ended
         December 31, 1993, 1994 and 1995 (audited), and for the Nine-Months
         Ended September 30, 1996 (Unaudited)..................................        F-17
       - Consolidated Statements of Cash Flows for the Years Ended December 31,
       1993, 1994 and 1995 (audited), and for the Nine-Months Ended September
         30, 1995 and 1996 (Unaudited).........................................        F-18
       - Notes to Consolidated Financial Statements............................        F-19
III.   SSI/TNC PROPERTIES
       - Report of Independent Public Accountants..............................        F-35
       - Combined Balance Sheets as of December 31, 1994 and 1995 (audited) and
         June 30, 1996 (Unaudited).............................................        F-36
       - Combined Statements of Operations for the Years Ended December 31,
       1993, 1994 and 1995 (audited), and for the Six-Months Ended June 30,
         1995 and 1996 (Unaudited).............................................        F-37
       - Combined Statements of Owners' Deficit for the Years Ended December
       31, 1993, 1994 and 1995 (audited), and for the Six-Months Ended June 30,
         1996 (Unaudited)......................................................        F-38
       - Combined Statements of Cash Flows for the Years Ended December 31,
       1993, 1994 and 1995 (audited), and for the Six-Months Ended June 30,
         1995 and 1996 (Unaudited).............................................        F-39
       - Notes to Combined Financial Statements................................        F-40
IV.    LIBERTYVIEW BUILDING
       - Report of Independent Public Accountants..............................        F-46
       - Statements of Revenue and Certain Expenses for the Year Ended December
       31, 1995, and Six-Months Ended June 30, 1996 (Unaudited)................        F-47
       - Notes to Financial Statements.........................................        F-48

V.     SERS PROPERTIES
       - Report of Independent Public Accountants..............................        F-50
       - Statements of Revenue and Certain Expenses for the Year Ended December
       31, 1995, and Nine-Months Ended September 30, 1995 and 1996
         (Unaudited)...........................................................        F-51
       - Notes to Financial Statements.........................................        F-52
VI.    DELAWARE CORPORATE CENTER I
       - Report of Independent Public Accountants..............................        F-53
       - Statements of Revenue and Certain Expenses for the Year Ended December
       31, 1995, and Nine-Months Ended September 30, 1995 and 1996
         (Unaudited)...........................................................        F-54
       - Notes to Financial Statements.........................................        F-55
VII.   700/800 BUSINESS CENTER DRIVE
       - Report of Independent Public Accountants..............................        F-57
       - Statements of Revenue and Certain Expenses for the Year Ended December
       31, 1995, and Nine-Months Ended September 30, 1995 and 1996
         (Unaudited)...........................................................        F-58
       - Notes to Financial Statements.........................................        F-59
VIII.  FINANCIAL STATEMENT SCHEDULE
       - Schedule III -- Real Estate and Accumulated Depreciation -- December
         31, 1995..............................................................        F-60

                            BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION


     The following sets forth the pro forma condensed consolidating balance sheet of Brandywine Realty Trust ("the Company) as of September 30, 1996, and the pro forma condensed consolidating statements of operations for the year ended December 31, 1995 and the nine-month period ended September 30, 1996.



     The unaudited pro forma condensed consolidating financial information is presented as if the following transactions had been consummated on September 30, 1996, for balance sheet purposes, and at the beginning of the period presented, for purposes of the statements of operations:



     - The Company consummated the Offering and applied the net proceeds therefrom as described under "Use of Proceeds". This pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Company, the SSI/TNC Properties, the LibertyView Building, and the Acquisition Properties (defined below) and the related notes thereto included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the transactions to be consummated have been made.



     - The Company issued 3,700,000 Common Shares at $16.50 per share, the last reported sales price of the Common Shares on the AMEX on November 6, 1996.



     - The $774,000 loan from the RMO Fund was satisfied by the Company by the issuance of 45,844 Paired Units to the RMO Fund.



     - The Company acquired its partnership interests in the Operating Partnership.



     - The Operating Partnership acquired the 19 SSI/TNC Properties in connection with the SSI/TNC transaction.



     - The Company acquired the LibertyView Building.



     - In conjunction with the Offering the Company acquired the SERS Properties, Delaware Corporate Center I, 700/800 Business Center Drive, and 8000 Lincoln Drive (hereinafter referred to as the "Acquisition Properties") for $26,444,000 of Preferred Shares, $3,225,000 of deferred payments, $56,000 of warrants and $24,059,000 of cash.



     - The Company will contribute $54.0 million of net proceeds from the Offering to the Operating Partnership in exchange for 3,519,062 general partnership units.



     - The Company will issue 636,363 Common Shares at $16.50 per share to SERS Voting Trust, as advised by RAI in exchange for $10.5 million and contribute such proceeds to the Operating Partnership in exchange for 636,363 general partnership units.



     - Following the Offering and the application of the net proceeds therefrom, the Operating Partnership will repay $47,868,000 of indebtedness secured by the Properties, $764,000 of loans made by SSI to the Operating Partnership and a $500,000 prepayment penalty.



     - The Company will issue 709,090 Common Shares at $16.50 per share in the Morgan Stanley Private Placement and contribute the proceeds to the Operating Partnership in exchange for 709,090 general partnership units.



     The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at September 30, 1996, nor does it purport to represent the future financial position and the results of operations of the Company.

                            BRANDYWINE REALTY TRUST

                PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET


                    AS OF SEPTEMBER 30, 1996 (NOTES 1 AND 2)

                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                   BRANDYWINE
                                                  REALTY TRUST                          PRO FORMA
                                                   HISTORICAL         ACQUISITION       OFFERING          PRO FORMA
                                                 CONSOLIDATED(A)     PROPERTIES(B)     ADJUSTMENTS       CONSOLIDATED
                                                 ---------------     -------------     -----------       ------------
ASSETS:
  Real estate investments, net.................     $  98,818          $  52,709        $      --          $151,527
  Cash and cash equivalents....................         1,859            (24,059)          25,459(C)          3,259
  Escrowed cash................................           966              1,265             (145)(D)         2,086
  Deferred costs, net..........................         2,290                 --              504(E)          2,794
  Other assets.................................         2,250               (190)              --             2,060
                                                     --------            -------          -------          --------
          Total assets.........................     $ 106,183          $  29,725        $  25,818          $161,726
                                                     ========            =======          =======          ========
LIABILITIES:
  Mortgages and notes payable..................     $  83,020          $   3,225        $ (49,406)(F)      $ 36,839
  Other liabilities............................         3,096                 --             (321)(G)         2,775
                                                     --------            -------          -------          --------
          Total liabilities....................        86,116              3,225          (49,727)           39,614
                                                     --------            -------          -------          --------
MINORITY INTEREST..............................         8,758                 --           (8,145)(H)           613
                                                     --------            -------          -------          --------
Convertible Preferred Shares...................            --             26,444               --            26,444
                                                     --------            -------          -------          --------
BENEFICIARIES' EQUITY:
  Common shares of beneficial interest.........             9                 --               51(I)             60
  Additional paid-in capital...................        20,443                 --           83,391(J)        103,834
  Stock warrants...............................           658                 56              248(K)            962
  Accumulated equity (deficit).................        (9,801)                --               --            (9,801)
                                                     --------            -------          -------          --------
          Total beneficiaries' equity..........        11,309                 56           83,690            95,055
                                                     --------            -------          -------          --------
          Total liabilities and beneficiaries'
            equity.............................     $ 106,183          $  29,725        $  25,818          $161,726
                                                     ========            =======          =======          ========


The accompanying notes and management assumptions are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1995 (NOTES 1 AND 3)
                                  (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                             TOTAL
                                                           ADJUSTED
                                                            SSI/TNC
                                                          PROPERTIES
                                          BRANDYWINE          AND
                                            REALTY        LIBERTYVIEW        TOTAL
                                            TRUST          BUILDING        ADJUSTED
                                          HISTORICAL       COMBINED       ACQUISITION    PRO FORMA           TOTAL PRO
                                         CONSOLIDATED     HISTORICAL      PROPERTIES      OFFERING             FORMA
                                             (A)              (B)             (C)        ADJUSTMENT         CONSOLIDATED
                                         ------------    -------------    -----------    ----------         ------------
Revenue:
  Base rents...........................    $  3,517         $ 8,948         $ 6,348       $     --           $   18,813
  Tenant reimbursements................          66           3,430             450             --                3,946
  Other................................          83               3              --             --                   86
                                             ------         -------          ------        -------              -------
          Total revenue................       3,666          12,381           6,798             --               22,845
                                             ------         -------          ------        -------              -------
Operating expenses:
  Interest.............................         793           6,700             258         (4,355)(D)            3,396
  Depreciation and amortization........       1,402           4,090           1,687            277(E)             7,456
  Property expenses....................       1,608           4,222           3,408            891(G)            10,129
  General and administrative...........         682             670              --           (562)(H)              790
                                             ------         -------          ------        -------              -------
          Total operating expenses.....       4,485          15,682           5,353         (3,749)              21,771
                                             ------         -------          ------        -------              -------
          Income (loss) before minority
            interest...................        (819)         (3,301)          1,445          3,749                1,074
Minority interest in income (loss).....           5          (1,182)             --          1,339(F)               162
                                             ------         -------          ------        -------              -------
Income (loss) before uncombined entity
  and extraordinary items..............        (824)         (2,119)          1,445          2,410                  912
Equity income of management company....          --             179              --           (107)(I)               72
                                             ------         -------          ------        -------              -------
Income (loss) before extraordinary
  items................................        (824)         (1,940)          1,445          2,303                  984
Income allocated to Preferred Shares...          --              --              --          2,248(J)             2,248
                                             ------         -------          ------        -------              -------
Income (loss) allocated to
  Common Shares........................    $   (824)        $(1,940)        $ 1,445       $     55           $   (1,264)
                                             ======         =======          ======        =======              =======
Earnings (loss) per share before
  extraordinary items:.................
  Income (loss) before extraordinary
     items.............................    $  (1.32)                                                         $     0.16
                                             ======                                                             =======
  Income (loss) allocated to Common
     Shares............................    $  (1.32)                                                         $    (0.21)
                                             ======                                                             =======
Weighted average number of shares
  outstanding including share
  equivalents..........................     624,791                                                           6,008,540
                                             ======                                                             =======


The accompanying notes and management assumptions are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

           PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

       FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996 (NOTES 1 AND 3)

                                  (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                             TOTAL
                                                           ADJUSTED
                                                            SSI/TNC
                                                          PROPERTIES
                                          BRANDYWINE          AND
                                            REALTY        LIBERTYVIEW        TOTAL
                                            TRUST          BUILDING        ADJUSTED
                                          HISTORICAL       COMBINED       ACQUISITION    PRO FORMA           TOTAL PRO
                                         CONSOLIDATED     HISTORICAL      PROPERTIES      OFFERING             FORMA
                                             (A)              (B)             (C)        ADJUSTMENT         CONSOLIDATED
                                         ------------    -------------    -----------    ----------         ------------
Revenue:
  Base rents...........................    $  4,063         $ 5,714         $ 5,828       $     --           $   15,605
  Tenant reimbursements................         467           2,511             277             --                3,255
  Other................................          69             100              --             --                  169
                                            -------         -------          ------        -------            ---------
                                              4,599           8,325           6,105             --               19,029
                                            -------         -------          ------        -------            ---------
Operating expenses:
  Interest.............................       1,342           3,783             194         (2,746)(D)            2,573
  Depreciation and amortization........       1,173           2,819           1,265            208(E)             5,465
  Property expenses....................       1,867           2,831           2,724            605(G)             8,027
  General and administrative...........         439             715              --           (567)(H)              587
                                            -------         -------          ------        -------            ---------
          Total operating expenses.....       4,821          10,148           4,183         (2,500)              16,652
                                            -------         -------          ------        -------            ---------
          Income (loss) before minority
            interest...................        (222)         (1,823)          1,922          2,500                2,377
Minority interest in income (loss).....         (40)           (513)            (--)           775(F)               222
                                            -------         -------          ------        -------            ---------
Income (loss) before uncombined entity
  and extraordinary items..............        (182)         (1,310)          1,922          1,725                2,155
Equity income of management company....          54              75             (--)           115(I)               244
                                            -------         -------          ------        -------            ---------
Income (loss) before extraordinary
  items................................    $   (128)        $(1,235)        $ 1,922       $  1,840           $    2,399
Income (loss) allocated to Preferred
  Shares...............................          --              --              --          1,686(J)             1,686(I)
                                            -------         -------          ------        -------            ---------
Income (loss) allocated to Common
  Shares...............................    $   (128)        $(1,235)        $ 1,922       $    154           $      713
                                            =======         =======          ======        =======            =========
Earnings per common share before
  extraordinary items..................
  Income (loss) before extraordinary
     items.............................    $  (0.19)                                                         $     0.40
                                            =======                                                           =========
  Income (loss) allocated to Common
     Shares............................    $  (0.19)                                                         $     0.12
                                            =======                                                           =========
Weighted average number of shares
  outstanding..........................     676,801                                                           6,007,577(K)
                                            =======                                                           =========


The accompanying notes and management assumptions are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                  UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
                             FINANCIAL INFORMATION
               (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE AMOUNTS)

1. BASIS OF PRESENTATION:


     Brandywine Realty Trust (the "Company") is a Maryland real estate investment trust. As of September 30, 1996, the Company owned interests in 24 properties, consisting of 23 suburban office buildings in three states and one industrial property. The Company is the sole general partner and has an approximately 59% interest in Brandywine Operating Partnership, L.P. (the "Operating Partnership"). The minority interests in the Operating Partnership include TNC and other owners, and SSI, which have ownership interests of 31% and 10%, respectively.



     These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the SSI/TNC Properties, the LibertyView Building and the Acquisition Properties included elsewhere herein. In management's opinion, all adjustments necessary to reflect the effects of the Offering and the Concurrent Investments, the acquisitions of the SSI/TNC Properties, the LibertyView Building and the Acquisition Properties by the Company have been made.


2. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:


     (A) Reflects the historical consolidated balance sheet of the Company as of September 30, 1996.



     Acquisition Properties



     (B) Reflects the combined balance sheets of the acquisitions of the Acquisition Properties as follows:



                                                           DELAWARE     700/800
                                                          CORPORATE    BUSINESS      8000
                                              SERS          CENTER      CENTER      LINCOLN
                                          PROPERTIES(I)     I(II)      DRIVE(II)   DRIVE(II)   COMBINED
                                          -------------   ----------   ---------   ---------   --------
    Real estate investments, net........     $29,352       $  12,954    $  7,313    $  3,090   $ 52,709
    Cash and cash equivalents...........        (892)        (12,839)     (7,263)     (3,065)   (24,059)
    Other assets........................          --            (115)        (50)        (25)      (190)
    Escrowed cash.......................       1,265              --          --          --      1,265
              Total assets..............     $29,725       $      --    $     --    $     --   $ 29,725
                                             =======        ========     =======     =======   ========
    Liabilities:
      Mortgages and notes payable.......     $ 3,225       $      --    $     --    $     --   $  3,225
                                             -------        --------     -------     -------   --------
              Total liabilities.........       3,225              --          --          --      3,225
                                             -------        --------     -------     -------   --------
    Convertible Preferred Shares........      26,444              --          --          --     26,444
                                             -------        --------     -------     -------   --------
              Total beneficiaries'
                equity..................          56              --          --          --         56
                                             -------        --------     -------     -------   --------
              Total liabilities and
                beneficiaries' equity...     $29,725       $      --    $     --    $     --   $ 29,725
                                             =======        ========     =======     =======   ========


---------------

(i) The purchase price for the SERS Properties consists of: (i) 481,818 Series A Preferred Shares, convertible, under certain circumstances, into 1,606,060 Common Shares; (ii) two year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share and based on a $.42 per warrant value (based on a modified Black Scholes calculation); and (iii) deferred payments aggregating $3.8 million, of which $2.5 million is payable in June 1998 and $1.3 million is due in December 1999. The Company recorded a $575 adjustment to the purchase price to reflect the fair value of the deferred payments. In addition, closing costs of $892 have been capitalized to real estate investments, net.

(ii) Reflects the Company's acquisition of these properties based upon the purchase price plus closing costs as follows:



                                                              PURCHASE     CLOSING
                                                               PRICE        COSTS       TOTAL
                                                              --------     -------     -------
    Delaware Corporate Center I.............................  $ 12,700      $ 254      $12,954
    700/800 Business Center Drive...........................  $  7,100      $ 213      $ 7,313
    8000 Lincoln Drive......................................  $  3,000      $  90      $ 3,090



     Offering



     (C) Pro forma cash and cash equivalents were determined as follows:



       - Net proceeds from this Offering after underwriting discounts and commissions and estimated Offering expenses of $7,883.............  $ 53,167
       - Net proceeds from the Morgan Stanley Private Placement............    11,700
       - Net proceeds from issuance of common shares to SERS Voting
         Trust.............................................................    10,500
       - Repayment of mortgages and notes payable including related
         costs.............................................................   (49,132)
       - Payment of commitment fee on the Credit Facility..................      (600)
       Other cash activities --
       - Release of escrowed cash resulting from the repayment of mortgage
       notes payable.......................................................       145
       - Payment of accrued interest.......................................      (321)
       - Net increase in cash and cash equivalents.........................  $ 25,459
(D)    Release of escrowed cash resulting from the repayment of mortgage
       notes payable.......................................................  $   (145)
(E)    Reflects the increase in deferred financing costs as follows:
       - Credit Facility...................................................  $    600
       - Repayment of mortgage notes.......................................       (96)
                                                                             $    504
(F)    Reflects the net decrease in mortgages and notes payable:
       - Repayment of mortgages and notes payable from net proceeds of this
         Offering..........................................................  $(48,632)
       - Payment of the note payable to the RMO Fund through the issuance
       of Paired Units.....................................................      (774)
                                                                             $(49,406)
(G)    Reflects the payment of accrued interest in connection with the
       repayment of mortgages and notes payable............................  $   (321)
(H)    Reflects the reduction of minority interest upon the Company's equity contribution of $54 million of net proceeds from the Offering to the Operating Partnership and $22.2 million of net proceeds from the private placement and the issuance of Common Shares. Upon making this contribution, the Company will receive 6,470,576 GP units which will increase its ownership percentage to 93%.......................  $ (8,145)
(I)    Par value of the Common Shares to be issued.........................  $     51

(J)    Reflects (i) the issuance of 3,700,000 Common Shares, par value of $.01 per share, at an assumed offering price of $16.50 per share the last reported sales price of the Common Shares on the AMEX on November 6, 1996; (ii) the
       issuance of 709,090 Common Shares, at per share in the Morgan Stanley private placement; (iii) the issuance of 636,364 Common Shares at an assumed Offering
       Price of $16.50 per share to SERs Voting Trust; and (iv) the issuance of
       45,844 Paired Units to the RMO Fund. The following table sets forth the adjustments to additional paid-in capital:
       - Net proceeds from the Offering of Common Shares after
         underwriting discounts and commissions and Offering
         expenses.................................................  $53,167
       Less: Adjusted par value of Common Shares at $.01 par......      (37)    $53,130
                                                                    -------
       - Net proceeds from the Concurrent Investments net of par
       value of $13...............................................               22,187
       - Write-off of deferred financing costs....................                  (96)
       - Additional capital contribution to the Operating
         Partnership..............................................                8,145
       - Prepayment of note payable to the RMO Fund, net of par
       value of $1................................................                  525
       - Other....................................................                 (500)
                                                                                -------
       Net increase in additional paid-in capital.................              $83,391
                                                                                =======
(K)    Reflects the issuance of 45,844 warrants to the RMO Fund,
       based on a $5.40 per warrant value (based on a modified
       Black Scholes calculation).................................              $   248
                                                                                =======


3. ADJUSTMENTS TO PRO FORMA CONDENSED
   CONSOLIDATING STATEMENTS OF OPERATIONS:


     (A)   Reflects the historical consolidated operations of the Company.



     SSI/TNC Transaction and LibertyView Building Acquisition



     (B) Reflects the adjusted historical operations of the SSI/TNC Properties which were acquired on August 22, 1996 and LibertyView Building which was acquired on July 19, 1996. The historical operations of the SSI/TNC Properties exclude the extraordinary gains on restructuring of debt of $5,559 and $494 for the year ended December 31, 1995 and the nine-month period ended September 30, 1996, respectively.

FOR THE YEAR ENDED DECEMBER 31, 1995



                                                                                             TOTAL ADJUSTED
                                                                                                SSI/TNC
                                                                                               PROPERTIES
                                                                                                  AND
                                              SSI/TNC                                         LIBERTYVIEW
                                             PROPERTIES     LIBERTYVIEW                         BUILDING
                                             HISTORICAL       BUILDING        PRO FORMA         COMBINED
                                              COMBINED       HISTORICAL      ADJUSTMENTS       HISTORICAL
                                             ----------     ------------     -----------     --------------
Revenue:
  Base rents...............................   $  7,829         $1,119          $    --          $  8,948
  Tenant reimbursements....................      2,895            535               --              3430
  Management fees..........................        617             --             (617)(iv)           --
  Other....................................          3             --               --                 3
                                             ----------     ------------     -----------     --------------
     Total revenue.........................     11,344          1,654             (617)           12,381
                                             ----------     ------------     -----------     --------------
Operating expenses:
  Interest.................................      5,855             --              845(i)          6,700
  Depreciation and amortization............      4,336             --             (246)(ii)        4,090
  Property expenses........................      3,424            798               --             4,222
  General and administrative...............      1,108             --             (438)(iv)          670
                                             ----------     ------------     -----------     --------------
     Total operating expenses..............     14,723            798              161            15,682
     Income (loss) before minority
       interest............................     (3,379)           856             (778)           (3,301)
Minority interest in income (loss).........         --             --           (1,182)(iii)      (1,182)(iii)
                                             ----------     ------------     -----------     --------------
Income (loss) before uncombined entity and
  extraordinary items......................     (3,379)           856              404            (2,119)
Equity income of management company........         --             --              179               179
                                             ----------     ------------     -----------     --------------
Income (loss) before extraordinary items...   $ (3,379)        $  856          $   583          $ (1,940)
                                               =======      =========        =========       ===========



FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996



                                                                                                 TOTAL
                                                                                                ADJUSTED
                                                                                                SSI/TNC
                                             SSI/TNC                                         PROPERTIES AND
                                            PROPERTIES      LIBERTYVIEW                       LIBERTYVIEW
                                            HISTORICAL        PROPERTY                          BUILDING
                                             COMBINED        HISTORICAL       PRO FORMA         COMBINED
                                           THRU 8/22/96     THRU 7/19/96     ADJUSTMENTS       HISTORICAL
                                           ------------     ------------     -----------     --------------
Revenue:
  Base rents.............................    $  5,059          $  655          $    --          $  5,714
  Tenant reimbursements..................       2,250             261               --             2,511
  Management fees........................         778              --             (778)(iv)           --
  Other..................................         100              --               --               100
                                           ------------        ------        -----------     --------------
     Total revenue.......................       8,187             916             (778)            8,325
                                           ------------        ------        -----------     --------------
Operating expenses:
  Interest...............................       3,322              --              461(i)          3,783
  Depreciation and amortization..........       2,717              --              102(ii)         2,819
  Property expenses......................       2,831              --               --             2,831
  General and administrative.............         599             399             (283)(iv)          715
                                           ------------        ------        -----------     --------------
     Total operating expenses............       9,469             399              280            10,148
     Income (loss) before minority
       interest..........................      (1,282)            517           (1,058)           (1,823)
Minority interest in income (loss).......          --              --             (513)(iii)        (513)
                                           ------------        ------        -----------     --------------
Income (loss) before uncombined entity
  and extraordinary items................      (1,282)            517             (545)           (1,310)
Equity income of management company......          --              --               75(iv)            75
                                           ------------        ------        -----------     --------------
Income (loss) before extraordinary
  items..................................    $ (1,282)         $  517          $  (470)         $ (1,235)
                                            =========       =========        =========        ==========

                                                                                               FOR THE
                                                                                             PERIOD FROM
                                                                                           JANUARY 1, 1996
                                                                                               TO THE
                                                                          FOR THE            RESPECTIVE
                                                                        YEAR ENDED           ACQUISITION
                                                                     DECEMBER 31, 1995          DATE
                                                                     -----------------     ---------------
          (i) Reflects the increase in interest expense resulting
                                                            from:
      -    the Note payable to SSI (which bears interest at
           prime) assuming a prime rate of 8.25%.................          $  33                $  21
      -    the Mortgage and notes payable of the LibertyView
           Building, with effective rates of 8% per annum........            750                  406
      -    the Note payable to the RMO fund (which bears interest
           at prime) assuming a prime rate of 8.25%..............             62                   34
                                                                         -------               ------
                                                                           $ 845                $ 461
                                                                     =============         ===========
        (ii) Reflects the (decrease) increase in depreciation and
                                         amortization as follows:
      -    Depreciation of capitalized costs from the SSI/TNC
           Transaction included in real estate investments.......          $  33                $  24
      -    Depreciation of buildings acquired over a 25-year
           useful life and tenant improvements and other
           furniture, fixtures and equipment (FF&E) over five
           years in general......................................           (563)                 (76)
      -    Depreciation of the LibertyView Building over a
           35-year useful life...................................            244                  132
      -    Amortization of deferred financing costs related to
           the LibertyView Building..............................             40                   22
                                                                         -------               ------
                                                                           $(246)               $ 102
                                                                     =============         ===========



     (iii) Minority interest in income (loss) has been reflected in accordance with the terms of the Operating Partnership Agreement. As of September 30, 1996, the Company owns 59% of the Operating Partnership. The remaining 41% of the Operating Partnership is owned by TNC, SSI and the other owners whose interests are reflected as minority interest. The adjustments to record the income effect of minority interest share of loss for the periods ended December 31, 1995, and September 30, 1996, in the pro forma statements of operations were computed as follows:



                                                       FOR THE               FOR THE
                                                      YEAR ENDED           NINE-MONTHS
                                                     DECEMBER 31,             ENDED
                                                         1995           SEPTEMBER 30, 1996
                                                     ------------       ------------------
          SSI/TNC Properties loss before Minority
            Interest...............................    $ (3,379)             $ (1,282)
          Impact of pro forma adjustments..........         497                    31
                                                        -------               -------
                    Total loss.....................    $ (2,882)             $ (1,251)
                                                        =======               =======
          Pro forma minority interest in loss
            (41%)..................................    $ (1,182)             $   (513)
                                                        =======               =======



     (iv) Reflects the results of operations of the Management Company from third party management services as accounted for using the equity method.



     Acquisition Properties



     (C) Reflects the combined pro forma statements of operations of the Acquisition Properties for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                              DELAWARE         700/800
                                 SERS         CORPORATE        BUSINESS       8000 LINCOLN      PRO FORMA      COMBINED
                             PROPERTIES(I)   CENTER I(I)   CENTER DRIVE(I)      DRIVE(I)     ADJUSTMENTS(II)    TOTAL
                             -------------   -----------   ----------------   ------------   ---------------   --------
Revenue:
  Base rents................    $ 4,366         $ 410            $567            $1,005          $    --        $6,348
  Tenant reimbursements.....        238            --             188                24               --           450
                                 ------         -----            ----              ----         --------        ------
                                  4,604           410             755             1,029               --         6,798
                                 ------         -----            ----              ----         --------        ------
Operating expenses:
  Interest..................         --            --              --                --              258(ii)       258
  Depreciation and
    amortization............         --            --              --                --            1,687(iii)    1,687
  Property expenses.........      2,236           502             305               365               --         3,408
                                 ------         -----            ----              ----         --------        ------
    Total operating
      expenses..............      2,236           502             305               365            1,945         5,353
                                 ------         -----            ----              ----         --------        ------
    Income (loss) before
      minority interest.....    $ 2,368         $ (92)           $450            $  664          $(1,945)       $1,445
                                 ======         =====            ====              ====         ========        ======



                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996



                                              DELAWARE         700/800
                                 SERS         CORPORATE        BUSINESS       8000 LINCOLN      PRO FORMA      COMBINED
                             PROPERTIES(I)   CENTER I(I)   CENTER DRIVE(I)      DRIVE(I)     ADJUSTMENTS(II)    TOTAL
                             -------------   -----------   ----------------   ------------   ---------------   --------
Revenue:
  Base rents................    $ 3,435        $ 1,666           $533             $194           $    --        $5,828
  Tenant reimbursements.....        213             --             62                2                --           277
                                 ------          -----           ----             ----          --------        ------
                                  3,648          1,666            595              196                --         6,105
                                 ------          -----           ----             ----          --------        ------
Operating expenses:
  Interest..................         --             --             --               --               194(ii)       194
  Depreciation and
    amortization............         --             --             --               --             1,265(iii)    1,265
  Property expenses.........      1,862            452            221              189                --         2,724
                                 ------          -----           ----             ----          --------        ------
    Total operating
      expenses..............      1,862            452            221              189             1,459         4,183
                                 ------          -----           ----             ----          --------        ------
    Income (loss) before
      minority interest.....    $ 1,786        $ 1,214           $374             $  7           $(1,459)       $1,922
                                 ======          =====           ====             ====          ========        ======


---------------

 (i) Reflects the historical operations of the Acquisition Properties, excluding certain expenses such as interest, depreciation and amortization, professional costs, and other costs not directly related to the future operations of the Acquisition Properties.



(ii) Reflects the interest on the note payable to the Seller of the SERS Properties using an effective rate of 8%.



(iii) Reflects the depreciation of the Acquisition Properties using a 25-year useful life.

                                                           FOR THE
                                                         YEAR ENDED           FOR THE
                                                          DECEMBER          NINE-MONTHS
                                                             31,               ENDED
                                                            1995         SEPTEMBER 30, 1996
                                                         -----------     ------------------
Offering
(D)   Reflects the net reduction of interest expense
      associated with the mortgages and notes payable
      assumed to be repaid using net proceeds from the
      Offering. .......................................    $(4,355)           $ (2,746)
                                                         -----------        ----------
(E)   Reflects the net increase in amortization of
      deferred financing costs related to the mortgage
      notes paid off and the new Credit Facility. .....    $   277            $    208
                                                         -----------        ----------
(F)   Reflects adjustment for minority interest in the
      Operating Partnership of 7%. ....................    $ 1,339            $    775
                                                         -----------        ----------
(G)   To record management fees charged by the
      Management Company. .............................    $   891            $    605
                                                         -----------        ----------
(H)   To transfer general and administrative expenses
      to the Management Company. ......................    $  (562)           $   (567)
                                                         -----------        ----------
(I)   To record share of income (loss) from the
      Management Company...............................    $  (107)           $    115
                                                         -----------        ----------
(J)   To record dividends on 481,818 Preferred Shares
      at an annual rate of $4.67. .....................    $ 2,248            $  1,686
                                                         -----------        ----------
(K)   Reflects the weighted average number of Common
      Shares outstanding including share equivalents.
      If all Units (509,856) were converted as of
      January 1, 1995, the weighted average number of
      shares outstanding would have been 6,517,433 and
      6,517,433, respectively. ........................

     After giving effect to the reverse share split discussed in Note 16, we would be in a position to render the following audit report.


                                          ARTHUR ANDERSEN LLP

Philadelphia, PA,
March 4, 1996 (except with respect

to the matters discussed in Note 16,


as to which the date is October 7, 1996)


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Beneficiaries of
Brandywine Realty Trust:

     We have audited the consolidated balance sheets of Brandywine Realty Trust (a Maryland corporation) as of December 31, 1994 and 1995, and the related consolidated statements of operations, beneficiaries' equity and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brandywine Realty Trust as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule III is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                            BRANDYWINE REALTY TRUST

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                             AS OF DECEMBER 31,          AS OF
                                                             -------------------     SEPTEMBER 30,
                                                              1994        1995           1996
                                                             -------     -------     -------------
                                                                                      (UNAUDITED)
ASSETS
REAL ESTATE INVESTMENTS
  Operating properties, at adjusted cost...................  $21,335     $21,823       $ 106,744
  Accumulated depreciation.................................   (7,387)     (8,114)         (7,926)
                                                             -------     -------        --------
                                                              13,948      13,709          98,818
CASH AND CASH EQUIVALENTS..................................    1,766         840           1,859
ESCROWED CASH..............................................    1,114       1,155             966
DEFERRED COSTS net of accumulated amortization of $519 in
  1994 and $507 in 1995 and $588 at September 30, 1996
  (unaudited)..............................................      813       1,027           2,290
DUE FROM AFFILIATE.........................................       --          --             222
ACCOUNTS RECEIVABLE........................................      207         261           1,102
INVESTMENT IN AFFILIATE....................................       --          --             117
OTHER ASSETS...............................................       25         113             809
                                                             -------     -------        --------
          Total assets.....................................  $17,873     $17,105       $ 106,183
                                                             =======     =======        ========
LIABILITIES AND BENEFICIARIES' EQUITY
MORTGAGE NOTES PAYABLE.....................................  $ 6,899     $ 8,931       $  81,482
NOTES PAYABLE TO SHAREHOLDERS..............................       --          --           1,538
ACCRUED MORTGAGE INTEREST..................................       57          33             529
TENANT SECURITY DEPOSITS AND DEFERRED RENTS................      207         250             715
ACCOUNTS PAYABLE AND ACCRUED EXPENSES......................      222         454           1,852
DISTRIBUTIONS PAYABLE......................................    1,299          93              --
                                                             -------     -------        --------
          Total liabilities................................    8,684       9,761          86,116
                                                             -------     -------        --------
MINORITY INTEREST..........................................       --          --           8,758
COMMITMENTS AND CONTINGENCIES
BENEFICIARIES' EQUITY
  Shares of beneficial interest, $0.01 par value, 5,000,000
     preferred shares, authorized, none outstanding;
     25,000,000 common shares authorized, 618,733 shares
     issued and outstanding at December 31, 1994 and 1995
     and 911,184 at September 30, 1996, respectively.......        6           6               9
  Additional paid-in capital...............................   16,785      16,785          20,443
  Stock warrants...........................................       --          --             658
  Cumulative deficit.......................................   (2,262)     (3,086)         (3,214)
  Cumulative distributions.................................   (5,340)     (6,361)         (6,587)
                                                             -------     -------        --------
          Total beneficiaries' equity......................    9,189       7,344          11,309
                                                             -------     -------        --------
          Total liabilities and beneficiaries' equity......  $17,873     $17,105       $ 106,183
                                                             =======     =======        ========


        The accompanying notes are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

                            STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                   FOR THE YEAR ENDED DECEMBER 31,                FOR THE NINE-MONTH PERIOD
                                      ---------------------------------------------------------
                                       HISTORICAL     PRO FORMA     CONSOLIDATED   CONSOLIDATED      ENDED SEPTEMBER 30,
                                          1993       CONSOLIDATED       1994           1995       -------------------------
                                      ------------       1993       ------------   ------------      1995          1996
                                                     ------------                                 -----------   -----------
                                                     (UNAUDITED)                                  (UNAUDITED)   (UNAUDITED)
REVENUE:
  Rents and tenant reimbursements...    $     --       $  5,451       $  4,159       $  3,583      $   2,637     $   4,530
  Income from acquisition of limited
    partner interests in Brandywine
    Specified Property Investors
    Limited Partnership.............       2,469          2,469             --             --             --            --
  Allocated income from Brandywine
    Realty Partners.................         568             --             --             --             --            --
  Other income......................          25            106             33             83             54            69
                                      ----------     ----------     ----------     ----------     ----------    ----------
        Total revenue...............       3,062          8,026          4,192          3,666          2,691         4,599
                                      ----------     ----------     ----------     ----------     ----------    ----------
EXPENSES:
  Interest..........................          --          2,400          1,962            793            572         1,342
  Depreciation and amortization.....           1          1,949          1,370          1,402          1,084         1,173
  Utilities.........................          --            762            607            531            397           491
  Real estate taxes.................          --            721            498            391            297           432
  Maintenance.......................          --            910            783            586            407           776
  Management fee....................          --            264            144             47             44           108
  Other operating expenses..........          --            223             70             53             43            60
  Administrative expenses...........         593          1,053            834            682            439           439
  Provision for loss on real estate
    investments.....................          --             --          5,400             --             --            --
                                      ----------     ----------     ----------     ----------     ----------    ----------
        Total expenses..............         594          8,282         11,668          4,485          3,283         4,821
                                      ----------     ----------     ----------     ----------     ----------    ----------
(LOSS) INCOME BEFORE GAIN ON SALES
  OF REAL ESTATE INVESTMENTS,
  MINORITY INTEREST AND
  EXTRAORDINARY ITEM................        2468           (256)        (7,476)          (819)          (592)         (222)
GAIN ON SALES OF REAL ESTATE
  INVESTMENTS.......................          --             --          1,410             --             --            --
MINORITY INTEREST IN INCOME (LOSS)
  OF AFFILIATES.....................          --         (2,724)        (5,635)             5             --           (40)
EQUITY IN NET INCOME OF MANAGEMENT
  COMPANY...........................          --             --             --             --             --            54
                                      ----------     ----------     ----------     ----------     ----------    ----------
(LOSS) INCOME BEFORE EXTRAORDINARY
  ITEM..............................       2,468          2,468           (431)          (824)          (592)         (128)
EXTRAORDINARY ITEM: GAIN ON
  EXTINGUISHMENT OF DEBT (NET OF
  $20,109 ALLOCATED TO MINORITY
  INTEREST).........................          --             --          7,998             --             --            --
                                      ----------     ----------     ----------     ----------     ----------    ----------
NET INCOME (LOSS)...................    $  2,468       $  2,468       $  7,567       $   (824)     $    (592)    $    (128)
                                      ==========     ==========     ==========     ==========     ==========    ==========
PER SHARE DATA:
Earnings per share of beneficial
  interest
  Primary
    (Loss) income before
      extraordinary item............    $   3.99       $   3.99       $   (.64)      $  (1.32)     $    (.95)    $    (.19)
    Extraordinary item..............        0.00           0.00          11.86           0.00           0.00          0.00
                                      ----------     ----------     ----------     ----------     ----------    ----------
    Net income......................    $   3.99       $   3.99       $  11.22       $  (1.32)     $    (.95)    $    (.19)
                                      ==========     ==========     ==========     ==========     ==========    ==========
  Weighted average number of shares
    outstanding including share
    equivalents.....................     618,733        618,733        674,327        624,791        624,953       676,801
                                      ==========     ==========     ==========     ==========     ==========    ==========


        The accompanying notes are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

                CONSOLIDATED STATEMENTS OF BENEFICIARIES' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995

            AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)

                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)


                                        COMMON
                                        SHARES
                                          OF               CAPITAL
                                       BENEFICIAL  PAR    IN EXCESS      STOCK     CUMULATIVE    CUMULATIVE
                                       INTEREST  VALUE   OF PAR VALUE   WARRANTS    DEFICIT     DISTRIBUTIONS
                                       --------  -----   ------------   --------   ----------   -------------
BALANCE, January 1, 1993.............   618,733   $ 6      $ 16,785       $ --      $(12,297)      $(2,426)
  Net income.........................        --    --            --         --         2,468            --
                                       --------
                                              -  -- -
                                                            -------        ---       -------       -------
BALANCE, December 31, 1993...........   618,733     6        16,785         --        (9,829)       (2,426)
  Net income.........................        --    --            --         --         7,567            --
  Distributions ($4.71 per share)....        --    --            --         --            --        (2,914)
                                       --------
                                              -  -- -
                                                            -------        ---       -------       -------
BALANCE, December 31, 1994...........   618,733     6        16,785         --        (2,262)       (5,340)
  Net loss...........................        --    --            --         --          (824)           --
  Distributions ($1.65 per share)....        --    --            --         --            --        (1,021)
                                       --------
                                              -  -- -
                                                            -------        ---       -------       -------
BALANCE, December 31, 1995...........   618,733     6        16,785         --        (3,086)       (6,361)
  Net loss...........................        --    --            --         --          (128)           --
  Contributions......................   292,451     3         3,658        658            --            --
  Distributions ($0.36 per share)....        --    --            --         --            --          (226)
                                       --------
                                              -  -- -
                                                            -------        ---       -------       -------
BALANCE, September 30, 1996
  (Unaudited)........................   911,184   $ 9      $ 20,443       $658      $ (3,214)      $(6,587)
                                       =========  ===       =======        ===       =======       =======


        The accompanying notes are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                          FOR THE YEAR ENDED DECEMBER 31,
                                              -------------------------------------------------------   FOR THE NINE MONTH PERIOD
                                                            PRO FORMA
                                              HISTORICAL   CONSOLIDATED   CONSOLIDATED   CONSOLIDATED      ENDED SEPTEMBER 30,
                                                 1993          1993           1994           1995       -------------------------
                                              ----------   ------------   ------------   ------------      1995          1996
                                                                                                        -----------   -----------
                                                                                                        (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 NET (LOSS) INCOME..........................   $  2,468      $  2,468       $  7,567       $   (824)      $  (592)      $  (128)
ADJUSTMENTS TO RECONCILE NET (LOSS) INCOME
  TO NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES
    Extraordinary gain on extinguishment of
      debt (net of $20,109 allocated to
      minority interest)....................         --            --         (7,998)            --            --            --
    Gain on sales of real estate
      investments...........................         --            --         (1,410)            --            --            --
    Minority interest in income (loss) of
      affiliates............................         --        (2,724)        (5,635)             5            --           (40)
    Income from acquisitions of limited
      partner interests in Brandywine
      Specified Property Investors Limited
      Partnership...........................     (2,469)       (2,469)            --             --            --            --
    Depreciation and amortization...........          1         1,949          1,370          1,402         1,084         1,173
    Equity in net income of management
      company...............................         --            --             --             --            --           (54)
    Provision for loss on real estate
      investments...........................         --            --          5,400             --            --            --
    Changes in assets and liabilities
      (Increase) decrease in accounts
        receivable..........................         --          (140)           483            (54)          (25)         (452)
      Decrease (increase) in other assets...        (13)          166           (194)            13          (124)           77
      (Decrease) increase in other
        liabilities.........................         13            81           (211)           (45)           20           311
                                                 ------        ------         ------         ------          ----          ----
        Net cash provided by (used in)
          operating activities..............         --          (669)          (628)           497           363           887
                                                 ------        ------         ------         ------          ----          ----
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of SSI/TNC Properties, net of
    cash acquired...........................         --            --             --             --            --           287
  Acquisitions of LibertyView Building......         --            --             --             --            --        (9,809)
  Cash from Brandywine Realty Partners......                       --          2,110             --            --            --
  Capital expenditures and leasing
    commissions paid........................         --          (620)          (493)          (660)         (371)         (715)
  Decrease (increase) in escrowed cash......         --            --         (1,114)           (41)         (572)          323
  Net proceeds from real estate and other
    assets sold.............................         --            --          9,223             --            --            --
  Cash received from acquisitions of limited
    partner interests in
    Brandywine Specified Property Investors
      Limited Partnership...................      2,469         2,469             --             --            --            --
  Sales commission paid to related party....         --            --           (167)            --            --            --
                                                 ------        ------         ------         ------          ----          ----
    Net cash (used in) provided by investing
      activities............................      2,469         1,849          9,559           (701)         (943)       (9,914)
                                                 ------        ------         ------         ------          ----          ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of stock and
    warrants................................         --            --             --             --            --         1,003
  Distributions paid to shareholders........         --            --         (1,615)        (2,227)       (2,134)         (319)
  Minority Partner contributions............         --            51             49             --            --            --
  Minority Partner distributions............         --           (34)            (7)            (5)           --            (7)
  Proceeds from note payable to
    shareholder.............................         --            --             --             --            --         1,392
  Proceeds from mortgage notes payable......         --            --         10,000          9,000         9,000         8,574
  Repayment of mortgage notes payable.......         --            --        (16,301)        (6,968)       (6,942)         (350)
  Costs associated with refinancing
    transactions............................         --            --         (1,604)          (250)         (250)         (128)
  Costs associated with new ventures and
    financing commitments...................         --            --           (100)          (221)           --          (198)
  Refundable deposit associated potential
    financing commitments...................         --            --             --            (95)           --            --
  Tenant security deposits and other
    financing activities....................         --           175            (57)            44            --            79
                                                 ------        ------         ------         ------          ----          ----
    Net cash (used in) provided by financing
      activities............................         --           192         (9,635)          (722)         (326)       10,046
                                                 ------        ------         ------         ------          ----          ----
(DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS..........................      2,469         1,372           (704)          (926)         (906)        1,019
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF YEAR.........................          1         3,208          2,470          1,766         1,766           840
                                                 ------        ------         ------         ------          ----          ----
CASH AND CASH EQUIVALENTS AT END OF YEAR....   $  2,470      $  4,580       $  1,766       $    840       $   860       $ 1,859
                                                 ======        ======         ======         ======          ====          ====


        The accompanying notes are an integral part of these statements.

                            BRANDYWINE REALTY TRUST

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. ORGANIZATION AND NATURE OF OPERATIONS:

     Brandywine Realty Trust (the "Company") was formed on February 26, 1986 as a Maryland real estate investment trust. On July 31, 1986, the Company sold through an initial public offering 618,733 shares of beneficial interest, the net proceeds of which were $17,168,000. On July 31, 1986, the Company acquired a 68% general partner interest in Brandywine Realty Partners ("Brandywine"), at a total cost of $16,787,000. As of December 31, 1995, the partners of Brandywine and their percentage ownership were as follows:

                                                                           % OWNERSHIP
                                                                           -----------
        Brandywine Realty Trust, a Maryland real estate investment
          trust..........................................................       70%
        Brandywine Specified Property Investors Limited Partnership
          ("BSPI"), a Pennsylvania limited partnership...................       30%
                                                                               ---
                                                                               100%
                                                                               ===

     At December 31, 1995, the Company's portfolio was comprised of four commercial real estate projects (the "Specified Projects"). The Specified Projects are leased for office purposes. As of December 31, 1995, the overall occupancy rate of the Specified Projects was 97% as compared to 86% one year earlier. As of December 31, 1995, existing leases totaling 95,000 square feet or 37% of the total square feet, were scheduled to expire during 1996. However, subsequent to year end, three different leases were renewed for 17,000, 8,000 and 5,000 square feet, respectively, for terms of ten, five and three years, respectively. As of June 30, 1996, the overall occupancy rate of the Specified Projects was 96%.


     The Specified Projects held on December 31, 1995 are located in the greater Philadelphia, Pennsylvania and Raleigh, North Carolina metropolitan areas. Each of these markets is competitive, with the principal methods of competition consisting in each case of rental rates (including rental concessions such as initial periods of free occupancy), location, level of leasehold improvements and building amenities. The Specified Projects compete for tenants with other properties which may have competitive advantages.



     On July 19, 1996, the Trust acquired a 122,000 square foot office building (the "LibertyView Building") in Cherry Hill, New Jersey. On August 22, 1996, the Company closed on the acquisition of 19 additional properties (the "SSI/TNC Properties") and in the transaction (the "SSI/TNC Transaction") the Company became the sole general partner of and obtained a 59% interest in Brandywine Operating Partnership, L.P. (the "Operating Partnership") (see Note 5).



     The financial statements as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, are unaudited and have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company, all adjustments (consisting of normal recurring adjustments except for the adjustments to record the effects of the acquisitions by the Company of the LibertyView Building and the SSI/TNC Properties) necessary to present fairly the financial position of the Company as of September 30, 1996, and the results of its operations for the nine months ended September 30, 1995 and 1996 and its cash flows for the nine months ended September 30, 1995 and 1996 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

                            BRANDYWINE REALTY TRUST

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

     Since the Company gained control of Brandywine during 1994, the Company consolidates the accounts of Brandywine with the Company and reflects the BSPI investment as minority interest. All significant intercompany accounts and transactions have been eliminated in consolidation.


     The Company consolidates the accounts of Brandywine and the Operating Partnership and reflects the remaining interests in Brandywine and the Operating Partnership as Minority Interest. All significant intercompany accounts and transactions have been eliminated in consolidation.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CAPITALIZATION OF COSTS

     The Company has capitalized as deferred costs certain expenditures related to the financing and leasing of the Specified Projects. Capitalized loan fees are being amortized over the six-year term of the loan and leasing commissions are being amortized over the term of the related leases.


     As of December 31, 1995, the Company had incurred $357,000 in costs associated with its pursuit of potential acquisitions of additional real estate and third party equity and debt investments. Such costs are included in deferred costs on the Company's balance sheet as of December 31, 1995. Further, in connection with the Company's pursuit of potential acquisitions of additional real estate and third party debt investments, as of December 31, 1995 and September 30, 1996, the Company had deposited $95,000 and $225,000, respectively, with several unrelated parties. Such deposits are included in prepaid expenses and other assets on the balance sheets as of December 31, 1995 and September 30, 1996.


DEPRECIATION AND AMORTIZATION

     Depreciation is computed using the straight-line method. Estimated useful lives are 30 years for buildings and improvements and five years for personal property. Amortization of tenant improvements is provided over the shorter of the lease term or the life of the assets.

INVESTMENT IN BRANDYWINE

     Until January 1994, the Company had a 68% partnership interest in Brandywine which was previously accounted for using the equity method. Summarized financial information for this investment for the year ended December 31, 1993 is as follows (in thousands):

                                                                       DECEMBER 31, 1993
                                                                       -----------------
        Total assets.................................................       $39,994
        Total revenue................................................       $ 5,532
        Net loss.....................................................       $(2,156)
        Allocated income from Brandywine.............................       $   568

                            BRANDYWINE REALTY TRUST

INVESTMENT IN MANAGEMENT COMPANY



     Investment in Brandywine Realty Services Corporation (the "Management Company") in which the Operating Partnership owns all of the nonvoting Preferred Stock and 5% of the Common Stock is accounted for by the equity method.


FEDERAL INCOME TAXES

     The Company has elected to qualify as a real estate investment trust under Sections 856-860 of the Internal Revenue Code and intends to remain so qualified. Accordingly, no provision is made for Federal income taxes on any real estate investment trust taxable income which has been or will be distributed to shareholders within the prescribed time limits.


     Taxable income (loss) for the years ended December 31, 1993, 1994 and 1995, totaled ($926,000), $0 and ($652,000), respectively. In 1994 and 1995 the differences between taxable income (loss) and net income (loss) as reported in the financial statements were primarily due to differences between the allocation of Brandywine's net income and loss for financial reporting purposes and for tax reporting purposes. In 1993, the difference was primarily due to the temporary difference related to the recognition of income from the settlements with two limited partners of BSPI (see Note 8). For financial reporting purposes, this item was recorded as income in 1993, while for tax reporting purposes, it was deferred to 1994.


     Under current law, the Company is subject to a 4% Federal excise tax if it does not distribute a sufficient amount of its taxable income within the prescribed time limits. The excise tax equals 4% of the amount, if any, by which the sum of (a) 85% of the Company's ordinary income and (b) 95% of the Company's capital gain net income (which was zero in each year since the Company's inception) for the year exceeds cash distributions during the year and certain taxes paid by the Company, if any. No excise tax was incurred in 1993, 1994 or 1995.

     Total assets of the Company for tax purposes amounted to $15,348,000 and $12,497,000, respectively as of December 31, 1994 and 1995 as compared to total assets for financial reporting purposes which amounted to $17,873,000 and $17,105,000, respectively.

REVENUE RECOGNITION

     Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income included in the balance sheets with accounts receivable reflects such rental income due as follows:

        1996..............................................................  $ 32,000
        1997..............................................................    36,000
        1998..............................................................    29,000
        1999..............................................................    35,000
        2000..............................................................    36,000
        2001 and thereafter...............................................     2,000
                                                                            --------
        Total.............................................................  $170,000
                                                                            ========

     During 1995, Parker, McCay & Criscuolo represented 10% of the Company's total rental revenue and American Executive Center represented 10% of the Company's total rental revenue. No tenant represented 10% or more of the Company's rental revenue in 1993 and 1994.

RECLASSIFICATIONS

     Certain 1993 and 1994 amounts have been reclassified to conform to the current year presentation.

                            BRANDYWINE REALTY TRUST

NET INCOME (LOSS) PER SHARE


     Net income (loss) per share is calculated based upon the weighted average shares outstanding which were 618,733 in 1993, 674,327 in 1994 and 624,791 in 1995 and 624,953 and 676,801 for the nine months ended September 30, 1995 and 1996, respectively. Earnings per share for 1994, 1995 and 1996 have been computed by considering any share equivalents applying the "treasury stock" method and assuming that all options were exercised on date of issue. The proceeds obtained from the exercise of any options would be utilized to purchase outstanding shares at the average market price for the primary earnings per share calculation and at the higher of the average market price or the closing market price as of December 31, 1994 and December 31, 1995, respectively, for the fully diluted earnings per share calculation for the years ended December 31, 1994 and 1995 and as of September 30, 1995 and 1996, respectively, for the nine months ended September 30, 1995 and 1996. No such options have been exercised as of December 31, 1995 and as of September 30, 1996. If these options had been exercised, the per share results would not be materially different from the primary earnings per share presented.


STATEMENTS OF CASH FLOWS


     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and short-term investments with original maturities of 90 days or less. At December 31, 1994 and 1995 and September 30, 1996, cash and cash equivalents totaling $1,766,000, $840,000 and $1,859,000, respectively, included tenant escrow deposits of $155,000, $198,000 and $616,000, respectively.


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents reported in the consolidated balance sheets approximate the fair value of those assets. The fair values for mortgage notes payable also approximate the carrying costs of those liabilities.

3. REAL ESTATE INVESTMENTS:


     Real estate investments are carried at the lower of adjusted cost or estimated net realizable value. On January 31, 1994, the outstanding mortgage indebtedness totaling approximately $43 million was extinguished in exchange for the payment of $14 million resulting, after costs, in an extraordinary gain of approximately $28 million in the first quarter of 1994. Of the total extraordinary gain, $20,109,000 was allocable to the Minority Interest partner. The closing of this transaction resulted in management's determination that the aggregate carrying value of the then owned seven Specified Projects exceeded the estimated net realizable value of approximately $22 million. Management based its estimate primarily upon third-party appraisals (reviewing each appraisal in relation to the current real estate market) and a $10 million nonrecourse mortgage. In the first quarter of 1994, a writedown of $5.4 million was recorded to adjust the carrying value of the Specified Projects to the estimated net realizable value.


     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of." This statement requires that long-lived assets to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the Company should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. On January 1, 1996, the Company adopted this statement. There was no effect from adopting this statement on the Company's financial position or results of operations.

                            BRANDYWINE REALTY TRUST

4. SALES OF REAL ESTATE INVESTMENTS:

     On February 28, 1994, the Lincoln Centre project was sold for a net sales price equal to its adjusted carrying value of approximately $2,300,000. Of the total net proceeds, $1,500,000 was deposited with the mortgage lender as escrowed cash reserves available for capital improvements, tenant improvements and leasing commissions associated with the remaining Specified Projects and the balance of net proceeds was maintained for general liquidity needs.

     On August 8, 1994, the Academy Downs project was sold for a net sales price of approximately $4,500,000. As a result, a net gain on the sale of $1,116,000 was recorded during the third quarter of 1994. Of the total net proceeds, Brandywine paid the mortgage lender $2,497,000 as principal and $366,000 as Additional Interest. After the required payments to the lender, eighty-five percent of the balance of net proceeds or $1,355,000 was distributed to the Company's shareholders as distributions totaling $2.19 per share.

     On December 15, 1994, the Iron Run project was sold for a net sales price of approximately $2,400,000. As a result, a net gain on the sale of $294,000 was recorded during the fourth quarter of 1994. Of the total net proceeds, Brandywine paid the mortgage lender $604,000 as principal and $436,000 as Additional Interest. After the required payments to the lender, the Company, on December 22, 1994, declared eighty-five percent of the balance of net proceeds or approximately $1,207,000 as a distribution payable on February 2, 1995 to the Company's shareholders of record as of January 24, 1995. Such distribution totaled $1.95 per share.

     The following unaudited pro forma financial information for the year ended December 31, 1994 of Brandywine Realty Trust gives effect to the above sales of the three Specified Projects as if the events had occurred on January 1, 1994. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the period presented, nor does it purport to represent the results of operations for future periods.

               YEAR ENDED DECEMBER 31, 1994 (UNAUDITED IN THOUSANDS)
        -------------------------------------------------------------------
        Pro forma total revenue............................................  $ 3,479
        Pro forma total expenses...........................................   10,763
                                                                             -------
        Pro forma loss before minority interest, gain on sales of real
          estate investments and extraordinary item........................   (7,284)
        Pro forma minority interest in loss of Brandywine Realty
          Partners.........................................................   (5,635)
        Pro forma extraordinary item: gain on extinguishment of debt (net
          of $20,109 allocated to minority interest).......................    7,998
                                                                             -------
        Pro forma net income...............................................  $ 6,349
                                                                             =======
        Pro forma earnings per share:
          Pro forma loss before extraordinary item.........................  $ (2.43)
          Pro forma extraordinary item.....................................    11.85
                                                                             -------
          Pro forma net income per share...................................  $  9.42
                                                                             =======


5. ACQUISITIONS (UNAUDITED):



     On July 19, 1996, the Trust acquired the LibertyView Building, for $10.7 million, of which $9.8 million was paid at the closing and the remainder is due to the seller between July 1997 and December 1997. The effect of the acquisition was to increase real estate investments by $10.7 million, including costs associated with the acquisition and to increase mortgage indebtedness by $9.5 million.



     On August 22, 1996, the Company closed on the acquisition of substantially all of the real estate holdings of Safeguard Scientifics, Inc. ("SSI") and SSI's real estate affiliate, The Nichols Company ("TNC"), a

                            BRANDYWINE REALTY TRUST
private real estate development and management services company. In the SSI/TNC Transaction, the Company acquired 19 properties at a purchase price of $75.5 million subject to related mortgage debt of $63.6 million.



     Upon the August 22, 1996 closing (the "Closing") of the SSI/TNC Transaction, the Company became the sole general partner of and holds a 59% interest in the Operating Partnership. The following is a summary of the Operating Partnership units issued SSI/TNC Transaction:



                                               TRUST              TNC          SSI         TOTAL
                                             ---------         ---------     -------     ---------
     General Partner interest..............         61(1)             --          --            61
     Limited Partner interests:
       Class A units.......................         --           405,553(2)  134,606(2)    540,159
       Class B units.......................    238,606(1)             --          --       238,606
       Class C units.......................    533,333(3)(4)          --          --       533,333
                                             ---------         ---------     -------     ---------
                                               772,000           405,553     134,606     1,312,159
                                             ---------         ---------     -------     ---------
     Ownership interest....................         59%(4)            31%         10%          100%
                                             ---------         ---------     -------     ---------


---------------

(1) The Company issued 258,333 common shares of beneficial interest of the Company, par value $0.01 per share ("Common Shares") and Warrants for an additional 258,333 Common Shares to SSI in exchange for SSI's ownership interest in the certain of the SSI/TNC Properties and $426,250 in cash. The Company contributed this investment (other than the cash) to the Operating Partnership and obtained the general partnership interest and all of the Class B limited partnership interest (238,606 Units) in the Operating Partnership. The Company issued 233,096 Common Shares and Warrants in exchange for the SSI Ownership Interest at a value of $3,937,000. The $16.89 per Common Share and Warrant value is based on the range of trading prices of the Common Shares at the time the SSI/TNC Transaction was announced
    ($4 7/8 and $4 7/16 being the high and low sales prices on March 27, 1996, the last full trading day prior to the public announcement) and based on a $2.10 per warrant value (based on a modified Black Scholes calculation). The Company issued 25,237 Common Shares and Warrants at the same $16.89 per unit in exchange for $426,250 in cash.



(2) Units issued to TNC, other owners and SSI resulting from the sale to the Operating Partnership by TNC, SSI and other owners of substantially all of their ownership interest in the SSI/TNC Properties. The 540,159 Class A Units include 44,322 Units to be issued by September 1999 in exchange for residual interests in the SSI/TNC Properties (of which 41,076 will be issued to TNC and other Owners and 3,247 will be issued to SSI). SSI owns 40% of the capital stock of TNC.



(3) Units issued to the Company at Closing in exchange for the contribution to the Operating Partnership of a majority of the Company's general partnership interest in Brandywine.



(4) On August 23, 1997, it is expected that the Company will contribute its remaining general partnership interest in Brandywine in exchange for an additional 85,400 Class C Units.



     The costs associated with the acquisition and the issuance of Common Shares and other equity interests totaled $1,700,000. The costs associated with the acquisition totaled $935,000 and have been capitalized to real estate investments. The remaining costs attributed to issuing Common Shares to SSI and other equity interests of the Company have been recorded as a $620,000 reduction of additional paid-in capital and a $145,000 reduction of minority interest. The acquisition of the SSI/TNC Properties by the Company in exchange for 540,159 Class A Units at $16.50 per unit ($8,913,000) and 238,606 Class B Units at $16.50 per unit ($3,937,000) for a total consideration value at $12,850,000 was recorded by the Company based upon fair

                            BRANDYWINE REALTY TRUST
value of the real estate assets and other assets received net of total liabilities encumbering the SSI/TNC Properties as of August 22, 1996 as follows (in thousands):



    Real estate investments acquired at fair value...................              $74,903
    Other assets acquired............................................                2,723
    Mortgage notes...................................................  (63,576)
    Other liabilities................................................   (1,200)
                                                                       -------
                                                                                   (64,776)
                                                                                   --------
              Total equity consideration.............................              $12,850
                                                                                   ========



     The SSI/TNC Transaction included the consolidation of the managements of the Company and TNC and the expansion of the Company's Board of Trustees to include designees of SSI and TNC. The new management company responsible for the managing, leasing and developing of the Company's Properties is owned by the Operating Partnership and a partnership comprised of four officers of the Company. In addition, employment agreements were executed with four key executives and provide for compensation aggregating $513,000 annually through August 22, 1998 and the issuance of six-year warrants for an aggregate of 220,000 Common Shares at a per share price of $19.50.



6. INVESTMENT IN MANAGEMENT COMPANY



     The investment in management company was acquired by the Operating Partnership through an initial contribution totalling $25,000 on August 22, 1996 and consists of a 100% ownership interest in the preferred stock and a 5% ownership interest in the common stock of Brandywine Realty Services Company (the "Management Company"). The Management Company is responsible for the managing, leasing and developing of the Company's Properties. Total management fees paid by the Company's Properties to the Management Company are included in management fee expense in the accompanying statements of operations and amounted to $76,000 for the period August 22, 1996 (inception) to September 30, 1996. The Management Company also receives reimbursements of certain direct costs attributable to the operation of the Properties. Such reimbursements are included in maintenance expense in the accompanying statements of operations and amounted to $36,000 for the period August 22, 1996 (inception) to September 30, 1996.



     Summary unaudited financial information for the Management Company as of September 30, 1996 and for the period from August 22, 1996 (inception) through September 30, 1996 is as follows:



                                                                      SEPTEMBER 30, 1996
                                                                      ------------------
        Total assets................................................       $266,000
        Total revenue...............................................       $164,000
        Net income..................................................       $ 97,000
        Allocated net income from Management Company, net
          of $38,000 allocated to minority interest.................       $ 54,000



7. MORTGAGE NOTES PAYABLE:


     On April 21, 1995, the Company refinanced its then existing mortgage loan with proceeds of mortgage loans totaling $6,250,000 and $2,750,000, respectively, and providing for a fixed rate of interest. The mortgage loans are cross-collateralized by the Specified Projects. The mortgage loans are due on April 15, 2001, and the lender has the right to call the loans at par on April 15, 1998. Monthly payments of interest and principal are due based on a 25 year amortization schedule for the period April 21, 1995 through April 15, 1998. After April 15, 1998, monthly payments of interest and principal are due based on a 22 year amortization schedule. The interest rate will be set at 8.75% through April 15, 1996, 9.0% for the period from April 16, 1996 through October 15, 1996 and 9.31% for the period from October 16, 1996 through April 15, 1998. After April 15, 1998

                            BRANDYWINE REALTY TRUST
the loan rate is reset based upon the mortgage lender's evaluation, at that time, of, among other factors, the financial performance and projected risk of the Specified Projects, the financial status of the Company and the then outstanding balance of the loans. For the year ended December 31, 1995, the difference between the interest calculated at a weighted average rate of 9.19% and the rate at which the interest was paid has been accrued as deferred interest. Deferred interest at December 31, 1995 totaled $27,000 and is included in accrued expenses. The mortgage loans provide for prepayment upon certain conditions, including, among others, the payment of a Make Whole Premium, defined as the greater of 1% of the principal amount to be prepaid or the positive difference between the present value of the mortgage (or part of the mortgage being prepaid) discounted at 9% through May 15, 1998 and U.S. Treasury yields, thereafter, netted against the amount of prepaid proceeds. At December 31, 1995, principal repayments on the outstanding mortgage loans are as follows:

        1996.............................................................  $  107,000
        1997.............................................................     111,000
        1998.............................................................     122,000
        1999.............................................................     134,000
        2000.............................................................     147,000
        2001.............................................................   8,310,000
                                                                           ----------
                                                                           $8,931,000
                                                                           ==========

     The loan is generally nonrecourse to the Company as to interest and principal, except in the event of a sale or encumbrance of the mortgaged premises, or in the event of fraud or willful misrepresentation in connection with the loan. In addition, the Company has agreed to be responsible to the lender for certain other liabilities, including (i) environmental liabilities,
(ii) waste relating to the mortgaged premises, (iii) misapplication or misappropriation of certain reserves and other amounts held in connection with the operation of the mortgaged premises, (iv) failure to pay certain expenses relating to the mortgage premises, including utilities, operating and maintenance, taxes, assessments, and insurance, but only to the extent that the Company received rents or other proceeds from the mortgaged premises during the eighteen month period prior to an event of default under the loan documents, or after the occurrence thereof, and (v) certain other enumerated liabilities.


     The lender is entitled to hold escrow cash reserves for real estate taxes and capital requirements in two interest-bearing accounts. On April 21, 1995, an initial deposit of $1,559,000 was made into this account. Deposits to the real estate tax escrow account are required to be made on a monthly basis. Ongoing deposits to the capital escrow account are required of $10,000 per month during the first year of the loans and $25,000 per month over the remainder of the term of the loans. Amounts held in the capital escrow account may be advanced, from time to time and subject to certain conditions, to pay for capital improvements, tenant improvements and leasing commissions associated with the Projects and distributions to Shareholders of the Company. The capital escrow account held by the lender does not constitute additional collateral for the mortgage loans. At December 31, 1995 and September 30, 1996, the principal balance of the loans totaled $8,931,000 and $81,482,000, respectively, and the capital and real estate tax escrow accounts totaled $1,155,000 and $905,000, respectively.


     At December 31, 1994, the mortgage note payable totaled $6,899,000, was non-recourse and was secured by first mortgages on the Specified Projects. The mortgage loan was scheduled to mature on January 31, 1999 upon which date the full outstanding principal balance would have been due. Minimum interest was payable monthly at a floating rate equal to 4.25% per annum in excess of the composite rate on the lender's United States commercial paper, adjusted monthly. At December 31, 1994, the rate of minimum interest was set at 9.59%. During the year ended December 31, 1994, the weighted average interest rate of minimum interest and

                            BRANDYWINE REALTY TRUST

Additional Interest on the loan was 10.8% exclusive of the payment, discussed below, of $1,114,000 made from escrowed cash to the mortgage lender on December 28, 1994.

     The Company was also required to escrow cash reserves as additional security for the repayment of the mortgage loan in non-interest bearing accounts held by the lender. The lender held $125,000 as a deposit, escrowed real estate tax payments with respect to the Specified Projects and escrowed cash reserves to pay for capital improvements, tenant improvements and leasing commissions associated with the Specified Projects. At December 31, 1994, total escrow cash reserves held by the lender amounted to $1,114,000. In connection with the refinancing, discussed above, these cash reserves were released to the Company.

     During 1994, in connection with the sales of Academy Downs and Iron Run, the Company repaid $3,101,000 of the mortgage loan balance as required under the loan documents, representing 115% of the allocable share of the original loan balance attributable to Academy Downs and Iron Run.

     Further, the lender was entitled to receive as additional interest ("Additional Interest") (i) a 25% participation in the net cash flow of the Specified Projects (other than the Lincoln Centre property) (the "Additional Interest Projects") to be paid monthly; (ii) a 25% participation in the net proceeds of any sale of an Additional Interest Project in excess of the allocable basis of the Additional Interest Project; (iii) a 25% participation in any proceeds of a refinancing relating to an Additional Interest Project in excess of the allocable basis of the Additional Interest Project; and (iv) a 25% participation at maturity, in the balance of the escrow account described above in excess of $2,040,000 less funds deposited into the escrow account by Brandywine pursuant to any sale or refinancing of an Additional Interest Project. The sale and refinancing participations described in (ii) and (iii) above were subject to a $1 million aggregate minimum payment. During 1994 in connection with sales of Academy Downs and Iron Run, the Company paid the mortgage lender $802,000, representing Additional Interest which Additional Interest was applied against the $1 million aggregate minimum payment amount. On December 28, 1994, the Company paid the mortgage lender $1,114,000 from escrowed cash reserves. In return for receiving this payment, the mortgage lender agreed to waive any future rights to receive Additional Interest from the Specified Projects and to open the mortgages to prepayment without penalty or premium. As a result of the lender receiving prepayment of Additional Interest, the option agreement granted to the lender, described below, was terminated. Further, the lender agreed to extend the commitment date on the Company's $26 million secured credit facility, described below, and to reduce that facility's pay rate by 125 basis points.

     On January 31, 1994, the Company granted the mortgage lender an option, exercisable for the greater of 375,000 Common Shares or 15% of the outstanding shares, which amount was subject to reduction to the extent of certain Additional Interest paid to the lender in connection with a sale or refinancing of a Specified Project. As a result of the sales of Academy Downs and Iron Run and the related payments of principal and Additional Interest to the lender, the number of Shares underlying the option was reduced from 375,000 to 274,000. The option, priced at $1.875 per Share, was exercisable only upon the new lender's release of its right to receive Additional Interest, from and after the date of such exercise. As a result of the mortgage lender receiving $1,114,000 as prepayment of Additional Interest on December 28, 1994, this option was terminated.

     During 1994, the Company obtained a $26 million commitment from the mortgage lender to provide nonrecourse financing for the acquisition of additional real estate properties. At December 31, 1994, no amounts were borrowed against the commitment. At December 31, 1995, such commitment had been terminated and $100,000 of associated deferred costs have been expensed.

     During the years ended December 31, 1994 and 1995, mortgage interest paid totaled $3,056,000 and $784,000 respectively. On a pro forma consolidated basis (unaudited), mortgage interest paid for the year ended December 31, 1993 totaled $2,230,000.


     At December 31, 1995, the Company's mortgage loans totaled $8.9 million and were cross collateralized by the Company's Properties. The mortgage loans were obtained through a refinancing on April 21, 1995.

                            BRANDYWINE REALTY TRUST

Such loans are due on April 15, 2001 and provide for a fixed rate of interest which, as of December 31, 1995 and September 30, 1996, was set at 8.75% and 9.00%, respectively. As of September 30, 1996, such mortgage loans total $8.9 million.



     In connection with the Company's acquisition of the LibertyView Building on July 19, 1996, the Company obtained two mortgage loans which at September 30, 1996 aggregate $9.4 million. Of these mortgage loans, $8.4 million bears interest at a fixed rate of 8% per annum and matures on January 1, 1999. The second mortgage loan totaling $1.0 million was provided by the seller with no interest payable and principal payments due between July 1997 and December 1997. The Company recorded a $104,000 adjustment to the purchase price to reflect the fair value of the note payable to the seller. Both mortgage loans are secured by the LibertyView Building.



     In connection with the SSI/TNC Transaction, the Company acquired 19 properties encumbered by mortgage debt totaling $63.6 million. As of September 30, 1996, such mortgage loans aggregate $63.3 million and are due between July 1997 and June 2004. The mortgage notes are collateralized by the SSI/TNC Properties and the assignment of rents and generally require monthly principal and interest payments. Of these mortgage notes payable, mortgage notes aggregating $30.5 million at September 30, 1996, bear fixed annual interest ranging from 7% to 9.25%. One mortgage note payable encumbering one of the SSI/TNC Properties totals $1.6 million at September 30, 1996 and bears interest at a variable rate of interest based upon prime plus 1%. Further one mortgage note payable encumbering certain of the SSI/TNC Properties totals $31.2 million and bears interest at a variable rate of interest based upon the lender's commercial paper rate plus 2.75%. Interest payments are due monthly through maturity, November 30, 2000, and minimum monthly principal payments are equal to 1/12 of 0.5% of the principal balance outstanding on the first day of each loan year beginning December 1, 1996. Additional principal payments are due monthly based on 100% of net cash flow from the Properties, as defined, including, among other items, the deduction of $354,000 as a preference to the Company. No principal payments were made from these participating interest in cash flows during the nine months ended September 30, 1996. The loans are cross-collateralized and cross-defaulted. The loan is further secured by a $1.5 million letter of credit provided by SSI, which security is scheduled to expire in November 1996. The loans are subject to certain prepayment penalties, as defined. As additional consideration, the lender may receive additional contingent interest, as defined, at scheduled maturity or upon early loan repayment. The percentage used to compute the additional contingent interest may vary based upon the level of any additional drawdowns under the loan and was 25% at September 30, 1996. No additional contingent interest was paid during the nine months ended September 30, 1996.



     Guarantees by SSI, TNC and certain other Class A Unit holders against certain mortgage debt totaled $10,527,000 as of September 30, 1996. Further, at September 30, 1996, two mortgage notes totaling $13,426,000 and $3,218,000, are entitled to receive additional interest in the form of 50% and 80%, respectively, of the cash flows, as defined. During the nine months ended September 30, 1996, no additional interest expense was incurred.



     The weighted average interest rate on the Company's mortgage loans for the nine months ended September 30, 1996 and September 30, 1995, was 8.2% and 9.4% respectively.



8. ISSUANCE OF STOCK AND WARRANTS AND NOTE PAYABLE TO SHAREHOLDER:


     On June 21, 1996, an entity (the "RMO Fund") controlled by Richard M. Osborne, a shareholder and Trustee of the Company, made an investment in the Company in the aggregate amount of $1,330,000 (the "Aggregate Investment"). The Company issued 19,983 Paired Units (each consisting of one Common Share and one six-year warrant to purchase an additional Common Share at an exercise price of $19.50 per share) in exchange for $338,000 of the Aggregate Investment. Of the $338,000 total equity investment, the stock warrants totaled $42,000 and were recorded based on a $2.10 per warrant value (based on a modified Black Scholes calculation). Of the Aggregate Investment, the balance of $992,000 was made in the form of a loan

                            BRANDYWINE REALTY TRUST

(the "Loan") that will be subject to prepayment, under certain circumstances, through the issuance by the Company of additional Paired Units. Proceeds of the investment were used by the Company in its acquisition of the LibertyView Building on July 19, 1996. (See Note 5.)



     The Loan is unsecured and under its terms, the principal sum outstanding from time to time will bear interest at an annual rate equal to the prime rate of interest, and interest will be payable quarterly in arrears, provided that the Company will have the right to have such accrued interest added to the principal balance of the Loan. Principal and accrued interest will be payable in full on the third anniversary of the date of the Loan. Under certain circumstances, the Company will be required to repay principal plus accrued interest on the Loan by delivering to the RMO Fund additional Paired Units at $16.89 per unit. In connection with the SSI/TNC Transaction, the Company was required to pay down principal on the Loan totaling $239,000 through the issuance of 14,135 units (each consisting of one Common Share and one warrant exercisable for six years for an additional Common Share at an initial exercise price of $19.50). Of the $239,000 equity issuance, the stock warrants totaled $73,000 and were recorded based on $5.19 per warrant value (based on a modified Black Scholes calculation). As of September 30, 1996, the remaining Loan totaled $774,000, including accrued interest of $20,000.



     In connection with the SSI/TNC Transaction, SSI advanced to the Operating Partnership $400,000 to pay for a portion of the expenses incurred by the Operating Partnership in connection with the SSI/TNC Transaction. As of September 30, 1996, $400,000 was outstanding on such loan. Further in connection with the SSI/TNC Transaction, SSI committed to loan the Operating Partnership $700,000 to fund working capital requirements of the Operating Partnership, subject to certain limitations. SSI's commitment will remain in effect until the earlier of: (1) January 31, 1998; (ii) a qualified offering by the Company;
(iii) a refinancing by the Operating Partnership of indebtedness secured by one or more of the SSI/TNC Properties which results in net proceeds sufficient to repay amounts loaned to the Operating Partnership by SSI; or (iv) a liquidation of the Operating Partnership. As of September 30, 1996, no amount was outstanding on such loan. Each of the above loans bear interest at prime with payments of interest only due quarterly. Further, the loans mature on the earliest to occur of (i) the completion of a secondary stock offering by the Company; (ii) a refinancing by the Operating Partnership of indebtedness secured by one or more of the SSI/TNC Properties which results in net proceeds sufficient to repay amounts loaned to the Operating Partnership by SSI; or (iii) a liquidation of the Operating Partnership; (iv) July 31, 1999, if the Operating Partnership has sufficient funds for repayment; or (v) December 31, 2001.



     Certain tenant improvements and leasing costs associated with one of the SSI/TNC Properties have been financed by a loan from SSI which is secured by a second mortgage on the property. The loan provides for an aggregate balance of $460,000 of which $364,000 was outstanding as of September 30, 1996. The loan requires interest payable monthly at the prime rate and matures on the earlier of: (i) the completion of a secondary stock offering by the Company; (ii) a sale or refinance of the property providing sufficient funds to satisfy all other priority debts of the property; or (iii) July 31, 1999.



9. MINORITY INTEREST AND BENEFICIARIES' EQUITY:


MINORITY INTEREST

     Under the terms of the Brandywine Partnership Agreement, contributions and distributions and allocations of income (loss) were as follows:

     Cash Contributions/Deficit Restoration Obligations

          At December 31, 1993 BSPI, through its limited partners, had an obligation to restore deficits in its capital account upon liquidation of Brandywine to a maximum of $12,961,000 in accordance with the

                            BRANDYWINE REALTY TRUST

     Brandywine Partnership Agreement. This maximum obligation in the event of liquidation would have been primarily available for distribution to the Company.

          In connection with the January 1994 refinancing of the Specified Projects in order to obtain the requisite approvals for the refinancing, the Company and Brandywine achieved a settlement (the "BSPI Settlement") of the deficit restoration obligations contingently owed by BSPI to Brandywine, which settlement was approved by holders of 93% of BSPI's limited partner units. Under the terms of the BSPI Settlement, effective January 1, 1994, the Company and Brandywine released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in Brandywine. In exchange, among other things, the Company's participation in Brandywine's operating cash flow was increased to 98% and BSPI waived certain voting rights in Brandywine. In connection with the BSPI Settlement, Brandywine National transferred its interest in Brandywine to the Company and the Company was designated as Brandywine's new administrative partner. Further, the Company's 25.83% interest in BSPI was transferred to a subsidiary of BSPI's general partner and retired.

          During the first quarter of 1994, in order to provide the cash necessary to complete the January 1994 refinancing of the Specified Projects, the Company contributed cash of $2,466,000 to Brandywine. This contribution increased the Company's Unrecovered Capital, originally defined in accordance with the Brandywine Partnership Agreement as an amount equal to $18,562,000 to $21,028,000. Such Unrecovered Capital represents the amount due to the Company as a first preference upon capital events related to the Specified Projects. At December 31, 1994 and 1995, the Company's Unrecovered Capital totaled $18,467,000 and $17,817,000, respectively, in accordance with the Brandywine Partnership Agreement.

     Cash Distributions

          Effective January 1, 1994, distributions of cash flow from operations are due first to the Company and BSPI, for reimbursement of administrative expenses; and second to the Company, 98% of remaining cash flow; and to BSPI, 2% of remaining cash flow. Distributions from capital events are due first to the Company, up to its Unrecovered Capital as defined in the Brandywine Partnership Agreement.

          Brandywine made cash distributions in 1993, first to the Company, in an amount equal to the Company's administrative expenses, and second to BSPI, in an amount equal to BSPI's administrative expenses. During 1993 no other cash distributions were made.

     Allocation of Net Income (Losses) from Operations

          During 1994 and 1995, for financial reporting purposes, income is first allocated to the Company and BSPI in an amount equal to cash distributions made to each partner. Thereafter, net losses are allocated to BSPI to the extent of its positive capital account balance and its share of Brandywine's "minimum gain" (as defined in the applicable United States Treasury Department regulations). Remaining net income and net losses are allocated to the Company.

          During 1993, in accordance with the Brandywine Partnership Agreement, net income (losses) from operations were allocated as follows:

        - First, income to the Company and BSPI in an amount equal to cash distributions made to such partner;

        - Second, losses to Brandywine National in an amount equal to 1% of Brandywine's gross rental income;

        - Third, Net losses to BSPI to the extent of its positive capital account balance, capital account deficit restoration obligation, and its share of Brandywine's "minimum gain" (as defined in the applicable United States Treasury Department regulations).

                            BRANDYWINE REALTY TRUST

CASH DISTRIBUTIONS

     For the years ended December 31, 1994 and 1995, the Company declared distributions totaling $4.71 and $1.65 per share, respectively. The Company determined that 100% of 1995 distributions or $1.65 per share represented a return of capital to the recipient. Further, the Company determined that 45% of 1994 distributions or $2.10 per share paid in 1995 represented a return of capital while the remaining 55% of 1994 distributions or $2.61 per share paid in 1994 represented ordinary income to the recipient.

     No distributions were declared by the Company during 1993.


     For the nine months ended September 30, 1996, the Company declared distributions totaling $0.36 per share. On November 1, 1996, the Company declared a distribution of $0.21 per share payable on November 22, 1996 to shareholders of record as of November 11, 1996.



10. STOCK OPTIONS:



     In 1994, the Board of Trustees adopted a stock option compensatory plan benefiting an executive officer of the Company covering 46,667 Common Shares. The plan includes options to purchase 33,333 shares at an exercise price of $19.50 per share. Of the remaining 13,333 shares subject to options, options covering 6,667 shares vested on August 8, 1995 and options covering 6,667 shares vest on August 8, 1996. The exercise price of the 13,333 options was set at $11.40. The per share exercise price of the options covering all 46,667 shares is subject to reduction as proceeds from the sale of, or refinancing of debt secured by, any Specified Projects are distributed by the Company to shareholders by an amount equal to the amount so distributed, from time to time, on account of each share. Accordingly, the per share exercise prices of the options have been reduced to $14.31 and $6.21, respectively, as a result of distributions to shareholders from proceeds of the Academy Downs and Iron Run sales and the April 21, 1995 mortgage refinancing.



     During the nine months ended September 30, 1996, the Company issued six-year warrants to the RMO Fund exercisable for an aggregate of 34,118 Common Shares (see Note 8).



     In connection with the SSI/TNC Transaction, the Company issued a six-year warrant to SSI exercisable for an aggregate of 258,333 Common Shares at a per share exercisable price of $19.50. Further, in connection with the employment agreements entered into upon the SSI/TNC Transaction, six-year warrants were granted to four executive officers exercisable for an aggregate of 220,000 Common Shares at a per share exercise price of $19.50 and additional six-year warrants for an aggregate of 23,333 Common Shares at a per share exercise price of $19.50 were granted to employees of the Company's affiliated management company (see Note 5).



     During 1994 and 1995 and the nine months ended September 30, 1996, there were no options exercised, canceled or expired.


     On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", which establishes financial accounting and reporting standards for stock-based employee compensation plans. The statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which only requires footnote disclosures concerning this new accounting pronouncement. Management of the Company has adopted the pro forma method of disclosure as described above.


11. INCOME FROM ACQUISITION OF LIMITED PARTNER INTERESTS IN BSPI:


     During 1993, the Company obtained settlements with two limited partners of BSPI prior to the occurrence of any event that would have required the settling limited partners to restore their negative capital

                            BRANDYWINE REALTY TRUST
accounts in BSPI. In the settlements, the Company received $2,469,000 in cash and the settling limited partners' 25.83% limited partner interests in BSPI. As the successor to the settling limited partners, the Company assumed all rights and obligations of the settling limited partners to BSPI, including the settling limited partners' deficit restoration obligations totaling approximately $3,086,000. The Company also received from BSPI the right to setoff any future claims (direct or indirect) between the Company and BSPI, including the Company's deficit restoration obligations. The amount of cash received in conjunction with these settlements has been recorded as income in the accompanying financial statements due to the Company having received the right of setoff.

     Effective January 1, 1994, the Company and Brandywine released BSPI and its limited partners from any current or future obligation to restore deficit balances in BSPI's capital account in Brandywine and the Company's 25.83% interest in BSPI was transferred to a subsidiary of BSPI's general partner and retired.


12. RELATED-PARTY TRANSACTIONS:


     Through January 31, 1994, upon the sale of a Specified Project, certain related parties were entitled to a commission equal to 1.5% of the sales price of the Specified Project. During 1994 an amount of $167,000 was paid from a prior sale.

     Effective February 1, 1995, the Company assumed management of three of the four Specified Projects and entered into a management agreement with an unrelated party for the management of the fourth Specified Project. During the years 1993 and 1994 and the period January 1, 1995 through January 31, 1995, all of the Specified Projects, except Academy Downs, were managed by related parties. For their services, these property managers received an amount equal to 5% of rental income (excluding tenant reimbursements), which amount totaled $219,000, $187,000 and $10,000 in 1993, 1994 and 1995, respectively, and is included in management fees in the accompanying statements of operations. During 1993, the property managers also received reimbursements of certain direct costs attributable to the operation of the Specified Projects. Such reimbursements amounted to $154,000. Further, for the period February 1, 1994 through January 31, 1995, for the Specified Projects operated under a management agreement with related parties, one affiliate absorbed an amount equal to 2% of gross rents representing administrative costs, which costs would otherwise be borne by the Company. In 1994 and 1995, these amounts totaled $70,000 and $4,000, respectively. For the years 1993 and 1994 and through the period January 1, 1995 through January 31, 1995, certain related parties or employees thereof were paid leasing commissions with respect to leases obtained through them. Leasing commissions paid to such related parties in 1993, 1994 and 1995 amounted to $28,000, $56,000, and $47,000, respectively. Further, for the period February 1, 1994 through January 31, 1995, one affiliate absorbed an amount equal to 40% of the defined commission structure representing administrative costs, which costs would otherwise be borne by the Company. In 1994 and 1995, these amounts totaled $22,000 and $19,000, respectively.

     During 1993 and 1994 certain administrative and management functions for the Company were performed by a related party. During 1993 and continuing through August 8, 1994, the Company reimbursed the related party up to $100,000 per year for certain administrative expenses directly attributable to the Company. Such reimbursements amounted to $100,000 in 1993 and $75,000 in 1994.


13. OPERATING LEASES:


     The Company leases its properties to tenants under operating leases with various expiration dates extending to the year 2006. At December 31, 1995, leases covering 95,000 square feet or approximately 37% of the net leasable space were scheduled to expire during 1996. Subsequent to year end, three leases were

                            BRANDYWINE REALTY TRUST
renewed which total 30,000 square feet or 12% of the net leasable space. Gross minimum future rentals on noncancelable leases at December 31, 1995 were:

                                       YEAR                            AMOUNT
               ----------------------------------------------------  ----------
               1996................................................  $3,223,000
               1997................................................   2,400,000
               1998................................................   1,660,000
               1999................................................   1,522,000
               2000................................................   1,371,000
               2001 and thereafter.................................   4,231,000

     The total minimum future rentals presented above do not include amounts that may be received as tenant reimbursements for charges to cover increases in certain operating costs. Excluding projects sold in each year, these tenant reimbursements amounted to $148,000, $47,000 and $66,000 in 1993, 1994, and
1995, respectively.


14. SUBSEQUENT EVENTS (UNAUDITED):



     The Company has filed a Form S-11 Registration Statement with the Securities and Exchange Commission to register the offer and sale of Common Shares (the "Offering"). The Company anticipates contributing the net proceeds to the Operating Partnership, to repay debt and provide funds for acquisitions and retain any excess for working capital needs. Costs associated with the proposed Offering are included in deferred costs and other liabilities on the Company's balance sheet as of September 30, 1996.



     Subsequent to September 30, 1996, the Company entered into agreements to purchase 13 properties "Acquisition Properties" which contain an aggregate of approximately 700,000 net rentable square feet located in the suburban Philadelphia markets. Nine of the properties will be acquired from an unrelated party for an aggregate purchase price of $30.5 million, consisting of: (i) 1,606,060 Series A preferred shares of beneficial interest, par value $.01 per share, of the Company ("Preferred Shares") that are convertible into Common Shares, or a one-for-one basis, under certain circumstances; (ii) two-year warrants to purchase 133,333 Common Shares at an exercise price of $25.50 per share; and (iii) deferred payments aggregating $3.8 million. The purchase prices for the other four properties aggregates $22.8 million and will be paid in cash to unrelated parties. In connection with the Company's pursuit of these acquisitions, as of September 30, 1996, the Company had deposited $190,000 with the parties. Such deposits are included in prepaid and other assets on the Company's balance sheet as of September 30, 1996.

                            BRANDYWINE REALTY TRUST

15. SUMMARY OF INTERIM RESULTS (UNAUDITED):


     The following is a summary of unaudited interim financial information for the Company for the years ended December 31, 1994 and 1995.

                                                           THREE MONTHS ENDED
                                              (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                        --------------------------------------------------------
                                        MARCH 31      JUNE 30      SEPTEMBER 30      DECEMBER 31
                                        --------      -------      ------------      -----------
1994
-----
Operating revenue.....................   $1,279       $ 1,092         $1,026           $   795
Provision for loss on real estate
  investments.........................   $5,400(a)         --             --                --
Gain on sales of real estate
  investments.........................       --(b)         --         $1,116(d)        $   294(f)
Extraordinary gain on extinguishment
  of debt.............................   $7,998(c)         --             --                --
Net income (loss).....................   $7,998(c)    $  (188)        $  839(d)        $(1,082)(e)(f)
Net income (loss) per share...........   $11.85(c)    $ (0.27)        $ 1.23(d)        $1.59(e)(f)
1995
-----
Operating revenue.....................   $  927       $   879         $  885           $   975
Net loss..............................   $  (70)      $  (370)(g)     $ (152)          $  (232)(h)
Net loss per share....................   $(0.04)      $ (0.20)(g)     $(0.08)          $ (0.12)(h)

---------------

(a) During the first quarter of 1994, the Company recorded a write-down of $5,400,000 to adjust the carrying value of the Specified Projects to estimated net realizable value (see Note 3).

(b) During the first quarter of 1994, the Company sold the Lincoln Centre project for a net sales price equal to its adjusted carrying value (see Note
    4).

(c) During the first quarter of 1994, the Company extinguished mortgage indebtedness totaling approximately $43 million resulting, after costs and allocation to Minority Interest, in extraordinary gain to the Company of $7,998,000 or $11.85 per share (see Note 3). Such extraordinary gain is included in the Company's net income for the first quarter of 1994.

(d) During the third quarter of 1994, the Company sold the Academy Downs project resulting in a net gain of $1,116,000 or $1.65 per share (see Note 4). Such gain is included in the Company's net income for the third quarter of 1994.

(e) During the fourth quarter of 1994, the Company paid its then mortgage lender $1,114,000 or $1.65 per share, which amount represented the prepayment of Additional Interest and is included in the Company's net loss for the fourth quarter of 1994 (see Note 5).

(f) During the fourth quarter of 1994, the Company sold the Iron Run project resulting in a net gain of $294,000 or $0.45 per share (see Note 4). Such gain is included in the Company's net loss for the fourth quarter of 1994.

(g) During the second quarter of 1995, the Company's net loss includes the write-off of deferred loan fees totaling $254,000 or $0.42 per share as a result of the Company's April 21, 1995 refinancing (see Note 5).

(h) During the fourth quarter of 1995, the Company's net loss includes the write-off of deferred costs totaling $100,000 or $0.15 per share as a result of the termination of the Company's $26 million commitment (see Note 5).


16. REVERSE SHARE SPLIT:



     Immediately prior to this Offering, the Company effected a one- for -three reverse share split of its Common Shares. All share and per share amounts have been retroactively restated for all years presented.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners and Owners of the SSI/TNC Properties:

     We have audited the accompanying combined balance sheets of the SSI/TNC Properties, a nonlegal entity more fully described in Note 1, as of December 31, 1994 and 1995, and the related combined statements of operations, owners' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the SSI/TNC Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the SSI/TNC Properties as of December 31, 1994 and 1995 and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, PA,
  April 12, 1996

                               SSI/TNC PROPERTIES

                        COMBINED BALANCE SHEETS (NOTE 1)
                                 (IN THOUSANDS)

                                                                    AS OF
                                                                 DECEMBER 31
                                                            ---------------------
                                                              1994         1995
                                                            --------     --------        AS OF
                                                                                       JUNE 30,
                                                                                         1996
                                                                                      -----------
                                                                                      (UNAUDITED)
ASSETS
  Real estate investments (Note 2) --
     Operating properties, at cost......................    $ 75,577     $ 78,190      $  79,563
     Less- Accumulated depreciation.....................     (17,858)     (21,669)       (23,571)
                                                             -------      -------        -------
                                                              57,719       56,521         55,992
  Cash (Note 2).........................................         438          773            655
  Escrowed cash (Note 2)................................         504          519            513
  Accounts receivable...................................         386          253            651
  Accrued rental income (Notes 2 and 6).................       1,313          902            785
  Deferred costs, net (Note 2)..........................       1,526        1,884          2,145
  Prepaid expenses and other assets.....................         393          400            140
                                                             -------      -------        -------
                                                            $ 62,279     $ 61,252      $  60,881
                                                             =======      =======        =======
LIABILITIES AND OWNERS' DEFICIT
  Mortgage notes payable (Note 3).......................    $ 70,515     $ 63,259      $  63,322
  Note payable (Note 7).................................          --           --            364
  Accrued interest payable..............................       1,124          599            444
  Tenant security deposits and other liabilities (Note
     2).................................................         729          947          1,320
                                                             -------      -------        -------
                                                              72,368       64,805         65,450
COMMITMENTS AND CONTINGENCIES (Note 6)
OWNERS' DEFICIT.........................................     (10,089)      (3,553)        (4,569)
                                                             -------      -------        -------
                                                            $ 62,279     $ 61,252      $  60,881
                                                             =======      =======        =======

        The accompanying notes are an integral part of these statements.

                               SSI/TNC PROPERTIES

                   COMBINED STATEMENTS OF OPERATIONS (NOTE 1)
                                 (IN THOUSANDS)

                                                                                      FOR THE
                                                                                     SIX-MONTH
                                                     FOR THE YEAR ENDED            PERIOD ENDED
                                                         DECEMBER 31                  JUNE 30
                                                 ---------------------------     -----------------
                                                  1993      1994      1995        1995      1996
                                                 -------   -------   -------     -------   -------
                                                                                    (UNAUDITED)
REVENUE (Note 4):
  Base rents (Notes 2 and 6)...................  $ 7,955   $ 8,050   $ 7,829     $ 3,960   $ 3,888
  Tenant reimbursements........................    2,754     3,130     2,895       1,381     1,870
  Management operations (Note 2)...............      976       946       617         319       277
  Other income.................................        2        46         3          --       100
                                                 -------   -------   -------     -------   -------
          Total revenue........................   11,687    12,172    11,344       5,660     6,135
                                                 -------   -------   -------     -------   -------
OPERATING EXPENSES:
  Interest (Note 3)............................    5,807     5,915     5,855       3,051     2,581
  Depreciation and amortization (Note 2).......    3,568     3,618     4,336       1,923     2,103
  Real estate taxes............................    1,107     1,076       968         497       511
  Building operating costs.....................    2,073     2,719     2,456       1,121     1,790
  Selling, general and administrative (Note
     5)........................................    1,328     1,220       906         478       456
  Provision for loss on real estate investments
     (Note 2)..................................       --        --       202          --        --
                                                 -------   -------   -------     -------   -------
          Total operating expenses.............   13,883    14,548    14,723       7,070     7,441
                                                 -------   -------   -------     -------   -------
LOSS BEFORE EXTRAORDINARY ITEMS................   (2,196)   (2,376)   (3,379)     (1,410)   (1,306)
EXTRAORDINARY ITEMS -- GAIN ON RESTRUCTURING OF
  DEBT (Note 3)................................       --       614     5,559          --        --
                                                 -------   -------   -------     -------   -------
NET INCOME (LOSS)..............................  $(2,196)  $(1,762)  $ 2,180     $(1,410)  $(1,306)
                                                 =======   =======   =======     =======   =======

        The accompanying notes are an integral part of these statements.

                               SSI/TNC PROPERTIES

                COMBINED STATEMENTS OF OWNERS' DEFICIT (NOTE 1)
             FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995,
               AND THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)
                                 (IN THOUSANDS)

BALANCE AT JANUARY 1, 1993.......................................................    $(6,181)
  Contributions..................................................................        752
  Net loss.......................................................................     (2,196)
                                                                                     -------
BALANCE AT DECEMBER 31, 1993.....................................................     (7,625)
  Contributions..................................................................         64
  Distributions..................................................................       (766)
  Net loss.......................................................................     (1,762)
                                                                                     -------
BALANCE AT DECEMBER 31, 1994.....................................................    (10,089)
  Contributions..................................................................      4,356
  Net income.....................................................................      2,180
                                                                                     -------
BALANCE AT DECEMBER 31, 1995.....................................................     (3,553)
  Contributions (Unaudited)......................................................        323
  Distributions (Unaudited)......................................................        (33)
  Net loss (Unaudited)...........................................................     (1,306)
                                                                                     -------
BALANCE AT JUNE 30, 1996 (Unaudited).............................................    $(4,569)
                                                                                     =======

        The accompanying notes are an integral part of these statements.

                               SSI/TNC PROPERTIES

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
                                 (IN THOUSANDS)

                                                                                     FOR THE SIX-MONTH
                                                      FOR THE YEAR ENDED             PERIOD ENDED JUNE
                                                          DECEMBER 31                       30
                                                -------------------------------     -------------------
                                                 1993        1994        1995        1995        1996
                                                -------     -------     -------     -------     -------
                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................    $(2,196)    $(1,762)    $ 2,180     $(1,410)    $(1,306)
  Adjustments to reconcile net income (loss)
     to net cash provided by operating
     activities --
     Extraordinary gain on extinguishment of
       debt.................................         --        (614)     (5,559)         --          --
     Depreciation and amortization..........      3,568       3,618       4,336       1,923       2,103
     Provision for loss on real estate
       investments..........................         --          --         202          --          --
     Changes in assets and
       liabilities(Increase) decrease in --
       Accounts receivable..................       (248)        (14)        133         (64)       (397)
       Accrued rental income................        (72)        458         411         230         117
       Prepaid expenses and other assets....        (52)        427          (7)        273         260
     Increase (decrease) in --
       Accrued interest payable.............        422         253        (525)        179        (155)
     Tenant security deposits and other
       liabilities..........................         22        (204)        218         112         373
                                                -------     -------     -------     -------     -------
          Net cash provided by operating
            activities......................      1,444       2,162       1,389       1,243         995
                                                -------     -------     -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures and leasing
     commissions paid.......................       (908)     (1,802)     (2,774)       (375)     (1,783)
  (Increase) decrease in escrowed cash......       (575)         87         (15)         82           6
                                                -------     -------     -------     -------     -------
     Net cash used in investing
       activities...........................     (1,483)     (1,715)     (2,789)       (293)     (1,777)
                                                -------     -------     -------     -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions.............................    $   752     $    64     $ 4,356     $   287     $   323
  Distributions.............................         --        (766)         --          --         (33)
  Repayments on mortgage notes payable......     (1,038)       (874)     (1,899)       (531)       (279)
  Borrowings on mortgage notes payable......        414       1,200          --          --         342
  Proceeds from note payable................         --          --          --          --         364
  Costs associated with financing...........         17        (160)       (722)        (33)        (53)
                                                -------     -------     -------     -------     -------
          Net cash provided by (used in)
            financing activities............        145        (536)      1,735        (277)        664
                                                -------     -------     -------     -------     -------
NET INCREASE (DECREASE) IN CASH.............        106         (89)        335         673        (118)
CASH, BEGINNING OF PERIOD...................        421         527         438         438         773
                                                -------     -------     -------     -------     -------
CASH, END OF PERIOD.........................    $   527     $   438     $   773     $ 1,111     $   655
                                                -------     -------     -------     -------     -------
SUPPLEMENTAL DISCLOSURE:
  Interest paid.............................    $ 5,411     $ 5,763     $ 6,254     $ 2,744     $ 2,736
                                                =======     =======     =======     =======     =======

        The accompanying notes are an integral part of these statements.

                               SSI/TNC PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1994 AND 1995

 1. ORGANIZATION AND BASIS OF COMBINATION:

     The accompanying combined financial statements consist of the accounts of the following properties and business operations:

 The Property Management, Leasing, and Development
  Operations of The Nichols Realty Services Company (the "Company")

     The Nichols Company ("Nichols") Properties:

                                   PROPERTY                              SQUARE FOOTAGE
        ---------------------------------------------------------------  --------------
        456 Creamery Way, Exton, PA....................................       47,600*
        468 Creamery Way, Exton, PA....................................       28,900
        486 Thomas Jones Way, Exton, PA................................       51,500
        7248 Tilghman Street, Allentown, PA............................       42,900
        6575 Snowdrift Road, Allentown, PA.............................       46,250
        1510 Gehman Road, Lansdale, PA.................................      152,600*
        16 Campus Blvd., Newtown Square, PA............................       67,700*
        18 Campus Blvd., Newtown Square, PA............................       37,700*
        One Progress Avenue, Horsham, PA...............................       79,200*
        1155 Business Center Drive, Horsham, PA........................       51,400*
        500 Enterprise Avenue, Horsham, PA.............................       67,800*
        168 Franklin Corner Road, Lawrenceville, NJ....................       32,000*

---------------

* Included in the "Witmer Partnership".

     Safeguard Scientifics, Inc. ("Safeguard") Properties:

                                   PROPERTY                              SQUARE FOOTAGE
        ---------------------------------------------------------------  --------------
        650 Dresher Road, Horsham, PA..................................       30,100
        7310 Tilghman Street, Allentown, PA............................       40,000
        2240-50 Butler Pike, Plymouth Meeting, PA......................       52,200
        2260 Butler Pike, Plymouth Meeting, PA.........................       31,900
        120 Germantown Pike, Plymouth Meeting, PA......................       30,500
        140 Germantown Pike, Plymouth Meeting, PA......................       25,900
        110 Summit Drive, Exton, PA....................................       43,700

     The SSI/TNC Properties listed above have common management and were developed by an affiliated ownership group referred to collectively as "Nichols Safeguard." Nichols Safeguard is engaged in the development and ownership of commercial and industrial real estate in the Philadelphia/Delaware Valley Area and provides management, leasing, and development services on a contractual basis to the above properties and third parties.

     The SSI/TNC Properties are intended to be acquired in a transaction with Brandywine Realty Trust (the "Trust"), which intends to remain qualified as a real estate investment trust under the Internal Revenue Code. These financial statements have been prepared on a combined basis to present the financial position and results of operations of the 19 properties and the related management business of Nichols Safeguard as if the operations were managed as a single predecessor business under common control. Accordingly, all inter-entity accounts have been eliminated to reflect the combined results.

                               SSI/TNC PROPERTIES

                        DECEMBER 31, 1993, 1994 AND 1995

     The combined financial statements as of June 30, 1996, and for the six months ended June 30, 1995 and 1996, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full year.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Real Estate Investments

     A summary of real estate investments, less accumulated depreciation and amortization at December 31, 1994 and 1995, and June 30, 1996, follows (in thousands):

                                                           DECEMBER 31,        JUNE 30,
                                                       --------------------    --------
                                                         1994        1995        1996
                                                       --------    --------    --------
        Land.........................................  $  8,975    $  9,275    $  9,275
        Buildings....................................    52,263      53,761      53,821
        Tenant improvements..........................    14,299      15,107      16,420
        Furniture, fixtures and equipment............        40          47          47
                                                       --------    --------    --------
                                                         75,577      78,190      79,563
        Accumulated depreciation.....................   (17,858)    (21,669)    (23,571)
                                                       --------    --------    --------
                                                       $ 57,719    $ 56,521    $ 55,992
                                                       ========    ========    ========

     Costs associated with the acquisition, development and construction of these properties are capitalized. Properties are carried at the lower of depreciated cost or net realizable value. For financial reporting purposes, depreciation is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

        Buildings                31.5 years
        Tenant improvements      5 to 10 years, which reflect the expected terms of the lease
        Furniture, fixtures and
          equipment              3 to 5 years

     Management reviews the net realizable value of the properties periodically to determine whether an allowance for possible losses is necessary. The carrying value of the properties is evaluated on an individual basis, and to the extent management's estimate of the net realizable value of each investment is less than its carrying value, a provision for loss on real estate investments is recorded. During 1995, a $202,000 provision for loss on real estate investments was recorded.

     For federal income tax purposes, the Company utilizes straight-line and accelerated methods of depreciation. As a result, accumulated depreciation for tax purposes differs from accumulated depreciation for financial statement purposes by approximately $1,072,000 and $(408,000) at December 31, 1994 and 1995, respectively.

                               SSI/TNC PROPERTIES

                        DECEMBER 31, 1993, 1994 AND 1995

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. On January 1, 1996, the Company adopted this statement. The effect of adopting this statement was not material to the SSI/TNC Properties' financial position or results of operations.

  Escrowed Cash

     In accordance with the mortgage agreements of several properties, the owners were required to place funds on deposit in interest-bearing accounts to secure the payments of real estate taxes, debt service and other anticipated capital expenditures.

  Deferred Costs

     Fees and costs associated with lease origination and costs incurred to obtain long-term financing have been capitalized and are being amortized on a straight-line basis, which approximates the interest method, over the terms of the respective leases or debt. At December 31, 1994 and 1995, and June 30, 1996, deferred costs include the following (in thousands):

                                                             DECEMBER 31,        JUNE 30,
                                                           -----------------     --------
                                                            1994       1995        1996
                                                           ------     ------     --------
        Deferred financing costs.........................  $  349     $1,009      $1,061
        Deferred leasing costs...........................   2,957      2,770       3,190
                                                           ------     ------      ------
                                                            3,306      3,779       4,251
        Less -- Accumulated amortization.................   1,780      1,895       2,106
                                                           ------     ------      ------
                                                           $1,526     $1,884      $2,145
                                                           ======     ======      ======

  Revenue Recognition

     Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income represents rental income recognized in excess of payments currently due (see Note 6).

     The Company provides management, leasing and development services. Fees for such services are based on contracted rates, which are consistent with the general marketplace. Management fees, leasing commissions, and developer fees are recognized as income in the period earned.

  Income Taxes

     No federal or state income taxes are payable by Nichols Safeguard, and none have been provided in the accompanying financial statements. The partners are required to include their respective shares of partnership profits and losses in their individual tax returns.

                               SSI/TNC PROPERTIES

                        DECEMBER 31, 1993, 1994 AND 1995

  Tenant Security Deposits

     Cash consists of demand accounts and money market accounts. At December 31, 1994 and 1995, and June 30, 1996, cash includes unrestricted tenant security deposits of $270,000, $350,000, and $353,000, respectively.

 3. MORTGAGE NOTES PAYABLE:

     Mortgage notes payable are collateralized by the properties and the assignment of rents and generally require monthly principal and interest payments. Mortgage notes payable totaling $31,092,000 at December 31, 1995, bear fixed annual interest ranging from 7% to 9.25%. Nichols Safeguard also has two mortgage notes payable totaling $30,523,000 and $1,644,000 at December 31, 1995, which have variable rates of interest based on the lender's commercial paper plus 2.75% and prime plus 1%, respectively. At December 31, 1995, these interest rates were 8.6% and 9.5%, respectively. The weighted average interest rates on the mortgage notes for the years ended December 31, 1993, 1994 and 1995, were 8.2%, 8.0%, and 8.6% respectively. Weighted average interest rates for the six months ended June 30, 1995 and 1996, were 8.3% and 8.2%, respectively.

     In November 1995, Nichols Safeguard refinanced certain mortgage notes on the Witmer properties totaling $37,354,000 with proceeds of mortgage loans totaling up to $32,211,600, including tenant improvement holdbacks of $1,688,000, plus cash of $4,052,000 contributed by Safeguard. At June 30, 1996, $342,000 of the tenant improvement holdbacks had been advanced to Nichols Safeguard and is included in mortgage notes payable. In connection with the refinancing, Nichols Safeguard acquired the Lawrenceville, New Jersey property with outstanding debt of $3,200,000 from the lender. As a result of the debt refinancing, Nichols Safeguard recorded an extraordinary gain of $5,559,000 in 1995.

     Commencing January 1, 1996, through maturity, November 30, 2000, Nichols Safeguard will make monthly principal and interest payments with interest based on the lender's composite commercial paper plus 2.75% per annum. Minimum monthly principal payments are equal to 1/12 of .5% of the principal balance outstanding on the first day of each loan year beginning December 1. Additional principal payments will be made monthly on the $30,523,000 principal outstanding as of December 31, 1995, based on 100% of the net cash flow from the properties, as defined. No principal payments were made from these participating interests in cash flows during 1995 or the six months ended June 30, 1996. The loans are cross-collateralized and cross-defaulted. The loan is further secured by a $1,500,000 letter of credit provided by Safeguard. The loans are subject to certain prepayment penalties as defined. As additional consideration, the lender may receive additional contingent interest, as defined, at scheduled maturity or upon early loan repayment. The percentage used to compute the additional contingent interest may vary based upon the level of any additional drawdowns under the loan and was 25% at December 31, 1995. No additional contingent interest was paid in 1995 or during the six months ended June 30, 1996.

     In July 1994, Nichols Safeguard negotiated with a lender to restructure a mortgage note totaling $4,718,000. The principal amount of the loan was reset at $4,100,000. Interest was reset from prime plus 1% to prime plus .5% retroactive to January 1, 1994, and the maturity was extended to March 31, 1996. As a result of the debt restructuring, Nichols Safeguard recorded an extraordinary gain of $614,000 during 1994. This mortgage note was included in the November 1995 refinancing.

     Mortgage notes are due between December 1996 and June 2004. At December 31, 1995, the carrying value of the mortgage notes payable approximates the fair value as the debt bears interest at rates that

                               SSI/TNC PROPERTIES

                        DECEMBER 31, 1993, 1994 AND 1995

approximate current market rates. The annual maturities of the mortgage notes payable as of December 31, 1995, are as follows (in thousands):

                                                      RECOURSE     NONRECOURSE      TOTAL
                                                      --------     -----------     -------
        1996........................................  $    233       $ 3,222       $ 3,455
        1997........................................     1,746           354         2,100
        1998........................................     8,548           368         8,916
        1999........................................        --           378           378
        2000........................................        --        45,192        45,192
        Thereafter..................................        --         3,218         3,218
                                                       -------       -------       -------
                                                      $ 10,527       $52,732       $63,259
                                                       =======       =======       =======

     At December 31, 1995, mortgage notes payable of $30,523,000 and $13,548,000 are also collateralized by outstanding letters of credit totaling $1,500,000 and $500,000 which expire in November 1996 and July 1996, respectively.

     Guarantees by the Company and certain other limited partners totaled $10,527,000. Two mortgage notes totaling $13,548,000 and $3,219,000 at December 31, 1995, are entitled to receive additional interest in the form of 50% and 80%, respectively, of the cash flows, as defined. During 1993, 1994 and 1995, additional interest expense recorded as a result of cash flow participation by lenders totaled $0, $201,000 and $61,000, respectively. For the six months ended June 30, 1995 and 1996, additional interest expense totaled $114,000 and $0, respectively.

 4. RELATED-PARTY TRANSACTIONS:

     The Company provides management, leasing and development services for certain affiliated partnerships. Management and leasing fees earned by the Company related to these partnerships totaled $359,000, $420,000 and $171,000, respectively, for the years ended December 31, 1993, 1994 and 1995, and are included in management operations.

     Nichols Safeguard occupied approximately 28,000 square feet of the properties during 1993, 1994 and 1995. In addition, 4,600 square feet was occupied by a Nichols Safeguard affiliate during 1994 and part of 1993. Base rents from these affiliates for the years ended December 31, 1993, 1994 and 1995, were $230,000, $260,000 and $246,000, respectively. Base rents from these affiliated partnerships for the six months ended June 30, 1995 and 1996, were $126,000 and $117,000, respectively.

 5. EMPLOYEE BENEFIT PLAN:

     Employees of the Company participate in a profit sharing plan covering substantially all employees. Annual contributions are determined at the discretion of the employer. No contributions were made in 1993, 1994 and 1995, respectively.

 6. OPERATING LEASES:

     Nichols Safeguard leases its properties to tenants under operating leases with various expiration dates extending to the year 2006. During 1996, leases covering 99,000 square feet or approximately 11% of the net leasable space are scheduled to expire.

                               SSI/TNC PROPERTIES

                        DECEMBER 31, 1993, 1994 AND 1995

     Future minimum rentals on non-cancelable tenant leases at December 31, 1995, excluding tenant reimbursements for increases in operating expenses are as follows (in thousands):

                                                RENTAL          DECREASE
                                               PAYMENTS        IN ACCRUED          MINIMUM
                                                  DUE         RENTAL INCOME     RENTAL INCOME
                                              -----------     -------------     -------------
        1996..............................      $ 7,122           $ 163            $ 6,959
        1997..............................        5,209             227              4,982
        1998..............................        4,498             147              4,351
        1999..............................        3,358             138              3,220
        2000..............................        2,262             135              2,127
        Thereafter........................        2,187              92              2,095
                                                -------            ----            -------
                                                $24,636           $ 902            $23,734
                                                =======            ====            =======

     During 1993, 1994 and 1995, no tenants individually accounted for more than 10% of rental revenue.

 7. SUBSEQUENT EVENTS (UNAUDITED):

     On August 22, 1996, the Trust consummated its transaction with Nichols and Safeguard. Upon Closing, the Trust obtained controlling ownership interests of the SSI/TNC Properties and received $426,250 in cash. In the SSI/TNC Transaction, the Trust issued 258,333 common shares of beneficial interest ("Common Shares") and a six-year warrant exercisable for an additional 258,333 common shares of beneficial interest at a per share exercise price of $19.50. The balance of the consideration was in the form of limited partnership units issued or issuable, and convertible under certain circumstances, up to 540,159 Common Shares, subject to certain potential adjustments.

     In July 1996, Nichols Safeguard refinanced $2,894,000 of mortgage notes that were due in December 1996. The notes were satisfied by the payment of $2,400,000, which represents the partial proceeds of a new mortgage loan of $2,500,000 which bears interest at Libor plus 250 basis points and provides for principal amortization of $4,000 per month during the period September 1, 1997 through July 1, 1998 and a final balance due August 1, 1998. As a result of the refinancing, Nichols Safeguard recorded an extraordinary gain of $494,000. Certain tenant improvements and leasing commissions associated with the same property, in the aggregate amount of $460,000 ($364,000 outstanding as of June 30, 1996) have been financed by a loan from Safeguard and is secured by a second mortgage on the property. The loan requires interest payable monthly at the prime rate and matures on the earlier of: (a) the completion of a secondary stock offering by the Trust (b) a sale or refinance of the property providing sufficient funds to satisfy all other priority debts of the property or (c) July 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brandywine Realty Trust:

     We have audited the statement of revenue and certain expenses of the LibertyView Building described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of the LibertyView Building's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the LibertyView Building's revenue and expenses.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the LibertyView Building for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Philadelphia, PA,
  June 14, 1996

                              LIBERTYVIEW BUILDING

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                (NOTES 1 AND 2)

                                                                                        FOR THE
                                                                       FOR THE         SIX-MONTH
                                                                      YEAR ENDED      PERIOD ENDED
                                                                     DECEMBER 31,       JUNE 30,
                                                                         1995             1996
                                                                     ------------     ------------
REVENUE:
  Base rents (Note 2)..............................................   $1,119,000        $605,000
  Tenant reimbursements............................................      535,000         241,000
                                                                      ----------        --------
          Total revenue............................................    1,654,000         846,000
                                                                      ----------        --------
CERTAIN EXPENSES:
  Maintenance......................................................      277,000         104,000
  Utilities........................................................      215,000         114,000
  Real estate taxes................................................      274,000         134,000
  Other operating expenses.........................................       32,000          16,000
                                                                      ----------        --------
          Total certain expenses...................................      798,000         368,000
                                                                      ----------        --------
REVENUE IN EXCESS OF CERTAIN EXPENSES..............................   $  856,000        $478,000
                                                                      ==========        ========

   The accompanying notes are an integral part of these financial statements.

                              LIBERTYVIEW BUILDING

              NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1995

 1. BASIS OF PRESENTATION:

     The statements of revenue and certain expenses reflect the operations of the LibertyView Office Building (the "LibertyView Building") located in New Jersey, which will be acquired by Brandywine Realty Trust (the "Trust") from an unaffiliated party by July 19, 1996. The LibertyView Building has an aggregate net leasable area of approximately 121,700 square feet and is 63% leased as of December 31, 1995.

     The accounting records of the LibertyView Building are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the LibertyView Building or that may not be comparable to the expenses expected to be incurred by the Trust.

     The combined statements of revenue and certain expense s for the six months ended June 30, 1996, are unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

 2. OPERATING LEASES:

     Base rents presented for the year ended December 31, 1995, and the six-month period ended June 30, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1995, and the six-month period ended June 30, 1996, was $127,000 and $12,000, respectively.

     Tenants whose minimum rental payments equaled 10% or more of the total base rents in 1995 were:

                HIP Health Plan of NJ.............................  $462,000
                Shapiro and Kreisman..............................   185,000

     In September 1995, the LibertyView Building entered into a 60-month lease agreement with Sleepcare, a related party to the seller, of which $18,000 and $27,000 of base rents for the year ended December 31, 1995, and the six-month period ended June 30, 1996, respectively, is included in the statements of revenue and certain expenses.

                              LIBERTYVIEW BUILDING

     The LibertyView Building is leased to tenants under operating leases with expiration dates extending to the year 2007. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1995, are as follows:

            1996.....................................................  $1,205,000
            1997.....................................................  1,177,000
            1998.....................................................  1,118,000
            1999.....................................................  1,118,000
            2000.....................................................    950,000
            Thereafter...............................................  4,440,000

     Certain leases also include provisions requiring tenants to reimburse management costs and other overhead up to stipulated amounts.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brandywine Realty Trust:


     We have audited the combined statement of revenue and certain expenses of the Commonwealth of Pennsylvania State Employes' Retirement System (SERS) Acquisition Properties (the "SERS Properties") described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of the SERS Properties' revenue and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the SERS Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


Philadelphia, Pa.,

  October 31, 1996

                                SERS PROPERTIES


               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                (NOTES 1 AND 2)


                                                                                    FOR THE
                                                         FOR THE           NINE-MONTH PERIODS ENDED
                                                        YEAR ENDED      -------------------------------
                                                       DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                           1995             1995              1996
                                                       ------------     -------------     -------------
                                                                                  (UNAUDITED)
REVENUE:
  Base rents (Note 2)................................   $4,366,000       $ 3,180,000       $ 3,435,000
  Tenant reimbursements..............................      238,000           221,000           213,000
                                                        ----------        ----------        ----------
          Total revenue..............................    4,604,000         3,401,000         3,648,000
                                                        ----------        ----------        ----------
CERTAIN EXPENSES:
  Maintenance and other operating expenses...........    1,101,000           841,000           939,000
  Utilities..........................................      630,000           467,000           520,000
  Real estate taxes..................................      505,000           377,000           403,000
                                                        ----------        ----------        ----------
          Total certain expenses.....................    2,236,000         1,685,000         1,862,000
                                                        ----------        ----------        ----------
REVENUE IN EXCESS OF CERTAIN EXPENSES................   $2,368,000       $ 1,716,000       $ 1,786,000
                                                        ==========        ==========        ==========


   The accompanying notes are an integral part of these financial statements.

                                SERS PROPERTIES


          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION:


     The combined statement of revenue and certain expenses reflects the operations of the Commonwealth of Pennsylvania State Employes' Retirement System ("SERS") Acquisition Properties (the "SERS Property") located in surburban Philadelphia, Pennsylvania. These properties are expected to be acquired by Brandywine Realty Trust (the "Company") from SERS in November 1996. The SERS Properties have aggregate net rentable area of approximately 418,000 square feet and were 83% leased as of December 31, 1995. This combined statement of revenue and certain expenses is to be included in the Company's registration statement on Form S-11 as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.



     The accounting records of the SERS Properties are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the SERS Properties.


     The combined statements of revenue and certain expenses for the nine months ended September 30, 1996 and 1995, are unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. The ultimate results could differ from those estimates.

2. OPERATING LEASES:


     Base rents presented for the year ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, were $48,000, $7,000 (unaudited) and $46,000 (unaudited), respectively.


     Waste Management, Inc.'s minimum rental payments were $438,000 and were greater than 10% of the total base rents in 1995.


     The PASERS Acquisition Properties are leased to tenants under operating leases with expiration dates extending to the year 2001. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1995, were as follows:


        1996.............................................................  $3,886,000
        1997.............................................................   2,499,000
        1998.............................................................   1,563,000
        1999.............................................................     920,000
        2000.............................................................     345,000
        Thereafter.......................................................     147,000

     Certain leases also include provisions requiring tenants to reimburse the Company for management costs and other operating expenses up to stipulated amounts.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brandywine Realty Trust:


     We have audited the combined statement of revenue and certain expenses of the Delaware Corporate Center Acquisition Property (the "Delaware Corporate Center") described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of the Delaware Corporate Center's revenue and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Delaware Corporate Center for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


Philadelphia, Pa.,
  October 31, 1996

                           DELAWARE CORPORATE CENTER


               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                (NOTES 1 AND 2)


                                                                                   FOR THE
                                                       FOR THE            NINE-MONTH PERIODS ENDED
                                                      YEAR ENDED      ---------------------------------
                                                     DECEMBER 31,     SEPTEMBER 30,       SEPTEMBER 30,
                                                         1995             1995                1996
                                                     ------------     -------------       -------------
                                                                                  UNAUDITED
REVENUE:
  Base rents (Note 2)..............................    $410,000        $   378,000         $ 1,666,000
                                                        -------         ----------             -------
          Total revenue............................     410,000            378,000           1,666,000
                                                        -------         ----------             -------
CERTAIN EXPENSES:
  Maintenance and other operating expenses.........     122,000             72,000             146,000
  Utilities........................................     145,000            111,000             137,000
  Real estate taxes................................     126,000             91,000              87,000
  Ground rent......................................     109,000             82,000              82,000
                                                        -------         ----------             -------
          Total certain expenses...................     502,000            356,000             452,000
                                                        -------         ----------             -------
REVENUE IN EXCESS OF CERTAIN EXPENSES..............    $(92,000)       $    22,000         $ 1,214,000
                                                        =======         ==========             =======


   The accompanying notes are an integral part of these financial statements.

                           DELAWARE CORPORATE CENTER


          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION:


     The combined statement of revenue and certain expenses reflects the operations of the Delaware Corporate Center (the "Delaware Corporate Center") located in New Castle County, Delaware. This property is expected to be acquired by Brandywine Realty Trust (the "Company") from Koll Investment Management, Inc. in November, 1996. The Delaware Corporate Center has aggregate net rentable area of approximately 105,000 square feet and was 11% leased as of December 31, 1995. This combined statement of revenue and certain expenses is to be included in the Trust's registration statement on Form S-11 as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.



     The accounting records of the Delaware Corporate Center are maintained on an accrual basis. The accompanying financial statement excludes certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of the Delaware Corporate Center.


     The combined statement of revenue and certain expenses for the nine months ended September 30, 1996 and 1995, are unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results could differ from those estimates.

2. OPERATING LEASES:


     Base rents presented for the nine-month period ended September 30, 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustment for the nine-month period ended September 30, 1996, was $302,000 (unaudited).


Existing tenants whose minimum rental payments equaled 10% or more of the total base rents in 1995 were:


        Great Western Mortgage Corporation.................................  $63,000
        Federal Deposit Insurance Corporation..............................   46,000
        The Lubrizol Corporation...........................................   42,000



     The Delaware Corporate Center is leased to tenants under operating leases with expiration dates extending to the year 1999. Future minimum rentals under noncancelable operating leases excluding tenant reimbursements of operating expenses as of December 31, 1995 were as follows:


        1996..............................................................  $209,000
        1997..............................................................   159,000
        1998..............................................................   142,000
        1999..............................................................    58,000

     Certain leases also include provisions requiring tenants to reimburse the Company for management costs and other operating expenses up to stipulated amounts.

                           DELAWARE CORPORATE CENTER

                               DECEMBER 31, 1995


     Subsequent to December 31, 1995, a significant tenant (Kimberly Clark) entered into an operating lease to occupy 93,000 square feet of the Delaware Acquisition Property. This lease extends to the year 2005, and the Delaware Corporate Center is 100% occupied as a result of this lease.



3. LAND LEASE:



     The Delaware Corporate Center is the leasee under a land lease extending to the year 2048. Annual ground rent payments under this lease are presently $109,000. Payments under the lease will be adjusted in 1998 and at each five year period thereafter, based on increases on the consumer price index.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brandywine Realty Trust:


     We have audited the combined statement of revenue and certain expenses of the Equivest Management, Inc. Acquisition Properties ("700/800 Business Center Drive") described in Note 1 for the year ended December 31, 1995. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of 700/800 Business Center Drive's revenue and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the 700/800 Business Center Drive for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


Philadelphia, Pa.,
  October 31, 1996

                         700/800 BUSINESS CENTER DRIVE


               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                (NOTES 1 AND 2)


                                                                                    FOR THE
                                                         FOR THE           NINE-MONTH PERIODS ENDED
                                                        YEAR ENDED      -------------------------------
                                                       DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                           1995             1995              1996
                                                       ------------     -------------     -------------
                                                                                   UNAUDITED
REVENUE:
  Base rents (Note 2)................................    $567,000         $ 416,000         $ 533,000
  Tenant reimbursements..............................     188,000           144,000            62,000
                                                         --------          --------          --------
          Total revenue..............................     755,000           560,000           595,000
                                                         --------          --------          --------
CERTAIN EXPENSES:
  Maintenance and other operating expenses...........     154,000           108,000           118,000
  Utilities..........................................      40,000            26,000            20,000
  Real estate taxes..................................     111,000            83,000            83,000
                                                         --------          --------          --------
          Total certain expenses.....................     305,000           217,000           221,000
                                                         --------          --------          --------
REVENUE IN EXCESS OF CERTAIN EXPENSES................    $450,000         $ 343,000         $ 374,000
                                                         ========          ========          ========


   The accompanying notes are an integral part of these financial statements.

                         700/800 BUSINESS CENTER DRIVE


          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                               DECEMBER 31, 1995

1. BASIS OF PRESENTATION:


     The combined statement of revenue and certain expenses reflect the operations of the Equivest Management, Inc. Acquisition Properties ("700/800 Business Center Drive") located in Horsham, Pennsylvania, which are expected to be acquired by Brandywine Realty Trust (the "Company") from Equivest Management, Inc. in November, 1996. The Acquisition Properties have aggregate net rentable area of approximately 82,000 square feet and were 62% leased as of December 31, 1995. This combined statement of revenue and certain expenses is to be included in the Company's registration statement on Form S-11 as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.



     The accounting records of 700/800 Business Center Drive are maintained on a modified cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other costs not directly related to the future operations of 700/800 Business Center Drive.


     The combined statements of revenue and certain expenses for the nine months ended September 30, 1996 and 1995, are unaudited. In the opinion of management, all adjustments consisting solely of normal recurring adjustments necessary for a fair presentation of the financial statements for the interim period have been included. The results for the interim period are not necessarily indicative of the results for the full year.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. The ultimate results could differ from those estimates.

2. OPERATING LEASES:


     Base rents presented for the year ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1995, and the nine months ended September 30, 1996 and 1995, were $68,000, $76,000 (unaudited) and $45,000 (unaudited), respectively.


     Tenants whose minimum rentals were equal to 10% or more of total base rents in 1995 are as follows:


        Metpath, Inc......................................................  $310,000
        Macro Corporation.................................................   201,000



     700/800 Business Center Drive are leased to tenants under operating leases with expiration dates extending to the year 2012. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses as of December 31, 1995, were as follows:



        1996.............................................................  $  414,000
        1997.............................................................     381,000
        1998.............................................................     508,000
        1999.............................................................     529,000
        2000.............................................................     474,000
        Thereafter.......................................................   7,056,000


     Certain leases also include provisions requiring tenants to reimburse the Company for management costs and other operating expenses up to stipulated amounts.

                                                                    SCHEDULE III

                            BRANDYWINE REALTY TRUST

         REAL ESTATE AND ACCUMULATED DEPRECIATION -- DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                             GROSS AMOUNT AT WHICH CARRIED
                                   INITIAL COST
                               ---------------------   NET IMPROVEMENTS            DECEMBER 31, 1995             ACCUMULATED
                                         BUILDINGS      (RETIREMENTS)     ------------------------------------   DEPRECIATION
                ENCUMBRANCES                AND             SINCE                   BUILDINGS                    AT DECEMBER
   PROPERTY     AT DECEMBER             IMPROVEMENTS     ACQUISITION                   AND        TOTAL (4)(5)    31, 1995
 DESCRIPTION      31, 1995      LAND        (2)              (3)           LAND    IMPROVEMENTS      & (6)           (7)
--------------  ------------   ------   ------------   ----------------   ------   ------------   ------------   -----------
Twin Forks         $2,729(1)   $2,442     $  3,950         $   (532)      $2,194     $  3,666       $  5,860       $ 1,736
Office
Raleigh, NC
One Greentree       6,202(1)      710        5,515           (1,562)         345        4,318          4,663         1,848
Office
Marlton, NJ
Two Greentree            (1)      694        5,686           (1,496)         264        4,620          4,884         1,886
Office
Marlton, NJ
Three                    (1)      858        7,573           (2,015)         323        6,093          6,416         2,644
Greentree
Office
Marlton, NJ
                   ------      ------      -------          -------       ------      -------        -------        ------
                   $8,391(1)   $4,704     $ 22,724         $ (5,605)      $3,126     $ 18,697       $ 21,823       $ 8,114
                   ======      ======      =======          =======       ======      =======        =======        ======

   PROPERTY       DATE OF        DATE     DEPRECIATION
 DESCRIPTION    CONSTRUCTION   ACQUIRED       LIFE
--------------  ------------   --------   ------------
Twin Forks          1982         1986      30 years
Office
Raleigh, NC
One Greentree       1982         1986      30 years
Office
Marlton, NJ
Two Greentree       1983         1986      30 years
Office
Marlton, NJ
Three               1984         1986      30 years
Greentree
Office
Marlton, NJ

---------------

(1) At December 31, 1995, there are two mortgage loans which total $8,391,000. The loans are cross-collateralized and are secured by first mortgages on each of these Properties.

(2) Amounts exclude equipment, furniture and fixtures and related accumulated depreciation.

(3) Amounts include provisions for losses on real estate investments totaling $7,891,000 recorded subsequent to acquisition.

(4) Acquisitions: All real estate investments were acquired in 1986 for cash, subject to certain encumbrances which encumbrances were retired on January 31, 1994.

(5) The aggregate basis for Federal income tax purposes is $33,415,000 as of December 31, 1995.

(6) Reconciliation of Real Estate:

    The following table reconciles the real estate investments from January 1, 1995 to December 31, 1995 (in thousands):

                                                              REAL ESTATE
                                                              INVESTMENTS
                                                              -----------
        Balance at beginning of year                            $21,335
        Additions during period:
          Capital expenditures                                      630
        Deletions during period:
          Sales                                                      --
          Retirements                                              (142)
                                                              -----------
        Balance at end of year                                  $21,823
                                                              ==========

(7) Reconciliation of Accumulated Depreciation:

   The following table reconciles the accumulated depreciation from January 1, 1995 to December 31, 1995 (in thousands):

                                                              REAL ESTATE
                                                              INVESTMENTS
                                                              -----------
        Balance at beginning of year                            $ 7,387
        Additions during period:
          Capital expenditures                                      869
        Deletions during period:
          Sales                                                      --
          Retirements                                              (142)
                                                              -----------
        Balance at end of year                                  $ 8,114
                                                              ==========

------------------------------------------------------
------------------------------------------------------

  NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFEROR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                               ------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   20
The Company...........................   33
Business and Growth Strategies........   39
Use of Proceeds.......................   42
Distribution Policy...................   43
Price Range of Common Shares and
  Distribution History................   43
Capitalization........................   44
Dilution..............................   45
Selected Financial Data...............   46
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   51
Suburban Philadelphia Economy and
  Office Markets......................   58
Business and Properties...............   64
Structure of the Company..............  107
Policies With Respect to Certain
  Activities..........................  109
Management............................  113
Certain Relationships and Related
  Transactions........................  118
Principal Shareholders................  122
Description of Shares of Beneficial
  Interest............................  124
Certain Provisions of Maryland Law and
  of the Company's Declaration of
  Trust and Bylaws....................  129
Federal Income Tax Considerations.....  133
Operating Partnership Agreement.......  144
BRP General Partnership Agreement.....  149
ERISA Considerations..................  149
Shares Available for Future Sale......  152
Underwriting..........................  154
Experts...............................  155
Legal Matters.........................  155
Tax Matters...........................  155
Available Information.................  155
Glossary..............................  157
Index to Financial Statements.........  F-1
--------------------------------------------
--------------------------------------------


------------------------------------------------------
------------------------------------------------------


                            3,700,000 COMMON SHARES


                                       OF

                              BENEFICIAL INTEREST

                                       OF

                            BRANDYWINE REALTY TRUST

                                  ------------

                                   PROSPECTUS

                                               , 1996

                                  ------------

                               SMITH BARNEY INC.

                             LEGG MASON WOOD WALKER
                                  INCORPORATED

------------------------------------------------------
------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table itemizes the expenses incurred by the Company in connection with the Offering of the Common Shares being registered. All the amounts shown are estimates except the Securities and Exchange Commission (the "SEC") registration fee, the National Association of Securities Dealers, Inc. (the "NASD") filing fee and the American Stock Exchange listing fee.


    SEC registration fee.....................................................  $   20,455
                                                                                ---------
    NASD filing fee..........................................................       8,263
                                                                                ---------
    American Stock Exchange listing fee......................................      17,500
    Transfer agent's and registrar's fee.....................................       4,932
    Printing and engraving fee...............................................     325,000
    Legal fees and expenses (other than Blue Sky)............................     575,000
    Financial advisory fee...................................................   1,037,850
    Accounting fees and expenses.............................................     515,000
    Blue Sky fees and expenses (including fees of counsel)...................     500,000
    Miscellaneous expenses...................................................     446,000
                                                                                ---------
              Total..........................................................  $3,000,000
                                                                               ==========


---------------

* To be furnished by amendment.

ITEM 31. SALES TO SPECIAL PARTIES.

     See Item 32 below.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.


     The information presented below gives effect to the one-for-three reverse share split to be effected by the Company immediately prior to the closing of the Offering of Common Shares registered hereby.


     On August 8, 1994, the Company awarded its President and Chief Executive Officer, Gerard H. Sweeney, options to purchase 46,666 Common Shares. No monetary consideration was paid to the Company for the options. All of such options are currently exercisable. None of such options has been exercised as of the date hereof.

     On June 21, 1996, the Company sold 19,983 Common Shares and warrants exercisable for an additional 19,983 Common Shares to Turkey Vulture Fund XIII, Ltd. (the "RMO Fund"). The purchase price totalled $337,513 and was paid in cash. The warrants are currently exercisable in full at a per share exercise price of $19.50. The RMO Fund is controlled by Richard M. Osborne, a Trustee of the Company.

     On August 22, 1996, the Company sold 258,333 Common Shares and warrants exercisable for an additional 258,333 Common Shares to Safeguard Scientifics, Inc. ("SSI") in exchange for SSI's ownership interest in a limited partnership owning real estate and $426,250 in cash. The warrants are currently exercisable in full at a per share exercise price of $19.50.

     On August 22, 1996, the Company awarded employees warrants exercisable for an aggregate of 256,666 Common Shares, including warrants exercisable for 100,000 Common Shares awarded to the Company's President and Chief Executive Officer and warrants exercisable for an aggregate of 130,000 Common Shares awarded to three other executive officers of the Company. No monetary consideration was paid to the Company for the warrants. The warrants are currently exercisable in full at a per share exercise price of $19.50.

     On August 22, 1996, the Operating Partnership issued and committed to issue an aggregate of 540,159 Units which are exchangeable for an equal number of Common Shares. The Operating Partnership issued the Units in exchange for the contribution to it of direct and indirect interests in 19 properties by SSI, TNC and six other persons.


     On August 23, 1996, the Company issued to the RMO Fund 14,135 units (each of which consists of one Common Share and one warrant exercisable for an additional Common Share). Each unit so issued effected a $16.89 prepayment of a loan (the "Osborne Loan") made by the RMO Fund to the Company on June 21, 1996 in the original principal amount of $992,293.



     On November 6, 1996 the Company entered into an agreement with the SERS Voting Trust providing for an investment by the SERS Voting Trust of $10.5 million in exchange for Common Shares at a price equal to the price to the public shown on the cover page of the Prospectus included within this Registration Statement.



     On November   , 1996 the Company entered into an agreement with the Morgan
Stanley Funds providing for an investment by the Morgan Stanley Funds of $11.7 million in exchange for Common Shares at a price of $16.50 per share.



     On November   , 1996, the Company issued to the SERS Voting Trust 481,818
Series A Preferred Shares and warrants exercisable for 133,333 Common Shares. The warrants are currently exercisable in full at a per share exercise price of $25.50.



     On November   , 1996, the Company issued to the RMO Fund   units (each of
which consists of one Common Share and one warrant exercisable for an additional Common Share). Each Unit so issued effected a $16.89 prepayment of the Osborne Loan.


     No underwriter was involved in connection with any of the foregoing securities issuances.

     Each of the above transactions is exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving public offerings.

ITEM 33. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

     The Company's Bylaws require it to indemnify (a) any present or former Trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former Trustee or officer against any claim or liability to which he may become subject by reason of his status as such unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trustee or officer made a party to a proceeding by reason of his status as a Trustee or officer provided that the Company shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also (i) permit the Company, with the approval of its Trustees, to provide indemnification and payment or reimbursement of expenses to a present or former Trustee or officer who served a predecessor of the Company in such capacity, and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of

Maryland corporations, and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.

     The Partnership Agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of the Company, as general partner, and its trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership or the Company; provided that such person's conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

     The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will provide for the reciprocal indemnification by the Underwriters of the Company, and its trustees, officers and controlling persons, and by the Company of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.

     The consideration to be received by the registrant for the Common Shares registered will be credited to the appropriate capital share account.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.


        I.   UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
             - Pro Forma Condensed Consolidating Balance Sheet as of June 30,         F-5
               1996.............................................................
             - Pro Forma Condensed Consolidating Statements of Operations for         F-6
             the Year Ended December 31, 1995, and the Six-Month Ended June 30,
               1996.............................................................
             - Notes and Management's Assumptions to Unaudited Pro Forma              F-8
             Condensed Consolidating Financial Statements.......................
       II.   BRANDYWINE REALTY TRUST
             - Report of Independent Public Accountants.........................      F-14
             - Consolidated Balance Sheets as of December 31, 1994 and 1995           F-15
             (audited) and June 30, 1996 (Unaudited)............................
             - Consolidated Statements of Operations for the Years Ended              F-16
             December 31, 1993, 1994 and 1995 (audited) and for the Six-Months
               Ended June 30, 1996 (Unaudited)..................................
             - Consolidated Statements of Beneficiaries' Equity for the Years         F-17
             Ended December 31, 1993, 1994 and 1995 (audited), and for the Six
               Months Ended June 30, 1996 and 1995 (Unaudited)..................
             - Consolidated Statements of Cash Flows for the Years Ended              F-18
             December 31, 1993, 1994 and 1995 (audited), and for the Six Months
               Ended June 30, 1996 (Unaudited)..................................
             - Notes to Consolidated Financial Statements.......................      F-19
      III.   SSI/TNC PROPERTIES
             - Report of Independent Public Accountants.........................      F-35
             - Combined Balance Sheets as of December 31, 1994 and 1995               F-36
             (audited) and June 30, 1995 and 1996 (Unaudited)...................

             - Combined Statements of Operations for the Years Ended December         F-37
             31, 1993, 1994 and 1995 (audited), and for the Six Months Ended
               June 30, 1995 and 1996 (Unaudited)...............................
             - Combined Statements of Owners' Deficit for the Years Ended             F-38
               December 31, 1993, 1994 and 1995 (audited), and for the
               Six-Months Ended June 30, 1995 and 1996 (Unaudited)..............
             - Combined Statements of Cash Flows for the Years Ended December         F-39
             31, 1993, 1994 and 1995 (audited), and for the Six-Months Ended
               June 30, 1995 and 1996 (Unaudited)...............................
             - Notes to Combined Financial Statements...........................      F-40
       IV.   LIBERTYVIEW BUILDING
             - Report of Independent Public Accountants.........................      F-46
             - Statements of Revenue and Certain Expenses for the Year Ended          F-47
               December 31, 1995, and Six Months Ended June 30, 1996
               (Unaudited)......................................................
             - Notes to Financial Statements....................................      F-48
        V.   SERS PROPERTIES
             - Report of Independent Public Accountants.........................      F-50
             - Statements of Revenue and Certain Expenses for the Year Ended          F-51
               December 31, 1995, and Nine-Months Ended September 30, 1995 and
               1996 (Unaudited).................................................
             - Notes to Financial Statements....................................      F-52
       VI.   DELAWARE CORPORATE CENTER I
             - Report of Independent Public Accountants.........................      F-53
             - Statements of Revenue and Certain Expenses for the Year Ended          F-54
               December 31, 1995, and Nine-Months Ended September 30, 1995 and
               1996 (Unaudited).................................................
             - Notes to Financial Statements....................................      F-55
      VII.   700/800 BUSINESS CENTER DRIVE
             - Report of Independent Public Accountants.........................      F-57
             - Statements of Revenue and Certain Expenses for the Year Ended          F-58
               December 31, 1995, and Nine-Months Ended September 30, 1995 and
               1996 (Unaudited).................................................
             - Notes to Financial Statements....................................      F-59
     VIII.   FINANCIAL STATEMENT SCHEDULE
             - Schedule III -- Real Estate and Accumulated                            F-60
             Depreciation -- December 31, 1995..................................



     (B) EXHIBITS.



         1.1      Form of Underwriting Agreement between the Company and the
                  Representatives.
       **3.1      Amended and Restated Declaration of Trust of the Company.
         3.2      Form of Articles Supplementary to Declaration of Trust of the Company.
         3.3      Amended and Restated Bylaws of the Company.
      ***4.1      Form of Common Share Certificate.
         5.01     Opinion of Pepper, Hamilton & Scheetz regarding the validity of the securities being registered.
         5.02     Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered.
        *8.1      Opinion of Arthur Andersen LLP regarding tax matters.
    ****10.01     Brandywine Realty Partners General Partnership Agreement.
       &10.02     Settlement Agreement with Mutual Release (among the Company, Brandywine,
                  BSPI, Brandywine National, Brandywine Enterprises and the BSPI limited partners).
       &10.03     Amendment to Brandywine Realty Partners General Partnership Agreement.

       +10.04     Mutual Settlement and Release (among the Company, Brandywine, BSPI,
                  Brandywine National and Brandywine Enterprises).
       +10.05     Purchase and Sale Agreement and Certain Related Documents (relating to sale of Company's interest in BSPI).
     ***10.06     Purchase and Sale Agreement (relating to sale of Iron Run).
     &&&10.07     Secured Promissory Notes, Security Agreements and Assignments of Leases
                  and Rents -- April 1995 refinancing.
     &&&10.8      Indemnity Agreement -- April 1995 refinancing.
     &&&10.9      Escrow Agreement -- April 1995 refinancing.
    &&&&10.10     Agreement among the Company, Richard M. Osborne and the Richard M.
                  Osborne Trust.
       +10.11     Loan and Securities Purchase Agreement, dated June 21, 1996, between
                  Turkey Vulture Fund XIII, Ltd. (the "RMO Fund") and the Company.
       +10.12     Promissory Note, dated June 21, 1996, in the original principal amount of
                  $992,293 issued by the Company to the RMO Fund.
       +10.13     Warrant to purchase Common Shares, dated June 21, 1996, issued by the
                  Company to the RMO Fund.
      ++10.14     Purchase and Sale Agreement between UM Real Estate Investment Company,
                  LLC ("UM") and the Company.
      ++10.15     First Amendment to Purchase and Sale Agreement between UM and the
                  Company.
      ++10.16     Second Amendment to Purchase and Sale Agreement between UM and the
                  Company.
      ++10.17     Third Amendment to Purchase and Sale Agreement between UM and the
                  Company.
      ++10.18     Promissory Note in the principal amount of $1,000,000 from the Company to
                  UM.
      ++10.19     Subordinated Mortgage from the Company to UM.
      ++10.20     Amended and Restated Loan Agreement between the Company and Summit Bank
                  ("SB").
      ++10.21     Amended and Restated Promissory Note from the Company to SB.
      ++10.22     Amended and Restated Mortgage from the Company to SB.
     +++10.23     Contribution Agreement among the Company, Safeguard Scientifics, Inc.
                  ("SSI") and The Nichols Company ("TNC").
     +++10.24     Share and Warrant Purchase Agreement between the Company and SSI.
     +++10.25     Employment Agreement between the Company and Anthony A. Nichols, Sr.++
     +++10.26     Employment Agreement between the Company and Gerard H. Sweeney.++
     +++10.27     Employment Agreement between the Company and Brian F. Belcher.++
     +++10.28     Employment Agreement between the Company and John P. Gallagher.++
      **10.29     Agreement of Limited Partnership of Brandywine Operating Partnership,
                  L.P. (the "Operating Partnership").
        10.30     Amendment No. 1 to Agreement of Limited Partnership of Operating
                  Partnership.
      **10.31     Distribution Support and Loan Agreement between the Operating Partnership and SSI.
      **10.32     Agreement among the Company, SSI and Safeguard Scientifics (Delaware),
                  Inc.
      **10.33     Registration Rights Agreement among the Company, SSI, TNC, the RMO Fund and certain other persons.
      **10.34     Warrant to purchase Common Shares issued by the Company to SSI.
      **10.35     Third Amendment to Brandywine Realty Partners General Partnership
                  Agreement.
      **10.36     Form of Warrant issued to Executive Officers.++
      **10.37     Environmental Indemnity Agreement between the Company and SSI.
      **10.38     Option Agreement between the Operating Partnership and C/N Horsham Towne
                  Limited Partnership the "Option Agreement").
        10.39     Amendment No. 1 to the Option Agreement.
      **10.40     Articles of Incorporation of Brandywine Realty Services Corporation, as
                  amended.

        10.41     Contribution Agreement among the Company, Greenwood Square Corporation,
                  BCBC Holding Company, 500 North Gulph Road and RAI Real Estate Advisers,
                  Inc. ("RAI"), as voting trustee.
        10.42     Securities Purchase Agreement between the Company and RAI, as voting trustee.
        10.43     Form of Warrant to purchase Common Shares in favor of RAI, as voting trustee.
        10.44     Form of Standstill Agreement between the Company and RAI, as voting trustee.
        10.45     Form of Registration Rights Agreement between the Company and RAI, as voting trustee.
        10.46     Form of Pledge Agreement between the Company and RAI, as voting trustee.
        10.47     Form of Voting Agreement between the Company, RAI as voting trustee, and certain other parties.
        10.48     Purchase Agreement between the Company and K/B Fund II, ("K/B").
        10.49     Reinstatement and First Amendment to Purchase Agreement between the
                  Company and K/B.
        10.50     Real Estate Sale and Purchase Contract between the Company and Monumental
                  Life Insurance Company ("Monumental").
        10.51     First Amendment to Real Estate Sale and Purchase Contract between the
                  Company and Monumental.
        10.52     Second Amendment to Real Estate Sale and Purchase Contract between the
                  Company and Monumental.
        10.53     Agreement for Purchase and Sale of Real Estate and Related Property
                  between the Company and Horsham Office Center Associates Limited
                  Partnership ("Horsham").
        10.54     Amendment to Agreement for Purchase and Sale of Real Estate and Related
                  Property between the Company and Horsham.
        10.55     Securities Purchase Agreement between the Company and Morgan Stanley
                  Funds.
        10.56     Form of Registration Rights Agreement between the Company and Morgan
                  Stanley Funds.
        10.57     Letter from Safeguard Scientifics, Inc. and subsidiary to the Company.
        10.58     Letter from Richard M. Osborne and affiliates to the Company.
        21.1      List of Subsidiaries of the Company.
        23.1      Consents of Arthur Andersen LLP.
        23.2      Consent of Cushman & Wakefield of Pennsylvania, Inc.
        23.3      Consent of Pepper, Hamilton & Scheetz (contained in Exhibit 5.1).
       *23.4      Consent of Arthur Andersen LLP regarding opinion of the tax matters
                  (continued in exhibit 8.1).
    ++++24.1      Powers of Attorney.
    ++++27.1      Financial Data Schedule.


---------------


     * To be filed by amendment.
    ** Previously filed as an exhibit to the Company's Form 8-K dated August 22, 1996 and incorporated by reference as an exhibit to this registration statement.
   *** Previously filed as an exhibit to the Company's Form 10-K for the fiscal year ended
       December 31, 1994 and incorporated by reference as an exhibit to this registration statement.
  **** Previously filed as an exhibit to the Company's Registration statement of Form S-11
       (File No. 33-4175) and incorporated by reference as an exhibit to this registration statement.
     & Previously filed as an exhibit to the Company's Form 10-K for the fiscal year ended
       December 31, 1993 and incorporated by reference as an exhibit to this registration statement.
    && Compensatory Arrangement.
   &&& Previously filed as an exhibit to the Company's Form 8-K dated April 21, 1995 and incorporated by reference as an exhibit to this registration statement.
  &&&& Previously filed as an exhibit to the Company's Form 10-K for the fiscal year ended
       December 31, 1995 and incorporated by reference as an exhibit to this registration statement.
     + Previously filed as an exhibit to the Company's Form 8-K dated June 21, 1996 and incorporated by reference as an exhibit to this registration statement.

 ++ Previously filed as an exhibit to the Company's Form 8-K dated July 19, 1996 and incorporated by reference as an exhibit to this registration statement.

+++ Previously filed as an exhibit to the Company's Form 10-Q for the quarter ended June 30, 1996 and incorporated by reference as an exhibit to this registration statement.


++++ Previously filed as an exhibit to this registration statement.


ITEM 36. UNDERTAKINGS.

     The Company undertakes to provide to the Underwriters at the Closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the provisions described under Item 33 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant further undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 7, 1996.


                                          BRANDYWINE REALTY TRUST

                                          By: /s/  GERARD H. SWEENEY

                                            ------------------------------------
                                             Gerard H. Sweeney
                                             President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on November 7, 1996.



               SIGNATURE                                 TITLE
----------------------------------------   ----------------------------------
      /s/  ANTHONY A. NICHOLS, SR.         Chairman of the Board of Trustees
----------------------------------------
        Anthony A. Nichols, Sr.
         /s/  GERARD H. SWEENEY            President, Chief Executive Officer
----------------------------------------   and Trustee (Principal Executive
           Gerard H. Sweeney               Officer)
         /s/  JOHN P. GALLAGHER            Executive Vice
----------------------------------------   President -- Finance (Principal
           John P. Gallagher               Financial and Accounting Officer)
                   *                       Trustee
----------------------------------------
           Joseph L. Carboni
                   *                       Trustee
----------------------------------------
           Richard M. Osborne
                   *                       Trustee
----------------------------------------
            Warren V. Musser
                   *                       Trustee
----------------------------------------
            Walter D'Alessio
                   *                       Trustee
----------------------------------------
            Charles P. Pizzi
     *By:   /s/  GERARD H. SWEENEY
----------------------------------------
           Gerard H. Sweeney
            Attorney-in-Fact